Execution Version

AMENDMENT NO. 2
THIS AMENDMENT NO. 2 (this “Amendment”), dated as of June 11, 2024, is entered into among Informatica Inc., a Delaware corporation (“Holdings”), Informatica LLC, a Delaware limited liability company (the “Borrower”), 13381986 Canada Inc., a corporation incorporated under the federal laws of Canada (“Canadian Holdco”), the Subsidiary Guarantors party hereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), each person identified on the signature pages hereto as an “Additional Term B Lender”, each Converting Consenting Term B Lender party hereto and each Revolving Lender. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Amended Credit Agreement (as defined below).
RECITALS

WHEREAS, Holdings, the Borrower, Canadian Holdco, the Subsidiary Guarantors from time to time party thereto, the lenders and issuers of letters of credit from time to time party thereto (the “Existing Lenders”), and the Administrative Agent are party to the Credit and Guaranty Agreement, dated as of October 29, 2021 (as amended by Amendment No. 1, dated June 13, 2023, and as further amended, modified, extended, restated, replaced, or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement”);
WHEREAS, (i) Section 2.18 of the Existing Credit Agreement provides that the Borrower may obtain, pursuant to a Refinancing Amendment, Credit Agreement Refinancing Debt in respect of all or any portion of any Tranche of Term Loans then outstanding under the Existing Credit Agreement and (ii) Section 13.12(a)(i)(y) of the Existing Credit Agreement provides that the Borrower may reduce the rate of interest of any Loans with the consent of each Lender adversely affected thereby.

        WHEREAS, the Borrower has requested (i) Credit Agreement Refinancing Debt in an aggregate amount sufficient to replace all of the outstanding Term Loans (as defined in the Existing Credit Agreement) and (ii) that the Revolving Lenders agree to amend the Existing Credit Agreement to reduce the rate of interest applicable to the Revolving Loans as set forth in Annex A hereto;

        WHEREAS, (i) each Converting Consenting Term B Lender has agreed, on the terms and conditions set forth herein, to have all of its outstanding Initial Term Loans (as defined in the Existing Credit Agreement) (the “Existing Initial Term Loans”) (or such lesser amount as notified and allocated to such Converting Consenting Term B Lender by the Amendment No. 2 Lead Arrangers, as determined by the Borrower and the Amendment No. 2 Lead Arrangers in their sole discretion) converted to an equivalent aggregate principal amount of Term B Loans effective as of the Amendment No. 2 Effective Date (the “Converted Term B Loans”), (ii) the Additional Term B Lender has agreed to make additional Term B Loans in an aggregate principal amount equal to the aggregate principal amount of any outstanding Existing Initial Term Loans that are not converted into Term B Loans on the Amendment No. 2 Effective Date as described in clause (i) above (the “Additional Term B Loans”) and (ii) each Revolving Lender has agreed, on the terms and conditions set forth herein, to reduce the rate of interest applicable to the Revolving Loans as set forth in Annex A hereto;

        WHEREAS, upon the Amendment No. 2 Effective Date, (i) the proceeds of the Additional Term B Loans will be used by the Borrower to repay in full all such non-converted Existing Initial Term Loans and (ii) all Initial Term Loans (as defined in the Existing Credit Agreement) so prepaid shall thereafter be deemed to be no longer outstanding;

        WHEREAS, the Term Refinancing Amendment (as defined below) shall become effective immediately prior to the effectiveness of the Additional Amendments (as defined below);

WHEREAS, pursuant to Section 13.12 of the Existing Credit Agreement, Holdings, the Borrower, Canadian Holdco and the Lenders party hereto may, and hereby express their desire to, amend the Existing Credit Agreement for certain additional purposes (the “Additional Amendments”);
WHEREAS, subject to the terms and conditions set forth herein, the Lenders party hereto, collectively constituting all the Lenders, shall be deemed to have consented to the Amendments set forth herein;
NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.Additional Amendments.
(a)On the Amendment No. 2 Effective Date, the Borrower, Holdings, Canadian Holdco, the Subsidiary Guarantors party hereto, the Administrative Agent, the Revolving Lenders, the Converting Consenting Term B Lenders and the Additional Term B Lender agree that, pursuant to Section 13.12 of the Existing Credit Agreement, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Amended Credit and Guaranty Agreement attached as Annex A hereto (the “Amended Credit Agreement”).
(b)The amendments set forth in Section 2.1 of the Amended Credit Agreement (the “Term Refinancing Amendment”) constitute a “Refinancing Amendment” with respect to the establishment of the Additional Term B Commitments and the Term B Loans as “Credit Agreement Refinancing Debt.”
Section 2.Representations and Warranties. Each of the Loan Parties represents and warrants to the Administrative Agent and each Lender (immediately before and after giving effect to the consummation of the Amendment No. 2 Transactions taking place on or prior to the Amendment No. 2 Effective Date) that:
(a)This Amendment has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.
(b)The execution, delivery and performance by such Loan Party of this Amendment and the consummation of the Amendment No. 2 Transactions taking place on or prior to the Amendment No. 2 Effective Date are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action and do not (a) contravene the terms of any of such Person’s Organizational Documents, or (b) violate any Law; except with respect to any violation referred to in this clause (b) to the extent that such violation could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)All representations and warranties of the Borrower and each other Loan Party contained in Section 6 of the Amended Credit Agreement or any other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Amendment No. 2 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that, the representations and warranties contained in Section 6.1(c) of the Amended Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 8.1(a) and (b), respectively, prior to the Amendment No. 2 Effective Date.
(d)No Default or Event of Default exists or has occurred and is continuing immediately prior to or immediately after giving effect to the Amendment No. 2 Effective Date.
(e)As of the Amendment No. 2 Effective Date, Holdings, Canadian Holdco and its Subsidiaries, on a consolidated basis, are, and after giving effect to the Amendment No. 2 Transactions taking place on or prior to the Amendment No. 2 Effective Date will be, Solvent.
(f)The execution, delivery, performance or effectiveness of this Amendment will not (a) impair the validity, effectiveness, perfection or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all of the applicable Obligations, whether heretofore or hereafter incurred or (b) require that any new filings be made or other action taken to perfect or to maintain the perfection of such Lien.
Section 3.Conditions. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent (the date upon which this Amendment becomes effective, the “Amendment No. 2 Effective Date”):
(a)Certain Documents. The Administrative Agent shall have received each of the following, each dated the Amendment No. 2 Effective Date unless otherwise indicated or agreed to by the Administrative Agent and each in form and substance reasonably satisfactory to the Administrative Agent:
(i)counterparts of this Amendment that, when taken together, bear the signatures of Holdings, the Borrower, Canadian Holdco, the Subsidiary Guarantors party hereto, each Revolving Lender, Converting Consenting Term B Lender and the Additional Term B Lender;
(ii)an Irish law deed of confirmation executed by Informatica Group Ireland Unlimited Company, Informatica Ireland EMEA Unlimited Company, Informatica Holdco Inc. and the Administrative Agent (in its capacity as Collateral Agent);
(iii)such customary certificates or resolutions or other action, incumbency certificates of Authorized Officers of Holdings, the Borrower, Canadian Holdco and each Subsidiary Guarantor as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Authorized Officer thereof authorized to act as an Authorized Officer in connection with this Amendment;
(iv)such other documents as the Administrative Agent may reasonably request to evidence that Holdings, the Borrower, Canadian Holdco and each Subsidiary

Guarantor is duly organized or formed, and that each of them is validly existing, in good standing in its jurisdiction of organization (to the extent such concept is applicable in the relevant jurisdiction), except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;
(v)the legal opinions set forth on Schedule 1 hereto;
(vi)a Notice of Borrowing relating to the Term B Loans, delivered to the Administrative Agent (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, three U.S. Government Securities Business Days prior to the Amendment No. 2 Effective Date);
(vii)a certificate of an Authorized Officer to the effect that (i) each of the conditions set forth in this Section 3 have been satisfied and (ii) each of the representations and warranties set forth in Section 2 are true and correct; and
(viii)a solvency certificate from an Authorized Officer certifying as to Solvency before and after giving effect to the Amendment No. 2 Transactions taking place on or prior to the Amendment No. 2 Effective Date.
(b)Lien Searches. The Administrative Agent shall have received the results of lien searches reasonably requested by the Administrative Agent.
(c)Fees and Expenses Paid. The Amendment No. 2 Lead Arrangers (as defined below), the Administrative Agent and the Term Lenders shall have received all fees and other amounts due and payable on or prior to the Amendment No. 2 Effective Date, including pursuant to Section 4 of this Amendment.
(d)Compliance with the Existing Credit Agreement. The conditions precedent set forth in Sections 2.18 and 7.2 of the Existing Credit Agreement shall have been satisfied both before and after giving effect to the Amendment No. 2 Effective Date.
(e)PATRIOT Act, Etc. The Borrower and each of the other Credit Parties shall have provided to the Administrative Agent, the Revolving Lenders and the Additional Term B Lender the documentation and other information requested by the Administrative Agent, the Revolving Lenders or the Additional Term B Lender, in each case, at least (3) Business Days prior to the Amendment No. 2 Effective Date, in order to comply with requirements of any anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, and any applicable “know your customer” rules and regulations, and, with respect to Holdings, Canadian Holdco and its Subsidiaries thereof that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Credit Party or each Subsidiary.
Section 4.Expenses. As and to the extent provided in Section 13.1 of the Amended Credit Agreement, the Borrower agrees to reimburse the Administrative Agent for its and the Amendment No. 2 Lead Arrangers’ reasonable out-of-pocket expenses incurred by them in connection with this Amendment, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Administrative Agent, Arthur Cox LLP, Irish counsel for the Administrative Agent and Blake, Cassels & Graydon, Canadian counsel for the Administrative Agent.

Section 5.Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
Section 6.Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.
(a)This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflict of laws principles thereof to the extent such principles would cause the application of the law of another state.
(b)EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 13.8 OF THE EXISTING CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.
Section 7.Amendments; Headings; Severability. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Holdings, the Borrower, Canadian Holdco, the other Loan Parties and the Administrative Agent. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting this Amendment. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 8.Effect of Amendment. Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. As of the Amendment No. 2 Effective Date, each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Existing Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Amended Credit Agreement, and this Amendment and the Amended Credit Agreement shall be read together and construed as a single instrument. This Amendment shall constitute a Loan Document. The parties hereto hereby consent to the incurrence of the Term B Loans upon the terms and subject to the conditions set forth herein. Upon the Amendment No. 2 Effective Date, (i) all conditions and requirements set forth in the Amended Credit Agreement or the other Loan Documents relating to the effectiveness of this Amendment shall be deemed satisfied, (ii) all conditions and requirements set forth in the Amended Credit Agreement or the other Loan Documents relating to the incurrence of the Term B Loans shall be deemed satisfied and (iii) the incurrence of the Term B Loans shall be deemed arranged and consummated in accordance with the terms of the Amended Credit Agreement and the other Loan Documents.
Section 9.Acknowledgement and Affirmation; No Novation. It is the intention of each of the parties hereto that the Existing Credit Agreement be amended pursuant to this Amendment, so as to preserve the validity, perfection and priority of all Liens securing the Obligations and that, after giving effect to this Amendment, all Obligations (including the Term B Loans) shall be secured by the security interests and Liens granted under the Security Documents and that this Amendment does not constitute a novation or termination of the Existing Credit Agreement or the other Loan Documents. In furtherance of the foregoing, each Loan Party party hereto hereby expressly acknowledges, as of the Amendment No. 2 Effective Date, and agrees that (i) all of its obligations under the Guarantee, the Security Documents and the other Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis after giving effect to this Amendment and the Amendment No. 2 Transactions, (ii) its prior grants of security interests and Liens pursuant to the Security Documents are reaffirmed and all such security interests and Liens remain in full force and effect after giving effect to this Amendment and the Amendment No. 2 Transactions, (iii) the Obligations include, among other things and without limitation, the due and punctual payment of the principal of, interest on, and premium (if any) on, the Term B Loans and (iv) except as expressly set forth herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.
Section 10.Roles. It is agreed that JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA, BofA Securities, Inc., Citibank, N.A., Deutsche Bank Securities Inc., RBC Capital Markets1, Wells Fargo Securities, LLC, Nomura Securities International, Inc. and UBS Securities LLC will act as joint lead arrangers and joint bookrunners for this Amendment and the Term B Loans (collectively, the “Amendment No. 2 Lead Arrangers” and each, an “Amendment No. 2 Lead Arranger”). Anything herein to the contrary notwithstanding, the Amendment No. 2 Lead Arrangers shall not have any powers, duties or responsibilities under this Amendment, except in its capacity, as applicable, as the Administrative Agent or a Revolving Lender hereunder.
Section 11.Notices. All notices hereunder shall be given in accordance with the provisions of Section 13.3 of the Existing Credit Agreement.
[signature pages follow]
1 RBC Capital Markets is the brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.
INFORMATICA LLC,
as Borrower
By:             /s/ Michael McLaughlin
    Name:    Michael McLaughlin
    Title:    Executive Vice President and Chief                 Financial Officer
INFORMATICA INC.,
as Holdings
By:             /s/ Michael McLaughlin
    Name:    Michael McLaughlin
    Title:    Executive Vice President and Chief                 Financial Officer
INFORMATICA HOLDCO INC.,
as Guarantor
By:             /s/ Michael McLaughlin
    Name:    Michael McLaughlin
    Title:    Executive Vice President, Chief                     Financial Officer and Treasurer
INFORMATICA HOLDCO 2 INC.,
as Guarantor
By:             /s/ Bradford Lewis
    Name:    Bradford Lewis
    Title:    Secretary

[Signature Page to Amendment No. 2]

INFORMATICA GROUP IRELAND UNLIMITED COMPANY,
as Guarantor
By:             /s/ Mark Allen Pellowski
    Name:    Mark Allen Pellowski
    Title:    Director
INFORMATICA IRELAND EMEA UNLIMITED COMPANY,
as Guarantor
By:             /s/ Mark Allen Pellowski
    Name:    Mark Allen Pellowski
    Title:    Director
13381986 CANADA INC.,
as Canadian Holdco
By:             /s/ Stephen Donovan
    Name:    Stephen Donovan
    Title:    President

[Signature Page to Amendment No. 2]

JPMORGAN CHASE BANK, N. A.,
as Administrative Agent, the Additional Term B Lender and a Revolving Lender

By:    /s/ Richard Ong Pho
Name:    Richard Ong Pho
Title:    Executive Director

[Signature Page to Amendment No. 2]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed and delivered by a duly authorized officer as of the date first written above.

Term Lenders:
    Consent and Convert (Cashless Settlement). The undersigned hereby elects to be a “Converting Consenting Term B Lender” and irrevocably and unconditionally consents to this Amendment and agrees to the conversion of the full principal amount (or such lesser amount as notified and allocated to the undersigned by the Amendment No. 2 Lead Arranger, as determined by the Borrower and the Amendment No. 2 Lead Arranger in their sole direction) of its Existing Initial Term Loans to Term B Loans effective as of the Amendment No. 2 Effective Date.
    ______________________________________,
    (Name of Institution)
By:
    Name:
    Title:

[If a second signature is necessary:]

By:
    Name:
    Title:

[Signature Page to Amendment No. 2]

GOLDMAN SACHS BANK USA,
as a Revolving Lender

By:    /s/ Dan Martis
Name:    Dan Martis
Title:    Authorized Signatory

[Signature Page to Amendment No. 2]

BANK OF AMERICA, N.A.,
as a Revolving Lender

By:    /s/ Rohan Zanje
Name:    Rohan Zanje
Title:    Vice President

[Signature Page to Amendment No. 2]

CITIBANK, N.A.,
as a Revolving Lender

By:    /s/ Stuart Darby
Name:    Stuart Darby
Title:    Director

[Signature Page to Amendment No. 2]

UBS AG CAYMAN ISLANDS BRANCH (f/k/a CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH),
as a Revolving Lender

By:    /s/ Vipul Dhadda
Name:    Vipul Dhadda
Title:    Executive Director

By:    /s/ Andrew Senicki
Name:    Andrew Senicki
Title:    Director

[Signature Page to Amendment No. 2]

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Revolving Lender

By:    /s/ Philip Tancorra
Name:    Philip Tancorra
Title:    Director

By:    /s/ Lauren Danbury
Name:    Lauren Danbury
Title:    Vice President

[Signature Page to Amendment No. 2]

ROYAL BANK OF CANADA,
as a Revolving Lender

By:    /s/ Harsh Grewal
Name:    Harsh Grewal
Title:    Authorized Signatory

[Signature Page to Amendment No. 2]

WELLS FARGO BANK, N.A.,
as a Revolving Lender

By:    /s/ Brett Mathis
Name:    Brett Mathis
Title:    Vice President

[Signature Page to Amendment No. 2]

NOMURA CORPORATE FUNDING AMERICAS, LLC,
as a Revolving Lender

By:    /s/ Andrew Keith
Name:    Andrew Keith
Title:    Executive Director

[Signature Page to Amendment No. 2]

UBS AG STAMFORD BRANCH,
as a Revolving Lender

By:    /s/ Muhammad Afzal
Name:    Muhammad Afzal
Title:    Director

By:    /s/ Danielle Calo
Name:    Danielle Calo
Title:    Associate Director

[Signature Page to Amendment No. 2]

SCHEDULE 1
Local Counsel Opinions
1.Arthur Cox LLP, with respect to the enforceability of the deed of confirmation governed by Irish law.
2.Matheson, with respect to the capacity, authority and due execution by Informatica Ireland EMEA Unlimited Company and Informatica Group Ireland Unlimited Company of the Loan Documents to which each is party.
3.Torys LLP, with respect to the capacity, authority and due execution by 13381986 Canada Inc. of the Loan Documents to which it is a party.

ANNEX A
See attached.

ANNEX A

$1,875,000,000 Term B Loan Facility
$250,000,000 Revolving Facility
CREDIT AND GUARANTY AGREEMENT
among
INFORMATICA INC.,
as Holdings,
INFORMATICA LLC,
as the Borrower,
The Other Loan Parties from Time to Time Parties Hereto,
The Several Lenders from Time to Time Parties Hereto,
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
Dated as of October 29, 2021
as amended by Amendment No. 1, dated as of June 13, 2023
and Amendment No. 2, dated as of June 11, 2024

JPMORGAN CHASE BANK, N.A.,
GOLDMAN SACHS BANK USA,
BOFA SECURITIES, INC.,
CITIBANK, N.A.,
CREDIT SUISSE AG,
DEUTSCHE BANK SECURITIES INC.,
RBC CAPITAL MARKETS,
WELLS FARGO SECURITIES, LLC,
NOMURA SECURITIES INTERNATIONAL, INC.,
and
UBS SECURITIES LLC,
as Joint Lead Arrangers and Joint Bookrunners[2]

2    RBC Capital Markets is the brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

Page
~~TABLE OF CONTENTS~~
TABLE OF CONTENTS
SECTION 1. DEFINITIONS
1.1. Defined Terms 1
1.2. Other Interpretive Provisions ~~83~~84
1.3. Interest Rates; Benchmark Notification ~~84~~85
1.4. Limited Condition Transactions ~~84~~85
1.5. Calculations; Computations; Latest Maturity Date ~~85~~86
1.6. Letter of Credit Amounts ~~88~~89
1.7. Divisions ~~88~~89
SECTION 2. AMOUNT AND TERMS OF CREDIT
2.1. The Commitments ~~88~~89
2.2. Minimum Amount of Each Borrowing ~~90~~91
2.3. Notice of Borrowing ~~90~~91
2.4. Repayment of Loans ~~92~~93
2.5. Payments Generally; Administrative Agent’s Clawback ~~92~~93
2.6. Notes ~~94~~95
2.7. Conversions/Continuations ~~94~~95
2.8. Pro Rata Borrowings ~~95~~96
2.9. Interest ~~96~~97
2.10. Interest Periods ~~97~~98
2.11. Increased Costs, Illegality, etc ~~98~~99
2.12. Compensation ~~102~~103
2.13. Matters Applicable to All Requests for Compensation ~~102~~103
2.14. Replacement of Lenders ~~102~~103
2.15. Incremental Credit Extensions ~~104~~105
2.16. Loan Modification Offers ~~107~~108
2.17. Defaulting Lender ~~108~~109
2.18. Refinancing Amendment ~~111~~112
SECTION 3. LETTERS OF CREDIT
3.1. Letters of Credit ~~112~~113
3.2. Maximum Letter of Credit Outstandings; Final Maturities 114
3.3. Letter of Credit Requests; Minimum Stated Amount ~~114~~115
3.4. Letter of Credit Participations ~~115~~116
3.5. Agreement to Repay Letter of Credit Drawings ~~117~~118
3.6. Increased Costs ~~118~~119
3.7. Applicability of ISP and UCP ~~119~~120
SECTION 4. COMMITMENT FEES; FEES; REDUCTIONS OF COMMITMENTS
4.1. Fees ~~119~~120
4.2. Voluntary Termination of Unutilized Revolving Loan Commitments ~~120~~121
4.3. Mandatory Reduction of Commitments ~~121~~122
SECTION 5. PREPAYMENTS; PAYMENTS; TAXES
5.1. Voluntary Prepayments ~~121~~122
5.2. Mandatory Repayments ~~123~~124
5.3. Repayment of Revolving Excess, etc ~~127~~128
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5.4. Method and Place of Payment ~~127~~128
5.5. Net Payments ~~127~~128
SECTION 6. REPRESENTATIONS AND WARRANTIES
6.1. Financial Condition ~~130~~131
6.2. No Change ~~131~~132
6.3. Existence; Compliance with Law ~~131~~132
6.4. Power; Authorization; Enforceable Obligations ~~131~~132
6.5. Consents ~~131~~132
6.6. No Legal Bar ~~131~~133
6.7. Litigation ~~132~~133
6.8. No Default ~~132~~133
6.9. Ownership of Property; Liens ~~132~~133
6.10. Intellectual Property ~~132~~133
6.11. Taxes ~~132~~133
6.12. Federal Regulations ~~133~~134
6.13. Labor Matters ~~133~~134
6.14. ERISA ~~133~~134
6.15. Investment Company Act; Other Regulations ~~134~~135
6.16. Subsidiaries ~~134~~135
6.17. Environmental Matters ~~134~~135
6.18. Accuracy of Information, etc ~~135~~136
6.19. Security Documents ~~135~~136
6.20. Solvency ~~136~~137
6.21. Patriot Act; FCPA; OFAC; Anti-Corruption Laws and Sanctions ~~136~~137
6.22. Status as Senior Indebtedness ~~137~~138
6.23. Centre of Main Interests and Establishments ~~137~~138
SECTION 7. CONDITIONS PRECEDENT
7.1. Conditions to Initial Extension of Credit ~~137~~138
7.2. Conditions to Each Extension of Credit ~~139~~140
SECTION 8. AFFIRMATIVE COVENANTS
8.1. Financial Statements ~~140~~141
8.2. Certificates; Other Information ~~141~~142
8.3. Payment of Taxes ~~142~~143
8.4. Maintenance of Existence; Compliance ~~142~~143
8.5. Maintenance of Property; Insurance ~~143~~144
8.6. Inspection of Property; Books and Records; Discussions ~~143~~144
8.7. Notices ~~143~~144
8.8. Additional Collateral, etc ~~144~~145
8.9. Credit Ratings ~~145~~146
8.10. Further Assurances ~~145~~146
8.11. Designation of Unrestricted Subsidiaries ~~146~~147
8.12. Post-Closing Matters ~~146~~147
8.13. ERISA ~~146~~147
8.14. Use of Proceeds ~~146~~147
8.15. Centre of Main Interest and Establishments ~~147~~148
8.16. Transactions with Affiliates ~~147~~148
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8.17. Anti-Corruption ~~149~~150
SECTION 9. NEGATIVE COVENANTS
9.1. Financial Covenant ~~150~~151
9.2. Limitations on Restricted Payments ~~150~~151
9.3. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries ~~158~~159
9.4. Limitations on the Incurrence of Indebtedness and Issuance of Disqualified Stock or Preferred Stock ~~161~~162
9.5. Asset Sales ~~169~~170
9.6. [Reserved] ~~170~~171
9.7. Liens ~~170~~171
9.8. Fundamental Changes ~~170~~171
9.9. [Reserved] ~~173~~174
9.10. Changes in Fiscal Periods ~~173~~174
9.11. Negative Pledge Clauses ~~174~~175
9.12. Lines of Business ~~174~~175
SECTION 10. GUARANTEE
10.1. The Guarantee ~~174~~175
10.2. Obligations Unconditional ~~175~~176
10.3. Reinstatement ~~176~~177
10.4. No Subrogation ~~176~~177
10.5. Remedies ~~176~~177
10.6. Continuing Guarantee ~~176~~177
10.7. General Limitation on Guaranteed Obligations ~~176~~177
10.8. Release of Guarantors and Pledges ~~177~~178
10.9. Right of Contribution ~~177~~178
10.10. Keepwell ~~177~~178
10.11. Specific Limitations for Luxembourg Guarantors ~~177~~178
SECTION 11. EVENTS OF DEFAULT
11.1. Events of Default ~~178~~179
11.2. Action in Event of Default ~~181~~182
11.3. Right to Cure ~~183~~184
11.4. Application of Proceeds ~~183~~184
SECTION 12. ADMINISTRATIVE AGENT
12.1. Appointment; Nature of Duties ~~185~~186
12.2. Exculpatory Provisions ~~186~~187
12.3. Lack of Reliance on the Administrative Agent ~~187~~188
12.4. Certain Rights of the Administrative Agent ~~187~~188
12.5. Reliance ~~187~~188
12.6. Indemnification ~~188~~189
12.7. The Administrative Agent in Its Individual Capacity ~~188~~189
12.8. Holders ~~188~~189
12.9. Resignation by the Administrative Agent ~~188~~189
12.10. Collateral Matters ~~190~~191
12.11. Covenant to Pay the Collateral Agent ~~193~~194
12.12. Delivery of Information ~~193~~194
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Page
12.13. Withholding Taxes ~~193~~194
12.14. Intercreditor Agreement ~~194~~195
12.15. Administrative Agent May File Proofs of Claim; Credit Bidding ~~194~~195
12.16. Certain ERISA Matters ~~196~~197
12.17. Erroneous Payments ~~197~~198
SECTION 13. MISCELLANEOUS
13.1. Payment of Expenses; Limitation on Liability, etc ~~198~~199
13.2. Right of Setoff ~~200~~201
13.3. Notices ~~201~~202
13.4. Benefit of Agreement; Assignments; Participations ~~203~~204
13.5. No Waiver; Remedies Cumulative ~~208~~209
13.6. Payments Pro Rata ~~209~~210
13.7. Acknowledgement Regarding any Supported QFCs ~~209~~210
13.8. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL ~~210~~211
13.9. Counterparts ~~211~~212
13.10. Effectiveness ~~212~~213
13.11. Headings Descriptive ~~212~~213
13.12. Amendment or Waiver; etc ~~212~~213
13.13. Survival ~~216~~217
13.14. Domicile of Loans ~~216~~217
13.15. Register ~~216~~217
13.16. Confidentiality ~~217~~218
13.17. Patriot Act ~~218~~219
13.18. Interest Rate Limitation ~~218~~219
13.19. Judgment Currency ~~218~~219
13.20. Luxembourg Matters ~~219~~220
13.21. Acknowledgement and Consent to Bail-In of Affected Financial Institutions ~~219~~220
13.22. Electronic Execution ~~220~~221
13.23. No Advisory or Fiduciary Responsibility ~~220~~221
13.24. Severability ~~220~~221
13.25. Integration ~~220~~221
13.26. Financing Statement Authorization ~~221~~222
13.27. Co-Borrowers ~~221~~222
13.28. [Reserved] ~~222~~223
13.29. Luxembourg Matters ~~223~~224
~~Page~~

-iv-

SCHEDULES:
Schedule I    Lenders and Commitments
Schedule II    Notice Addresses
Schedule 1.1    Disqualified Lenders
Schedule 1.1(f)    Existing Investments
Schedule 1.1(g)    Existing Liens
Schedule 3.1(a)    Existing Letters of Credit
Schedule 6.16    Subsidiaries
Schedule 6.19    Security Documents
Schedule 7.1(e)    Other Loan Party Requirements
Schedule 7.1(f)    Local Counsel Opinions
Schedule 7.1(g)    Other Pledged Stock
Schedule 8.12     Post-Closing Matters
Schedule 8.16    Existing Affiliate Transactions
Schedule 9.4    Existing Indebtedness
Schedule 9.12    Existing Restrictive Agreements

EXHIBITS:
Exhibit A    Form of Assignment and Assumption
Exhibit B    Form of Financial Statements Certificate
Exhibit C-1    Intercreditor Agreement (First Lien Pari Passu Debt) Term Sheet
Exhibit C-2    Intercreditor Agreement (Junior Lien Debt) Term Sheet
Exhibit C-3    Form of Global Intercompany Note
Exhibit D    Form of Guarantor Joinder Agreement
Exhibit E-1    Form of U.S. Security Agreement
Exhibit E-2    Form of U.S. Pledge Agreement
Exhibit F    Form of Notice of Borrowing
Exhibit G    Form of Term Note
Exhibit H    Form of Revolving Note
Exhibit I    Form of Swingline Note
Exhibit J    Form of Notice of Conversion/Continuation
Exhibit K    Form of Letter of Credit Request
Exhibit L-1    Form of Non-Bank Certificate
Exhibit L-2    Form of Non-Bank Certificate
Exhibit L-3    Form of Non-Bank Certificate
Exhibit L-4    Form of Non-Bank Certificate
Exhibit M    Form of Solvency Certificate
Exhibit N    Security and Guarantee Principles
Exhibit O    Form of Administrative Questionnaire
Exhibit P    Form of Co-Borrower Request and Assumption Agreement
Exhibit Q    Form of Co-Borrower Notice

-v-

CREDIT AND GUARANTY AGREEMENT, dated as of October 29, 2021, among Informatica Inc., a Delaware corporation (“Holdings”), Informatica LLC, a Delaware limited liability company (the “Borrower”), the Subsidiary Guarantors (this and each other capitalized term used herein without definition having the meaning assigned to such term in Section 1.1) from time to time party hereto, Canadian Holdco, the several banks, financial institutions, institutional investors and other entities from time to time parties to this Agreement as lenders or holders of the Loans and issuers of Letters of Credit, and JPMorgan Chase Bank, N.A. (“JPM”), as Administrative Agent.
W I T N E S S E T H:
WHEREAS, the Borrower has requested that, immediately upon the satisfaction in full of the conditions precedent set forth in Section 7.1, the Lenders lend to the Borrower $1,875,000,000 in the form of Term Loans and make available to the Borrower a $250,000,000 revolving credit facility for the making of Revolving Loans and the issuance of Letters of Credit from time to time.
WHEREAS, the proceeds from the Term Loans (as defined below) will be used, together with the proceeds of the Qualified Public Offering and cash on hand of Holdings and its Restricted Subsidiaries, directly or indirectly, to finance the Refinancing and to pay fees and expenses related to the Transactions.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
SECTION 1.

DEFINITIONS
1.1.    Defined Terms. As used in this Agreement (including the recitals hereof), the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.
“5% Test” shall have the meaning set forth in the definition of “Immaterial Subsidiary.”
“20% Test” shall have the meaning set forth in the definition of “Immaterial Subsidiary.”
“Acceptable Intercreditor Agreement” shall mean (a) a pari passu or junior lien, as applicable, intercreditor agreement containing the terms set forth in Exhibit C-1 hereto (in the case of a pari passu intercreditor agreement) or Exhibit C-2 hereto (in the case of a junior lien intercreditor agreement) (with any modifications which are reasonably acceptable to the Borrower and the Administrative Agent) or (b) if requested by the Borrower, another pari passu or junior lien, as applicable, intercreditor agreement reasonably satisfactory to the Borrower and the Administrative Agent; provided that any Acceptable Intercreditor Agreement shall be limited to terms governing the sharing of Liens and the relative rights and obligations of the secured parties regarding Collateral and the proceeds thereof and shall not restrict or limit any

Indebtedness, Liens or the terms and conditions thereof (including any amendments and refinancings).
“Acceptable Price” shall have the meaning set forth in the definition of “Dutch Auction.”
“Accepting Lenders” shall have the meaning set forth in Section 2.16(a).
“Accounting Changes” shall have the meaning set forth in Section 1.5(a).
“Additional Borrower Agreement” shall mean an agreement, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which a Wholly Owned Restricted Subsidiary shall become a Co-Borrower in accordance with Section 13.27.
“Additional Lender” shall mean, at any time, any bank or other financial institution that agrees to provide any portion of any (a) New Revolving Loan Commitment, Revolving Loan Commitment Increase or Incremental Term Loans in accordance with Section 2.15 or (b) Credit Agreement Refinancing Debt pursuant to a Refinancing Amendment in accordance with Section 2.18; provided that (i) the Administrative Agent and, in respect of any New Revolving Loan Commitment, Revolving Loan Commitment Increase or Other Revolving Loan, the Issuing Lender and the Swingline Lender shall have consented (such consent not to be unreasonably withheld or delayed) to such Additional Lender if such consent would be required under Section 13.4 for an assignment of Loans or Revolving Loan Commitments, as applicable, to such Additional Lender, (ii) the Borrower shall have consented to such Additional Lender and (iii) if such Additional Lender is an Affiliated Lender, such Additional Lender must comply with the limitations and restrictions set forth in Section 13.4(a)(iv).
“Additional Security Documents” shall mean the documents granting to the Collateral Agent for the benefit of the Secured Parties security interests in such assets of the Borrower and the other Loan Parties as are not covered by the Security Documents delivered on the Closing Date pursuant to Section 7.1 or after the Closing Date pursuant to Section 8.12, in each case, subject to and consistent with the Security and Guarantee Principles.
“Additional Term B Lender” shall mean the Person identified as such on the signature page to Amendment No. 2.
“Additional Term B Loan Commitment” shall mean, with respect to the Additional Term B Lender, its commitment to make a Term B Loan on the Amendment No. 2 Effective Date in an amount equal to $35,072,299.61, as the same may be terminated pursuant to Section 4.3 or 11.
“Adjustable Applicable Margins” shall have the meaning provided in the definition of “Applicable Margin.”
“Adjusted Daily Simple SOFR” shall mean an interest rate per annum equal to (a) Daily Simple SOFR, plus (b) ~~0.11448% (11.448~~in the case of Revolving Loans or Term B

Loans, 0.00% (0 basis points); provided that if the Adjusted Daily Simple SOFR as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Adjusted Term SOFR Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) ~~(i) 0.11448% (11.448 basis points) for an Interest Period of one-month’s duration, (ii) 0.26161% (26.161 basis points) for an Interest Period of three-months’ duration, (iii) 0.42826% (42.826 basis points) for an Interest Period of six-months’ duration or (iv) 0.71513% (71.513 basis points) for an Interest Period of twelve-months’ duration~~in the case of Revolving Loans or Term B Loans, 0.00% (0 basis points); provided that if the Adjusted Term SOFR Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Administrative Agent” shall mean JPM (or any other affiliate or branch of JPM designated by JPM to act in such capacity), in its capacity as Administrative Agent for the Lenders hereunder and under the other Loan Documents, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.9.
“Administrative Questionnaire” shall mean an Administrative Questionnaire in substantially the form of Exhibit O or any other form approved by the Administrative Agent.
“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” shall mean, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Affiliated Investment Fund” shall mean, with respect to any Sponsor, any Affiliate of Holdings (other than Holdings, the Borrower or any of their respective Subsidiaries or any natural person) that is a bona fide diversified debt fund or a diversified investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in, acquiring or trading commercial loans, bonds and similar extensions of credit in the ordinary course and whose managers have fiduciary duties to the investors in such fund independent of, or in addition to, the duties to such Sponsor.
“Affiliated Lender” shall mean, at any time, any Lender that is a Sponsor or an Affiliate of a Sponsor (other than Holdings, the Borrower or any of their respective Subsidiaries or any natural person) at such time.
“Agent Parties” shall have the meaning assigned to such term in Section 13.3(d).

“Agreed Currencies” means Dollars and each Alternate Currency.
“Agreement” shall have the meaning set forth in the recitals hereto, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.
“Alternate Currency” shall mean (i) in respect of Revolving Loans, Euros, Pounds Sterling and any other freely transferable currency reasonably acceptable to the Revolving Lenders and the Administrative Agent and (ii) in respect of Letters of Credit, Euros, Pounds Sterling, Australian Dollars, Indian Rupees, Malaysian Ringgits, Israeli New Sheqels, Swedish Krona, Canadian Dollars, Chinese Yuan, Indonesian Rupiah, Russian Rubles, Singapore Dollars, Thai Baht, Turkish Lira, South African Rand and any other freely transferable currency reasonably acceptable to the Revolving Lenders, the Administrative Agent and the applicable Issuing Lender.
“Alternate Currency Equivalent” shall mean, at any time for the determination thereof, the amount of the applicable Alternate Currency as determined by the Administrative Agent (or the applicable Issuing Lender, as the case may be) based on the Spot Currency Exchange Rate (determined in respect of the most recent Revaluation Date).
“Alternate Currency Letter of Credit Outstandings” shall mean all Letter of Credit Outstandings in respect of Letters of Credit denominated in an Alternate Currency.
“Alternate Currency Loan” shall mean a Loan denominated in an Alternate Currency, which shall include each Revolving Alternate Currency Loan.
“Alternate Currency Rate” shall mean (a) in respect of Euro Denominated Loans, the EURIBOR Rate, (b) in respect of Loans denominated in Pounds Sterling, the SONIA Rate and (c) in respect of Loans denominated in an Alternate Currency other than Dollars, Euros and Pounds Sterling, a rate agreed to by the Borrower, the Administrative Agent and the Revolving Lenders at the time that such Alternate Currency is approved in accordance with the definition thereof.
“Amendment No. 1” shall mean Amendment No. 1, dated as of the Amendment No. 1 Effective Date, by and among Holdings, the Borrower, Canadian Holdco, the Subsidiary Guarantors party thereto and the Administrative Agent.
“Amendment No. 1 Effective Date” shall mean June 13, 2023.
“Amendment No. 2” shall mean Amendment No. 2, dated as of the Amendment No. 2 Effective Date, by and among Holdings, the Borrower, Canadian Holdco, the Subsidiary Guarantors party thereto the Administrative Agent and the Lenders party thereto.
“Amendment No. 2 Effective Date” shall mean June 11, 2024
“Amendment No. 2 Engagement Letter” shall mean the engagement letter, dated as of June 3, 2024, by and among the Borrower and JPM.

“Amendment No. 2 Lead Arrangers” shall mean JPM, Goldman Sachs Bank USA, BofA Securities, Inc., Citibank, N.A., Deutsche Bank Securities Inc., RBC Capital Markets, Wells Fargo Securities, LLC, Nomura Securities International, Inc. and UBS Securities LLC, as joint lead arrangers and joint bookrunners for Amendment No. 2 and the Term B Loans.
“Amendment No. 2 Transactions” shall mean (i) the incurrence of the Term B Loans, (ii) the other amendments under Amendment No. 2 including the repayment in full of the Initial Term Loans and (iii) the payment of fees and expenses in connection therewith and related transactions.
“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to Holdings and its Restricted Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Discount” shall have the meaning set forth in the definition of “Dutch Auction.”
“Applicable Indebtedness” shall have the meaning set forth in Section 5.2(b)(A).
“Applicable Margin” shall mean, subject to the next four (4) succeeding paragraphs of this definition, (I) initially, a percentage per annum equal to (i) in the case of ~~Initial~~ Term B Loans maintained as (A) Base Rate Loans, ~~1.75~~1.25% and (B) Fixed Rate Loans, ~~2.75~~2.25%, (ii) in the case of Revolving Loans maintained as (A) Base Rate Loans, 1.50% and (B) Fixed Rate Loans, 2.50% and (iii) in the case of Swingline Loans, 1.50%, (II) with respect to Incremental Term Loans or Incremental Revolving Loans, the rate per annum specified in the Incremental Amendment establishing Incremental Term Loan Commitments or Incremental Revolving Loan Commitments in respect of such Incremental Term Loans or Incremental Revolving Loans, as the case may be, (III) with respect to Other Term Loans or Other Revolving Loans, the rate per annum specified in the Refinancing Amendment establishing such Loans and (IV) with respect to any Term Loan or Revolving Loan modified pursuant to a Loan Modification Agreement, as set forth in the Loan Modification Agreement relating to such Loan.
From and after each day of delivery of any certificate delivered in accordance with the first sentence of the following paragraph indicating an entitlement to a different margin than that described in the immediately preceding sentence for Revolving Loans (each, a “Start Date”) to and including the applicable End Date described below, the Applicable Margin for Revolving Loans shall be those set forth below opposite the Total Net First Lien Leverage Ratio indicated to have been achieved in any certificate delivered as provided below:

Total Net First Lien Leverage Ratio	Revolving Loans: Fixed Rate and SONIA Rate Margin	Revolving Loans: Base Rate Margin
Greater than 2.85 to 1.00	2.50%	1.50%
Less than or equal to 2.85 to 1.00 but greater than 2.60 to 1.00	2.25%	1.25%
Less than or equal to 2.60 to 1.00	2.00%	1.00%

The Total Net First Lien Leverage Ratio used in a determination of Adjustable Applicable Margins (commencing with the first full fiscal quarter ending after the Closing Date) shall be determined based on the delivery of a certificate of the Borrower (each, a “Pricing Certificate”) by an Authorized Officer of the Borrower to the Administrative Agent (with a copy to be made available to each Lender by the Administrative Agent), not later than five (5) Business Days after forty-five (45) days after the end of the fiscal quarter for each fiscal quarter ending thereafter, which certificate shall set forth the calculation of the Total Net First Lien Leverage Ratio as at the last day of the Test Period ended immediately prior to the relevant Start Date and the Adjustable Applicable Margins that shall be thereafter applicable (until the same are changed or cease to apply in accordance with the following sentences); provided that at the time of the consummation of any Permitted Acquisition or Asset Sale, an Authorized Officer of the Borrower shall deliver to the Administrative Agent a certificate (a “Transaction Certificate”) setting forth the calculation of the Total Net First Lien Leverage Ratio on a Pro Forma Basis (to give effect to such Permitted Acquisition or Asset Sale (as applicable) consummated on or prior to the date of the delivery of such certificate and any Indebtedness incurred or assumed in connection therewith) as of the last day of the last Test Period ended prior to the date on which such Permitted Acquisition or Asset Sale is consummated for which financial statements have been delivered (or were required to be delivered) pursuant to Section 8.1(a) or (b), as the case may be, and the date of such consummation shall be deemed to be a Start Date and the Adjustable Applicable Margins that shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentences) shall be based upon the Total Net First Lien Leverage Ratio, as applicable, as so calculated. The Adjustable Applicable Margins so determined shall apply, except as set forth in the succeeding sentence, from the relevant Start Date to the earliest of (i) the date on which the next Pricing Certificate or Transaction Certificate is delivered to the Administrative Agent or (ii) the date that is not later than five (5) Business Days after forty-five (45) days after the end of the fiscal quarter, for each fiscal quarter ending thereafter (such earliest date, the “End Date”), at which time, if no Pricing Certificate or Transaction Certificate has been delivered to the Administrative Agent indicating an entitlement to new Adjustable Applicable Margins (and thus commencing a new Start Date), the Adjustable Applicable Margins shall be those set forth in the first sentence of this definition (such Adjustable Applicable Margins as so determined, the “Highest Adjustable Applicable Margins”).

Notwithstanding anything to the contrary contained above in this definition, the Adjustable Applicable Margins shall be the Highest Adjustable Applicable Margins at all times during the continuance of any Significant Event of Default.
Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that any Leverage Ratio set forth in any Pricing Certificate or Transaction Certificate delivered for any period is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Margin that is or are less than that which would have been applicable had such Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Margin” for any day occurring within the period covered by such Pricing Certificate or Transaction Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrower for the relevant period pursuant to Sections 2.9(a), (b), and (c) and 4.1(b) as a result of the miscalculation of such Leverage Ratio shall be deemed to be due and payable under the relevant provisions of Section 2.9(a), (b), or (c) or Section 4.1(b), as applicable, at the time the interest or fees for such period were required to be paid pursuant to said Sections on the same basis as if such Leverage Ratio had been accurately set forth in such Pricing Certificate or Transaction Certificate (and shall remain due and payable until paid in full, together with all amounts owing under Section 2.9(e), in accordance with the terms of this Agreement) and shall be due and payable on the date of such subsequent determination.
“Applicable Requirements” shall mean in respect of any Indebtedness, Disqualified Stock or Preferred Stock, that such Indebtedness, Disqualified Stock or Preferred Stock satisfies the following requirements:
(a)    subject to the Permitted Earlier Maturity Indebtedness Exception, (i) such Indebtedness, Disqualified Stock or Preferred Stock (other than revolving credit facilities) shall not mature earlier than the Term B Loan Maturity Date and shall have a Weighted Average Life to Maturity no shorter than the Weighted Average Life to Maturity of the Term Loans (except by virtue of amortization of or prepayment of the Term Loans prior to such date of determination) and (ii) such Indebtedness constituting revolving credit facilities does not mature earlier than the Revolving Loan Maturity Date and does not have a Weighted Average Life to Maturity shorter than the Revolving Loan;
(b)    to the extent such Indebtedness is secured by a Lien on property of a Loan Party, (i) it is not secured by any property or assets other than the Collateral (other than the Collateral Exclusions) and (ii) it shall be subject to an Acceptable Intercreditor Agreement;
(c)    to the extent such Indebtedness is Incurred by a Loan Party, it is not guaranteed by any Person other than any Loan Party.
“Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Asset Sale” shall mean:
(a)    the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including pursuant to a Division) outside the ordinary course of business (including by way of a Sale Leaseback Transaction) of Holdings or any of its Restricted Subsidiaries (each referred to in this definition as a “Disposition”); or
(b)    the issuance or sale of Equity Interests (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary of Holdings, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries of Holdings issued in compliance with Section 9.2); in each case other than:
    (i)    any Disposition of Cash Equivalents or obsolete, damaged, unnecessary, unsuitable or worn out equipment or of assets no longer used in the business or any sale or disposition of property or assets in connection with scheduled turnarounds, maintenance and equipment and facility updates or any disposition of products, services or inventory held for sale in the ordinary course of business;
    (ii)    the Disposition of all or substantially all of the assets of Holdings or the Borrower in a manner permitted pursuant to Section 9.8;
    (iii)    the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 9.2;
    (iv)    other Dispositions in an aggregate amount taken together with all other Dispositions made pursuant to this clause (iv) not to exceed the greater of $35,000,000 and 7.5% of LTM EBITDA (calculated at the time of determination);
    (v)    any Disposition of property or assets or issuance of securities by a Restricted Subsidiary of Holdings to Holdings or by Holdings or a Restricted Subsidiary of Holdings to another Restricted Subsidiary of Holdings;
    (vi)    to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;
    (vii)    the lease, assignment or sublease of any real or personal property in the ordinary course of business;
    (viii)    foreclosures, condemnations, nationalizations or any similar actions on assets;
    (ix)    Sale Leaseback Transactions;

    (x)    grants, licenses or sublicenses of software, technology, patents, trademarks, copyrights, know-how, trade secrets, content, data and databases and any other Intellectual Property or other intangibles in the ordinary course of business;
    (xi)    the creation of any Lien permitted under the Loan Documents;
    (xii)    any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
    (xiii)    the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;
    (xiv)    sales, transfers, dispositions and discounts of accounts receivable in connection with a Permitted Receivables Financing or the compromise, settlement or collection thereof in the ordinary course of business, including dispositions of accounts receivable in factoring or similar transactions on a non-recourse basis, other than limited recourse customary in such transactions;
    (xv)    the sale, lease, assignment, license or sublease of inventory, equipment, accounts receivable or other assets held for sale in the ordinary course of business, the settlement or write-off of accounts receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;
    (xvi)    Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset;
    (xvii)    the abandonment or cancellation of Intellectual Property that Holdings or the Borrower in its reasonable business judgment, deems no longer useful to maintain;
    (xviii)    the unwinding of any Swap Agreements;
    (xix)    Dispositions of Investments in joint ventures that are permitted under Section 9.2 or the definition of “Permitted Investments” to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
    (xx)    Dispositions of property, plant and equipment to the extent that such property is exchanged for credit against the purchase price of similar replacement property;
    (xxi)    consummation of the Transactions;
    (xxii)    (A) the termination of leases in the ordinary course of business and (B) the expiration of any option agreement in respect of real or personal property;
    (xxiii)    Dispositions of assets in Holdings and its Restricted Subsidiaries, which consist of leasehold interests in the premises of any office of Holdings or such Restricted Subsidiary, the equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such office;

    (xxiv)    the sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter; and
    (xxv)    Dispositions of letters of credit or bank guarantees (or the rights thereunder) consisting of the cancellation thereof in the ordinary course of business in exchange for cash or Cash Equivalents.
“Assignee” shall have the meaning set forth in Section 13.4(a)(i).
“Assignment and Assumption” shall mean an Assignment and Assumption, substantially in the form of Exhibit A, or such other form as accepted by the Administrative Agent.
“Assignment Tax” shall have the meaning set forth in the definition of “Other Taxes.”
“Auction Purchase” shall mean a purchase of Term Loans pursuant to a Dutch Auction (x) in the case of a Permitted Eligible Assignee, in accordance with the provisions of Section 13.4(a)(iii) or (y) in the case of an Affiliated Lender, in accordance with the provisions of Section 13.4(a)(iv).
“Authorized Officer” shall mean, with respect to (i) delivering Notices of Borrowing, Notices of Conversion/Continuation and similar notices, any person or persons that has or have been authorized by the directors of the Borrower to deliver such notices pursuant to this Agreement so designated in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent, (ii) delivering financial information and manager’s or officer’s certificates pursuant to this Agreement (including Section 8.7), the chief financial officer, the treasurer or the principal accounting officer or, if such position does not exist, a manager or director (as applicable) of the applicable Loan Party, and (iii) any other matter in connection with this Agreement or any other Loan Document, any officer (or a person or persons so designated by any such officer) of the applicable Loan Party.
“Available Amount” shall have the meaning set forth in Section 9.2(a).
“Available Currency” shall mean (i) with respect to ~~Initial~~ Term B Loans and Swingline Loans, Dollars, (ii) with respect to Revolving Loans and Letters of Credit, Dollars and any Alternate Currency and (iii) with respect to Incremental Term Loans and Incremental Revolving Loan Commitments, Dollars, any Alternate Currency as specified in the respective Incremental Amendment, and any other currency as may be agreed upon by the Borrower and the Lenders providing such Incremental Term Loans or Incremental Revolving Loan Commitments, as applicable (provided that such other currency shall be reasonably acceptable to the Administrative Agent).
“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (v) of Section 2.11(g).
“Back-Stop Arrangements” shall mean, collectively, Letter of Credit Back-Stop Arrangements and Swingline Back-Stop Arrangements.
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto.
“Base Rate” shall mean for any day a fluctuating rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1/2 of 1.00% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00%; provided that, if the Base Rate shall be less than 1.00% per annum, such rate shall be deemed to be 1.00% per annum; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.11 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.11(g)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” shall mean (i) each Swingline Loan and (ii) each other Dollar Denominated Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.
“Benchmark” means, initially, the applicable Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (ii) of Section 2.11(g).
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternate Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:
(1)    in the case of any Loan denominated in Dollars: Adjusted Daily Simple SOFR;
(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.3 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance Section 2.11(g).

“Beneficial Ownership Certification” shall mean a certification in the form published by the Loan Syndications and Trading Association regarding individual beneficial ownership solely to the extent expressly required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230 (as amended from time to time).
“Beneficially Own” shall have the meaning assigned to such term in Rule 13d-3 (other than sub-section (b) of Rule 13d-3) and Rule 13d 5 under the Securities Exchange Act. The terms “Beneficially Owned,” “Beneficial Ownership” and similar derivations shall have a corresponding meaning.
“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Blocking Law” shall mean:
(a)    any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom);
(b)    section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung); or
(c)    any similar blocking or anti-boycott law in the United Kingdom.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Borrower” shall have the meaning set forth in the preamble hereto.
“Borrowing” shall mean the borrowing of one Type of Loan of a single Tranche from all the Lenders having Commitments of the respective Tranche (or from the Swingline Lender in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having, in the case of Fixed Rate Loans, the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 2.11(b) shall be considered part of the related Borrowing of Term Benchmark Loans.
“Business Day” shall mean (i) for all purposes other than as covered by clauses (ii) and (iii) below, any day except Saturday, Sunday and any day which shall be in New York, New York or London, England, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close, (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Loans referencing the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR or any other dealings of such Loans referencing the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, any such day that is a U.S. Government Securities Business Day and (iii) with respect to all notices and determinations in connection with, and payments of principal and interest on or with respect to, Euro Denominated Loans and Sterling Denominated Loans, any day that is not a Saturday or Sunday and that is also (a) a day for trading by and between banks in the London interbank market and which shall not be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in London, England and (b) in relation to any payment in Euros, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer 2 (TARGET 2) System is open.
“Canadian Holdco” shall mean 13381986 Canada Inc., a corporation incorporated under the federal laws of Canada.
“Cancellation” or “Cancelled” shall mean the cancellation, termination and forgiveness by Permitted Eligible Assignee of all Term Loans acquired in connection with an Auction Purchase or other acquisition of Term Loans, which cancellation shall be consummated as described in Section 13.4(a)(iii)(C) and the definition of “Eligible Assignee.”
“Capital Lease Obligations” shall mean at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP (as in effect on December 31, 2017) (it being understood that any changes to GAAP after December 31, 2017 shall be disregarded in making this determination and that any obligation that would not be characterized as a capital lease obligation but for such changes, shall for all purposes of this Agreement (including, without limitation, the calculation of Consolidated Net Income and Consolidated EBITDA) not be treated as capital lease obligations, Capital Lease Obligations or Indebtedness).
“Capital Stock” shall mean:
(a)    in the case of a corporation, corporate stock;
(b)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(c)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Cash Collateral” shall have the meaning set forth in the definition of “Collateralize.”
“Cash Consolidated Interest Expense” shall mean cash interest expense (including that attributable to capitalized leases), net of interest income, of Holdings and its Restricted Subsidiaries with respect to all outstanding indebtedness of Holdings and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under hedging agreement, but excluding, for the avoidance of doubt, (i) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest, (ii) non-cash interest expense including attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to FASB Accounting Standards Codification No. 815-Derivatives and Hedging, (iii) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, (iv) commissions, discounts, yield, make whole premium and other fees and charges (including any interest expense) incurred in connection with any receivables financing (including any Permitted Receivables Financing), (v) any “additional interest” owing pursuant to a registration rights agreement with respect to any securities, (vi) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including any Indebtedness issued in connection with the Transactions, (vii) penalties and interest relating to taxes, (viii) accretion or accrual of discounted liabilities not constituting Indebtedness, (ix) interest expense attributable to a direct or indirect parent entity resulting from push-down accounting, (x) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (xi) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto and with respect to any Permitted Acquisition or other Investment, all as calculated on a consolidated basis in accordance with GAAP; and (xii) any payments on “right of use” leases. For the avoidance of doubt, interest expense shall be determined after giving effect to any net payments made or received by Holdings and its Restricted Subsidiaries in respect of swap contracts relating to interest rate protection.
“Cash Equivalents” shall mean:
(a)    Dollars;
(b)    (i) Euros, or any national currency of any participating member of the EMU, (ii) Pounds Sterling or (iii) in the case of any Restricted Subsidiary organized outside of the United States or Europe, such local currencies held by it from time to time in the ordinary course of business;
(c)    securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of twenty-four (24) months or less from the date of acquisition;
(d)    marketable direct EEA Government Obligations with maturities of twenty-four (24) months or less from the date of acquisition;
(e)    certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500,000,000;
(f)    repurchase obligations for underlying securities of the types described in clauses (c), (d) and (e) above entered into with any financial institution meeting the qualifications specified in clause (e) above;
(g)    commercial paper rated at least P-2 by Moody’s or at least A-2- by S&P and in each case maturing within twenty-four (24) months after the date of creation thereof;
(h)    marketable short term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively, and in each case maturing within twenty-four (24) months after the date of creation thereof;
(i)    readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having one of the two highest ratings obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) with maturities of twenty-four (24) months or less from the date of acquisition;
(j)    securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank, in each case, satisfying the requirements of clause (e) of this definition;
(k)    investment funds investing at least 95.00% of their assets in securities of the types described in clauses (a) through (j) above; and
(l)    in the case of any Restricted Subsidiary organized or having its principal place of business outside of the United States, Investments of comparable tenor and credit quality to those described in the foregoing clauses (a) through (k) customarily utilized in countries in which such Restricted Subsidiary operates.
“Cash Interest Coverage Ratio” shall mean, with respect to any Person for any date, the ratio of (a) Consolidated EBITDA for the most recently ended Test Period to (b) Cash Consolidated Interest Expense of such Person for such period.

“Cash Management Obligations” shall mean all obligations, including guarantees thereof, of Holdings or any of its Restricted Subsidiaries to any Person that (x) at the time it enters into an agreement to provide Cash Management Obligations to Holdings or any of its Restricted Subsidiaries or (y) on the Closing Date, is either an Administrative Agent, a Lender or an Affiliate of an Administrative Agent or Lender, in each case, in its capacity as a provider of Cash Management Obligations to Holdings or any of its Restricted Subsidiaries and any Qualified Cash Management Provider, in each case, that has provided notice to the Administrative Agent that it is providing Cash Management Obligations to Holdings or any of its Restricted Subsidiaries which constitute obligations (including guarantees thereof) in respect of (i) overdrafts and related liabilities owed to any such bank or financial institution arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfer of funds, (ii) foreign exchange and currency management services or (iii) purchase cards, credit cards or similar services, in each case, arising from transactions in the ordinary course of business of Holdings or any of its Restricted Subsidiaries, to the extent such obligations are primary obligations of a Loan Party or a Restricted Subsidiary or are guaranteed by a Loan Party or a Restricted Subsidiary.
“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.
“CBR Spread” means the Applicable Rate, applicable to such Loan that is replaced by a CBR Loan.
“CEA” shall mean the Commodity Exchange Act, as amended.
“Central Bank Rate” means, (A) the greater of (i) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (c) any other Alternate Currency determined after the Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion and (ii) zero; plus (B) the applicable Central Bank Rate Adjustment.
“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest EURIBOR Rate applicable during such period of five Business Days) minus (ii)

the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of SONIA for the five most recent Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest SONIA applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last Business Day in such period, and (c) any other Alternate Currency determined after the Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month (or, in the event the EURIBOR Screen Rate for deposits in the applicable Agreed Currency is not available for such maturity of one month, shall be based on the EURIBOR Interpolated Rate as of such time); provided that if such rate shall be less than zero, such rate shall be deemed to be zero.
“Certificated Securities” shall have the meaning set forth in Section 6.19.
“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“CFC Holdco” shall mean a Subsidiary that has no material assets other than direct or indirect Equity Interests (or Equity Interests and Indebtedness) of one or more direct or indirect Foreign Subsidiaries that are CFCs (other than Covered Jurisdiction CFCs).
“Change in Tax Law” shall mean the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law, treaty, regulation or rule (or in the official application or interpretation of any law, treaty, regulation or rule, including a holding, judgment or order by a court of competent jurisdiction) relating to taxation.
“Change of Control” shall mean, at any time, (a) any “person” or “group,” (within the meaning of Rule 13d-3 (other than sub-section (b) of Rule 13d-3) and Rule 13d-5 under the Securities Exchange Act), other than one or more of the Permitted Holders, individually or cumulatively, shall Beneficially Own Capital Stock of Holdings representing more than 35.0% of the aggregate ordinary voting power of Holdings and the percentage of the aggregate ordinary voting power represented by such Capital Stock Beneficially Owned by such person or group exceeds the percentage of the aggregate ordinary voting power represented by Capital Stock of Holdings then Beneficially Owned by one or more of the Permitted Holders, (b) Holdings shall cease to Beneficially Own, directly or indirectly, 100% of the issued and outstanding Capital Stock of the Borrower; provided, that Canadian Holdco may hold Specified Equity Interests, or (c) a “change of control” shall occur under any documentation governing any other Indebtedness in excess of the Threshold Amount.
“Charge” shall mean any charge, fee, expense, cost, loss, accrual or reserve of any kind.

“Class” shall mean (a) when used with respect to Lenders, whether such Lenders are Revolving Lenders or Term Lenders, (b) when used with respect to Commitments, whether such Commitments are Initial Revolving Loan Commitments, ~~Initial~~Additional Term B Loan Commitments, Incremental Revolving Loan Commitments, Incremental Term Loan Commitments, Other Revolving Commitments or Other Term Commitments and (c) when used with respect to Loans or a Borrowing, whether such Loans, or the Loans comprising such Borrowing, are Initial Revolving Loans, ~~Initial~~ Term B Loans, Incremental Revolving Loans, Other Term Loans or Other Revolving Loans. Incremental Revolving Loans, Incremental Term Loans, Other Revolving Loans, Other Term Loans, Incremental Revolving Loan Commitments, Incremental Term Loan Commitments, Other Revolving Commitments and Other Term Commitments made pursuant to any Incremental Amendment that have different terms and conditions shall be construed to be in different Classes.
“Closing Date” shall mean October 29, 2021.
“CME Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Collateral” shall mean all property and assets with respect to which any security interests have been granted (or purported to have been granted) pursuant to any Security Document to secure the Obligations; provided that the Collateral shall not include any Excluded Assets.
“Collateral Agent” shall mean the Administrative Agent acting as collateral agent for the Secured Parties pursuant to the Security Documents.
“Collateral Exclusions” shall mean (i) customary cash collateral in favor of an agent, letter of credit issuer or similar “fronting” lender, (ii) Liens on property or assets applicable only to periods after the Latest Maturity Date at the time of incurrence and (iii) any Liens on property or assets to the extent that a Lien on such property or asset is also granted to the Collateral Agent for the benefit of the Lenders and the other Secured Parties for so long as such Liens secure such Indebtedness.
“Collateralize” shall mean to (i) pledge and deposit with or deliver to the Collateral Agent or the Issuing Lenders, for the benefit of the Issuing Lenders and the Revolving Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent or (ii) issue back to back letters of credit for the benefit of the Issuing Lender in a form and substance (including as to the identity of the issuer thereof) reasonably satisfactory to the Collateral Agent and the Issuing Lenders, in each case in an amount not less than 103.0% of the outstanding L/C Obligations.

“Commitment” shall mean any of the commitments of any Lender, i.e., a Term Loan Commitment or a Revolving Loan Commitment.
“Commitment and Engagement Letter” shall mean the Commitment and Engagement Letter, dated October 12, 2021, among the Joint Lead Arrangers (and their respective Affiliates party thereto) and the Borrower.
“Commitment Fees” shall have the meaning set forth in Section 4.1(a).
“Commonly Controlled Entity” shall mean a person or an entity, whether or not incorporated, that is under common control with Holdings or the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes Holdings or the Borrower and that is treated as a single employer under Section 414 of the Code.
“Compliance Date” shall mean any date on which the aggregate principal amount of all Revolving Loans, Swingline Loans and L/C Obligations (other than (i) L/C Obligations to the extent Collateralized pursuant to clause (i) of the definition of “Collateralize” and (ii) undrawn L/C Obligations in an amount not to exceed $15,000,000) exceeds 35.0% of the aggregate amount of the Revolving Loan Commitments at such time.
“Consolidated Capital Expenditures” shall mean, as of any date for the applicable Test Period, all capital expenditures of Holdings and its Restricted Subsidiaries on a consolidated basis for such Test Period, as determined in accordance with GAAP.
“Consolidated Current Assets” shall mean, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Holdings and its Restricted Subsidiaries at such date, but excluding (a) cash and Cash Equivalents, (b) amounts related to current or deferred Taxes, (c) assets held for sale, (d) loans to third parties, (e) pension assets, (f) deferred bank fees, (g) deferred tax assets, (h) derivative financial instruments, (i) in the event that a Permitted Receivables Financing is accounted for off balance sheet, (x) gross accounts receivable comprising part of the receivables and other related assets subject to such Permitted Receivables Financing, as applicable, minus (y) collection by such Person against the amounts sold pursuant to clause (i) and (j) the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any Permitted Acquisition or other Investment.
“Consolidated Current Liabilities” shall mean, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Holdings and its Restricted Subsidiaries at such date, but excluding (a) the current portion of any Indebtedness, (b) the current portion of accrued interest except to the extent such accrued interest is past due and unpaid, (c) liabilities relating to current or deferred Taxes, (d) accruals of any costs or expenses related to restructuring reserves or severance, (e) deferred revenue, (f) any Revolving Extensions of Credit or any other liabilities in respect of Revolving Loans, Swingline Loans or letter of credit obligations under any revolving credit facility, (g) the current portion of any Capital Lease Obligation, (h)

liabilities in respect of unpaid earn-outs, (i) amounts related to derivative financial instruments and assets held for sale, (j) escrow account balance, (k) the current portion of any other long-term liabilities, and (l) the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any Permitted Acquisition or other Investment.
“Consolidated Depreciation and Amortization Expense” shall mean, with respect to Holdings and its Restricted Subsidiaries for any Test Period, the total amount of depreciation and amortization Charge, including the amortization of deferred financing fees, debt issuance costs, and commissions, fees and expenses, and goodwill and other intangibles, for such Test Period on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated EBITDA” shall mean, for any Test Period, an amount determined for Holdings and its Restricted Subsidiaries on a consolidated basis equal to Consolidated Net Income, for such Test Period:
(a)    increased by (without duplication):
    (i)    (x) provision for taxes based on income or profits or capital gains, including state, franchise and similar taxes and foreign withholding taxes and any stamp duty taxes of such Person paid or accrued during such Test Period, and (y) an amount equal to the amount of tax distributions actually made to the holders of Capital Stock of such Person or any direct or indirect parent of such Person in respect of such period in accordance with Section 9.2(b)(xi)(A), which shall be included as though such amounts had been paid as income taxes directly by such Person; plus
    (ii)    Cash Consolidated Interest Expense of such Person for such Test Period; plus
    (iii)    Consolidated Depreciation and Amortization Expense of such Person for such Test Period; plus
    (iv)    the amount of any Charges attributable to minority interests or non-controlling interests of third parties in any non-wholly-owned Restricted Subsidiary; plus
    (v)    Charges paid in cash during such Test Period to the extent such Charges are reimbursed during such Test Period in cash by third-party Persons not affiliated with Holdings or any of its Restricted Subsidiaries; plus
    (vi)    Charges attributable to the COVID-19 pandemic or similar pandemic that is outside the control of Holdings and its Restricted Subsidiaries; plus
    (vii)    charitable contributions, including contributions related to any charitable foundations established by Holdings and its Restricted Subsidiaries, in an aggregate amount not to exceed $2,000,000 in any Test Period; plus
    (viii)    [reserved]; plus

    (ix)    the amount of management, monitoring, consulting and advisory fees and related and similar Charges incurred during such Test Period to the Investors and the amount of any directors’ fees, indemnities or reimbursements (including pursuant to any management agreement), to the extent permitted under Section 9.2; plus
    (x)    Charges as a result of Incentive Arrangements incurred during such Test Period resulting from Permitted Acquisitions or Investments permitted hereunder; plus
    (xi)    the amount of pro forma run rate cost savings (including sourcing and supply chain savings), operating expense reductions, operating and productivity improvements and expense and cost saving synergies projected by Holdings in good faith to be realized during such period (calculated on a Pro Forma Basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken in connection with the Transactions or any Permitted Acquisitions and other Investments permitted hereunder, Dispositions and other transactions permitted under this Agreement by Holdings or any Restricted Subsidiary, any operational changes (including, without limitation, operational changes arising out of the modification of contractual arrangements), headcount reductions, synergies, restructurings and cost savings initiatives net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions, provided that (A)(x) such cost savings, operating expense reductions, other operating or productivity improvements and synergies are reasonably expected and factually supportable as determined in good faith by Holdings and (y) such actions are projected by Holdings in good faith to be realized, in each case, within 36 months after the consummation of the transaction or operational change, which is expected to result in such cost savings, operating expense reductions, other operating or productivity improvements or synergies, and (B) no cost savings, operating expense reductions, other operating improvements and synergies shall be added pursuant to this clause to the extent duplicative of any Charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise; plus
    (xii)    Charges incurred in such Test Period in connection with obtaining and maintaining credit ratings; plus
    (xiii)    [reserved]; plus
    (xiv)    Charges relating to changes in GAAP; plus
    (xv)    the net amount, if any, by which consolidated deferred revenues of Holdings and its Restricted Subsidiaries increased during such period; plus
    (xvi)    Charges in connection with any stock options, restricted stock units and performance based restricted stock units, including but not limited to the RSU Payments; plus
    (xvii)    any Charges of Holdings or its direct or indirect parent company in connection with any S-1 registration efforts or in connection with the Sarbanes Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act or any other comparable body of laws, rules or regulations, as applicable to companies with equity securities held by the public, the rules of national securities exchange companies with listed equity, initial, non-recurring or infrequent Charges relating to investor relations and other executive costs, legal and other initial or non-recurring professional Charges, and listing Charges, in each case to the extent arising solely by virtue of the listing of Holdings’ (or Holdings’ direct or indirect holding company’s) equity securities on a national securities exchange; plus
    (xviii)    adjustments and add-backs specifically identified in any quality of earnings report prepared by independent certified public accountants of internationally recognized standing delivered to the Administrative Agent in connection with any Permitted Acquisition or Investment permitted hereunder; plus
    (xix)    Charges associated with pension curtailment or modification to pension or post-retirement plans;
(b)    decreased by (without duplication) (i) non-cash income for such Test Period (other than the accrual of revenue or recording of a receivable), (ii) the net amount, if any, by which consolidated deferred revenues of Holdings and its Restricted Subsidiaries decreased during such period and (iii) the amount of any gains attributable to minority interests or non-controlling interests of third parties in any non-wholly-owned Restricted Subsidiary; and
(c)    increased or decreased by (without duplication):
    (i)    any net gain or loss resulting in such Test Period from obligations under Swap Agreements, plus or minus, as applicable;
    (ii)    any net gain or loss resulting in such Test Period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Swap Agreements for currency exchange risk), plus or minus, as applicable; and
    (iii)    any net after-tax income (loss) from the early extinguishment of Indebtedness or obligations under Swap Agreements or other derivative, plus or minus, as applicable;
all as determined on a consolidated basis for Holdings and its Restricted Subsidiaries in accordance with GAAP; provided, that Holdings may, in its sole discretion, elect to not make any adjustment for any item pursuant to the foregoing clauses (a), (b) or (c) if any such item individually is less than $1,000,000 in any fiscal quarter.
“Consolidated Interest” shall have the meaning set forth in Section 9.2.
“Consolidated Net Income” shall mean with respect to Holdings and its Restricted Subsidiaries for any Test Period, the aggregate of the Net Income of Holdings and its Restricted Subsidiaries for such Test Period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that (without duplication):

(a)    Restructuring Charges and, for all purposes other than the calculation of Excess Cash Flow, extraordinary, infrequent, non-recurring or unusual Charges shall be excluded;
(b)    the cumulative effect of a change in accounting principles during such Test Period shall be excluded;
(c)    any income (loss) attributable to disposed, abandoned, transferred closed or discontinued operations and any gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations or fixed assets shall be excluded;
(d)    any gains or Charges (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Borrower, shall be excluded;
(e)    the Net Income for such Test Period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of Holdings and its Restricted Subsidiaries shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to Holdings or a Restricted Subsidiary thereof in respect of such Test Period by such Person and shall be decreased by the amount of any Charges that have been funded with cash from Holdings or a Restricted Subsidiary during such period;
(f)    solely for the purpose of the definition of “Excess Cash Flow” and determining the amount available for Restricted Payments under Section 9.2(a)(v)(C)(1), the Net Income (but not loss) for such Test Period of any Restricted Subsidiary (other than any Loan Party) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of Holdings will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to Holdings or a Restricted Subsidiary thereof in respect of such Test Period, to the extent not already included therein;
(g)    effects of adjustments (including the effects of such adjustments pushed down to Holdings and its Restricted Subsidiaries) in the property and equipment, software and other intangible assets, deferred revenue, debt line items, current assets and current liabilities in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or any disposition and any increase in amortization or depreciation or other non-cash Charges resulting therefrom and any write-off of any amounts thereof, net of Taxes, shall be excluded;

(h)    any impairment Charge or asset write off, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;
(i)    any non-cash items (including (i) mark-to-market items and timing discrepancies between the time when an item is incurred and when it is recorded under GAAP, due to fluctuations in currency values, (ii) any non-cash Charges reducing Consolidated Net Income for such Test Period; provided, that if any such non-cash Charges represent an accrual or reserve for potential cash items in any future period, (A) the Borrower may elect not to add back such non-cash Charge in the current period and (B) to the extent the Borrower elects to add back such non-cash Charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, (iii) any non-cash compensation Charges recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights during such Test Period, (iv) any non-cash compensation Charge realized from employee benefit plans or other post-employment benefit plans or recorded from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock or other rights to officers, directors, managers or employees and management compensation plans or equity incentive programs or the treatment of such options under variable plan accounting or (v) non-cash income (or Charges) attributable to deferred compensation plans or trusts) shall be excluded;
(j)    any Charges incurred in connection with the Transactions shall be excluded;
(k)    any gains or Charges attributable to the early extinguishment of Indebtedness or Swap Agreements or other derivative agreements (including deferred financing costs written off and premiums paid and any net gain (or loss) from any write-off or forgiveness of Indebtedness) shall be excluded;
(l)    unrealized gains and Charges relating to hedging transactions, foreign exchange transactions (but excluding intercompany transactions) and other investments, fluctuations in currency values in accordance with GAAP and mark-to-market of Indebtedness resulting from the application of GAAP shall be excluded;
(m)    for all purposes other than the calculation of Excess Cash Flow, any Charges or any amortization thereof related to any Equity Offering, Permitted Investment, acquisition (including earn-out provisions) or disposition, recapitalization or the incurrence or refinancing of Indebtedness (in each case, whether or not successful) for such period shall, in each case, be excluded;
(n)    any Charges incurred by Holdings or a Restricted Subsidiary of Holdings during such Test Period pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Holdings (or its direct or indirect parent) or Net

Cash Proceeds of an issuance of Equity Interest of Holdings (or its direct or indirect parent) (other than Disqualified Stock) shall be excluded;
(o)    for all purposes other than the calculation of Excess Cash Flow, any (x) Charges that are covered by indemnification or other reimbursement provisions in connection with any investment, acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, or (y) Charges with respect to liability or casualty events or business interruption covered by insurance, in each case to the extent actually reimbursed, or, so long as the Borrower has made a determination that reasonable evidence exists that such indemnification or reimbursement will be made, and only to the extent that such amount is (i) not denied by the applicable indemnifying party, obligor or insurer in writing within 365 days after such determination and (ii) in fact indemnified or reimbursed within 365 days after such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365-day period), shall be excluded;
(p)    any amounts that are used to fund payments pursuant to Section 9.2(b)(xi) that, if paid by Holdings would have reduced Consolidated Net Income, shall be included to reduce Consolidated Net Income; and
(q)    accruals and reserves that are established or adjusted within 12 months after the Closing Date that are so required to be established as a result of the Transactions (or within 12 months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP shall be excluded;
provided, that Holdings may, in its sole discretion, elect to not make any adjustment for any item pursuant to the foregoing clauses (a) through (q) if any such item individually is less than $1,000,000 in any fiscal quarter.
Solely for purposes of calculating Consolidated EBITDA, the Net Income of Holdings and its Restricted Subsidiaries shall be calculated without deducting the income attributable to the minority equity interests of third parties in any non-Wholly Owned Subsidiary that is a Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties.
In addition, notwithstanding the foregoing, for the purpose of Section 9.2 only (other than clauses (a)(v)(C)(4) and (a)(v)(C)(5)), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by Holdings and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from Holdings and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by Holdings or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under Sections 9.2(a)(v)(C)(4) and (a)(v)(C)(5).

“Consolidated Total Debt” shall mean all Indebtedness of a Person and its Restricted Subsidiaries for borrowed money, excluding obligations in respect of letters of credit, bankers’ acceptances, bank guarantees, surety bonds, performance bonds, advance payment guarantees or bonds, warranties, bid guarantees or bonds and similar instruments except to the extent of unreimbursed amounts thereunder (provided, that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Total Debt until three Business Days after such amount is drawn). The amount of Consolidated Total Debt for which recourse is limited either to a specified amount or to an identified asset of such Person shall be deemed to be equal to such specified amount or, if less, the fair market value of such identified asset. For the avoidance of doubt, Consolidated Total Debt shall not include (i) undrawn letters of credit, (ii) net obligations under any Swap Agreement, (iii) any earn-out obligations, (iv) any deferred compensation arrangements or (v) any non-compete or consulting obligations.
“Consolidated Working Capital” shall mean, at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.
“Consolidated Working Capital Adjustment” shall mean, for any Test Period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such Test Period exceeds (or is less than (in which case the Consolidated Working Capital Adjustment will be a negative number)) Consolidated Working Capital as of the end of such Test Period.
“Contingent Obligation” shall mean, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (such obligations, “Primary Obligations”) of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent,
(a)    to purchase any such Primary Obligation or any property constituting direct or indirect security therefore,
(b)    to advance or supply funds
    (i)    for the purchase or payment of any such Primary Obligation, or
    (ii)    to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor, or
(c)    to purchase property, securities or services primarily for the purpose of assuring the owner of any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation against loss in respect of such Primary Obligation.
provided that the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related Primary Obligation, or portion thereof, in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by an Authorized Officer.
“Contractual Obligation” shall mean, with respect to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Control Investment Affiliate” shall mean, with respect to any Person, any other Person that (a) directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies.
“Converting Consenting Term B Lender” shall mean each Term Lender that has elected to be a “Converting Consenting Term B Lender” on its signature page to Amendment No. 2.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Jurisdiction CFC” shall mean any CFC that is incorporated in, or organized under the laws of, a Covered Jurisdiction and is a Subsidiary of Holdings as of the Closing Date.
“Covered Jurisdiction” shall mean the United States, Ireland, Luxembourg, any jurisdiction in which a Co-Borrower is organized and any additional jurisdictions designated by the Borrower.
“Credit Agreement Refinancing Debt” shall mean (a) First Priority Credit Agreement Refinancing Debt, (b) Junior Priority Credit Agreement Refinancing Debt, (c) Unsecured Credit Agreement Refinancing Debt or (d) Indebtedness incurred or Other Revolving Commitments obtained pursuant to a Refinancing Amendment that complies with the Credit

Agreement Refinancing Requirements, in each case issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans, outstanding Revolving Loans or (in the case of Other Revolving Commitments obtained pursuant to a Refinancing Amendment) Revolving Loan Commitments hereunder (including any successive Credit Agreement Refinancing Debt) (any such extended, renewed, replaced or refinanced Term Loans, Revolving Loans or Revolving Loan Commitments, “Refinanced Credit Agreement Debt”); provided that (i) such extending, renewing or refinancing Indebtedness (including, if such Indebtedness includes or relates to any Other Revolving Commitments, the unused portion of such Other Revolving Commitments) is in an original aggregate principal amount (or accreted value, if applicable) not greater than the aggregate principal amount (or accreted value, if applicable) of the Refinanced Credit Agreement Debt (and, in the case of Refinanced Credit Agreement Debt consisting, in whole or in part, of unused Revolving Loan Commitments or Other Revolving Commitments, the amount thereof) plus an amount equal to unpaid and accrued interest and premium thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount), (ii) in the case of Other Revolving Commitments and Other Revolving Loans, there shall be no required repayment thereof (other than in connection with a voluntary reduction of commitments or availability thereunder) prior to the maturity thereof and (iii) such Refinanced Credit Agreement Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Debt is issued, incurred or obtained; provided that, to the extent that such Refinanced Credit Agreement Debt consists, in whole or in part, of Revolving Loan Commitments or Other Revolving Commitments (or Revolving Loans or Other Revolving Loans incurred pursuant to any Revolving Loan Commitments or Other Revolving Commitments), such Revolving Loan Commitments or Other Revolving Commitments, as applicable, shall be terminated, and all accrued fees in connection therewith shall be paid, on the date such Credit Agreement Refinancing Debt is issued, incurred or obtained.
“Credit Agreement Refinancing Requirements” shall mean, with respect to any Indebtedness incurred by the Borrower to Refinance, in whole or part, any other tranche of Indebtedness (such other Indebtedness, “Refinanced Debt”):
(a)    with respect to all such Indebtedness:
    (i)    the other terms and conditions of such Indebtedness (excluding pricing, fees, rate floors and optional prepayment or redemption terms and covenants (x) applicable only to periods after the Latest Maturity Date of any Term Facility (in the case of any Refinancing Term Debt) or Revolving Facility (in the case of any Refinancing Revolving Debt) or (y) that are also made for the benefit of the Lenders) (I) reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined by the Borrower in good faith) or (II) are substantially identical to, or (taken as a whole) are no more favorable to the providers of such Indebtedness (in each case, as determined by the Borrower in good faith) than, those applicable to the Refinanced Debt; provided that the terms of any such Indebtedness shall not provide for any financial covenant unless such covenant shall also apply for the benefit of the Revolving Lenders;

    (ii)    there shall be no borrower or guarantor in respect of any such Indebtedness that is not a Loan Party, and the borrower or issuer with respect to any such Indebtedness shall be the Borrower;
    (iii)    if such Indebtedness is secured, (x) such Indebtedness shall not be secured by any assets that do not constitute Collateral (except the Collateral Exclusions) and (y) a Senior Representative acting on behalf of the providers of such Indebtedness shall have come party to an Acceptable Intercreditor Agreement; and
    (iv)    the proceeds of such Indebtedness shall be promptly applied to permanently repay (and, in the case of the Revolving Facility, to permanently reduce the commitments thereunder) the outstanding amount of such Refinanced Debt;
(b)    if such Indebtedness constitutes Refinancing Revolving Debt:
    (i)    other than the Permitted Earlier Maturity Indebtedness Exception, such Indebtedness does not mature (or require mandatory prepayment, commitment reductions or amortization) prior to the final stated maturity date of the Refinanced Debt; and
    (ii)    such Indebtedness includes provisions providing for the pro rata treatment of payment, repayment, borrowings, participations and commitment reductions of the Revolving Facility and such Indebtedness reasonably acceptable to the Administrative Agent and the Borrower; and
(c)    if such Indebtedness constitutes Refinancing Term Debt:
    (i)    other than the Permitted Earlier Maturity Indebtedness Exception, such Indebtedness does not mature prior to, or have a shorter Weighted Average Life to Maturity than, the Refinanced Debt; and
    (ii)    such Indebtedness shares not greater than ratably in (or, if such Indebtedness constitutes Unsecured Refinancing Term Debt or Junior Priority Refinancing Term Debt, on a junior basis with respect to) any mandatory prepayments of any Term Loans then outstanding.
“Customary Bridge Facilities” shall mean customary “bridge” facilities that automatically convert into or are exchanged for permanent financing that does not provide for either (a) an earlier final maturity date than the Latest Maturity Date of all applicable Classes of Commitments and Loans then in effect or (b) a shorter Weighted Average Life to Maturity than the remaining Weighted Average Life to Maturity of all applicable Classes of Commitments and Loans then in effect.
“Daily Simple SOFR” shall mean, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the

SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Daily Simple SOFR Loan” shall mean a Loan bearing interest at a rate determined by reference to the Adjusted Daily Simple SOFR.
“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Proceeds” shall have the meaning set forth in Section 5.2(f).
“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.
“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by Holdings or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.
“Designated Preferred Stock” shall mean preferred stock of Holdings or any direct or indirect parent of Holdings (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by Holdings or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to a certificate of an Authorized Officer of the Borrower, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 9.2(a)(v).
“Designated Sale Leaseback Transaction” shall mean any Specified Sale Leaseback Transaction designated as such pursuant to a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent.
“Disposition” shall have the meaning set forth in the definition of “Asset Sale.”
“Disqualified Lenders” shall mean the Persons set forth on Schedule 1.1 as such schedule may be updated from time to time solely with respect to any competitor of Holdings and its Subsidiaries following the ~~Closing~~Amendment No. 2 Effective Date; provided that (i)

updates to the Disqualified Lender schedule after a relevant trade date shall not retroactively disqualify a Lender that was not a Disqualified Lender on such trade date and (ii) to the extent the Borrower has consented (in writing in its sole and absolute discretion), a Person will not be considered a Disqualified Lender. The list of Disqualified Lenders shall be made available to any Lender at all times, at the request of such Lender. The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to post the list of Disqualified Lenders provided by the Borrower and any updates thereto from time to time on the Platform, including that portion of the Platform that is designated for “public-side” Lenders.
“Disqualified Stock” shall mean, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date that is ninety-one (91) days after the Latest Maturity Date; provided that if such Capital Stock is issued to any plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Distressed Person” shall have the meaning set forth in the definition of “Lender-Related Distress Event.”
“Dividing Person” shall have the meaning set forth in the definition of “Division.”
“Division” means the division of the assets, liabilities or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
“Dollar Denominated Loan” shall mean each Loan denominated in Dollars, which shall include each Term B Loan, each Incremental Term Loan denominated in Dollars, each Dollar Denominated Revolving Loan and each Swingline Loan.
“Dollar Denominated Revolving Loan” shall mean each Revolving Loan denominated in Dollars.
“Dollar Equivalent” shall mean, with respect to any amount denominated in an Alternate Currency as of any date of determination by the Administrative Agent (or the applicable Issuing Lender, as the case may be), the Spot Currency Exchange Rate (determined in respect of the most recent Revaluation Date).
“Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States.
“Domestic Subsidiary” shall mean, with respect to any Person, any Subsidiary of such Person incorporated in, or organized under the laws of, the United States, any state thereof or the District of Columbia.
“Drawing” shall have the meaning set forth in Section 3.5(b).
“Dutch Auction” shall mean one or more purchases (each, a “Purchase”) by a Permitted Eligible Assignee or an Affiliated Lender (either, a “Purchaser”) of Term Loans pursuant to Section 13.4(a)(iii) or 13.4(a)(iv); provided that each such Purchase is made on the following basis:
(a)    (i) the Purchaser will notify the Administrative Agent in writing (a “Purchase Notice”) (and the Administrative Agent will deliver such Purchase Notice to each relevant Lender) that such Purchaser wishes to make an offer to purchase from each Term Lender or each Lender with respect to any Class of Term Loans on an individual tranche basis Term Loans, in an aggregate principal amount as is specified by such Purchaser (the “Term Loan Purchase Amount”) with respect to each applicable tranche, subject to a range or minimum discount to par expressed as a price at which range or price such Purchaser would consummate the Purchase (the “Offer Price”) of such Term Loans to be purchased (it being understood that different Offer Prices or Term Loan Purchase Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this definition); provided that the Purchase Notice shall specify that each Return Bid (as defined below) must be submitted by a date and time to be specified in the Purchase Notice, which date shall be no earlier than the second Business Day following the date of the Purchase Notice and no later than the fifth Business Day following the date of the Purchase Notice; (ii) at the time of delivery of the Purchase Notice to the Administrative Agent, no Default or Event of Default shall have occurred and be continuing or would result therefrom (which condition shall be certified as being satisfied in such Purchase Notice); and (iii) the Term Loan Purchase Amount specified in each Purchase Notice delivered by such Purchaser to the Administrative Agent shall not be less than $10,000,000 in the aggregate;
(b)    such Purchaser will allow each Lender holding the Class of Term Loans subject to the Purchase Notice to submit a notice of participation (each, a “Return Bid”) which shall specify (i) one or more discounts to par of such Lender’s tranche or tranches of Term Loans subject to the Purchase Notice expressed as a price (each, an “Acceptable Price”) (but in no event will any such Acceptable Price be greater than the highest Offer Price for the Purchase subject to such Purchase Notice) and (ii) the principal amount of such Lender’s tranches of Term Loans at which such Lender is willing to permit a purchase of all or a portion of its Term Loans to occur at each such Acceptable Price (the “Reply Amount”);
(c)    based on the Acceptable Prices and Reply Amounts of the Term Loans as are specified by the Lenders, the Administrative Agent in consultation with such Purchaser, will determine the applicable discount (the “Applicable Discount”) which will be the lower of (i) the lowest Acceptable Price at which such Purchaser can complete the Purchase for the entire Term Loan Purchase Amount and (ii) in the event that the aggregate Reply Amounts relating to such Purchase Notice are insufficient to allow such Purchaser to complete a purchase of the entire Term Loan Purchase Amount the highest Acceptable Price that is less than or equal to the Offer Price;
(d)    such Purchaser shall purchase Term Loans from each Lender with one or more Acceptable Prices that are equal to or less than the Applicable Discount at the Applicable Discount (such Term Loans being referred to as “Qualifying Loans” and such Lenders being referred to as “Qualifying Lenders”), subject to clauses (e), (f), (g) and (h) below;
(e)    such Purchaser shall purchase the Qualifying Loans offered by the Qualifying Lenders at the Applicable Discount; provided that if the aggregate principal amount required to purchase the Qualifying Loans would exceed the Term Loan Purchase Amount, such Purchaser shall purchase Qualifying Loans ratably based on the aggregate principal amounts of all such Qualifying Loans tendered by each such Qualifying Lender;
(f)    the Purchase shall be consummated pursuant to and in accordance with Section 13.4 and, to the extent not otherwise provided herein, shall otherwise be consummated pursuant to procedures (including as to timing, rounding and minimum amounts, Interest Periods, and other notices by such Purchaser) reasonably acceptable to the Administrative Agent (provided that, subject to the proviso of clause (g) of this definition, such Purchase shall be required to be consummated no later than five (5) Business Days after the time that Return Bids are required to be submitted by Lenders pursuant to the applicable Purchase Notice);
(g)    upon submission by a Lender of a Return Bid, subject to the foregoing clause (f), such Lender will be irrevocably obligated to sell the entirety or its pro rata portion (as applicable pursuant to clause (e) above) of the Reply Amount at the Applicable Discount plus accrued and unpaid interest through the date of purchase to such Purchaser pursuant to Section 13.4 and as otherwise provided herein; provided that as long as no Return Bids have been submitted each Purchaser may rescind its Purchase Notice by notice to the Administrative Agent; and
(h)    purchases by a Permitted Eligible Assignee of Qualifying Loans shall result in the immediate Cancellation of such Qualifying Loans.
“ECF Percentage” shall mean 50%; provided that the ECF Percentage shall be reduced to (i) 25% if the Total Net First Lien Leverage Ratio as of the last day of the respective

Excess Cash Flow Period is less than or equal to 2.85 to 1.00 and greater than 2.35 to 1.00 and (ii) 0% if the Total Net First Lien Leverage Ratio as of the last day of the respective Excess Cash Flow Period is less than or equal to 2.35 to 1.00.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Government Obligation” shall mean direct non-callable obligations of the United Kingdom and any EMU member for the payment of which obligations the full faith and credit of the respective nation is pledged; provided that such nation has a credit rating at least equal to that of the highest rated member nation of the European Economic Area.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” shall mean any Person that meets the requirements to be an assignee under Section 13.4(a)(i) and (a)(ii)(B) (subject to such consents, if any, as may be required under Section 13.4(a)(i)); provided that “Eligible Assignee” shall (x) include Permitted Eligible Assignees, subject to the provisions of Section 13.4(a)(iii), but solely to the extent that any such Person purchases or acquires Term Loans and effects a Cancellation immediately upon such contribution, purchase or acquisition pursuant to documentation reasonably satisfactory to the Administrative Agent, (y) include Affiliated Investment Funds and Affiliated Lenders, subject to the provisions of Section 13.4(a)(iv) and (z) not include any natural person, any Defaulting Lenders or the Borrower or any of Holdings’ or the Borrower’s Affiliates (in each case, other than as set forth in clause (x) or (y) above) or any Disqualified Lenders.
“EMU” shall mean the Economic and Monetary Union as contemplated in the EU Treaty.
“EMU Legislation” shall mean the legislative measures of the EMU for the introduction of, changeover to, or operation of the Euro in one or more member states.
“End Date” shall have the meaning set forth in the definition of “Applicable Margin.”
“Environmental Laws” shall mean any and all foreign, federal, state, local or municipal Requirements of Law regulating, relating to or imposing liability or standards of conduct concerning Materials of Environmental Concern, human health and safety with respect to exposure to Materials of Environmental Concern, and protection or restoration of the environment.
“Environmental Orders” shall have the meaning set forth in Section 6.17(b).
“Environmental Proceedings” shall have the meaning set forth in Section 6.17(b).
“Equity Cure Period” shall have the meaning set forth in Section 11.3(a).
“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
“Equity Offering” shall mean any public or private sale of common stock or Preferred Stock of Holdings or any of its direct or indirect parent companies.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EU Treaty” shall mean the Treaty on European Union.
“EURIBOR Interpolated Rate” shall mean, at any time, with respect to each Borrowing of Euro Denominated Loans, the rate per annum (rounded to the same number of decimal places as the EURIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBOR Screen Rate for the longest period (for which the EURIBOR Screen Rate is available for Euros) that is shorter than the Impacted EURIBOR Rate Interest Period; and (b) the EURIBOR Screen Rate for the shortest period (for which the EURIBOR Screen Rate is available for Euros) that exceeds the Impacted EURIBOR Rate Interest Period, in each case, at such time; provided that, if any EURIBOR Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“EURIBOR Rate” shall mean, with respect to each Borrowing of Euro Denominated Loans, the EURIBOR Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period; provided that, if the EURIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted EURIBOR Rate Interest Period”) with respect to Euros then the EURIBOR Rate shall be the EURIBOR Interpolated Rate.
“EURIBOR Screen Rate” shall mean the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as of 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower. If the EURIBOR Screen Rate shall be less than zero, the EURIBOR Screen Rate shall be deemed to be zero for purposes of this Agreement.
“Euro” and “€” shall mean the single currency of the Participating Member States introduced in accordance with the provisions of Article 109(i)4 of the EU Treaty.
“Euro Denominated Loan” shall mean each Loan denominated in Euros, which shall include each Incremental Term Loan denominated in Euros and each Revolving Loan denominated in Euros.
“Event of Default” shall have the meaning set forth in Section 11.1.
“Excess Cash Flow” shall mean, for any period, the excess, if any, of:
(a)    the sum, without duplication, of:
    (i)    Consolidated Net Income for such period; plus
    (ii)    an amount equal to the amount of all non-cash losses or Charges to the extent deducted in arriving at such Consolidated Net Income; plus
    (iii)    decreases in Working Capital (other than any such decreases arising from acquisitions or dispositions by Holdings and its Restricted Subsidiaries completed during such period),
    (iv)    an amount equal to the aggregate net non-cash loss on dispositions by Holdings and its Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; plus,
    (iv)    to the extent not funded with proceeds of Indebtedness (other than revolving loans) and deducted in arriving at Consolidated Net Income, cash Restructuring Charges;
(b)    over the sum, without duplication, of:
    (i)    an amount equal to the amount of all non-cash gains or credits included in arriving at such Consolidated Net Income (including any amounts included in Consolidated Net Income of proceeds received or due from business interruption insurance or reimbursement of expenses and charges pursuant to indemnification and other reimbursement provisions in connection with any acquisition or other Investment or any disposition of any asset permitted under this Agreement to the extent such amounts are due but not received during such period); plus
    (ii)    cash charges, expenditures and losses added to (or excluded from the determination of) Consolidated Net Income (other than to the extent financed with the proceeds of long term Indebtedness); plus
    (iii)    to the extent not funded with proceeds of Indebtedness (other than revolving loans) and not deducted in arriving at Consolidated Net Income for such Excess Cash Flow period, all mandatory prepayments of the Term Loans pursuant to Asset Sale Mandatory Prepayment actually made during such Excess Cash Flow period in cash but only to the extent that the Asset Sale or casualty event giving rise to the obligation to make a mandatory prepayment pursuant to Asset Sale Mandatory Prepayment resulted in a corresponding increase in Consolidated Net Income (and any deductions pursuant to this clause (ii) shall not exceed such increase in Consolidated Net Income); plus
    (iv)    to the extent not funded with proceeds of Indebtedness (other than revolving loans) and not deducted in arriving at Consolidated Net Income for such Excess Cash Flow period, the aggregate amount of all regularly scheduled principal amortization payments of Indebtedness (including the Applicable Indebtedness) and other payments of any Indebtedness (excluding Applicable Indebtedness) actually made in cash on their due date during such Excess Cash Flow period (including payments in respect of Finance Lease Obligations to the extent not deducted in the calculation of Consolidated Net Income); plus
    (v)    cash expenditures made during such Excess Cash Flow period in respect of Hedge Agreements or other derivative instruments to the extent not deducted in determining Consolidated Net Income for such Excess Cash Flow period; plus
    (vi)    the amount of Cash Equivalents subject to cash collateral or other deposit arrangements made with respect to letters of credit or Swap Agreements in such period; provided that if such Cash Equivalents cease to be subject to those arrangements, such amount shall be added back to Excess Cash Flow for the Excess Cash Flow period when such arrangements cease; plus
    (vii)    an amount equal to the aggregate net non-cash gain on dispositions by Holdings and its Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income; plus
    (viii)    increases in Working Capital for such period (other than any such increases arising from acquisitions or dispositions by Holdings and its Restricted Subsidiaries during such period); plus
    (ix)    cash payments by Holdings and its Restricted Subsidiaries during such period in respect of long-term liabilities of Holdings and its Restricted Subsidiaries other than Indebtedness to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income and to the extent not financed with the proceeds of long-term Indebtedness of Holdings or its Restricted Subsidiaries; plus

    (x)    to the extent not financed with the proceeds of long-term Indebtedness of Holdings or its Restricted Subsidiaries, the amount of taxes (including penalties and interest) paid in cash or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period; plus
    (xi)    the aggregate amount of Transaction Costs incurred during such period to the extent not deducted in the calculation of Consolidated Net Income and were not financed with the proceeds of long-term Indebtedness of Holdings or its Restricted Subsidiaries; plus
    (xii)    any amounts paid that are used to fund payments pursuant to Section 9.2(b)(xi); plus
    (xiii)    to the extent not funded with proceeds of Indebtedness (other than revolving loans) and not deducted in arriving at Consolidated Net Income for such Excess Cash Flow period, the aggregate amount of Charges in cash (but, excluding any amounts deducted pursuant to the Dollar for Dollar ECF Deductions) actually made by the Borrower or any of its Restricted Subsidiaries during such Excess Cash Flow period.
For purposes of calculating Excess Cash Flow for any Excess Cash Flow period, for each Permitted Acquisition or other similar acquisition consummated during such Excess Cash Flow period, (x) the Consolidated Net Income of a target of any Permitted Acquisition or other similar acquisition shall be included in such calculation only from and after the date of the consummation of such Permitted Acquisition or other similar acquisition and (y) for the purposes of calculating Working Capital, (A) the total assets of a target of such Permitted Acquisition or other similar acquisition (other than cash and Cash Equivalents), as calculated as at the date of consummation of the applicable Permitted Acquisition or other similar acquisition, which may properly be classified as current assets on a consolidated balance sheet of the Holdings and its Restricted Subsidiaries in accordance with GAAP (assuming, for the purpose of this clause (A), that such Permitted Acquisition or other similar acquisition has been consummated) and (B) the total liabilities of the applicable target of any Permitted Acquisition or other similar acquisition, as calculated as at the date of consummation of the applicable Permitted Acquisition or other similar acquisition, which may properly be classified as current liabilities (other than the current portion of any long term liabilities and accrued interest thereon) on a consolidated balance sheet of Holdings and its Restricted Subsidiaries in accordance with GAAP (assuming, for the purpose of this clause (B), that such Permitted Acquisition or other similar acquisition has been consummated), shall, in the case of both immediately preceding clauses (A) and (B), be calculated as the difference between the Consolidated Working Capital of the applicable target of any Permitted Acquisition or other similar acquisition at the end of the applicable Excess Cash Flow period from the date of consummation of the Permitted Acquisition or other similar acquisition.
“Excess Cash Flow Application Date” shall have the meaning set forth in Section 5.2(b).

“Excess Cash Flow Period” shall mean each fiscal year of Holdings beginning with the fiscal year ending December 31, 2022.
“Excluded Assets” shall mean, subject to and consistent with the Security and Guarantee Principles:
    (i)    all parcels of fee-owned Real Property (other than fixtures) and all parcels of Real Property constituting Leaseholds (other than fixtures);
    (ii)    (a) commercial tort claims (except to the extent a security interest therein can be perfected by the filing of a UCC financing statement or the equivalent under other applicable law or automatically without any additional filing), (b) any vehicles and other assets subject to certificates of title (except to the extent a security interest therein can be perfected by the filing of a UCC financing statement or the equivalent under other applicable law or automatically without any additional filing) and (c) any letter of credit rights (except to the extent a security interest therein can be perfected by the filing of a UCC financing statement or the equivalent under other applicable law or automatically without any additional filing);
    (iii)    any assets where the grant of a security interest therein is prohibited by law (including restrictions in respect of Margin Stock and financial assistance, fraudulent conveyance, preference, thin capitalization or other similar laws or regulations) or contract permitted hereunder and binding on such property at the time of its acquisition and not entered into in contemplation thereof, or requires governmental or third party consents required pursuant to applicable law that have not been obtained, in each case, after giving effect to applicable anti-assignment provisions of the UCC or other applicable law, other than the proceeds and receivables thereof the assignment of which is deemed effective under the UCC or other applicable law notwithstanding such prohibition or restriction or results in material adverse tax, accounting or regulatory consequences as reasonably determined by the Borrower in consultation with the Administrative Agent, other than Specified Adverse Tax Consequences;
    (iv)    Margin Stock and Equity Interests in any Person other than Wholly-Owned Subsidiaries that are Restricted Subsidiaries to the extent not permitted by the terms of such Person’s Organizational Documents or joint venture documents except to the extent such prohibition is rendered ineffective after giving effect to applicable anti-assignment provisions of the UCC or other applicable law, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition or restriction;
    (v)    any assets where the cost of obtaining a security interest in, or perfection of, such assets (including the cost of all applicable legal fees) exceeds the practical benefit to the Lenders afforded thereby (as reasonably determined by the Borrower in consultation with the Administrative Agent);
    (vi)    any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition or restriction;

    (vii)    any lease, license, contract or other agreement or any property subject to a purchase money security interest, Capital Lease Obligation or similar arrangement permitted by the Loan Documents to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money, Capital Lease Obligation or similar arrangement or create a right of termination in favor of any other party thereto (other than a Loan Party) or otherwise materially adversely amend any rights, benefits or obligations or require the taking of any action that would be materially adverse to any Loan Party, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition or restriction;
    (viii)    any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable U.S. federal law;
    (ix)    any assets of, or Indebtedness owned by, any Subsidiary that is not a Loan Party;
    (x)    any property (other than Equity Interests) acquired after the Closing Date that is secured by pre-existing Liens permitted by clause (f) of the definition of “Permitted Liens” securing pre-existing secured Indebtedness permitted pursuant to Section 9.4(b)(viii) and not incurred in anticipation of the acquisition by the Borrower or applicable Guarantor of such property, to the extent that the granting of a security interest in such property would be prohibited under the terms of such secured Indebtedness after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition or restriction;
    (xi)    Equity Interests in Immaterial Subsidiaries, Unrestricted Subsidiaries, captive insurance companies, joint ventures, special purpose entities and non-Wholly Owned Subsidiaries;
    (xii)    to the extent used exclusively to hold funds in trust for the benefit of third parties (other than a Loan Party), (A) payroll, healthcare and other employee wage and benefit accounts, (B) tax accounts, including, without limitation, sales tax accounts, (C) escrow, defeasance and redemption accounts, (D) fiduciary or trust accounts and (E) in the case of clauses (A) through (D) above, the funds or other property held in or maintained in any such account solely for such purposes;
    (xiii)    any Transferred Assets securing Permitted Receivables Financings;
    (xiv)    the Equity Interests of any Subsidiary that is a CFC (other than a Covered Jurisdiction CFC) or CFC Holdco, other than 65.0% of the total outstanding voting Equity Interests and 100.0% of the total outstanding non-voting Equity Interests of a CFC (other than a Covered Jurisdiction CFC) or a CFC Holdco that, in each case, is directly owned by a Loan Party; and
    (xv)    the Equity Interests of a Subsidiary if the granting of a pledge or security interest in such Equity Interests would result in material adverse tax consequences other than Specified Adverse Tax Consequences (as reasonably determined by Holdings in consultation with the Administrative Agent).

In addition, subject to the Security and Guarantee Principles, (i) no action shall be required to be taken in order to perfect assets requiring perfection through control or similar agreements or by “control” (including deposit accounts, other bank accounts or securities accounts) (other than (x) the delivery of Certificated Securities in the Borrower and Restricted Subsidiaries of Holdings otherwise required to be pledged under the Loan Documents and (y) intercompany notes and other promissory notes held by the Borrower or any Guarantor with a principal amount in excess of $5,000,000 individually or in the aggregate, (ii) the Loan Parties shall not be required to obtain any landlord waivers, estoppels or collateral access letters and (iii) no action shall be required to be taken in any jurisdiction that is not a Covered Jurisdiction to create any security interest in assets located or titled outside of a Covered Jurisdiction (including any Intellectual Property registered in any jurisdiction that is not a Covered Jurisdiction) or perfect any security interest in such assets or enter into any security agreements or pledge agreements governed by the laws of any jurisdiction that is not a Covered Jurisdiction (other than, in each case (x) with respect to the Equity Interests issued by any Intermediate Holding Company and the assets of any Intermediate Holding Company, in each case, organized, formed or incorporated in a jurisdiction that is not a Covered Jurisdiction and (y) with respect to Canadian Holdco, in Canada).
“Excluded Contribution” shall mean Net Cash Proceeds received by Holdings since immediately after the Closing Date from:
(a)    contributions to its common equity capital and
(b)    the sale (other than to a Restricted Subsidiary of Holdings or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Holdings) of Capital Stock of Holdings (other than Disqualified Stock and other than to the extent used to incur Indebtedness pursuant to Section 9.4(b)(xxvii)), in each case that are excluded from the calculation set forth in Section 9.2(a)(v).
“Excluded Subsidiary” shall mean (i) any Restricted Subsidiary of Holdings that is not a Wholly Owned Subsidiary if either (a) such entity is no longer a Subsidiary of Holdings or (b)(x) Holdings has adequate Investment capacity to have made an Investment in such entity equal to the fair market value at such time of the Investment that Holdings and its Restricted Subsidiaries hold in such entity, (y) the Disposition or other transaction resulting in such entity becoming an Excluded Subsidiary was otherwise permitted under this Agreement and (z) such Disposition or transaction was made for a bona fide business purpose and not to evade the guarantee requirements under this Agreement and the other Loan Documents, (ii) any Subsidiary of Holdings that is a captive insurance company, not-for-profit Subsidiary or special purpose entity, (iii) any Restricted Subsidiary of Holdings designated as an Unrestricted Subsidiary after the Closing Date in accordance with, and pursuant to, Section 8.11, (iv) any Subsidiary to the extent that the burden or cost of obtaining a guarantee is excessive in relation to the benefit (or potential benefit, taking into account the likelihood of any meaningful recovery under such guarantee) afforded thereby as reasonably determined by the Borrower and the Administrative Agent, (v) any Subsidiary for which the provision of a Guarantee would result in material adverse accounting or regulatory consequences as reasonably determined in good faith by the Borrower in consultation with the Administrative Agent, (vi) any Restricted Subsidiary that is (a) a CFC (other than a Covered Jurisdiction CFC), (b) a CFC Holdco, or (c) a Subsidiary of a Foreign Subsidiary that is a CFC (other than a Covered Jurisdiction CFC) and (vii) any Subsidiary if the provision of a Guarantee by such Subsidiary would result in material adverse tax consequences other than Specified Adverse Tax Consequences (as reasonably determined by Holdings in consultation with the Administrative Agent); provided that, notwithstanding the foregoing clauses (i) through (vii), Holdings may in its sole discretion designate any Excluded Subsidiary that is a Restricted Subsidiary organized or incorporated in a Covered Jurisdiction as a Subsidiary Guarantor; provided, further, that (x) neither the Borrower nor any Co-Borrower shall be an Excluded Subsidiary, and (y) no Intermediate Holding Company shall be an Excluded Subsidiary.
“Excluded Swap Obligation” shall mean, with respect to any Guarantor at any time, any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the CEA, if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is illegal at such time under the CEA or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the CEA.
“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any Issuing Lender, or any other recipient of any payment to be made by or on behalf of the Borrower or any Guarantor hereunder or under any other Loan Document, (i) any Tax imposed on or measured by its net income (however denominated), and any franchise taxes imposed on it and any branch profits Taxes, in each case, imposed (a) as a result of such recipient being organized under the laws of or having its principal office or applicable lending office in the jurisdiction imposing such Tax, or any political subdivision thereof or therein, or (b) as a result of any other present or former connection between such recipient and the jurisdiction imposing such Tax or any political subdivision thereof or therein (other than any connection arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document), (ii) any Tax imposed under FATCA, (iii) any withholding Tax that is attributable to the Administrative Agent’s, a Lender’s or an Issuing Lender’s failure to comply with Section 5.5(b), (c) or (d), (iv) any U.S. federal withholding Tax that is imposed on amounts payable to a Lender pursuant to a law in effect at the time (x) such Lender becomes a party hereto (other than pursuant to an assignment request by the Borrower under Section 2.14) or (y) such Lender designates a new lending office, except to the extent such Lender or, in the case of an assignment following a Change in Tax Law, its assignor was entitled, immediately prior to the time of such assignment (or designation of a new lending office), to receive additional amounts from the Borrower or Guarantor with respect to such withholding Tax pursuant to Section 5.5(a), and (v) any withholding tax due under the Luxembourg law dated December 23, 2005, as amended, on savings income paid by a paying agent established in Luxembourg to Luxembourg resident individuals.
“Executive Order” shall have the meaning set forth in Section 6.21(d)(i).
“Existing Credit Agreements” shall mean, collectively, the (i) Amended and Restated Credit and Guaranty Agreement, dated as of February 25, 2020, among the Borrower, the guarantors party thereto, the lenders party thereto, and Nomura Corporate Funding Americas, LLC, as agent, and (ii) Second Lien Credit and Guaranty Agreement, dated as of February 25, 2020, among the Borrower, the guarantors party thereto, the lenders party thereto, and Nomura Corporate Funding Americas, LLC, as agent, in each case, as amended, supplemented or otherwise modified.
“Existing Letters of Credit” shall mean each letter of credit previously issued for the account of the Borrower or any of its subsidiaries to the extent such letter of credit is listed on Schedule 3.1(a).
“Facility” or “Facilities” shall mean (a) any Term Facility and (b) any Revolving Facility, as the context may require.
“Facing Fee” shall have the meaning set forth in Section 4.1(c).
“fair market value” shall mean, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Borrower in good faith which determination, if supported by an opinion of an independent valuation or investment banking firm of nationally recognized standing, shall be conclusive absent manifest error.
“Family Related Parties” shall mean in respect of any Person, (a) any spouse of such Person, (b) the estate of such Person or the estate of any other Person under preceding clause (a), (c) any Person who receives a direct or indirect beneficial interest in Holdings from any estate under preceding clause (b) to the extent of such interest, (d) any executor, personal administrator or trustee who holds such direct or indirect beneficial interest in Holdings for the benefit of, or as fiduciary for, any Person under preceding clause (a), (b) or (c) to the extent of such interest, and (e) any corporation, partnership, limited liability company, trust or similar entity, directly or indirectly owned or controlled by such Person or any other Person or Persons identified in preceding clause (a), (b), (c) or (d).
“FASB” shall mean the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or any successor thereto.
“FATCA” shall mean Sections 1471 through 1474 of the Code as of the date of this Agreement or any amended or successor version that is substantially comparable (provided that any such amended, or successor version imposes criteria that are not materially more onerous than those contained in such Sections as enacted on the date of this Agreement), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any U.S. or non-U.S. fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
“FCA” shall have the meaning set forth in Section 1.3(a).
“Federal Funds Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided, further, that such rate shall not be less than zero for purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Fee Letter” shall mean, collectively, the fee letters, each dated October 12, 2021, between the applicable Joint Lead Arrangers and the Borrower.
“Fees” shall mean all amounts payable pursuant to or referred to in Section 4.1.
“Finance Document” shall mean any Loan Documents, the Fee Letter and any other document designated as such by the Administrative Agent and the Borrower.
“Financial Covenant” shall mean the financial covenant set forth in Section 9.1.
“Financial Covenant Event of Default” shall have the meaning set forth in Section 11.2(b).
“Financial Statements Certificate” shall mean a certificate duly executed by an Authorized Officer substantially in the form of Exhibit B.
“First Priority Credit Agreement Refinancing Debt” shall mean any secured Indebtedness incurred by the Borrower in the form of one or more series of senior secured notes or senior secured term loans (each, a “First Priority Refinancing Term Debt”) or one or more senior secured revolving credit facilities (each, a “First Priority Refinancing Revolving Debt”); provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the ~~Initial~~ Term B Loans and Initial Revolving Loans, (ii) such Indebtedness constitutes Credit Agreement Refinancing Debt and (iii) such Indebtedness complies with the Credit Agreement Refinancing Requirements.
“First Priority Refinancing Revolving Debt” shall have the meaning set forth in the definition of “First Priority Credit Agreement Refinancing Debt.”
“First Priority Refinancing Term Debt” shall have the meaning set forth in the definition of “First Priority Credit Agreement Refinancing Debt.”

“Fitch” shall mean Fitch Ratings, Inc. or any successor to the rating agency business thereof.
“Fixed Rate” shall mean and include each of the Term SOFR Rate and each Alternate Currency Rate (other than the SONIA Rate).
“Fixed Rate Loan” shall mean each Term Benchmark Loan and each Alternate Currency Loan (other than each SONIA Rate Loan).
“Floor” shall mean the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to any Fixed Rate or SONIA Rate.
“Foreign Lender” shall have the meaning set forth in Section 5.5(b).
“Foreign Security” shall mean the security created or expressed to be created in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the Foreign Security Documents.
“Foreign Security Documents” shall mean all pledge or other security agreements, charges, deeds of trust, assignments or other similar agreements or instruments, in each case, governed by the law of any jurisdiction other than the United States (whether executed on or after the Closing Date) in connection with the transactions contemplated hereby.
“Foreign Subsidiary” shall mean any Restricted Subsidiary of Holdings that is not a Domestic Subsidiary.
“Fronting Exposure” shall mean shall mean, at any time there is a Defaulting Lender, with respect to each Issuing Lender, such Defaulting Lender’s pro rata share of the outstanding Obligations with respect to Letters of Credit issued by such Issuing Lender other than such Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Funded Debt” shall mean, with respect to any Person, all Indebtedness of such Person that matures more than one (1) year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.
“Funding Obligations” shall have the meaning set forth in the definition of “Lender Default.”
“GAAP” shall mean generally accepted accounting principles in the United States of America that are in effect from time to time (but subject to Section 1.5(a)).

“Global Intercompany Note” shall mean a note substantially in the form of Exhibit C-3.
“Governmental Approval” shall mean any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.
“Governmental Authority” shall mean the government of the United States, any other nation or any political subdivision thereof, whether state, provincial, county, local, or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” shall have the meaning set forth in Section 10.2. The term “Guaranteeing” shall have a correlative meaning.
“Guarantee Obligation” shall mean, as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (y) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.
“Guaranteed Obligations” shall have the meaning set forth in Section 10.1.
“Guaranteeing Person” shall have the meaning set forth in the definition of “Guarantee Obligation.”

“Guarantor Joinder Agreement” shall mean an agreement substantially in the form of Exhibit D.
“Guarantor Trigger Date” shall mean (i) in respect of a Restricted Subsidiary that ceases to be an Excluded Subsidiary or ceases to be a Non-Guarantor Subsidiary because the jurisdiction or organization of such Subsidiary becomes a Covered Jurisdiction, the date on which such Restricted Subsidiary has ceased to be an Excluded Subsidiary or Non-Guarantor Subsidiary, (ii) in respect of a Restricted Subsidiary that ceases to be an Immaterial Subsidiary as a result of the 5% Test, the date on which the Financial Statements Certificate was (or was required to be) delivered pursuant to Section 8.2(c) showing that such Restricted Subsidiary ceased to be an Immaterial Subsidiary as a result of the 5% Test, (iii) in respect of an Additional Material Subsidiary, the date on which the applicable Restricted Subsidiary was designated as an Additional Material Subsidiary pursuant to Section 8.8(d), (iv) in respect of any other Restricted Subsidiary designated as a Subsidiary Guarantor, the date of such designation, and (v) in respect of any Restricted Subsidiary (other than a Non-Guarantor Subsidiary) that is established, created or acquired after Closing Date by any Loan Party (including upon the consummation of a Division), the date on which such Restricted Subsidiary is established, created or acquired by such Loan Party.
“Guarantors” shall mean, collectively, Holdings, the Subsidiary Guarantors and, in the case of Guaranteed Obligations incurred by Loan Parties other than the Borrower, the Borrower.
“Highest Adjustable Applicable Margins” shall have the meaning set forth in the definition of “Applicable Margin.”
“Holdings” shall have the meaning set forth in the preamble hereto.
“IASB” shall mean the International Accounting Standards Board or any successor thereto.
“IBA” shall have the meaning set forth in Section 1.3(a).
“IFRS” shall have the meaning set forth in Section 1.5(a).
“IFRS Election” shall have the meaning set forth in Section 1.5(a).
“Immaterial Subsidiary” shall mean each Restricted Subsidiary of Holdings (other than the Borrower or any Intermediate Holding Company) that, as of the most recently ended Specified Test Period, contributed less than 5.0% of third party revenues of Holdings and its Restricted Subsidiaries for the applicable Specified Test Period or had assets with a net book value of less than 5.0% of Total Assets as of such date, in each case calculated on a Pro Forma Basis (the “5% Test”); provided that the aggregate amount of third party revenues and the aggregate amount of total assets of all Immaterial Subsidiaries shall not exceed 20.0% (the “20% Test”) of the aggregate amount of third party revenues and the aggregate amount of total assets, respectively, of Holdings and its Restricted Subsidiaries (excluding, for purposes of the 20% Test, all Excluded Subsidiaries) as of the end of any such Specified Test Period.
“Impacted EURIBOR Rate Interest Period” shall have the meaning set forth in the definition of “EURIBOR Rate.”
“Intermediate Holding Company” shall mean any Subsidiary of Holdings that directly or indirectly owns Capital Stock of the Borrower or a Co-Borrower.
“Incentive Arrangements” shall mean any (a) contingent earn-out arrangements calculated by reference to the revenues, sales, earnings or operations of the entity or the assets, divisions or product lines acquired, (b) share or stock appreciation rights or share or stock option plans, (c) “phantom” share or stock plans, (d) non-competition agreements, and (e) other incentive and bonus plans entered into by Holdings (or any of its direct or indirect parent companies) or any Restricted Subsidiary for the benefit of, and in order to retain, executives, officers or employees of Persons or businesses in connection with the Transactions or any Permitted Acquisition of such Person or business.
“Incremental Amendment” shall have the meaning set forth in Section 2.15(c).
“Incremental Facility” shall mean (i) each Incremental Term Loan Commitment and Incremental Term Loan and (ii) each Incremental Revolving Loan Commitment and Incremental Revolving Loan.
“Incremental Lenders” shall mean one or more Incremental Revolving Lenders or one or more Incremental Term Lenders, as applicable.
“Incremental Loans” shall mean Incremental Revolving Loans and Incremental Term Loans.
“Incremental Revolving Lender” shall have the meaning set forth in Section 2.15(a).
“Incremental Revolving Loan Commitments” shall have the meaning set forth in Section 2.15(a).
“Incremental Revolving Loan Maturity Date” shall mean the date on which an Incremental Revolving Loan matures or related Incremental Revolving Loan Commitment expires as set forth in the Incremental Amendment relating to such Incremental Revolving Loan Commitment.
“Incremental Revolving Loans” shall have the meaning set forth in Section 2.15(a).
“Incremental Term Lender” shall have the meaning set forth in Section 2.15(a).

“Incremental Term Loan Commitments” shall have the meaning set forth in Section 2.15(a), as the same may be terminated pursuant to Section 4.3 or Section 11.
“Incremental Term Loan Maturity Date” shall mean the date on which an Incremental Term Loan matures as set forth in the Incremental Amendment relating to such Incremental Term Loan.
“Incremental Term Loans” shall have the meaning set forth in Section 2.15(a).
“Incur” or “Incurrence” shall have the meanings set forth in Section 9.4(a).
“Indebtedness” shall mean, with respect to any Person at any date, without duplication:
(a)    any indebtedness (including principal and premium) of such Person, whether or not contingent:
    (i)    in respect of borrowed money;
    (ii)    evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);
    (iii)    representing the balance deferred and unpaid of the purchase price of any property (including Capital Lease Obligations), except (x) any such balance that constitutes an accrued expense or trade payable or similar obligation to a trade creditor, in each case, accrued in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith and (y) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or
    (iv)    in respect of obligations under any Swap Agreements;
if and to the extent that any of the foregoing Indebtedness (other than letters of credit and obligations under Swap Agreements) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(b)    to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations (of the type referred to in clause (a) of this definition) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and
(c)    to the extent not otherwise included, the obligations of the type referred to in clause (a) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided that if such Indebtedness has not been so assumed the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at the date of determination and (B) the amount of the Indebtedness so secured;
provided that, notwithstanding the foregoing, Indebtedness shall be deemed not to include Contingent Obligations incurred in the ordinary course of business.
“Indemnified Person” shall have the meaning set forth in Section 13.1.
“Indemnified Taxes” shall mean all Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, other than Excluded Taxes and Other Taxes.
“Initial Revolving Loans” shall have the meaning set forth in Section 2.1(c).
“Initial Term Loan” shall have the meaning set forth in Section 2.1(a).
~~“Initial Term Loan Commitment” shall mean, with respect to each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “Initial Term Loan Commitment,” as the same may be terminated pursuant to Section 4.3 or 11. The aggregate amount of the Initial Term Loan Commitment as of the Closing Date is $1,875,000,000.~~
“Insolvency” shall mean, with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.
“Insolvent” shall mean pertaining to a condition of Insolvency.
“Intellectual Property” shall mean all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws, including copyrights, trademarks, domain names, patents, in any of the foregoing cases whether registered, issued or applied for with a Governmental Authority, trade secrets, including any of the foregoing rights in know-how, technology, software and databases, and licenses to copyrights, patents, trademarks, domain names, trade secrets or combinations of any of the foregoing, all rights to past, present or future proceeds and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Interest Determination Date” shall mean, with respect to (i) any Term SOFR Loan, the second U.S. Government Securities Business Day prior to the commencement of any Interest Period relating to such Term SOFR Loan, as the case may be and (ii) any other Fixed Rate Loan, the second Business Day prior to the commencement of any Interest Period relating to such Fixed Rate Loan, as the case may be.
“Interest Period” shall have the meaning set forth in Section 2.10.
“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

“Investment Company Act” shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as amended to the date hereof and from time to time hereafter.
“Investments” shall mean, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person.
Subject to the immediately following sentence, the amount of any non-cash Investments will be the fair market value thereof at the time made, and the amount of any cash Investment will be the original cost thereof. To the extent any Investment in any Person is made in compliance with Section 9.2 in reliance on a category that is subject to a Dollar-denominated restriction on the making of Investments and, subsequently, such Person returns to the Borrower or any Restricted Subsidiary all or any portion of such Investment (in the form of a dividend, distribution, interest, payment, return of capital, repayment, liquidation or otherwise but excluding intercompany Indebtedness), such return shall be deemed to be credited to the Dollar-denominated category against which the Investment is then charged (but in any event not in an amount that would result in the aggregate Dollar amount able to be invested in reliance on such category to exceed such Dollar-denominated restriction). To the extent the category subject to a Dollar-denominated restriction is subject to a restriction based on the greater of a Dollar amount and an amount based on a percentage of LTM EBITDA which, at the date of determination, produces a numerical restriction that is greater than such Dollar amount, then such Dollar equivalent shall be deemed to be substituted in lieu of the corresponding Dollar amount in the foregoing sentence for purposes of determining such credit.
“Investors” shall mean (a) the Sponsors, (b) the Management Stockholders, (c) each other Person that is a direct or indirect investor in Holdings on the Closing Date immediately prior to the consummation of the Qualified Public Offering, or (d) in each case, (x) their Affiliates and affiliated funds or funds advised by the same Person or (y) Family Related Parties, other than, in each case, any portfolio companies of any of the foregoing.
“Irish Loan Parties” shall mean the Loan Parties incorporated or organized under the laws of Ireland.
“IRS” shall mean the U.S. Internal Revenue Service.
“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuing Lenders” shall mean each of the Revolving Lenders on the Closing Date or other Revolving Lenders reasonably acceptable to the Borrower and the Administrative Agent which agree to issue Letters of Credit hereunder. Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates or branches of such Issuing Lender (and such Affiliate shall be deemed to be an “Issuing Lender” for all purposes of the Loan Documents). Notwithstanding anything to the contrary in this Agreement, (i) no Issuing Lender shall be obligated to issue any Letter of Credit that is not a standby Letter of Credit, (ii) neither Wells Fargo Bank, N.A. nor any of its affiliates shall be required to issue Letters of Credit in Malaysian Ringgits or Indonesian Rupiah, (iii) Credit Suisse AG and Royal Bank of Canada shall only be required to issue Letters of Credit in Dollars, Euros, Pounds Sterling, Australian Dollars, and Canadian Dollars, (iv) Nomura Corporate Funding Americas, LLC shall only be required to issue Letters of Credit in Dollars and (v) Nomura Corporate Funding Americas, LLC may cause Letters of Credit to be issued by unaffiliated financial institutions and such Letters of Credit shall be treated as issued by Nomura Corporate Funding Americas, LLC for all purposes under the Loan Documents.
“Joint Lead Arrangers” shall mean, collectively, the Joint Lead Arrangers listed on the cover page hereof.
“JPM” shall have the meaning set forth in the preamble hereto.
“Judgment Currency” shall have the meaning set forth in Section 13.19(a).
“Judgment Currency Conversion Date” shall have the meaning set forth in Section 13.19(a).
“Junior Indebtedness” shall mean (a) with respect to the Borrower, any Indebtedness that is contractually subordinated in right of payment to the Loans and (b) with respect to any Guarantor, any Indebtedness that is contractually subordinated in right of payment to its Guarantee, the Guarantee of a Guarantor or the Guarantee Obligations hereunder.
“Junior Priority Credit Agreement Refinancing Debt” shall mean any secured Indebtedness incurred by the Borrower in the form of one or more series of junior lien secured notes or junior lien secured term loans (each, a “Junior Priority Refinancing Term Debt”) or one or more junior lien revolving credit facilities (each, a “Junior Priority Refinancing Revolving Debt”); provided that (i) such Indebtedness is secured by the Collateral on a junior lien, subordinated basis (with respect to Liens only) to the Liens on the Collateral securing the Obligations and the obligations in respect of any First Priority Credit Agreement Refinancing Debt, (ii) such Indebtedness constitutes Credit Agreement Refinancing Debt, (iii) the holders of such Indebtedness and the Liens on the Collateral securing such Indebtedness are subject to and bound by an Acceptable Intercreditor Agreement and (iv) such Indebtedness complies with the Credit Agreement Refinancing Requirements.
“Junior Priority Refinancing Revolving Debt” shall have the meaning set forth in the definition of “Junior Priority Credit Agreement Refinancing Debt.”
“Junior Priority Refinancing Term Debt” shall have the meaning set forth in the definition of “Junior Priority Credit Agreement Refinancing Debt.”

“Knowledge” shall mean actual knowledge or the knowledge that an Authorized Officer would have obtained if such individual had acted in good faith to discharge his or her duties with the same level of diligence and care as would reasonably be expected from an officer in a substantially similar position, assuming the Borrower or other Loan Party maintains reasonable routines, policies, processes and procedures for communicating significant information to the Authorized Officer (the “Processes”) and there is reasonable compliance with Processes.
“Latest Maturity Date” shall mean, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Term Loans or Incremental Revolving Loans.
“L/C Obligations” shall mean, as at any date of determination, an amount equal to the sum of (a) the aggregate amount available to be drawn under all outstanding Letters of Credit and (b) the aggregate amount of the aggregate of all Letters of Credit that have not then been reimbursed pursuant to Section 3.5. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.6. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“L/C Participants” shall mean all the Revolving Lenders other than the Issuing Lender.
“LCT Election” shall have the meaning set forth in Section 1.4(ii).
“LCT Test Date” shall have the meaning set forth in Section 1.4(ii).
“Leaseholds” shall mean, with respect to any Person, all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements or fixtures.
“Lender” shall mean each financial institution ~~listed on Schedule I~~that is a party to Amendment No. 2, and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, a Refinancing Amendment or an Incremental Amendment, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lender” shall include the Swingline Lender and the Issuing Lenders.
“Lender Default” shall mean, with respect to any Lender, (i) the refusal (which must be in writing and which has not been retracted in writing) or failure of such Lender to fund any portion of the Revolving Loans or reimbursement obligations under the Revolving Facility, participations in L/C Obligations or participations in Swingline Loans (collectively, its “Funding Obligations”) required to be made by it under the Revolving Facility, which refusal or failure is not cured within two (2) Business Days after the date of such refusal or failure unless such refusal or failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) have not been satisfied, (ii) the failure of such Lender to pay over to the Administrative Agent, any Issuing Lender or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, (iii) such Lender has notified the Borrower or the Administrative Agent that it does not intend to comply with its Funding Obligations or has made a public statement to that effect with respect to its Funding Obligations under the Revolving Facility or generally under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender's obligation to fund a Loan hereunder and states that such position is based on such Lender's determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing) cannot be satisfied), (iv) such Lender has failed, within three (3) Business Days after request by the Administrative Agent, to confirm that it will comply with its Funding Obligations under the Revolving Facility, (v) such Lender has admitted in writing that it is insolvent or such Lender becomes subject to a Lender-Related Distress Event or (vi) such Lender has, or has a direct or indirect parent company that has, become subject to a Bail-In Action.
“Lender Party” shall have the meaning set forth in Section 13.16(a).
“Lender-Related Distress Event” shall mean, with respect to any Lender or any Person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, a voluntary or involuntary case with respect to such Distressed Person has commenced under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any Person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred with respect to such Lender solely by virtue of the ownership or acquisition of any Equity Interests in such Lender or any Person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality thereof) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Letter of Credit” shall have the meaning set forth in Section 3.1(a).
“Letter of Credit Back-Stop Arrangements” shall have the meaning set forth in Section 3.3(b).
“Letter of Credit Fee” shall have the meaning set forth in Section 4.1(b).

“Letter of Credit Outstandings” shall mean, at any time, the sum of (i) the Stated Amount of all outstanding Letters of Credit at such time (taking the Dollar Equivalent of any such Letter of Credit denominated in an Alternate Currency and determined in accordance with Section 1.6) and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit at such time (taking the Dollar Equivalent of any such Letter of Credit denominated in an Alternate Currency).
“Letter of Credit Request” shall have the meaning set forth in Section 3.3(a).
“Leverage Ratios” and “Leverage Ratio” shall have the meaning set forth in Section 1.5(a).
“Lien” shall mean, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.
“Limited Condition Transaction” shall mean any transaction permitted under this Agreement, including any Permitted Acquisition or other Investment permitted hereunder, any repayment or redemption of, or offer to purchase, any Indebtedness, or the making of any Restricted Payment.
“LLC” shall mean any Person that is a limited liability company under the laws of its jurisdiction of formation.
“Loan” shall mean any loan made or maintained by any Lender pursuant to this Agreement.
“Loan Documents” shall mean this Agreement, Amendment No. 1, Amendment No. 2, each Co-Borrower Request and Assumption Agreement, each Co-Borrower Notice, each Guarantor Joinder Agreement, the U.S. Security Agreement, the U.S. Pledge Agreement, the Foreign Security Documents and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each other Security Document, each Intercreditor Agreement, each Incremental Amendment and each Refinancing Amendment.
“Loan Modification Agreement” shall have the meaning set forth in Section 2.16(b).
“Loan Modification Offer” shall have the meaning set forth in Section 2.16(a).
“Loan Parties” shall mean Canadian Holdco (other than for purposes of Section 10), Holdings, the Borrower, each Co-Borrower and each Subsidiary Guarantor.

“LTM EBITDA” shall mean the Consolidated EBITDA, calculated on a Pro Forma Basis, as of the last day of the most recently ended Test Period.
“Luxembourg” shall mean the Grand Duchy of Luxembourg.
“Luxembourg Guarantor” means Ithacalux Topco S.C.A. a société en commandite par actions, established and existing under Luxembourg law, with registered office at 488 route de Longwy, L-19740 Luxembourg and registered with the register of commerce and companies of Luxembourg under the number B 197.463 and any other Guarantor incorporated or organized under the laws of Luxembourg.
“Management Stockholders” shall mean, at any time, the members of management of the Borrower or its Subsidiaries who are direct or indirect holders of Capital Stock of the Borrower and their Control Investment Affiliates who are indirect holders of Capital Stock of the Borrower, in each case, at such time.
“Mandatory Borrowing” shall have the meaning set forth in Section 2.1(e).
“Mandatory Prepayment Date” shall have the meaning set forth in Section 5.2(f).
“Margin Stock” shall have the meaning set forth in Regulation U of the Board.
“Material Adverse Effect” shall mean a material adverse effect on (i) the business, assets, operations or financial condition of Holdings and its Restricted Subsidiaries, taken as a whole, or (ii) the rights and remedies available to, or conferred upon, the Administrative Agent, any Lender or any Secured Party under any Loan Document.
“Material Subsidiary” shall mean each Restricted Subsidiary that is not an Immaterial Subsidiary; provided that each Co-Borrower designated pursuant to Section 13.26 shall constitute a Material Subsidiary.
“Materials of Environmental Concern” shall mean any chemicals, pollutants, contaminants, wastes and toxic or hazardous substances regulated or that can form the basis for liability under Environmental Law, including any petroleum or petroleum products, asbestos, polychlorinated biphenyls, lead or lead-based paints or materials, radon, perfluoroalkyl and polyfluoroalkyl substances, urea-formaldehyde insulation, molds fungi, mycotoxins, and radioactivity or radiofrequency radiation.
“Maturity Date” shall mean, with respect to the relevant Tranche of Loans, the Term B Loan Maturity Date, the Revolving Loan Maturity Date, the Incremental Term Loan Maturity Date, the Swingline Expiry Date, the Incremental Revolving Loan Maturity Date or the final stated maturity date of any Other Term Loan or Other Revolving Loan as set forth in the applicable Refinancing Amendment, as the case may be.

“Maximum Incremental Facilities Amount” shall mean, at any date of determination, the sum of:
(a)    an unlimited amount if, on a Pro Forma Basis after giving effect to the Incurrence of such Indebtedness and the intended use of proceeds thereof (assuming, in the case of Incremental Revolving Loan Commitments, that such Incremental Revolving Loan Commitments are fully borrowed) as of the last day of the most recently ended Test Period, (i) with respect to amounts secured by a Lien on the Collateral on a pari passu basis with the Term Loans and the Revolving Loans, the Total Net First Lien Leverage Ratio is less than or equal to either (A) 3.10 to 1.00 or (B) to the extent the proceeds thereof are used to finance a Permitted Acquisition or other Investment permitted hereunder, the greater of (x) 3.10 to 1.00 and (y) the Total Net First Lien Leverage Ratio immediately prior to giving effect to the incurrence of such Indebtedness and the consummation of such Permitted Acquisition or other Investment permitted hereunder, (ii) with respect to amounts secured by a Lien on the Collateral on a junior basis to the Term Loans and the Revolving Loans, either (I) the Total Net Secured Leverage Ratio is less than or equal to either (A) 4.60 to 1.00 or (B) to the extent the proceeds thereof are used to finance a Permitted Acquisition or other Investment permitted hereunder, the greater of (x) ~~4.5~~4.60 to 1.00 and (y) the Total Net Secured Leverage Ratio immediately prior to giving effect to the incurrence of such Indebtedness and the consummation of such Permitted Acquisition or other Investment permitted hereunder or (II) the Cash Interest Coverage Ratio is greater than or equal to either (A) 2.00 to 1.00 or (B) to the extent the proceeds thereof are used to finance a Permitted Acquisition or other Investment permitted hereunder, the lesser of (x) 2.00 to 1.00 and (y) the Cash Interest Coverage Ratio immediately prior to giving effect to the incurrence of such Indebtedness and the consummation of such Permitted Acquisition or other Investment permitted hereunder, and (iii) with respect to amounts that are unsecured, either (I) the Total Net Leverage Ratio is less than or equal to either (A) 5.10 to 1.00 or (B) to the extent the proceeds thereof are used to finance a Permitted Acquisition or other Investment permitted hereunder, the greater of (x) 5.10 to 1.00 and (y) the Total Net Leverage Ratio immediately prior to giving effect to the incurrence of such Indebtedness and the consummation of such Permitted Acquisition or other Investment permitted hereunder or (II) the Cash Interest Coverage Ratio is greater than or equal to either (A) 2.00 to 1.00 or (B) to the extent the proceeds thereof are used to finance a Permitted Acquisition or other Investment permitted hereunder, the lesser of (x) 2.00 to 1.00 and (y) the Cash Interest Coverage Ratio immediately prior to giving effect to the incurrence of such Indebtedness and the consummation of such Permitted Acquisition or other Investment permitted hereunder; provided that the net cash proceeds actually received (or contemplated to be received) in respect of any such Incremental Facility shall not be included as cash or Cash Equivalents for purposes of determining the Total Net First Lien Leverage Ratio, the Total Net Secured Leverage Ratio or the Total Net Leverage Ratio, as applicable; plus
(b)    in the case of an Incremental Facility that serves to effectively extend the maturity or effect the repricing of any Class under any Term Facility, any Revolving Facility or any Indebtedness Incurred pursuant to Section 9.4(b)(vii) (collectively,

“Specified Indebtedness”), an amount equal to the portion of the Specified Indebtedness that will be replaced by such Incremental Facility plus any related fees, costs and expenses, including OID and upfront fees and prepayment penalties and premium; provided that if such Indebtedness is secured by a lien on the Collateral that is junior to the lien securing the Obligations or is unsecured, such Incremental Facility shall be secured by a lien on the Collateral that is junior to the lien securing the Obligations or unsecured, as applicable, plus
(c)    all voluntary prepayments and debt buybacks (which shall include, for the avoidance of doubt, any redemption, open market purchase and offer to purchase including pursuant to any “yank-a-bank” provision), without duplication (including with respect to Section 9.4(b)(vii)(C)) (i) with respect to Incremental Facilities that are secured by a Lien on the Collateral that is pari passu with the Lien securing the Obligations, within any Class of Specified Indebtedness secured by a Lien on the Collateral that is pari passu with the Lien securing the Obligations, (ii) with respect to Incremental Facilities that are secured by a Lien on the Collateral that is junior to the Lien securing the Obligations, within any class of Specified Indebtedness secured by a Lien on the Collateral that is pari passu with or junior to the Lien securing the Obligations, and (iii) with respect to Incremental Facilities that are unsecured, within any Class of Specified Indebtedness secured by a Lien on the Collateral that is pari passu with or junior to the Lien securing the Obligations or unsecured (with, in the case of any Revolving Facilities, a corresponding reduction of commitments thereunder), in each case made prior to the date of any such incurrence, with credit given to the par value of such buybacks, and voluntary commitment reductions of any Revolving Facilities made prior to the date of any such incurrence, in each case except to the extent financed with proceeds of long-term Indebtedness (other than a revolving facility), plus,
(d)    the sum of (x) the greater of $476,000,000 and 100.0% of LTM EBITDA (calculated at the time of determination) determined on a Pro Forma Basis plus (y) at the option of the Borrower, unused amounts then available under Section 9.4(b)(xvi), minus the sum of (A) the aggregate principal amount of Incremental Term Loans or Incremental Revolving Loan Commitments Incurred under this clause (d) prior to such date and (B) the aggregate principal amount of Indebtedness, Disqualified Stock and Preferred Stock issued or Incurred pursuant to Section 9.4(b)(vii)(D) prior to such date (in each case, without duplication)), which shall be available at all times and not subject to any ratio test.
provided that (x) the Borrower may Incur such Indebtedness under any of clauses (a), (b), (c), (d)(x) or (d)(y) above in such order as it may elect in its sole discretion, (y) if the Borrower intends to Incur Incremental Facilities under clause (a) above, on the one hand, and under clauses (b), (c), (d)(x) or (d)(y) above, on the other hand, in a single transaction or series of substantially simultaneous and related transactions, (I) the Incurrence of the portion of such Incremental Facilities to be incurred under clause (a) above shall first be calculated without giving effect to any portion of such Incremental Facilities to be incurred under clauses (b), (c), (d)(x) or (d)(y) above (but giving pro forma effect to the use of proceeds of all such Incremental Facilities to be

Incurred in connection with such transaction or series of substantially simultaneous and related transactions) and (II) thereafter, the Incurrence of the portion of such Incremental Facilities to be incurred under clauses (b), (c), (d)(x) or (d)(y) above shall be calculated and (z) any portion of any Incremental Facilities incurred under clauses (b), (c), (d)(x) or (d)(y) above shall be automatically reclassified as Incurred under the applicable ratio test set forth in clause (a) above if at such time such ratio test set forth in clause (a) above would be satisfied on a Pro Forma Basis (after giving effect to such reclassification) on the last day of the most recently ended Test Period.
“Maximum Rate” shall have the meaning set forth in Section 13.18.
“Maximum Swingline Amount” shall mean $15,000,000.
“MFN Exceptions” shall mean any Incremental Term Loans (i) Incurred in connection with a Permitted Acquisition or other Investment permitted hereunder, (ii) Incurred in reliance on clause (a) of the “Maximum Incremental Facilities Amount,” (iii) in an aggregate principal amount that does not exceed the greater of $476,000,000 and 100.0% of LTM EBITDA (calculated at the time of determination) determined on a Pro Forma Basis, (iv) with a maturity date more than one year after the Latest Maturity Date or (v) Incurred after April 29, 2022.
“Minimum Borrowing Amount” shall mean (i) for Revolving Loans, $1,000,000 or, if denominated in Euros, €1,000,000 or, if denominated in Pounds Sterling, £1,000,000 or if denominated in an Alternate Currency (other than Euros or Pounds Sterling), the Dollar Equivalent thereof and (ii) for Swingline Loans, $500,000.
“Minimum Extension Condition” shall have the meaning set forth in Section 2.16(c).
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or may be an obligation to contribute of) Holdings, the Borrower or any Commonly Controlled Entity, and each such plan for the six-year period immediately following the latest date on which Holdings, the Borrower or any Commonly Controlled Entity contributed to or had an obligation to contribute to such plan.
“NAIC” shall mean the National Association of Insurance Commissioners.
“Net Cash Proceeds” shall mean (a) in connection with any Asset Sale, any Recovery Event, any Designated Sale Leaseback Transaction or any other sale of assets, the proceeds thereof actually received in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, and other bona fide fees, costs and expenses incurred in connection therewith, (ii) amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event or any other sale of assets (other than any Lien pursuant to a Security Document), (iii) Taxes paid and the Borrower’s reasonable and good faith estimate of income, franchise, sales, and other applicable Taxes required to be paid by Holdings or any Restricted Subsidiary of Holdings in connection with such Asset Sale or Recovery Event or any other sale of assets, (iv) reserves for any liabilities attributable to the seller’s indemnities and representations and warranties to the purchaser in respect of such Asset Sale or any other sale of assets owing by Holdings or any of its Restricted Subsidiaries in connection therewith (including pension and other post employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (fixed or contingent) associated with such transaction) and that are determined by the Borrower in good faith as a reserve in accordance with GAAP; provided that to the extent such indemnification payments are not made and are no longer reserved for, such reserve amount shall constitute Net Cash Proceeds, (v) cash escrows to Holdings or any of its Restricted Subsidiaries from the sale price for such Asset Sale or other sale of assets; provided that any cash released from such escrow shall constitute Net Cash Proceeds upon such release, (vi) Charges reasonably anticipated by Holdings to be incurred in connection with any transition services provided in connection the applicable Asset Sale, Recovery Event, Designated Sale Leaseback Transaction or other sale of assets, (vii) in the case of a Recovery Event, costs of preparing assets for transfer upon a taking or condemnation and (viii) other customary fees and expenses actually incurred in connection therewith, and (b) in connection with any incurrence or issuance of Indebtedness, the cash proceeds received from any such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other bona fide fees and expenses actually incurred in connection therewith.
“Net Income” shall mean, with respect to any Person, the net income (loss) of such Person, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
“Net Short Lender” shall have the meaning set forth in Section 13.12(j)(i).
“New Revolving Loan Commitments” shall have the meaning set forth in Section 2.15(a).
“Non-Bank Certificate” shall have the meaning set forth in Section 5.5(b).
“Non-Defaulting Lender,” “Non-Defaulting Revolving Lender,” “Non-Defaulting Term Lender” and “Non-Defaulting Incremental Term Lender” shall mean and include each Lender, Term Lender, Revolving Lender, Incremental Term Lender or as the case may be, other than a Defaulting Lender.
“Non-Guarantor Debt Cap” shall mean an amount equal to the greater of (x) $120,000,000 and (y) 25.0% of LTM EBITDA (calculated at the time of determination).
“Non-Guarantor Subsidiary” shall mean any Excluded Subsidiary and any Restricted Subsidiary of Holdings that is an Immaterial Subsidiary and any other Subsidiary that is not organized or incorporated in a Covered Jurisdiction; provided that any such Non-Guarantor

Subsidiary shall cease to be a Non-Guarantor Subsidiary at the time such Subsidiary is no longer a Restricted Subsidiary or an Excluded Subsidiary or Immaterial Subsidiary and is organized in a Covered Jurisdiction, as applicable; provided, further, that, notwithstanding the foregoing, Holdings may in its sole discretion designate any Restricted Subsidiary organized or incorporated in a Covered Jurisdiction as a Subsidiary Guarantor.
“Non-U.S. Loan Parties” shall mean any Loan Party that is not a U.S. Loan Party.
“Non-U.S. Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program (other than any government-sponsored plan, including any state-governed social security arrangements or statutory supplemental pension arrangements) established (regardless of whether through direct contributions or through employee withholding), maintained or contributed to outside the United States by Holdings, the Borrower or one or more Restricted Subsidiaries primarily for the benefit of employees of Holdings, the Borrower or such Restricted Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment.
“Note” shall mean each Term B Note, Revolving Note and the Swingline Note.
“Notice of Borrowing” shall have the meaning set forth in Section 2.3(a) or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent).
“Notice of Conversion/Continuation” shall have the meaning set forth in Section 2.7(c).
“Notice of Intent to Cure” shall mean a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent, with respect to any fiscal quarter for which a cure right will be exercised, which certificate shall contain a computation of the applicable Event of Default and notice of intent to cure such Event of Default in accordance with Section 11.3(a).
“Notice Office” shall mean the office of the Administrative Agent designated in writing as such to the other parties hereto. In the case of Letters of Credit, a copy of any notice shall also be sent to such office or person as the Administrative Agent or Issuing Lender may hereafter designate in writing as such to the other parties hereto.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or, for any day that is not a Business Day, for the immediately preceding Business Day); provided, however, that, if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a Federal funds transaction quoted at 11:00 a.m., New York City time, on such day to the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, however, that if any of the aforesaid rates shall be less than zero, then such rate shall be deemed to be zero for all purposes of this Agreement.
“Obligation Currency” shall have the meaning set forth in Section 13.19(a).
“Obligations” shall mean the unpaid principal of and interest on (including interest accruing after the maturity of the Loans or the maturity of Cash Management Obligations or Specified Swap Agreements and interest accruing after the filing of any petition in bankruptcy or examinership, or the commencement of any insolvency, reorganization, examinership or like proceeding, relating to the Borrower or any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, all obligations (including reimbursement obligations) in respect of Letters of Credit, and all other obligations and liabilities of the Borrower or any other Loan Party (including with respect to guarantees) to the Administrative Agent, any Lender, any other Secured Party or any party to a Specified Swap Agreement or a party providing Cash Management Obligations, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other Loan Document or any other document made, delivered or given in connection herewith or therewith or any Specified Swap Agreement or any document relating to Cash Management Obligations, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower or any Loan Party pursuant to any Loan Document and all fees and expenses accruing after the filing of any petition in bankruptcy, examinership or the commencement of any insolvency, examinership, rescue process, reorganization or like proceeding, relating to the Borrower or any Loan Party, whether or not a claim for post-filing or post-petition fees or expenses is allowed in such proceeding), guarantee obligations or otherwise (but excluding, with respect to any Guarantor, Excluded Swap Obligations with respect to such Guarantor).
“OFAC” shall have the meaning set forth in Section 6.21(d)(v).
“Offer Price” shall have the meaning set forth in the definition of “Dutch Auction.”
“Organizational Document” shall mean (i) relative to each Person that is a corporation, its charter and its by-laws (or similar documents), (ii) relative to each Person that is a limited liability company, its certificate of formation and its operating agreement (or similar documents), (iii) relative to each Person that is a limited partnership, its certificate of formation and its limited partnership agreement (or similar documents), (iv) relative to each Person that is a general partnership, its partnership agreement (or similar document) and (v) relative to any Person that is any other type of entity, such documents as shall be comparable to the foregoing, including any constitution.
“Other Applicable Indebtedness” shall have the meaning set forth in Section 5.2(c).

“Other Revolving Commitments” shall mean one or more Classes of revolving credit commitments hereunder or extended Revolving Loan Commitments hereunder that result from a Refinancing Amendment.
“Other Revolving Loans” shall mean the Revolving Loans made pursuant to any Other Revolving Commitment.
“Other Taxes” shall mean all present or future stamp or documentary, intangible, recording, filing or similar excise or property Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document (including Taxes imposed by Luxembourg due to a registration or filing in Luxembourg of this Agreement or any other Loan Document when such registration or filing in Luxembourg of this Agreement or any other Loan Document is required to maintain, preserve, establish or enforce the rights of any Lender or any Agent Party), except to the extent any such Taxes are (i) imposed as a result of an assignment by a Lender (other than an assignment pursuant to the Borrower’s request under Section 2.14, an “Assignment Tax”) if such Assignment Tax is imposed as a result of any present or former connection between the assignor or assignee and the jurisdiction imposing such Assignment Tax (other than any connection arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document), or (ii) Excluded Taxes.
“Other Term Commitments” shall mean one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment.
“Other Term Loans” shall mean one or more Classes of Term Loans that result from a Refinancing Amendment.
“Overnight Bank Funding Rate” means, for any date, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depositary institutions, as such composite rate shall be determined by the New York Federal Reserve Bank as set forth on its website at http://www.newyorkfed.org or any successor source from time to time, and published on the next succeeding Business Day by the New York Federal Reserve Bank as an overnight bank funding rate.
“Overnight Rate” shall mean, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the Issuing Lender, or the Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternate Currency, the rate of interest per annum at which overnight deposits in the applicable Alternate Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of JPM in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Parallel Debt Obligation” shall have the meaning set forth in Section 12.11.
“Participant” shall have the meaning set forth in 13.4(b)(i).
“Participant Register” shall have the meaning set forth in Section 13.4.
“Participating Member State” shall mean each state as described in any EMU Legislation.
“Patriot Act” shall mean the USA PATRIOT Improvement and Reauthorization Act, Pub. L. 109-177 (signed into law March 9, 2009) (as amended from time to time).
“Payment Office” shall mean the office or account of the Administrative Agent designated in writing as such to the other parties hereto. In the case of Alternate Currency Loans and Letters of Credit denominated in an Alternate Currency, a copy of any notice shall also be sent to such other office or person as the Administrative Agent or Issuing Lender may hereafter designate in writing as such to the other parties hereto.
“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
“Permitted Acquisition” shall have the meaning set forth in the definition of “Permitted Investments.”
“Permitted Amendment” shall mean an amendment to this Agreement and the other Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.16, providing for an extension of the Maturity Date applicable to the Loans or Commitments of the Accepting Lenders and, in connection therewith, at the Borrower’s option, (a) a decrease or increase in the Applicable Margin with respect to the Loans or Commitments of the Accepting Lenders or (b) a decrease or increase in the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders.
“Permitted Asset Swap” shall mean the concurrent purchase and sale or exchange of Replacement Assets or a combination of Replacement Assets and cash or Cash Equivalents between Holdings or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 9.5 and Section 5.2(c).
“Permitted Earlier Maturity Indebtedness Exception” shall mean, with respect to any Incremental Facility, Credit Agreement Refinancing Debt and Indebtedness incurred pursuant to Section 9.4(b)(vii), Indebtedness which may have (x) a maturity date that is earlier than the Latest Maturity Date and (y) a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of any Term Loans outstanding at the time such Indebtedness is Incurred, consisting of (i) Indebtedness in an aggregate principal amount that does not exceed the greater of $237,500,000 and 50.0% of LTM EBITDA (calculated at the time of determination), (ii) Indebtedness in the form of customary Term A loans, which may mature no earlier than any Revolving Facility at the time such Indebtedness is Incurred or (iii) Customary Bridge Facilities.
“Permitted Eligible Assignee” shall mean Holdings, the Borrower or any of their respective Restricted Subsidiaries.
“Permitted Holders” shall mean, individually or collectively, (a) one or more of the Investors and (b) any Person with which one or more of the Investors form a “group” (within the meaning of Rules 13(d)(3) and 13(d)(5) under the Securities Exchange Act, but excluding sub-section (b) of Rule 13d-3), so long as, in the case of this clause (b), one or more Investors Beneficially Owns more than 50% of the voting stock Beneficially Owned by such group.
“Permitted Investments” shall mean:
(a)    any Investment by Holdings or any Restricted Subsidiary in Holdings or any other Restricted Subsidiary;
(b)    any Investment in cash and Cash Equivalents;
(c)    any Investment in a Person if, as a result of such Investment, (i) such Person becomes a Restricted Subsidiary or (ii) such Person, in one transaction or a series of related transactions, is merged or consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holdings or a Restricted Subsidiary; provided that, in respect of this clause (c), (I) no Event of Default shall have occurred and be continuing or would otherwise result from such Investment (subject to Section 1.4 in respect of a Limited Condition Transaction) and (II) Holdings or such Restricted Subsidiary, as applicable, shall take, and shall cause such Person to take, all actions (if any) required under Section 8.8 in connection therewith (any such Investment under this clause (c) being, a “Permitted Acquisition”);
(d)    Investments of any Person existing at the time such Person becomes a Restricted Subsidiary of Holdings or consolidates or merges with Holdings, the Borrower or any Restricted Subsidiary of Holdings (including in connection with a Permitted Acquisition) so long as such Investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such consolidation or merger, and any modification, replacement, renewal, reinvestment or extension thereof;
(e)    any Investment in securities or other assets, including earn-outs, not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Section 9.5 or any other disposition of assets not constituting an Asset Sale;
(f)    Investments in existence, contemplated, or made pursuant to binding commitments in effect on the Closing Date and described on Schedule 1.1(f); and any modification, replacement, renewal, reinvestment or extension thereof (provided that the amount of the original Investment is not increased except as otherwise permitted by

Section 9.2 or this definition of Permitted Investments); provided that any such Investment shall be required to be described on Schedule 1.1(f) only to the extent that such Investment exceeds $10,000,000;
(g)    any Investment acquired by Holdings or any of its Restricted Subsidiaries in compromise of, or in respect of, obligations of, claims against or dispute with, any Person (other than Holdings or any Restricted Subsidiary or Affiliate), including, but not limited to (i) in exchange for any other Investment or accounts receivable held by Holdings or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, (ii) as a result of a foreclosure by Holdings or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default, (iii) in satisfaction of judgments or in settlements of debt or compromises of obligations incurred in the ordinary course of business or (iv) in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary or (B) litigation, arbitration or other disputes;
(h)    Investments consisting of Swap Agreements permitted under Section 9.4(b)(xiv);
(i)    Investments made with the Net Cash Proceeds of, or the payment for which consists of, Equity Interests (exclusive of Disqualified Stock and Specified Equity Contributions) of Holdings, or any of its direct or indirect parent companies; provided that, in each case, such cash proceeds or such Equity Interests, as the case may be, will not increase the amount available for Restricted Payments under Section 9.2(a)(v)(C)(2);
(j)    guarantees of Indebtedness permitted under Section 9.4, performance guarantees and Contingent Obligations incurred in the ordinary course of business or consistent with past practice and the creation of Liens on the assets of the Borrower or any Restricted Subsidiary in compliance with Section 9.7;
(k)    any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 8.16 (other than those described in clauses (a), (b), (f), (i), (l), (o) and (p) of Section 8.16);
(l)    Investments in Persons engaged in a Similar Business in an aggregate amount, taken together with all other Investments made pursuant to this clause (l), not to exceed at any time outstanding the greater of (x) $166,000,000 and (y) 35.0% of LTM EBITDA (calculated at the time of determination);
(m)    Investments consisting of earnest money deposits made in connection with a letter of intent, purchase agreement or other acquisition;
(n)    Investments in an aggregate amount, taken together with all other Investments made pursuant to this clause (n), not to exceed at any time outstanding the greater of (x) $285,000,000 and (y) 60.0% of LTM EBITDA (calculated at the time of determination);
(o)    loans and advances to, or guarantees of Indebtedness of, officers, directors, employees and consultants in an amount at any time outstanding not to exceed the greater of (x) $25,000,000 and (y) 5.0% of LTM EBITDA (calculated at the time of determination);
(p)    (i) loans and advances to officers, directors and employees for business related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business consistent with past practice; (ii) loans and advances to employees, officers and directors of Holdings (or any of its direct or indirect parent companies) and any of its Subsidiaries to the extent used to acquire Capital Stock of the Borrower (or any of its direct or indirect parent companies) and to the extent such transactions are cashless; and (iii) advances of payroll payments to employees in the ordinary course of business and Investments made pursuant to employment and severance arrangements of officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business;
(q)    advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of Holdings or the Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;
(r)    Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business or consistent with past practice;
(s)    Investments consisting of the licensing or contribution of Intellectual Property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;
(t)    [Reserved];
(u)    Investments made by Holdings and its Restricted Subsidiaries with the Net Cash Proceeds of any Asset Sale or Recovery Event to the extent such Net Cash Proceeds are applied in accordance with Section 5.2;
(v)    Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property, in each case in the ordinary course of business;
(w)    good faith deposits in the ordinary course of business in connection with Permitted Acquisitions or obligations in respect of surety bonds (other than appeal bonds), statutory obligations to Governmental Authorities, tenders, sales, contracts (other than for borrowed money), bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business for sums not more than ninety (90) days overdue or being contested in good faith by appropriate proceedings and for which Holdings and its Restricted Subsidiaries maintain adequate reserves in accordance with GAAP;
(x)    Investments in the ordinary course of business consisting of (a) endorsements for collection or deposit and (b) customary trade arrangements with customers consistent with past practices;
(y)    Investments made in the ordinary course of business and consistent with past practice in connection with obtaining, maintaining or renewing client contracts and loans or advances made to distributors in the ordinary course of business and consistent with past practice;
(z)    advances, loans, rebates and extensions of credit (including the creation of receivables) to suppliers, customers and vendors, and performance guarantees, in each case in the ordinary course of business;
(aa)    the acquisition of assets or Capital Stock solely in exchange for the issuance of common Equity Interests (exclusive of Specified Equity Contributions) of Holdings or any direct or indirect parent of Holdings; provided that such Equity Interests will not increase the amount available for Restricted Payments under Section 9.2(a)(v)(C)(2);
(bb)    any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business or consistent with past practice;
(cc)    Investments in any other Indebtedness of Holdings, the Borrower or any Restricted Subsidiary acquired from a Person who is not an Affiliate of the Borrower;
(dd)    Investments in Unrestricted Subsidiaries in an aggregate amount, taken together with all other Investments made pursuant to this clause (dd) that are at that time outstanding, not to exceed at any time outstanding the greater of $50,000,000 and 10.0% of LTM EBITDA (calculated at the time of determination);
(ee)    Investments in joint ventures in an aggregate amount, taken together with all other Investments made pursuant to this clause (ee) that are at that time outstanding, not to exceed at any time outstanding the greater of $95,000,000 and 20.0% of LTM EBITDA (calculated at the time of determination);
(ff)    intercompany current liabilities owed to, Unrestricted Subsidiaries or joint ventures Incurred in the ordinary course of business in connection with the cash management operations of the Borrower and its Subsidiaries;

(gg)    to the extent constituting an Investment, advances in respect of transfer pricing and cost-sharing arrangements (i.e., “cost-plus” arrangements) that are in the ordinary course of business;
(hh)    Investments resulting from pledges and deposits that are Permitted Liens;
(ii)    non-cash Investments made in connection with tax planning and reorganization activities;
(jj)    any Investment in a special purpose vehicle or a Restricted Subsidiary that is a special purpose vehicle in any other Person in connection with a Permitted Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; and
(kk)    Investments in an unlimited amount if the Total Net Leverage Ratio at the time of determination based on the most recently ended Test Period, on a Pro Forma Basis, would be less than or equal to 3.10 to 1.00.
For purposes of this definition, any Investment shall be determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value.
“Permitted Liens” shall mean, with respect to any Person:
(a)    pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation (including social security legislation), or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested Taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;
(b)    Liens, imposed by law, constituting carriers’, warehousemen’s, landlords’ and mechanics’ Liens or other like Liens (including any retention of title and extended retention of title arrangements), in each case for sums not yet overdue for a period of more than sixty (60) days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and for which adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;
(c)    Liens for Taxes (i) not yet overdue for a period of more than thirty (30) days or not subject to penalties for nonpayment or (ii) which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;
(d)    Liens incurred in the ordinary course of business to secure (x) public or statutory obligations, utilities, surety, stay, appeal, indemnity, bid, performance and similar bonds or with respect to other regulatory requirements or (y) letters of credit, banker’s acceptances or completion guarantees;
(e)    survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(f)    Liens (i) securing Indebtedness permitted to be incurred pursuant to Section 9.4(b)(i), (b)(ii) (to the extent permitted to be so secured pursuant to Section 9.4(b)(ii)), (b)(iv), (b)(vii) (to the extent permitted to be so secured pursuant to Section 9.4(b)(vii)), (b)(viii) (so long as such lien is limited to the property or equipment being acquired), (b)(xvii) (provided such Indebtedness being refinanced in accordance with Section 9.4(b)(xvii) is secured), (b)(xviii) (but such Liens may only extend to the assets acquired in the respective Permitted Acquisition or Investment (provided further such liens were not created in contemplation of such Permitted Acquisition or Investment)), (b)(xix) (to the extent permitted to be so secured pursuant to Section 9.4(b)(xix)), (b)(xxiii) (to the extent the guaranteed Indebtedness may be secured) and (b)(xxviii) and (ii) on property and assets of Restricted Subsidiaries that are not Loan Parties securing Indebtedness of such Restricted Subsidiaries incurred pursuant to Section 9.4;
(g)    Liens existing on the Closing Date and described on Schedule 1.1(g); provided that any such Lien shall be required to be described on Schedule 1.1(g) only to the extent that such Lien secures Indebtedness or other obligations in excess of $10,000,000;
(h)    Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary; provided further that such Liens may not extend to any other property or other assets owned by Holdings or any of its Restricted Subsidiaries;
(i)    Liens on property or other assets at the time Holdings or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into Holdings or any of its Restricted Subsidiaries; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided further that the Liens may not extend to any other property or other assets owned by Holdings or any of its Restricted Subsidiaries;

(j)    Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to Holdings or another Restricted Subsidiary permitted to be incurred in accordance with Section 9.2;
(k)    Liens securing Indebtedness permitted to be incurred pursuant to Section 9.4 (b)(xvi); provided that, at the Borrower’s option, such Liens may be secured on a pari passu or junior basis to the Obligations, subject to a Senior Representative acting on behalf of the holders of such Liens becoming party to an Acceptable Intercreditor Agreement;
(l)    Liens created pursuant to any Loan Document and Liens for the benefit of the Issuing Lenders and the Lenders in respect of Cash Collateral;
(m)    Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(n)    leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of Holdings or any of its Restricted Subsidiaries and do not secure any Indebtedness;
(o)    (i) any interest or title of a lessor under any lease entered into by Holdings and its Restricted Subsidiaries in the ordinary course of its business and covering only the assets so leased, (ii) ground leases in respect of Real Property on which facilities owned or leased by Holdings and its Restricted Subsidiaries are located and (iii) Liens and other matters of record shown on any title policies delivered pursuant to this Agreement;
(p)    Liens arising from UCC financing statement filings regarding operating leases or consignments entered into by Holdings and its Restricted Subsidiaries in the ordinary course of business;
(q)    Liens in favor of any Loan Party;
(r)    Liens to secure any Refinancing, refunding, extension, renewal or replacement (or successive Refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (f), (g), (h), (i), (k), (u), (dd) and (gg) of this definition; provided that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or in the case of Indebtedness described under clauses (f), (g), (h), (i), (k), (u), (dd) and (gg) of this definition only, if greater, committed amount of the Indebtedness described under clauses (f), (g), (h), (i), (k), (u), (dd) and (gg) of this definition at the time the original Lien became a Permitted Lien under this Agreement, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancing, refunding, extension, renewal or replacement;
(s)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto and deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;
(t)    Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement in connection with an Investment permitted hereunder;
(u)    Liens securing obligations, which obligations, together with any Refinancing thereof, do not exceed at any one time outstanding the greater of (x) $120,000,000 and (y) 25.0% of LTM EBITDA (calculated at the time of determination); provided that, at the Borrower’s option, such Liens may be secured by Liens on Collateral ranking pari passu with, or junior to, the Liens on the Collateral securing the Obligations, subject to a Senior Representative acting on behalf of the holders of such Liens becoming party to an Acceptable Intercreditor Agreement;
(v)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 11.1(h);
(w)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods in the ordinary course of business;
(x)    Liens consisting of the licensing of patents, copyrights, trademarks, trade names, other indications of origin, domain names and other forms of Intellectual Property in the ordinary course of business;
(y)    Liens (i) of a collection bank arising under Section 4-210 of the UCC (or any comparable or successor provision) on items in the course of collection and (ii) in favor of banking institutions arising as a matter of law or pursuant to a bank’s general banking conditions encumbering deposits (including the right of setoff) and which are within the general parameters customary in the banking industry;
(z)    Liens arising out of conditional sale, title retention (including extended retention of title arrangements), consignment or similar arrangements for the sale of goods entered into in the ordinary course of business or Liens arising by operation of law under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;
(aa)    Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 9.4; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(bb)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(cc)    Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts or netting arrangements of Holdings or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Holdings or any of its Restricted Subsidiaries in the ordinary course of business;
(dd)    Liens arising out of Sale Leaseback Transactions (so long as such liens do not extend to any assets other than the property that is the subject of such Sale Leaseback Transaction);
(ee)    Non-Recourse Liens on the Equity Interests of an Unrestricted Subsidiary to secure obligations of such Unrestricted Subsidiary;
(ff)    Liens on Equity Interests (i) deemed to exist in connection with any options, put and call arrangements, rights of first refusal and similar rights relating to Investments in Persons that are not Restricted Subsidiaries of Holdings or (ii) of any joint venture or similar arrangement pursuant to any joint venture or similar arrangement;
(gg)    Liens in respect of a Permitted Receivables Financing;
(hh)    Liens arising as a result of the re-characterization as a loan and as a Lien of any transaction permitted pursuant to Section 9.5 (other than sub-clause (xi) of the definition of Asset Sale), including any precautionary financing statement or similar filings in connection therewith;
(ii)    restrictions on dispositions of assets to be disposed of pursuant to merger agreements, stock or asset purchase agreements and similar agreements;
(jj)    Liens on equipment of Holdings or any of its Restricted Subsidiaries granted in the ordinary course of business to Holdings’ and its Restricted Subsidiaries’ clients;
(kk)    Liens on cash or Cash Equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness; provided that such defeasance, discharge or redemption is permitted hereunder;
(ll)    Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted hereunder to be applied against the purchase price for such Investment;

(mm)    Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or asset;
(nn)    Liens on cash or Cash Equivalents securing Indebtedness pursuant to Sections 9.4(b)(xiv) and 9.4(b)(xx);
(oo)    Liens on any property or assets of any Restricted Subsidiary that is not a Loan Party securing Indebtedness of such Restricted Subsidiary permitted under Section 9.4, provided that any such Liens only apply to property or assets of Restricted Subsidiaries that are not Loan Parties; and
(pp)    Liens on cash proceeds of Indebtedness (and related escrow accounts) in connection with the issuance of such Indebtedness into (and pending the release from) a customary escrow arrangement, to the extent such Indebtedness is incurred in compliance with Section 9.4.
For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.
“Permitted Non-Core Asset Sales” shall mean any Dispositions of non-core assets (as determined by the Borrower in good faith) acquired in connection with Permitted Acquisitions; provided that the aggregate consideration received shall not exceed 30.0% of the aggregate consideration paid in connection with the Permitted Acquisition in which the applicable non-core assets were acquired.
“Permitted Receivables Financing” shall mean any receivables financing facility or arrangement pursuant to which a special purpose vehicle that is a Restricted Subsidiary or a third party purchases or otherwise acquires accounts receivable of Holdings or any of its Restricted Subsidiaries (such accounts receivable, together with the right to collections thereon, the “Transferred Assets”).
“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any Governmental Authority.
“Platform” shall have the meaning set forth in Section 8.2(a).
“Pounds Sterling” and “£” shall mean freely transferable lawful money of the United Kingdom (expressed in Pounds Sterling).
“Preferred Stock” shall mean any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.
“Prepayment Fees” shall have the meaning set forth in Section 5.1(b).
“Pricing Certificate” shall have the meaning set forth in the definition of “Applicable Margin.”

“Primary Obligations” shall have the meaning set forth in the definition of “Contingent Obligation.”
“Primary Obligor” shall have the meaning set forth in the definition of “Contingent Obligation.”
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Principal Debt Obligation” shall have the meaning set forth in Section 12.11.
“Private Lender Information” shall mean any information and documentation that is not Public Lender Information.
“Pro Forma Basis” and “Pro Forma Effect” shall mean, for the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), (i) if at any time during such Reference Period, Holdings, or subsequent to such Reference Period (in the case of any calculation of Consolidated EBITDA other than with respect to the determination of Adjustable Applicable Margins or the Financial Covenant), Holdings or any Restricted Subsidiary of Holdings shall have made any Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period, or subsequent to such Reference Period (in the case of any calculation of Consolidated EBITDA other than with respect to the determination of Adjustable Applicable Margins or the Financial Covenant), Holdings or any Restricted Subsidiary of Holdings shall have made an acquisition of the Capital Stock of any Person or of assets constituting at least a division of a business unit of, or all or substantially all of the assets of, any Person, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such acquisition of Capital Stock or assets constituting at least a division of a business unit of, or all or substantially all of the assets of, any Person, occurred on the first day of such Reference Period (including, in each such case, pro forma adjustments (x) arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the SEC, which would include expected cost savings resulting from head count reduction, closure of facilities and similar restructuring charges and (y) such other pro forma adjustments relating to a specific transaction or event and reflective of actual or reasonably anticipated synergies and cost savings and reasonably expected to be realized or achieved in the thirty-six (36) months following such transaction or event, which pro forma adjustments shall be certified by the chief financial officer, treasurer, controller or comptroller of the Borrower). The term “Disposition” in this definition shall not include dispositions of inventory in the ordinary course of business and other ordinary course dispositions of property. Without limiting the preceding sentence, (a) when calculating any Leverage Ratio herein on a Pro Forma Basis for purposes of determining the permissibility of the Incurrence of any Indebtedness, such Leverage Ratio shall be calculated giving pro forma effect to the Incurrence of such Indebtedness, as if such Indebtedness were outstanding on the last day of the applicable Test Period and (b) when calculating the Cash Interest Coverage Ratio on a Pro Forma Basis, the Cash Interest Coverage Ratio shall be calculated according to the provisions set forth in the definition of “Cash Interest Coverage Ratio.” Notwithstanding anything to the contrary herein, when calculating the Cash Interest Coverage Ratio or any Leverage Ratio, as applicable, in each case on a Pro Forma Basis, Section 1.5(g) shall apply.
“Pro Forma Financial Information” shall have the meaning set forth in Section 6.1(a).
“Process Agent” shall have the meaning set forth in Section 13.8(d).
“Process” shall the meaning set forth in the definition of “Knowledge.”
“Properties” shall have the meaning set forth in Section 6.17(a).
“Proposed Modification” shall have the meaning set forth in Section 2.14.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender Information” shall mean information and documentation that is either exclusively (i) publicly available (or, if Holdings ceases to be a public reporting company, information of a type that would be publicly available if the Borrower, Holdings and its Subsidiaries were public reporting companies) or (ii) not material with respect to the Borrower, Holdings and their Subsidiaries or any of their respective securities for purposes of foreign, United States federal and state securities laws.
“Purchase” shall have the meaning set forth in the definition of “Dutch Auction.”
“Purchase Notice” shall have the meaning set forth in the definition of “Dutch Auction.”
“Purchaser” shall have the meaning set forth in the definition of “Dutch Auction.”
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” shall have the meaning set forth in Section 13.7.

“Qualified Cash Management Provider” shall mean a provider of products or services identified in clauses (i), (ii) and (iii) of the definition of “Cash Management Obligations” (other than the Administrative Agent, a Joint Lead Arranger, a Lender or an Affiliate thereof) that is designated as a “Qualified Cash Management Provider” by the Borrower in writing to the Administrative Agent, which agrees in a letter delivered to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent to indemnify the Administrative Agent, the Collateral Agent and Affiliates thereof as contemplated by Section 12.6 and in a manner reasonably acceptable to the Administrative Agent with respect to any action taken by it in respect of the Collateral or any breach by it of any Loan Document and, with respect to all other matters covered by Section 12.6 which relate to the Collateral, agrees to undertake a portion of the liability of the Lenders thereunder (without relieving the Lenders of their obligations) determined based on the obligations of Holdings, the Borrower or any of their Restricted Subsidiaries in respect of the products or services provided by the Qualified Cash Management Provider; provided that each Qualified Cash Management Provider is hereby deemed to (i) appoint the Administrative Agent as its agent under the Loan Documents, and (ii) agrees to be bound by the provisions of this Agreement and the other Loan Documents (including any Acceptable Intercreditor Agreement).
“Qualified Counterparty” shall mean, with respect to any Specified Swap Agreement, (a) any counterparty thereto that, at the time such Specified Swap Agreement was entered into or as of the Closing Date, was the Administrative Agent, a Joint Lead Arranger or a Lender or an Affiliate of the Administrative Agent, a Joint Lead Arranger or a Lender (irrespective of whether such counterparty ceases to be the Administrative Agent, a Joint Lead Arranger or a Lender or an Affiliate of any of the foregoing after having entered into such Specified Swap Agreement) and (b) any Qualified Swap Counterparty; provided that no such counterparty to any Specified Swap Agreement (other than the Administrative Agent or any of its Affiliates) shall be considered a Qualified Counterparty or a Secured Party until such time as it (or the Borrower) shall have delivered written notice to the Administrative Agent that such counterparty is at the time such Specified Swap Agreement is entered into (or was as of the Closing Date or the Closing Date) a Qualified Counterparty; provided, further, that a Qualified Counterparty may deliver (or the Borrower may deliver on its behalf) one such notice with respect to all Specified Swap Agreements entered into pursuant to a specified ISDA Master Agreement.
“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred.
“Qualified Equity Interests” shall mean any Capital Stock that is not a Disqualified Stock.
“Qualified Public Offering” shall mean (x) the issuance or sale by Holdings of its common equity interests in an underwritten primary or secondary public offering, other than a public offering pursuant to a registration statement on Form S-8, pursuant to an effective registration statement on file with the SEC or (y) any transaction or series of related transactions

(including by merger with a SPAC) following the consummation of which Holdings is either subject to the periodic reporting obligations of the Exchange Act or has a class of equity interests publicly traded on a recognized securities exchange, in each case, with gross proceeds to Holdings in respect of the Qualified Public Offering on the Closing Date of no less than $750,000,000.
“Qualified Swap Counterparty” shall mean a counterparty to a Specified Swap Agreement (other than the Administrative Agent, a Joint Lead Arranger, a Lender or an Affiliate thereof) that is designated as a “Qualified Swap Counterparty” by the Borrower in writing to the Administrative Agent which agrees in a letter delivered to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent, to indemnify the Administrative Agent, the Collateral Agent and Affiliates thereof as contemplated by Section 12.6 and in a manner reasonably acceptable to the Administrative Agent with respect to any action taken by it in respect of the Collateral or any breach by it of any Loan Document and, with respect to all other matters covered by Section 12.6 which relate to the Collateral, agrees to undertake a portion of the liability of the Lenders thereunder (without relieving the Lenders of their obligations) determined based on net termination liability (if any) of Holdings, the Borrower or any of their Restricted Subsidiaries to the Qualified Swap Counterparty under the applicable Specified Swap Agreement; provided that each Qualified Swap Counterparty is hereby deemed to (i) appoint the Administrative Agent as its agent under the Loan Documents, and (ii) agrees to be bound by the provisions of this Agreement and the other Loan Documents (including any Acceptable Intercreditor Agreement).
“Qualifying Lenders” shall have the meaning set forth in the definition of “Dutch Auction.”
“Qualifying Loans” shall have the meaning set forth in the definition of “Dutch Auction.”
“Quarterly Payment Date” shall mean (a) except as specifically set forth in clause (b) of this definition, the last Business Day of each March, June, September and December occurring after the Closing Date and (b) solely with respect to the payment of Commitment Fees and Letter of Credit Fees, the date that is fifteen calendar days following the applicable date referred to in clause (a) above.
“Real Property” shall mean, with respect to any Person, all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.
“Recovery Event” shall mean any settlement of or payment in respect of any property or casualty insurance (excluding business interruption insurance) claim or any condemnation, eminent domain or similar proceeding relating to any asset of Holdings or any of its Restricted Subsidiaries.
“Reference Period” shall have the meaning set forth in the definition of “Pro Forma Basis.”

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if such Benchmark is SONIA Rate, then five (5) Business Days prior to such setting, (4) if such Benchmark is Daily Simple SOFR, then four U.S. Government Securities Business Days prior to such setting, and (5) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, the SONIA Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Refinance” shall mean, in respect of any Indebtedness, to refinance, redeem, defease, refund, extend, renew or repay any Indebtedness with the proceeds of other Indebtedness, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness in whole or in part; “Refinanced” and “Refinancing” shall have correlative meanings.
“Refinanced Credit Agreement Debt” shall have the meaning set forth in the definition of “Credit Agreement Refinancing Debt.”
“Refinanced Debt” shall have the meaning set forth in the definition of “Credit Agreement Refinancing Requirements.”
“Refinancing” shall mean the repayment in full of all Indebtedness (and termination of all commitments) outstanding under each of the Existing Credit Agreements as of the Closing Date, together with the payment of all interest, premiums, fees and other amounts owing in respect thereof and the termination of all related guarantees and security interests.
“Refinancing Amendment” shall mean an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Debt being incurred pursuant thereto, in accordance with Section 2.18.
“Refinancing Indebtedness” shall have the meaning set forth in Section 9.4(b)(xvii).
“Refinancing Revolving Debt” shall mean any First Priority Refinancing Revolving Debt, Junior Priority Refinancing Revolving Debt or Unsecured Refinancing Revolving Debt.
“Refinancing Term Debt” shall mean Indebtedness under any First Priority Refinancing Term Debt, Junior Priority Refinancing Term Debt or Unsecured Refinancing Term Debt.
“Refunding Capital Stock” shall have the meaning set forth in Section 9.2(b)(ii).
“Register” shall have the meaning set forth in Section 13.15.

“Regulated Bank” means (x) a banking organization with a consolidated combined capital and surplus of at least $5,000,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation, (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913, (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Federal Reserve Board under 12 C.F.R. part 211, (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii), or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction or (y) any Affiliate of a Person set forth in clause (x) to the extent that (1) all of the capital stock of such Affiliate is directly or indirectly owned by either (I) such person set forth in clause (x) or (II) a parent entity that also owns, directly or indirectly, all of the capital stock of such person set forth in clause (x) and (2) such Affiliate is a securities broker or dealer registered with the United States Securities and Exchange Commission under Section 15 of the Securities Exchange Act of 1934, as amended from time to time.
“Regulation” shall have the meaning set forth in Section 8.15.
“Regulation D” shall mean Regulation D of the Board.
“Rejection Notice” shall have the meaning set forth in Section 5.2(f).
“Related Person” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, managers, members, employees, agents, trustees and advisors and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” shall mean the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing of Dollar Denominated Loans, the Adjusted Term SOFR Rate, (ii) with respect to any Borrowing of Euro Denominated Loans, the EURIBOR Rate, or (iii) with respect to any Borrowing denominated in Sterling, the SONIA Rate, as applicable.
“Replaced Lender” shall have the meaning set forth in Section 2.14.
“Replacement Assets” shall mean (a) substantially all the assets of a business operating or engaged in a Similar Business, (b) Capital Stock in any Person operating or engaged in a Similar Business that results in Holdings or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such Person such that it constitutes a Restricted Subsidiary or (c) any other property or assets used or useful in a Similar Business.
“Replacement Lender” shall have the meaning set forth in Section 2.14.

“Reply Amount” shall have the meaning set forth in the definition of “Dutch Auction.”
“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Single Employer Plan, other than those events as to which the thirty-day notice period is waived under subsection .22, .23, .25, .27, .28, .29, .30, .31, .32, .34, or .35 of PBGC Regulation Section 4043.
“Repricing Transaction” shall mean, other than in the context of a transaction involving a Change of Control or a Significant Acquisition, (A) the repayment, prepayment, refinancing, substitution or replacement of all or a portion of any ~~Initial~~ Term B Loans with the incurrence by Holdings, the Borrower or any Restricted Subsidiary of any broadly syndicated term “B” loans denominated in Dollars or Euros, as applicable, the primary purpose of which is to implement an effective interest cost or weighted average yield (with the comparative determinations to be made by the Borrower in good faith consistent with generally accepted financial practices, after giving effect to, among other factors, margin, interest rate floors, recurring fees, upfront or similar fees or original issue discount (amortized over the shorter of (A) the Weighted Average Life to Maturity of such term loans and (B) four years) shared with all providers of such financing, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all providers of such financing, and without taking into account any fluctuations in the Term SOFR Reference Rate or EURIBOR Screen Rate) that is less than the effective interest cost or weighted average yield (as determined by the Borrower on the same basis) of such ~~Initial~~ Term B Loans, as applicable and (B) any amendment (including any Permitted Amendment), waiver, consent or modification to this Agreement the primary purpose of which relates to the interest rate for, or weighted average yield of, any ~~Initial~~ Term B Loans or directed at, or the result of which would be, the lowering of the effective interest cost or weighted average yield applicable to such ~~Initial~~ Term B Loans, as applicable.
“Required Lenders” shall mean, at any time, Non-Defaulting Lenders holding at least a majority of the sum of (i) all outstanding Term Loans of Non-Defaulting Term Lenders, (ii) the Total Revolving Loan Commitments in effect at such time less the Revolving Loan Commitments of all Defaulting Lenders at such time (or, after the termination thereof, the sum of the total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time) and (iii) all outstanding Incremental Term Loans of Non-Defaulting Incremental Term Lenders; provided that, for purposes of this definition the outstanding principal amount of Alternate Currency Loans and the Alternate Currency Letter of Credit Outstandings at any time shall be determined using the Dollar Equivalent thereof at such time.
“Required Revolving Lenders” shall mean, at any time with respect to any Class of the Revolving Loan Commitments and Revolving Extensions of Credit thereunder, (i) prior to the termination of all such Revolving Loan Commitments, the holders of more than 50% of the Total Revolving Loan Commitments of such Class and (ii) after the termination of such

Revolving Loan Commitments, the holders of more than 50% of the Total Revolving Extensions of Credit in respect of such Revolving Facility, but excluding, in all cases, the amount of Revolving Loan Commitments and Revolving Extensions of Credit held by Defaulting Lenders; provided that, for purposes of this definition the outstanding principal amount of Alternate Currency Loans and the Alternate Currency Letter of Credit Outstandings at any time shall be determined using the Dollar Equivalent thereof at such time.
“Required Term Lenders” shall mean, at any time with respect to any Class of the Term Loans, the holders of more than 50% of the total Term Loans in respect of such Term Facility, but excluding the amount of Term Loans held by Defaulting Lenders.
“Requirement of Law” shall mean, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted” shall mean, when referring to cash or Cash Equivalents of the Borrower and its Restricted Subsidiaries, that such cash or Cash Equivalents appear (or would be required to appear) as “restricted” on the consolidated balance sheet of the Borrower (unless such appearance is related to the Liens created under the Security Documents or in respect of other Indebtedness permitted hereunder), it being understood that cash and Cash Equivalents shall not be deemed “Restricted” as a result of the set-off rights of any Lender under this Agreement.
“Restricted Affiliated Lender” shall mean any Affiliated Lender (other than an Affiliated Investment Fund).
“Restricted Investment” shall mean an Investment other than a Permitted Investment.
“Restricted Payments” shall have the meaning set forth in Section 9.2(a)(v).
“Restricted Subsidiary” shall mean, with respect to Holdings, any Subsidiary of Holdings (including the Borrower) other than any Unrestricted Subsidiary.
“Restructuring Charges” shall mean Charges attributable to the undertaking and/or implementation of operating and productivity improvements and enhancements, operating expense reductions, cost savings initiatives and other initiatives, transitions, openings and pre-openings, “greenfield start-up” costs (including customer and “new door” start-up costs, new product investment and start-up or ramp-up of facilities), business and operation optimization, restructurings (including restructuring costs and integration costs incurred in connection with Investments (including Permitted Acquisitions) prior to or after the Closing Date), integration, software development, systems upgrade, closure or consolidation of facilities and properties, curtailments, entry into new markets, strategic initiatives and contracts, consulting fees, signing or retention Charges, retention or completion bonuses, signing and recruitment Charges for management, moving Charges associated with new offices, expansion and relocation expenses, non-recurring costs related to product safety, product recall and increased warranty claims, severance payments, excess pension charges, curtailments or modifications to pension and postretirement employee benefit plans or other post-employment benefit Charges representing amortization of unrecognized prior service Charges, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, systems establishment and conversion costs and new systems design and implementation and project startup Charges, reserves or expenses relating to acquisitions prior to or after the Closing Date, consulting fees, any non-recurring expense relating to enhanced accounting function and non-recurring updates to information technology systems and supply chain process, settlement of disputes, expenses in connection with Incentive Arrangements of the type described in clause (e) of the definition thereof, costs associated with becoming a public company, any other Charges resulting from a restructuring of the legal entity or functional organizational structure of the Borrower and its Subsidiaries and any other items of a similar nature and other costs (including legal services costs) incurred in connection with any of the foregoing, in each case whether or not consummated.
“Retained Asset Sale Proceeds” shall mean the cumulative portion of the Net Cash Proceeds of any Asset Sale or Recovery Event not required to be offered to prepay Term Loans pursuant to Section 5.2(c) as a result of the Asset Sale Stepdown Provisions.
“Retained Declined Proceeds” shall have the meaning set for in Section 5.2(f).
“Retained Excess Cash Flow” shall mean the cumulative sum of the Retained Percentage of Excess Cash Flow.
“Retained Percentage” shall mean, with respect to any Excess Cash Flow Period, (a) 100% minus (b) the ECF Percentage with respect to the applicable Excess Cash Flow Period.
“Return Bid” shall have the meaning set forth in the definition of “Dutch Auction.”
“Revaluation Date” shall mean (a) with respect to any Loan, each of the following: (i) each date of a Borrowing denominated in an Alternate Currency, (ii) each date of a continuation of a Loan denominated in an Alternate Currency pursuant to Section 2.7, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternate Currency, (ii) each date of an amendment of any such applicable Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the Issuing Lender under any Letter of Credit denominated in an Alternate Currency and (iv) such additional dates as the Administrative Agent or the applicable Issuing Lender shall determine or the Required Lenders shall require.

“Revolving Alternate Currency Loan” shall mean a Revolving Loan denominated in an Alternate Currency.
“Revolving Excess” shall have the meaning set forth in Section 5.3.
“Revolving Extensions of Credit” shall mean, with respect to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender’s RL Percentage of the L/C Obligations then outstanding and (c) such Lender’s RL Percentage of the aggregate principal amount of Swingline Loans then outstanding.
“Revolving Facility” shall mean the Revolving Loan Commitments and the extensions of credit made thereunder, as the context may require.
“Revolving Lender” shall mean each Lender that has a Revolving Loan Commitment or that holds Revolving Loans, together with any of its designated Affiliates or other branches.
“Revolving Loan” shall mean an Initial Revolving Loan, an Incremental Revolving Loan and an Other Revolving Loan, as the context requires.
“Revolving Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name on Schedule I directly below the column entitled “Revolving Loan Commitment.” In respect of each Revolving Lender that becomes a Revolving Lender after the Closing Date, the initial amount of such Revolving Lender’s Revolving Loan Commitment shall be set forth in the Assignment and Assumption, Incremental Amendment or Refinancing Amendment pursuant to which such Revolving Lender shall have assumed or established its Revolving Loan Commitment, subject to any increase or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Loan Commitments on the Closing Date is $250,000,000.
“Revolving Loan Commitment Increase” shall have the meaning set forth in Section 2.15(a).
“Revolving Loan Commitment Increase Lender” shall have the meaning set forth in Section 2.15(d).
“Revolving Loan Maturity Date” shall mean October 29, 2026; provided, in each case, that if such date is not a Business Day, then the applicable Revolving Loan Maturity Date shall be the next preceding Business Day.
“Revolving Note” and “Revolving Notes” shall have the meaning set forth in Section 2.6(a).
“RL Percentage” shall mean, with respect to any Revolving Lender at any time, a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Revolving Lender at such time and the denominator of which is the Total Revolving

Loan Commitment at such time; provided that if the RL Percentage of any Revolving Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of such Revolving Lender shall be determined immediately prior (and without giving effect) to such termination (but giving effect to assignments made thereafter in accordance with the terms hereof); provided further that the RL Percentages of the Revolving Lenders are subject to modification as and to the extent provided in Section 2.17.
“S&P” shall mean S&P Global Ratings, a Standard & Poor’s Financial Services LLC business.
“Sale Leaseback Transaction” shall mean any arrangement providing for the leasing by Holdings or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by Holdings or such Restricted Subsidiary to a third Person in contemplation of such leasing.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternate Currency, same day or other funds as may be determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternate Currency.
“Sanctioned Country” shall mean, at any time, a country or territory which is itself the subject or target of any Sanctions and with which dealings are prohibited under applicable law.
“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person described in clause (a) or (b) above, with respect to (b) and (c) only to the extent dealing with such Person is prohibited by applicable law.
“Sanctions” shall mean applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or any EU member state.
“SEC” shall mean the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.
“Secured Parties” shall mean the collective reference to the Administrative Agent, the Collateral Agent, the Lenders (including any Issuing Lender in its capacity as Issuing Lender), any Qualified Counterparties and banks, financial institutions or other Persons that are providing Cash Management Obligations in accordance with the definition of “Cash Management Obligations” and the beneficiaries of the Borrower’s Obligations under Section 13.1.
“Securities Act” shall mean the Securities Act of 1933, and the rules and regulations promulgated thereunder, as amended to the date hereof and from time to time hereafter.
“Securities Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended to the date hereof and from time to time hereafter.
“Security and Guarantee Principles” shall have the meaning set forth in Exhibit N.
“Security Documents” shall mean and include each U.S. Security Document, each Foreign Security Document and, after the execution and delivery thereof, each Additional Security Document.
“Senior Representative” shall mean, with respect to any series of First Priority Credit Agreement Refinancing Debt, Junior Priority Credit Agreement Refinancing Debt or Indebtedness Incurred under Section 9.4 that is permitted to be secured by a Lien on the Collateral pursuant to the definition of “Permitted Liens,” the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Settlement Service” shall have the meaning set forth in Section 13.4.
“Significant Acquisition” shall mean an acquisition that either (x) is not permitted under this Agreement, (y) is permitted under this Agreement but following the closing date thereof this Agreement would not provide adequate flexibility for the Borrower and its Restricted Subsidiaries to operate their business (in the reasonable determination of the Borrower), or (z) the result of which is that Consolidated EBITDA as of the last day of the most recently completed Test Period, determined on a Pro Forma Basis after giving effect thereto, increases by no less than 20.0%.
“Significant Event of Default” shall mean an Event of Default under Section 11.1(a) or (f) (in the case of Section 11.1(f), with respect to the Borrower).
“Significant Restricted Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary or group of Restricted Subsidiaries of Holdings (a) whose GAAP value of total assets at the last day of the most recent Test Period were equal to or greater than 5.0% of the Total Assets at such date or (b) whose third party gross revenues for the most recently completed Test Period were equal to or greater than 5.0% of the consolidated gross revenues of Holdings and its Restricted Subsidiaries for such period, in each case, determined in accordance with

GAAP (it being understood that such calculations shall be determined in the aggregate for all Restricted Subsidiaries of Holdings subject to any of the events specified in Section 11.1(f)).
“Similar Business” shall mean any business conducted or proposed to be conducted by Holdings and its Restricted Subsidiaries on the Closing Date or any business that is similar, ancillary, complementary or related to, or a reasonable extension, development or expansion thereto and other activities that are not material in nature.
“Single Employer Plan” shall mean any “employee pension benefit plan” as defined in Section 3(2) of ERISA that is covered by Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, other than a Multiemployer Plan, that is maintained or contributed to by Holdings, the Borrower or any Commonly Controlled Entity or to which Holdings, the Borrower or a Commonly Controlled Entity has or may have an obligation to contribute, and such plan for the six-year period immediately following the latest date on which Holdings, the Borrower or a Commonly Controlled Entity maintained, contributed to or had an obligation to contribute to (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.
“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” shall mean the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” shall have the meaning assigned to it in the definition of “Daily Simple SOFR.”
“Solvent” shall mean, with respect to any Person and its Subsidiaries on a consolidated basis, that as of any date of determination, (a) the sum of the “fair value” of the assets of such Person and its Subsidiaries on a consolidated basis will, as of such date, exceed the sum of all debts of such Person and its Subsidiaries on a consolidated basis as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the “present fair saleable value” of the assets of such Person and its Subsidiaries on a consolidated basis will, as of such date, be greater than the amount that will be required to pay the probable liability on existing debts of such Person and its Subsidiaries on a consolidated basis as such debts become absolute and matured, as such quoted term is determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (c) such Person and its Subsidiaries on a consolidated basis will not have, as of such date, an unreasonably small amount of capital with which to conduct any business in which it is or is about to become engaged and (d) such Person and its Subsidiaries on a consolidated basis does not intend to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay as they mature. For purposes of this definition, (i) “debt” means liability on a “claim,” and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured. For purposes of this definition, the amount of any contingent, unliquidated and disputed claim and any claim that has not been reduced to judgment at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SONIA” shall mean, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website.
“SONIA Adjustment” shall mean 0.0326% per annum.
“SONIA Administrator” shall mean the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” shall mean the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“SONIA Rate” shall mean, for any day (a “SONIA Interest Day”), SONIA plus the SONIA Adjustment for the day that is the fifth Business Day prior to (A) if SONIA Interest Day is a Business Day, such SONIA Interest Day or (B) if such SONIA Interest Day is not a Business Day, the Business Day immediately preceding SONIA Interest Day; provided that if the SONIA Rate shall be less than zero the SONIA Rate shall be deemed to be zero. Any change in the SONIA Rate due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to the Borrower.
“Specified Adverse Tax Consequence” means an adverse tax consequence under Section 956 of the Code attributable to the provision of a Guarantee by, or the grant of a security interest in the assets of, or the pledge of Equity Interests in, a Loan Party that is a Covered Jurisdiction CFC, in each case to the extent such adverse tax consequence is not attributable to a change in a Requirement of Law after the date such Covered Jurisdiction CFC became a Loan Party.
“Specified Class” shall have the meaning set forth in Section 2.16(a).

“Specified Equity Contribution” shall have the meaning set forth in Section 11.3(a).
“Specified Equity Interests” shall mean the voting Equity Interests held by Canadian Holdco in Holdings or any Subsidiary of Holdings; provided that any such Equity Interests shall cease to be Specified Equity Interests to the extent they are not held by Canadian Holdco or they cease to constitute Collateral or ceases to be subject to a valid and perfected Lien in favor of the Collateral Agent.
“Specified Indebtedness” shall have the meaning set forth in clause (b) of the definition of “Maximum Incremental Facilities Amount.”
“Specified Representations” shall mean the representations and warranties set forth in Sections 6.3(a), 6.4, 6.6 (but only in respect of the Organizational Documents), 6.12, 6.15, 6.19, 6.20, 6.21(a), 6.21(b), 6.22 and, in respect of the use of proceeds only, 6.21(c).
“Specified Sale Leaseback Transaction” shall mean a Sale Leaseback Transaction in respect of the Borrower’s headquarters located at 2000-2100 Seaport Blvd., Redwood City, CA 94063.
“Specified Swap Agreement” shall mean any Swap Agreement entered into (whether before or after the date of this Agreement) by Holdings or any of its Restricted Subsidiaries, on the one hand, and any Qualified Counterparty (or any Person who was a Qualified Counterparty as of the Closing Date or as of the date such Swap Agreement was entered into), on the other hand.
“Specified Test Period” shall mean the latest four consecutive fiscal quarters of Holdings for which the financial statements required by Section 8.1(a) have been delivered (or were required to be delivered) to the Administrative Agent.
“Sponsors” shall mean, collectively, (i) funds advised by Permira Advisers LLC, (ii) Canada Pension Plan Investment Board and (iii) their respective Affiliates.
“Spot Currency Exchange Rate” shall have the meaning set forth in Section 1.5(c).
“Start Date” shall have the meaning set forth in the definition of “Applicable Margin.”
“Stated Amount” shall mean, with respect to each Letter of Credit, at any time, the maximum amount available to be drawn thereunder, in each case determined (x) as if any future automatic increases in the maximum amount available that are provided for in any such Letter of Credit had in fact occurred at such time and (y) without regard to whether any conditions to drawing could then be met but after giving effect to all previous drawings made thereunder.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the EURIBOR Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Fixed Rate Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Sterling Denominated Loans” and the “£” shall mean each Revolving Loan or Incremental Term Loan denominated in Pounds Sterling at the time of the incurrence thereof.
“Subsequent Transaction” shall have the meaning set forth in Section 1.4.
“Subsidiary” shall mean, with respect to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other Capital Stock having ordinary voting power (other than stock or such other Capital Stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Subsidiary Guarantor” shall mean other than Excluded Subsidiaries and Immaterial Subsidiaries, (A) each Subsidiary of Holdings that executes this Agreement as a “Guarantor” on the Closing Date, (B) each Subsidiary of Holdings that becomes a Subsidiary Guarantor pursuant to Section 8.8 or Section 8.12 and (C) each other Subsidiary organized or incorporated in a Covered Jurisdiction that is designated as a Subsidiary Guarantor by the Borrower, in each case, whether existing on the Closing Date or established, created or acquired after the Closing Date, unless and until such time as the respective Subsidiary is released from all of its obligations in accordance with the terms and provisions of this Agreement.
“Successor Borrower” shall have the meaning set forth in Section 9.8(a)(i).
“Successor Person” shall have the meaning set forth in Section 9.8(e)(i).
“Supported QFC” shall have the meaning set forth in Section 13.7.

“Swap Agreement” shall mean any agreement with respect to any swap, cap, collar, hedge, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including, without limitation, any Interest Rate Protection Agreement)
“Swap Obligation” shall have the meaning set forth in the definition of “Excluded Swap Obligation.”
“Swingline Back-Stop Arrangements” shall have the meaning set forth in Section 2.1(d).
“Swingline Expiry Date” shall mean that date which is five Business Days prior to the Revolving Loan Maturity Date.
“Swingline Lender” shall mean JPM, in its capacity as Swingline Lender hereunder.
“Swingline Loan” and “Swingline Loans” shall have the meaning set forth in Section 2.1(d).
“Swingline Note” shall have the meaning set forth in Section 2.6(a).
“TARGET2” shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” shall mean any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Tax” or “Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), fees, assessments or other similar charges now or hereafter imposed by any Governmental Authority and all interest, penalties, additions to tax or similar liabilities with respect to such taxes, levies, imposts, duties, fees, assessments or other charges.
“Tax Benefit” shall have the meaning set forth in Section 5.5(e).
“Term B Loan” shall mean each loan by a Lender pursuant to Section 2.1(a).
“Term B Loan Maturity Date” shall mean October 29, 2028; provided, that if such date is not a Business Day, the Term B Loan Maturity Date shall be the next preceding Business Day.

“Term B Note” and “Term B Notes” shall have the meaning set forth in Section 2.6(a).
“Term Benchmark”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate or the EURIBOR Rate.
“Term Facility” shall mean any Class of Term Loans, as the context may require.
“Term Lenders” shall mean each Lender that has a Term Loan Commitment or that holds a Term Loan.
“Term Loan” shall mean ~~an Initial~~a Term B Loan, an Other Term Loan or an Incremental Term Loan, as context requires.
“Term Loan Commitment” shall mean, for each Lender, (i) the ~~Initial~~ Term B Loan Commitment, (ii) the Incremental Term Loan Commitments, if any, issued after the Closing Date pursuant to Section 2.15 or (iii) the Other Term Commitments, if any, issued after the Closing Date pursuant to Section 2.18, as each may be terminated pursuant to Section 4.3 or Section 11.
~~“Term Loan Maturity Date” shall mean October 29, 2028; provided, that if such date is not a Business Day, the Term Loan Maturity Date shall be the next preceding Business Day.~~
“Term Loan Purchase Amount” shall have the meaning set forth in the definition of “Dutch Auction.”
“Term Note” ~~and “Term Notes” shall have the meaning set forth in Section 2.6(a)~~shall mean Term B Note.
“Term SOFR Determination Day” shall have the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” shall mean, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Test Period” shall mean, at the Borrower’s option (a) the latest four consecutive fiscal quarters of the Borrower for which financial statements have been delivered to the Administrative Agent or for which financial statements are required to be delivered or (b) the latest period of four consecutive fiscal quarters for which internal, unaudited financial statements are available.
“Threshold Amount” shall mean the greater of $95,000,000 and 20.0% of LTM EBITDA (calculated at the time of determination).
“Total Assets” shall mean the total assets of Holdings and its Restricted Subsidiaries on a consolidated basis, as shown on the applicable consolidated balance sheet of Holdings and its Restricted Subsidiaries and computed in accordance with GAAP. Total Assets shall be calculated after giving effect to the transaction giving rise to the need to calculate Total Assets.
“Total Commitment” shall mean, at any time, the sum of the Commitments of each of the Lenders at such time.
“Total Net First Lien Leverage Ratio” shall mean, as at the last day of any Test Period, the ratio of (a) the excess of (i) Consolidated Total Debt of Holdings and its Restricted Subsidiaries on such day that is secured by a Lien on the assets constituting Collateral on a pari passu basis with the ~~Initial~~ Term B Loans and the Initial Revolving Loans over (ii) an amount equal to (A) Unrestricted cash and Cash Equivalents of Holdings and its Restricted Subsidiaries on such date and (B) cash and Cash Equivalents Restricted in favor of the Administrative Agent (which may also include cash and Cash Equivalents securing other Indebtedness secured by a Lien on the Collateral along with the Facilities, so long as the Lien of such other Indebtedness on such cash or Cash Equivalents does not benefit from a control agreement or other steps to perfect on such cash or Cash Equivalents that the Administrative Agent has not taken on behalf of the Lenders), in each case with such Unrestricted cash and Cash Equivalents and Restricted cash and Cash Equivalents to be determined in accordance with GAAP), to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters then ending, calculated on a Pro Forma Basis.
“Total Net Leverage Ratio” shall mean, as at the last day of any Test Period, the ratio of (a) the excess of (i) Consolidated Total Debt of Holdings and its Restricted Subsidiaries on such day over (ii) an amount equal to (A) Unrestricted cash and Cash Equivalents of Holdings and its Restricted Subsidiaries on such date and (B) cash and Cash Equivalents Restricted in favor of the Administrative Agent (which may also include cash and Cash Equivalents securing other Indebtedness secured by a Lien on the Collateral along with the Facilities, so long as the Lien of such other Indebtedness on such cash or Cash Equivalents does not benefit from a control agreement or other steps to perfect on such cash or Cash Equivalents that the Administrative Agent has not taken on behalf of the Lenders), in each case with such Unrestricted cash and Cash Equivalents and Restricted cash and Cash Equivalents to be determined in accordance with GAAP), to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters then ending, calculated on a Pro Forma Basis.
“Total Net Secured Leverage Ratio” shall mean, as at the last day of any Test Period, the ratio of (a) the excess of (i) Consolidated Total Debt of Holdings and its Restricted Subsidiaries on such day that is secured by a Lien on the assets constituting Collateral over (ii) an amount equal to (A) Unrestricted cash and Cash Equivalents of Holdings and its Restricted Subsidiaries on such date and (B) cash and Cash Equivalents Restricted in favor of the Administrative Agent (which may also include cash and Cash Equivalents securing other Indebtedness secured by a Lien on the Collateral along with the Facilities, so long as the Lien of such other Indebtedness on such cash or Cash Equivalents does not benefit from a control agreement or other steps to perfect on such cash or Cash Equivalents that the Administrative Agent has not taken on behalf of the Lenders), in each case with such Unrestricted cash and Cash Equivalents and Restricted cash and Cash Equivalents to be determined in accordance with GAAP), to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters then ending, calculated on a Pro Forma Basis.
“Total Revolving Extensions of Credit” shall mean, at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.
“Total Revolving Loan Commitment” shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders at such time.
“Total Unutilized Revolving Loan Commitment” shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment in effect at such time less (y) the sum of (i) the aggregate principal amount of all Revolving Loans and Swingline Loans outstanding at such time plus (ii) the aggregate amount of all Letter of Credit Outstandings at such time.
“Tranche” shall mean the respective facility and commitments utilized in making Loans hereunder, with there being three separate Tranches on the ~~Closing~~Amendment No. 2 Effective Date, i.e., ~~Initial~~ Term B Loans, Revolving Loans and Swingline Loans; provided that for purposes of Sections 2.14, 13.4, and 13.12(a) and the definition of “Required Revolving Lenders,” “Revolving Loan” and “Swingline Loans” shall be deemed to constitute part of a single “Tranche.”
“Transactions” shall mean, collectively, (i) the execution, delivery and performance by each Loan Party of this Agreement and the other Loan Documents to which it is a party, (ii) the consummation of the Refinancing, (iii) the consummation of the Qualified Public Offering and the use of proceeds thereof, (iv) the payment of all fees and expenses in connection with the foregoing, and, solely for the purposes of the definitions of “Consolidated Current Assets,” “Consolidated EBITDA,” “Consolidated Net Income” and any component definitions thereof, (v) the “Transactions” or “Amendment Transactions” or similar terms, as defined in the Existing Credit Agreement and the amendments thereto, including the payment of fees and expenses in connection therewith.
“Transferred Assets” has the meaning set forth in the definition of “Permitted Receivables Financing.”
“Treasury Capital Stock” shall have the meaning set forth in Section 9.2(b)(ii).
“Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan, a Term SOFR Loan, a Euro Denominated Loan, a Sterling Denominated Loan or an Alternate Currency Loan denominated in another currency.
“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.
“UCP” shall mean, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unfunded Pension Liability” of any Single Employer Plan shall mean the amount, if any, by which the present value of all accrued benefits under such Single Employer Plan (based on those assumptions used to fund such Single Employer Plan), as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceeds the value of the assets of such Single Employer Plan allocable to such accrued benefits (excluding any accrued but unpaid contributions).
“United States” and “U.S.” shall each mean the United States of America.
“Unpaid Drawing” shall have the meaning set forth in Section 3.5(a).
“Unrestricted” shall mean, when referring to cash or Cash Equivalents, that such cash or Cash Equivalents are not Restricted.

“Unrestricted Subsidiary” shall mean (i) any Subsidiary of Holdings designated by the members or Authorized Officers of the Borrower as an Unrestricted Subsidiary pursuant to Section 8.11 subsequent to the Closing Date and (ii) any Subsidiary of an Unrestricted Subsidiary.
“Unsecured / Other Secured Indebtedness” shall mean Term Loans, Revolving Loans, Incremental Equivalent Debt, Ratio Debt and Acquisition Debt, in each case, that is either unsecured or secured by a Lien on assets not constituting Collateral.
“Unsecured Credit Agreement Refinancing Debt” shall mean any unsecured Indebtedness incurred by the Borrower in the form of one or more series of senior unsecured notes or term loans (each, an “Unsecured Refinancing Term Debt”) or one or more revolving credit facilities (each, an “Unsecured Refinancing Revolving Debt”); provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Debt and (ii) such Indebtedness complies with the Credit Agreement Refinancing Requirements.
“Unsecured Refinancing Revolving Debt” shall have the meaning set forth in the definition of “Unsecured Credit Agreement Refinancing Debt.”
“Unsecured Refinancing Term Debt” shall have the meaning set forth in the definition of “Unsecured Credit Agreement Refinancing Debt.”
“Unutilized Revolving Loan Commitment” shall mean, with respect to any Lender at any time, such Lender’s Revolving Loan Commitment less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans (taking the Dollar Equivalent of any such Loans denominated in an Alternate Currency) made by such Lender at such time and (ii) such Lender’s RL Percentage of the Letter of Credit Outstandings at such time (taking the Dollar Equivalent of any Letters of Credit denominated in an Alternate Currency).
“U.S. Collateral” shall mean the Collateral pledged under the U.S. Security Documents.
“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Loan Parties” shall mean the Loan Parties incorporated or organized in the United States, any State thereof or the District of Columbia.
“U.S. Pledge Agreement” shall mean the U.S. Pledge Agreement in the form of Exhibit E-2, as modified, supplemented, amended, restated (including any amendment and restatement thereof), extended or renewed from time to time in accordance with the terms thereof and hereof.

“U.S. Security Agreement” shall mean the U.S. Pledge and Security Agreement in the form of Exhibit E-1, as modified, supplemented, amended, restated (including any amendment and restatement thereof), extended or renewed from time to time in accordance with the terms thereof and hereof.
“U.S. Security Documents” shall mean the U.S. Security Agreement, the U.S. Pledge Agreement and all other pledge or security agreements, charges, deeds of trust, assignments or other similar agreements or instruments, in each case, governed by U.S. law and executed and delivered by Holdings or any of its Restricted Subsidiaries (whether on or after the Closing Date) in connection with the transactions contemplated hereby.
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Wholly Owned Domestic Subsidiary” shall mean, with respect to any Person, any Wholly Owned Subsidiary of such Person which is a Domestic Subsidiary.
“Wholly Owned Subsidiary” shall mean, with respect to any Person, (i) any corporation 100% of whose Capital Stock is at the time owned by such Person or one or more Wholly Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person or one or more Wholly Owned Subsidiaries of such Person has a 100% equity interest at such time (other than, (x) in the case of a Foreign Subsidiary of Holdings with respect to the preceding clauses (i) and (ii), director’s qualifying shares or other nominal amount of shares required to be held by Persons other than Holdings and its Subsidiaries under applicable law and (y) in the case of a Subsidiary of Holdings with respect to the preceding clauses (i) and (ii), any Specified Equity Interests).
“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2.    Other Interpretive Provisions.
(a)    Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(b)    As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms not defined in Section 1.1 shall have the respective meanings given to them under GAAP, (ii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (iii) unless the context otherwise requires, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall,” (v) the word “or” is not exclusive and has the meaning represented by the phrase “and/or,” unless the context otherwise requires, (vi) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if,” and (vii) unless the context otherwise requires, any reference herein (A) to any Person shall be construed to include such Person’s successors and assigns and (B) to Holdings, the Borrower or any other Loan Party shall be construed to include Holdings, the Borrower or such Loan Party as debtor and debtor-in-possession and any receiver, examinership, rescue process or trustee for Holdings, the Borrower or any other Loan Party, as the case may be, in any insolvency, examinership, rescue process or liquidation proceeding.
(c)    The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(d)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(e)    Any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and all references to the knowledge of any Loan Party or any Subsidiary of any Loan Party or facts known by any such Person shall mean actual knowledge of any Authorized Officer of such Person.
(f)    Any Authorized Officer executing any Loan Document or any certificate or other document made or delivered pursuant hereto or thereto, so executes or certifies in his/her capacity as an Authorized Officer on behalf of the applicable Loan Party and not in any individual capacity.
(g)    The term "enforceability" and its derivatives when used to describe the enforceability of an agreement shall mean that such agreement is enforceable except as enforceability may be limited by any Debtor Relief Law and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
1.3.    Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars or an Alternate Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark

Transition Event, Section 2.11(g) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
1.4.    Limited Condition Transactions. Notwithstanding anything to the contrary herein, in connection with any action being taken solely in connection with a Limited Condition Transaction, for purposes of:
(a)    determining compliance with any provision of this Agreement (other than the Financial Covenant or for determining any Applicable Rate) which requires the calculation of any financial ratio or test, including the Total Net First Lien Leverage Ratio, Total Net Secured Leverage Ratio, Total Net Leverage Ratio and Cash Interest Coverage Ratio (and, for the avoidance of doubt, any financial ratio set forth in the definition of “Maximum Incremental Facilities Amount”);
(b)    determining compliance with representations and warranties, or a requirement regarding the absence of Defaults or Events of Default; or
(c)    testing availability under baskets set forth in this Agreement (including provisions measured as a percentage of LTM EBITDA);
in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreement for such Limited Condition Transaction is entered into or, if applicable, delivery of notice, declaration of dividend or similar event (the “LCT Test Date”), and if, after giving effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) on a Pro Forma Basis as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, the Borrower would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Total Assets of the Borrower or of the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio, test or basket availability with respect to the Incurrence of Indebtedness or Liens, the making of Restricted Payments, the making of any Permitted Investment, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of Holdings, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary (a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or irrevocable notice for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.
1.5.    Calculations; Computations; Latest Maturity Date.
(a)    The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise permitted under Section 8.1); provided that (A) except as otherwise specifically provided below, all computations of Excess Cash Flow and the Applicable Margin, all computations with respect to any basket, standard or term in this Agreement and all computations and all definitions (including accounting terms) used in determining compliance with the Financial Covenant and in determining the Total Net First Lien Leverage Ratio, the Total Net Secured Leverage Ratio and the Total Net Leverage Ratio (collectively, the “Leverage Ratios” and, each, a “Leverage Ratio”) and the Cash Interest Coverage Ratio, shall utilize GAAP and policies as in effect from time to time, (B) notwithstanding anything to the contrary contained herein, all such financial statements shall be prepared, and the Financial Covenant and the Leverage Ratios and the Cash Interest Coverage Ratio shall be calculated, in each case, without giving effect to any election under any accounting principle permitting a Person to value its financial liabilities at the fair value thereof and (C) to the extent expressly provided herein, certain calculations shall be made on a Pro Forma Basis. In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of any of the computations and definitions (including accounting terms) used in determining any of the items described in clause (A) above, then at the Borrower’s request or at the Administrative Agent’s request (at the direction of the Required Lenders), the Administrative Agent and the Borrower shall enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating Holdings’ financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided that (i) no amendment fee shall be payable in connection therewith, (ii) any such amendments that relate to Section 9.1 (and the related definitions for the purpose of Section 9.1 only) shall be subject to the prior written consent of the Required Revolving Lenders (such consent not to be unreasonably withheld or delayed) and not the Required Lenders and (iii) all amendments relating to the Leverage Ratios (other than in connection with

Section 9.1) and the Cash Interest Coverage Ratio (and their component definitions) shall be subject to the prior written consent of the Required Lenders (such consent not to be unreasonably withheld or delayed). Until such time as such an amendment (whether or not such amendment is or was requested by the Borrower) shall have been executed and delivered by the parties hereto in accordance with this Section 1.5, all computations of Excess Cash Flow and the Applicable Margin, all computations with respect to any basket, standard or term in this Agreement and all computations and all definitions (including accounting terms) used in determining compliance with the Financial Covenant and in determining any Leverage Ratio or Cash Interest Coverage Ratio shall continue to be calculated or construed as if such Accounting Changes had not occurred (other than for purposes of delivery of financial statements under Sections 8.1(a) and (b)). “Accounting Changes” refers to changes in, at the Borrower’s option, specific accounting principles or accounting principles taken as a whole (i) required by the FASB or, if applicable, the SEC, (ii) as a result of a proper IFRS Election or (iii) otherwise proposed by the Borrower to, and approved by, the Administrative Agent. Notwithstanding anything to the contrary herein, the Borrower may elect (the “IFRS Election”), by providing a written notice to the Administrative Agent, in connection with the delivery of financial statements and other information hereunder, to adopt the accounting standards and interpretations (“IFRS”) adopted by the International Accounting Standard Board, as in effect on the first date of the period for which the Borrower is making such election; provided that (a) any such election, once made, shall be irrevocable and (b) from and after the date of the IFRS Election, (i) all financial statements and reports required to be provided after such election pursuant to this Agreement shall be prepared on the basis of IFRS, (ii) all ratios, financial definitions, computations and other determinations based on GAAP contained in this Agreement shall be computed in conformity with IFRS, (iii) all references herein to GAAP shall be deemed to be references to IFRS, (iv) all references to the FASB shall be deemed to be references to the IASB and (v) accounting terms not defined in Section 1.1 shall have the respective meanings given to them under IFRS; provided that any such term phrased in a manner customary under GAAP shall be interpreted to refer to the equivalent accounting or financial concept under IFRS and, if there is no such equivalent accounting or financial concept, shall be interpreted in a manner that best approximates the effect that such term would have if it were construed in accordance with GAAP as in effect on the Closing Date.
(b)    All computations of interest, Commitment Fees and other Fees hereunder shall be made on the basis of a year of 360 days (except for interest calculated by reference to the “prime rate,” which shall be based on a year of 365 or 366 days, as applicable, and interest calculated by reference to the SONIA Rate, which shall be based on a year of 365 days) for the actual number of days (including the first day but excluding the last day; except that in the case of Letter of Credit Fees and Facing Fees, the last day shall be included) occurring in the period for which such interest, Commitment Fees or Fees are payable.
(c)    For purposes of this Agreement and the other Loan Documents, except as provided in Section 1.5(d), where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in Dollars, any requisite currency translation shall be based on the rate determined by the Administrative Agent or the applicable Issuing Lender, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 A.M. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or such Issuing Lender may obtain such spot rate from another financial institution designated by the Administrative Agent or such Issuing Lender if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; provided, further, that such Issuing Lender may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternate Currency (the “Spot Currency Exchange Rate”)); provided that for purposes of determining any Leverage Ratio or the Cash Interest Coverage Ratio, such ratios will be determined at the currency exchange rates used in preparing the Borrower’s financial statements corresponding to the Test Period with respect to the applicable date of determination. Any determinations as to the Dollar Equivalent of Revolving Loans or Letters of Credit denominated in an Alternate Currency (whether for purposes of calculating the amount of L/C Obligations or fees payable in respect of Letters of Credit or the amount required to be paid to the applicable Issuing Lender in respect of a drawing on a Letter of Credit or otherwise), the amount of fees owing in respect of Letters of Credit denominated in an Alternate Currency and the amount of Unpaid Drawings owing to such Issuing Lender shall be made by the Administrative Agent and such determination shall be conclusive absent manifest error.
(d)    For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the Spot Currency Exchange Rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that, if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the Spot Currency Exchange Rate in effect on the date of such Refinancing such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Indebtedness so Refinanced does not exceed the principal amount of such Indebtedness being Refinanced plus an amount necessary to pay any fees and expenses, including premiums, related to such Refinancing. Notwithstanding the foregoing, the principal amount of any Indebtedness incurred to Refinance other Indebtedness, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the Spot Currency Exchange Rate that is in effect on the date of such Refinancing.
(e)    With respect to the provisions of this Agreement (A) that require newly incurred or issued Indebtedness or Capital Stock (or Indebtedness or Capital Stock that is proposed to be incurred or issued) to have a maturity not earlier than the Latest Maturity Date or to have Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of existing Term Loans (including Incremental Term Loans) having the Latest Maturity Date or (B) that otherwise refer to the Latest Maturity Date in respect of any such incurrence or issuance (or proposed incurrence or issuance), such provisions shall be deemed to refer to the Latest Maturity Date in effect at the time of determination.
(f)    For purposes of determining compliance with any of the covenants set forth in Section 9 and in connection with any Incremental Facility at any time (whether at the time of incurrence or thereafter), if any Lien, Restricted Payment, Restricted Investment, Permitted Investment, Investment, Indebtedness, Disqualified Stock or Preferred Stock, Asset Sale or Affiliate transaction meets the criteria of one, or more than one, of the categories permitted pursuant to the applicable covenant set forth in Section 9 and any related definitions or provisions used therein (including in connection with any Incremental Facility), the Borrower (i) shall in its sole discretion determine under which category such Lien (other than Liens with respect to the ~~Initial~~ Term B Loans and the Revolving Loans), Investment, Restricted Payment, Restricted Investment, Indebtedness (other than Indebtedness consisting of the ~~Initial~~ Term B Loans and the Revolving Loans), Disqualified Stock or Preferred Stock, Asset Sale or Affiliate transaction (or, in each case, any portion there) is permitted and (ii) shall be permitted to make any such determination or redetermination or classification or reclassification at such time and from time to time as it may determine and without notice to the Administrative Agent or any Lender.

(g)    If the Borrower Incurs any Indebtedness, Disqualified Stock or Preferred Stock or takes any other action under a ratio-based basket or exception (or component thereof) under this Agreement on the same date that it Incurs Indebtedness, Disqualified Stock or Preferred Stock or takes any other action under any “fixed,” “freebie” or “starter” basket or exception (or component thereof), compliance with the Total Net First Lien Leverage Ratio, Total Net Secured Leverage Ratio, Total Net Leverage Ratio or Cash Interest Coverage Ratio, as applicable, on a Pro Forma Basis will be calculated with respect to such Incurrence or action, as applicable, under the ratio-based basket or exception (or component thereof) without regard to any Incurrence or action, as applicable, under the “fixed,” “freebie” or “starter” basket or exception (or component thereof). Unless the Borrower elects otherwise, any Incurrence of Indebtedness, Disqualified Stock or Preferred Stock or other action shall be deemed to have been Incurred or taken, as applicable, first, under the ratio-based basket or exception (or component thereof) and, second, under the “fixed,” “freebie” or “starter” basket or exception (or component thereof).
(h)    For purposes of determining compliance with any financial covenant ratio or incurrence test (other than in respect of actual compliance with the Financial Covenant or determination of any Applicable Margin) in connection with the Incurrence of any Indebtedness (including Incremental Facilities), the Incurrence or repayment of any Indebtedness in respect of the Revolving Facility, any Incremental Revolving Facility and/or other revolving facilities included in such financial covenant ratio or incurrence test calculation immediately prior to or simultaneously with the incurrence of such Indebtedness for which the pro forma calculation of such ratio or test is being made shall in each case be disregarded.
(i)    With respect to each dollar-based basket (including “general” baskets) in Section 9.2 and/or the definition of “Permitted Investments,” or applicable the Borrower shall be permitted to convert (i) unused Restricted Payment capacity to Junior Indebtedness prepayment capacity and Investment capacity and (ii) Junior Indebtedness prepayment capacity to Investment capacity.
1.6.    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any issuing document related thereto, provides for one or more automatic increases in the Stated Amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum Stated Amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum Stated Amount is in effect at such times.
1.7.    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person.
SECTION 2.

AMOUNT AND TERMS OF CREDIT
2.1.    The Commitments.
~~(a)    Initial Term Loans. Subject to and upon the terms and conditions set forth herein, each Lender with an Initial Term Loan Commitment severally agrees to make a term loan or term loans (each,~~

~~an “Initial Term Loan” and, collectively, the “Initial Term Loans”) to the Borrower, which Initial Term Loans shall (i) be incurred pursuant to a single drawing on the Closing Date, (ii) be denominated in Dollars, (iii) at the option of the Borrower, be incurred and maintained as Base Rate Loans or Term SOFR Loans, and (iv) be made by each such Lender in that aggregate principal amount which does not exceed the Initial Term Loan Commitment of such Lender on the Closing Date. Once repaid, prepaid, repurchased, refinanced or replaced, Initial Term Loans incurred hereunder may not be reborrowed.~~
(a)    Term B Loans. Subject to and upon the terms and conditions set forth herein and in Amendment No. 2, (i) the Additional Term B Lender agrees to make a Term B Loan to the Borrower on the Amendment No. 2 Effective Date in Dollars in a principal amount not to exceed its Additional Term B Loan Commitment and (ii) each Converting Consenting Term B Lender agrees to have all of its Term Loans outstanding immediately prior to the Amendment No. 2 Effective Date (the “Initial Term Loans”) (or such lesser amount as notified and allocated to such Converting Consenting Term B Lender by the Amendment No. 2 Lead Arrangers, as determined by the Borrower and the Amendment No. 2 Lead Arrangers in their sole discretion) converted to an equivalent principal amount of Term B Loans effective as of the Amendment No. 2 Effective Date. Once repaid, prepaid, repurchased, refinanced or replaced, Term B Loans incurred hereunder may not be reborrowed.
(b)    [Reserved].
(c)    Revolving Loans. Subject to and upon the terms and conditions set forth herein, each Lender with a Revolving Loan Commitment severally agrees to make, at any time and from time to time on or after the Closing Date and prior to the Revolving Loan Maturity Date, a revolving loan or revolving loans (each, an “Initial Revolving Loan” and, collectively, the “Initial Revolving Loans”) to the Borrower, which Revolving Loans (i) may be made in Dollars or an Alternate Currency, (ii) subject to Section 2.11(a) and except as provided herein, shall, at the option of the Borrower, be incurred and maintained as Base Rate Loans, Term SOFR Loans or, in the case of Alternate Currency Loans, other Fixed Rate Loans or SONIA Rate Loans, as applicable, or (except in the case of Alternate Currency Loans) converted into Base Rate Loans or Term SOFR Loans; provided that (A) except as otherwise specifically provided in Section 2.11(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (B) Base Rate Loans shall only be available in Dollars, (iii) may be repaid and reborrowed in accordance with the provisions hereof and (iv) shall not exceed for any such Lender at any time outstanding that aggregate principal amount which, when added to the product of (x) such Lender’s RL Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Lender at such time.
(d)    Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on or after the Closing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each, a “Swingline Loan” and, collectively, the “Swingline Loans”) to the Borrower, which Swingline Loans (i) shall be incurred and maintained as Base Rate Loans, (ii) shall be denominated in Dollars, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed an aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the aggregate amount of all Letter of Credit Outstandings at such time, an amount equal to the Total Revolving Loan Commitment at such time, (v) shall not be used to refinance any outstanding Swingline Loans and

(vi) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 2.1(d), the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists with respect to a Revolving Lender unless the Swingline Lender has entered into arrangements in accordance with Section 2.17 or otherwise reasonably satisfactory to the Swingline Lender to eliminate the Swingline Lender’s risk with respect to each Defaulting Lender’s participation in such Swingline Loans (which arrangements are hereby consented to by the Lenders), including by Collateralizing such Defaulting Lender’s RL Percentage of the outstanding Swingline Loans (such arrangements, the “Swingline Back-Stop Arrangements”), and (ii) the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower, any other Loan Party or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders.
(e)    On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Revolving Lenders that the Swingline Lender’s outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 11.1(f) or upon the exercise of any of the remedies provided in Section 11), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by all Revolving Lenders pro rata based on each such Revolving Lender’s RL Percentage and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Revolving Lender hereby irrevocably agrees to make Revolving Loans pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing, and (v) the amount of the Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Revolving Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the Revolving Lenders to share in such Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to Section 11); provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Revolving Lender shall be required to pay the Swingline Lender interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the Overnight Rate for the first three days and at the interest rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.
(f)    If any new Tranche of Revolving Loans or any new Class of Revolving Loan Commitments is created under (and pursuant to) the terms of this Agreement, all borrowings and mandatory repayments or prepayments in respect of such new Tranche or new Class shall be effected on a pro rata basis with existing Revolving Loans or Revolving Loan Commitments (in each case, for so long as both are outstanding).
2.2.    Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans under a respective Tranche shall not be less than the Minimum Borrowing Amount applicable to such Tranche. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than ten (10) Borrowings of Fixed Rate Loans in the aggregate for each Tranche of Loans.
2.3.    Notice of Borrowing.
(a)    Whenever the Borrower desires to incur (x) Fixed Rate Loans hereunder, an Authorized Officer of the Borrower shall give the Administrative Agent at the Notice Office at least three (3) U.S. Government Securities Business Days (or in respect of Loans to be funded (i) in Euros, four (4) Business Days and (ii) in Pounds Sterling or any Alternate Currency other than Dollars or Euros, five (5) Business Days) prior notice of each Fixed Rate Loan to be incurred hereunder, (y) Base Rate Loans hereunder (excluding Swingline Loans and Revolving Loans made pursuant to a Mandatory Borrowing), an Authorized Officer of the Borrower shall give the Administrative Agent at the Notice Office notice of each Base Rate Loan to be incurred hereunder on the date of such Borrowing and (z) Daily Simple SOFR Loans hereunder, an Authorized Officer of the Borrower shall give the Administrative Agent at the Notice Office at least five (5) U.S. Government Securities Business Days prior notice of each Daily Simple SOFR Loan to be incurred hereunder; provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York City time) on such day in the case of Fixed Rate Loans, SONIA Rate Loans, Daily Simple SOFR Loans and Base Rate Loans. Each such notice (each, a “Notice of Borrowing”), except as otherwise expressly provided in Section 2.11, shall be irrevocable and shall be in writing, or by telephone promptly confirmed in writing, in the form of Exhibit F (or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent)), appropriately completed to specify: (i) the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the Class of such Loans, (iv) in the case of Revolving Loans, whether such Revolving Loans will be denominated in Dollars or an Alternate Currency (and if an Alternate Currency, which Alternate Currency), (iv) whether any Dollar Denominated Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Term SOFR Loans and, if Term SOFR Loans, the initial Interest Period to be applicable thereto and (v) in the case of Alternate Currency Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.
(b)    Whenever the Borrower desires to incur Swingline Loans hereunder, an Authorized Officer of the Borrower shall give the Swingline Lender no later than 1:00 P.M. (New York City time) on the date that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable, be in such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing.
(c)    Mandatory Borrowings shall be made upon the notice specified in Section 2.1(f), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 2.1(f).
(d)    Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from an Authorized Officer of the Borrower, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent’s or the Swingline Lender’s record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.
Notwithstanding the above, in no event shall the Borrower be permitted to request a Daily Simple SOFR Loan (it being understood and agreed that Adjusted Daily Simple SOFR shall only apply to the extent provided in Section 2.11(g)).
2.4.    Repayment of Loans.
(a)    The principal amount of the ~~Initial~~ Term B Loans of each Term Lender shall be repaid (x) on each Quarterly Payment Date (commencing June 30, ~~2022~~2024) in an amount equal to ~~0.25% of the aggregate principal amount of the Initial Term Loans incurred on the Closing Date~~$4,687,500 and (y) subject to a Permitted Amendment, on the Term B Loan Maturity Date, in an amount equal to the aggregate principal amount outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.
(b)    To the extent not previously paid, (i) each Incremental Term Loan shall be due and payable on the Incremental Term Loan Maturity Date applicable to such Incremental Term Loan and (ii) each Other Term Loan shall be due and payable on the Maturity Date of such Other Term Loan set forth in the Refinancing Amendment applicable thereto.
(c)    The Borrower shall repay all of its outstanding Revolving Loans on the Revolving Loan Maturity Date, together with accrued and unpaid interest on the Revolving Loans, to but excluding the date of payment. The Borrower shall repay all outstanding Swingline Loans on the Swingline Expiry Date, together with accrued and unpaid interest on the Swingline Loans, to but excluding the date of payment.
(d)    The Borrower shall repay all of its outstanding (i) Incremental Revolving Loans on the Incremental Revolving Loan Maturity Date, together with accrued and unpaid interest on the Incremental Revolving Loans, to but excluding the date of payment and (ii) Other Revolving Loans on the Maturity Date set forth in the Refinancing Amendment applicable thereto, together with accrued and unpaid interest on Other Revolving Loans, to but excluding the date of payment.

2.5.    Payments Generally; Administrative Agent’s Clawback.
(a)    Disbursement of Funds. No later than 1:00 P.M. (New York City time) on the date specified in each Notice of Borrowing (or (w) in the case of Swingline Loans, no later than 4:00 P.M. (New York City time) on the date specified pursuant to Section 2.3(b), (x) in the case of Mandatory Borrowings, no later than 2:00 P.M. (New York City time) on the date specified in Section 2.1(e), (y) in the case of Borrowings denominated in Euros, no later than 8:30 A.M. (New York City time) on the date specified in the applicable Notice of Borrowing or (z) in the case of Borrowings denominated in Sterling, no later than 10:00 A.M. (New York City time) on the date specified in the applicable Notice of Borrowing), each Lender with a Commitment of the respective Tranche will make available its pro rata portion (determined in accordance with Section 2.8) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Lender will make available the full amount thereof). All such amounts will be made available in Dollars or an Alternate Currency, as applicable, and in immediately available funds at the Payment Office, and upon receipt of all requested funds the Administrative Agent will, except in the case of Revolving Loans made pursuant to a Mandatory Borrowing, make available to the Borrower at such account as may be specified in the Notice of Borrowing, or to such other account as the Borrower may specify in writing prior to the Closing Date, the aggregate of the amounts so made available by the Lenders; provided that if, on the date of a Borrowing of Revolving Loans (other than a Mandatory Borrowing), there are Unpaid Drawings or Swingline Loans then outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such Unpaid Drawings with respect to Letters of Credit, second, to the payment in full of any such Swingline Loans, and third, to the Borrower as otherwise provided above.
(b)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such share available on such date and at such time in accordance with Section 2.5(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the appropriate Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the appropriate Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.
(d)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Section 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable credit extension set forth in Section 7 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(e)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and to fund participations in Swingline Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to purchase its participation.
(f)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(g)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Obligations, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Obligations then due to such parties.
2.6.    Notes.
(a)    The Borrower’s obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.15 and shall, if requested by such Lender, also be evidenced (i) in the case of Term B Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit G, with blanks appropriately completed in conformity herewith (each, a “Term B Note” and, collectively, the “Term B Notes”), (ii) in the case of Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit H, with blanks appropriately completed in conformity herewith (each, a “Revolving Note” and, collectively, the “Revolving Notes”) and (iii) in the case of Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit I, with blanks appropriately completed in conformity herewith (the “Swingline Note”).
(b)    Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and prior to any transfer of any of its Notes will endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower’s obligations in respect of such Loans.
(c)    Notwithstanding anything to the contrary contained above in this Section 2.6 or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) incurred by the Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Loan Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in the preceding clause (b). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrower shall promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Loans.
2.7.    Conversions/Continuations.
(a)    The Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Dollar Denominated Loans (other than Swingline Loans which may not be converted pursuant to this Section 2.7) made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan; provided that (i) except as otherwise provided in Section 2.11(b), Term SOFR Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Term SOFR Loans shall reduce the outstanding principal amount of such Term SOFR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into Term SOFR Loans if no Default or Event of Default is in existence on the date of the conversion and (iii) no conversion pursuant to this Section 2.7 shall result in a greater number of Borrowings of Fixed Rate Loans than is permitted under Section 2.2.
(b)    Any Fixed Rate Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 2.10, of the length of the next Interest Period to be applicable to such Loans; provided that to the extent the Required Lenders provide written notice thereof to the Borrower, no Fixed Rate Loan may be continued as such when any Event of Default has occurred and is continuing; provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans denominated in Dollars shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
(c)    Each such conversion or continuation pursuant to this Section 2.7 shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 11:00 A.M. (New York City time) at least (x) in the case of conversions or continuations of Base Rate Loans into Term SOFR Loans, three (3) U.S. Government Securities Business Days’ prior notice, (y) in the case of conversions or continuations of Base Rate Loans into Daily Simple SOFR Loans, five (5) U.S. Government Securities Business Days’ prior notice and (z) in the case of conversions or continuations of Term SOFR Loans into Base Rate Loans, notice on the date of such conversion or continuation (each, a “Notice of Conversion/Continuation”) executed by an Authorized Officer, in each case in the form of Exhibit J or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed to specify the Loans to be so converted or continued, the Borrowing or Borrowings pursuant to which such Loans were incurred and, if to be converted or continued into Term SOFR Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion or continuation affecting any of its Dollar Denominated Loans.
(d)    If by 11:00 A.M. (New York City time) on the third Business Day prior to the expiration of any Interest Period applicable to a Borrowing of Fixed Rate Loans, the Borrower has failed to elect, failed to specify in its Notice of Conversion/Continuation, or is not permitted to elect, a new Interest Period to be applicable to such Fixed Rate Loans as provided above, the Borrower shall be deemed to have elected (x) if Term SOFR Loans, to convert such Term SOFR Loans into Base Rate Loans and (y) if Alternate Currency Loans, to select a one-month Interest Period for such Alternate Currency Loans, in each case effective as of the expiration date of such current Interest Period.
Notwithstanding the above, in no event shall the Borrower be permitted to convert any Loan to a Daily Simple SOFR Loan (it being understood and agreed that Adjusted Daily Simple SOFR shall only apply to the extent provided in Section 2.11(g)).
2.8.    Pro Rata Borrowings. All Borrowings of Term Loans and Revolving Loans under this Agreement shall be incurred from the Lenders pro rata within each Tranche on the basis of their applicable Term Loan Commitments or Revolving Loan Commitments, as the case may be; provided that all Mandatory Borrowings shall be incurred from the Revolving Lenders pro rata on the basis of their RL Percentages. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder (solely to the extent such Lender is so obligated) regardless of the failure of any other Lender to make its Loans hereunder.
2.9.    Interest.
(a)    The Borrower agrees to pay interest in respect of the unpaid principal amount of each Dollar Denominated Loan maintained as a Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Term SOFR Loan pursuant to Section 2.7, as applicable, at a rate per annum which shall be equal to the sum of the relevant Applicable Margin plus the Base Rate, each as in effect from time to time.
(b)    The Borrower agrees to pay interest in respect of the unpaid principal amount of each Dollar Denominated Loan maintained as a Term SOFR Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Term SOFR Loan to a Base Rate Loan pursuant to Section 2.7 or 2.11, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable

Margin as in effect from time to time during such Interest Period plus the Adjusted Term SOFR Rate for such Interest Period.
(c)    The Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Alternate Currency Loan (other than SONIA Rate Loans) made to it from the date of Borrowing thereof until the maturity thereof (whether by acceleration, prepayment or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time plus the applicable Alternate Currency Rate for such Interest Period.
(d)    The Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each SONIA Rate Loan made to it from the date of Borrowing thereof until the maturity thereof (whether by acceleration, prepayment or otherwise) at a rate per annum which shall be equal to the sum of the relevant Applicable Margin plus the SONIA Rate, each as in effect from time to time.
(e)    Overdue principal shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate then borne by such Loans. All other overdue amounts (including, to the extent permitted by law, overdue interest) payable hereunder and under any other Loan Document shall bear interest at a rate per annum equal to the rate which is 2% in excess of a rate applicable to Dollar Denominated Revolving Loans that are maintained as Base Rate Loans from time to time (if such rate were to be applicable under this Agreement). Interest that accrues under this Section 2.9(e) shall be payable on demand.
(f)    Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, (x) quarterly in arrears on each Quarterly Payment Date, (y) on the date of any repayment or prepayment in full of all outstanding Base Rate Loans of any Tranche, and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, (ii) in respect of each Fixed Rate Loan, (x) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three (3) months, on each date occurring at three (3) month intervals after the first day of such Interest Period, and (y) on the date of any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, (iii) in respect of any Daily Simple SOFR Loan, monthly in arrears on each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, (x) if such day is not a Business Day, the next preceding Business Day and (y) if there is no such numerically corresponding day in such month, then the last Business Day of such month) and (iv) in respect of each SONIA Rate Loan, (x) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month), and (y) on the date of any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.
(g)    Upon each Interest Determination Date, the Administrative Agent shall determine the Fixed Rate for each Interest Period applicable to the respective Fixed Rate Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.
2.10.    Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Fixed Rate Loan at or prior to 11:00 A.M. (New York City time) at least three (3) U.S. Government Securities Business Days (or in respect of Loans to be funded (i) in Euros, four (4) Business Days and (ii) in any Pounds Sterling or any

Alternate Currency other than Dollars or Euros, five (5) Business Days) notice prior to the making of, or the expiration of an Interest Period applicable to, such Fixed Rate Loan, the Borrower shall have the right to elect the interest period (each, an “Interest Period”) applicable to such Fixed Rate Loan, which Interest Period shall, at the option of the Borrower be a one (1), three (3), six (6), or, if agreed to by all relevant Lenders, twelve (12) month period (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment); provided that (in each case):
(A)    all Fixed Rate Loans comprising a Borrowing comprising the same Tranche shall at all times have the same Interest Period;
(B)    the initial Interest Period for any Fixed Rate Loan shall commence on the date of Borrowing of such Fixed Rate Loan (including, in the case of a Term SOFR Loan, the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Fixed Rate Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;
(C)    if any Interest Period for a Fixed Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;
(D)    if any Interest Period for a Fixed Rate Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period for a Fixed Rate Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;
(E)    no tenor that has been removed from this definition pursuant to Section 2.11(g)(v) shall be available for specification in such Notice of Borrowing or Notice of Conversion/Continuation;
(F)    no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the Maturity Date for such Tranche of Loans; and
(G)    no Interest Period in respect of any Borrowing of any Tranche of Term Loans shall be selected which extends beyond any date upon which a mandatory repayment of such Tranche of Term Loans will be required to be made under Section 2.4(a), if the aggregate principal amount of such Tranche of Term Loans that has Interest Periods that will expire after such date will be in excess of the aggregate principal amount of such Tranche of Term Loans, as the case may be, then outstanding less the aggregate amount of such required repayment.
2.11.    Increased Costs, Illegality, etc.
(a)    In the event that the Required Lenders or the Required Revolving Lenders, as applicable, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (A) below, may be made only by the Administrative Agent):

(A)    on any Interest Determination Date or on any date on which a SONIA Rate Loan is outstanding or proposed to be made, that, by reason of any changes arising after the Closing Date generally affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the relevant Fixed Rate (including, without limitation, because the EURIBOR Screen Rate is not available or published on a current basis) or SONIA Rate (any such rate, the “Affected Rate” and any Loan bearing interest by reference to the Affected Rate, an “Affected Rate Loan”); or
(B)    at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Fixed Rate Loan or SONIA Rate Loan because of (x) any change since the Closing Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the applicable Fixed Rate or SONIA Rate, or (y) other circumstances arising since the Closing Date affecting such Lender, the interbank market or the position of such Lender in such market (including that the Fixed Rate or the SONIA Rate, as applicable, with respect to such Loan does not adequately and fairly reflect the cost to such Lender of funding such Loan); or
(C)    at any time, that the making or continuance of any Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Closing Date which materially and adversely generally affects the applicable interbank market or the applicable Affected Rate; or
(D)    at any time that the respective Alternate Currency is not available in sufficient amounts to fund any Borrowing of such Alternate Currency Loans requested pursuant to Section 2.1;
then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (A) or (D) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clauses (A) and (D) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (w) in the case of clause (A) above, Affected Rate Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to such Affected Rate Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (x) in the case of clause (B) above, the Borrower agrees to pay to each Lender, upon such Lender’s written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine after consultation with the Borrower) as shall be required to compensate each Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to each Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by the Required Lenders or Required Revolving Lenders shall, absent manifest error, be final and conclusive and binding on all the parties hereto), (y) in the case of clause (C) above, the Borrower shall take one of the actions specified in Section 2.11(b) as promptly as possible and, in any event, within the time period required by law and (z) in the case of clause (D) above, Alternate Currency Loans (exclusive of any such Alternate Currency Loans which have theretofore been funded) shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing given by the Borrower with respect to such Alternate Currency Loans which have not been incurred shall be deemed rescinded by the Borrower.
(b)    At any time that any Fixed Rate Loan or SONIA Rate Loan is affected by the circumstances described in Section 2.11(a)(A) and/or Section 2.11(a)(B), the Borrower may, and in the case of a Fixed Rate Loan affected by the circumstances described in Section 2.11(a)(C), the Borrower shall, either (x) if the affected Fixed Rate Loan or SONIA Rate Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by affected Lender or the Administrative Agent pursuant to Section 2.11(a)(B) or (C) or (y) if the affected Lender’s Fixed Rate Loan or SONIA Rate Loan is then outstanding, upon at least three (3) Business Days’ written notice to the Administrative Agent, (i) in the case of a Term SOFR Loan, require the affected Lenders to convert such Term SOFR Loan into a Base Rate Loan and (ii) in the case of any Fixed Rate Loan (other than a Term SOFR Loan) or SONIA Rate Loan, elect that such affected Loans will bear interest at the Central Bank Rate for the applicable Alternate Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternate Currency cannot be determined, any outstanding affected Loans denominated in any Alternate Currency shall, at the Borrower’s election prior to such day (A) be repaid by the Borrower in full in accordance with the applicable requirements of Section 5.1 or (B) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternate Currency); provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.11(b).
(c)    If any Lender determines that after the Closing Date the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, liquidity or any change in interpretation or administration thereof by the NAIC or any Governmental Authority, central bank or comparable agency or any change in a Requirement of Law, will have the effect of increasing the amount of capital required or expected to be maintained by the Lenders or any corporation controlling such Lenders based on the existence of such the Lender’s Commitments hereunder or their obligations hereunder, then the Borrower agrees to pay to Lenders, upon their written demand therefor, such additional amounts as shall be required to compensate such Lenders or such other corporation for the increased cost to such Lenders or such other corporation or the reduction in the rate of return to such Lenders or such other corporation as a result of such increase of capital. In determining such additional amounts, the Lenders will act reasonably and in good faith and will use averaging and attribution methods which are reasonable; provided that such Lender’s determination of compensation owing under this Section 2.11(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. The Lenders, upon determining that any additional amounts will be payable pursuant to this Section 2.11(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.11(c) upon the subsequent receipt of such notice, except to the extent that such Lender’s failure or delay results in prejudice to the Borrower.
(d)    In the event that any Lender shall in good faith determine (which determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) at any time that the Lenders are required to maintain reserves (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) which have been established by any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body with jurisdiction over such Lenders (including any branch, Affiliate or funding office thereof) in respect of any Alternate Currency Loans or any category of liabilities which includes deposits by reference to which the interest rate on any Alternate Currency Loan is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lenders to non-United States residents, then, unless such reserves are included in the calculation of the interest rate applicable to such Alternate Currency Loans or in Section 2.11(a)(B), such Lenders shall promptly notify the Borrower in writing specifying the additional amounts required to indemnify such Lenders against the actual cost of maintaining such reserves (such written notice to provide in reasonable detail a computation of such additional amounts) and the Borrower (in the case of Loans owing by it and, in each case, denominated in an Alternate Currency) shall pay to Lenders such specified amounts as additional interest at the time that the Borrower is otherwise required to pay interest in respect of such Alternate Currency Loan or, if later, on written demand therefor by such Lenders.
(e)    Notwithstanding anything in this Agreement to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act, Basel III and CRD IV and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, shall be deemed to be a change after the Original Closing Date in a Requirement of Law or government rule, regulation or order, regardless of the date enacted, adopted, issued or implemented (including for purposes of this Section 2.11 and Section 3.6); provided that increased costs because of a change in a Requirement of Law resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act, Basel III and CRD IV may only be requested by the Lenders imposing such increased costs on borrowers similarly situated to the Borrower under syndicated credit facilities comparable to those provided hereunder.
(f)    This Section 2.11 shall not apply to any Indemnified Taxes or Other Taxes (each of which are provided for in Section 5.5) or any Excluded Taxes.
(g)    (i) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.11(g)), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Alternate Currency for such Benchmark Replacement Date, such Benchmark

Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class. If the Benchmark Replacement is based upon Daily Simple SOFR, all interest payments will be payable on a monthly basis.
(ii)    Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)    The Administrative Agent will promptly notify the Borrower and the Lenders of (1) any occurrence of a Benchmark Transition Event, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes, (4) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.11(g)(v) below and (5) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.11(g), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.11(g).
(iv)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if the then-current Benchmark is a term rate (including the Term SOFR Rate or EURIBOR Rate) and either (a) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (b) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (2) if a tenor that was removed pursuant to clause (1) above either (a) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (b) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or SONIA Rate Borrowing of, conversion to or continuation of Term Benchmark Loans or SONIA Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for (1) a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to a Base Rate Borrowing or (y) any Term Benchmark Borrowing or SONIA Rate Borrowing denominated in an Alternate Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. Furthermore, if any Term Benchmark Loan or SONIA Rate Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or SONIA Rate Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.11(g), (A) for Loans denominated in Dollars any such Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan and (B) for Loans denominated in an Alternate Currency, any such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Alternate Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternate Currency cannot be determined, any outstanding affected Loans denominated in any Alternate Currency shall, at the Borrower’s election prior to such day: (a) be prepaid by the Borrower on such day or (b) solely for the purpose of calculating the interest rate applicable to such Loan, such Loan denominated in any Alternate Currency shall be deemed to be a Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Loans denominated in Dollars at such time.
2.12.    Compensation. The Borrower agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Fixed Rate Loans but excluding loss of anticipated profits) that such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Fixed Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 2.11(a)); (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 5.1, Section 5.2 or as a result of an acceleration of the Loans pursuant to Section 11) or conversion of any of its Fixed Rate Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Fixed Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay Fixed Rate Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 2.11(b).
2.13.    Matters Applicable to All Requests for Compensation.
(a)    With respect to any Lender’s claim for compensation for any amounts under Section 2.11, 2.12 or 3.6, the Borrower shall not be required to compensate such Lender if such Lender notifies Borrower of the event that gives rise to such claim more than 180 days after such event; provided that if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(b)    Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.11(a)(B) or (C), Section 2.11(c), Section 2.11(d), Section 3.6 or Section 5.5 with respect to such

Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no legal, regulatory or unreimbursed economic disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 2.13(b) shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 2.11, 3.6 and 5.5.
2.14.    Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of any event giving rise to the operation of Section 2.11(a)(B) or (C), Section 2.11(c), Section 2.11(d), Section 3.6 or Section 5.5 with respect to any Lender which results in the Borrower being required to pay additional amounts or indemnity payments with respect to such Lender or such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement that requires (or would require) the consent of all Lenders, the consent of all Lenders of a Class or each Lender adversely affected thereby under Section 13.12(a) and that has been approved by the Required Lenders, Required Revolving Lenders or Required Term Lenders, as applicable, as (and to the extent) provided in Section 13.12(a) (a “Proposed Modification”), the Borrower shall have the right, in accordance with Section 13.4, to replace such Lender (the “Replaced Lender”) with one or more other Eligible Assignees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of which shall be reasonably acceptable to the Administrative Agent; provided that:
(i)    at the time of any replacement pursuant to this Section 2.14, the Replacement Lender shall enter into one or more Assignment and Assumptions pursuant to Section 13.4 (and with all fees payable pursuant to said Section 13.4 to be paid by the Replacement Lender or the Replaced Lender (as may be agreed to at such time by and among the Borrower, the Replacement Lender and the Replaced Lender)) pursuant to which the Replacement Lender shall consent to the Proposed Modification, if applicable, and acquire all of the Commitments and outstanding Loans (or, in the case of the replacement of only (a) the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans and participations in Letter of Credit Outstandings and participation in Swingline Loans or (b) the Term Loan Commitments and outstanding Term Loans of any Tranche with respect to which such Lender is being replaced) of, and in each case (except for the replacement of only the Term Loan Commitments and outstanding Term Loans of any or all Tranches of Term Loans of the respective Lender) all participations in Letters of Credit and Swingline Loans by, the Replaced Lender and, in connection therewith, shall pay (or cause to be paid) to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, and any premium applicable to, all outstanding Loans of the respective Replaced Lender under each Tranche with respect to which such Replaced Lender is being replaced, (B) an amount equal to all Unpaid Drawings (unless there are no Unpaid Drawings with respect to the Tranche being replaced) that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender (but only with respect to the relevant Tranche, in the case of the replacement of less than all Tranches of Loans then held by the respective Replaced Lender) pursuant to Section 4.1, (y) except in the case of the replacement of only the Term Loan Commitments and outstanding Term Loans of one or more Tranches of a Replaced Lender, each Issuing Lender an amount equal to such Replaced Lender’s RL Percentage of any Unpaid Drawing relating to Letters of Credit issued by such Issuing Lender (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender and (z) in the case of any replacement of

Revolving Loan Commitments, the Swingline Lender an amount equal to such Replaced Lender’s RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender; and
(ii)    all obligations of any Loan Party then owing to the Replaced Lender (other than those (a) specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Section 2.12 or Section 5.1(b) or (b) relating to any Tranche of Loans or Commitments of the respective Replaced Lender which will remain outstanding after giving effect to the respective replacement) shall be paid in full to such Replaced Lender concurrently with such replacement.
Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 2.14, such Replaced Lender shall execute an Assignment and Assumption within two (2) Business Days of the date on which the Replacement Lender executes and delivers such Assignment and Assumption to such Replaced Lender (or such executed Assignment and Assumption is delivered by the Administrative Agent on behalf of such Replacement Lender). If such Replaced Lender does not execute and deliver such Assignment and Assumption within such two (2) Business Day period, then such Replaced Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of such Lender and the Assignment and Assumption so executed by such Replacement Lender shall be effective for the purposes of this Section 2.14 and Section 13.4. Upon the execution of the respective Assignment and Assumption, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.15 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Lender shall become a Lender hereunder and, unless the respective Replaced Lender continues to have outstanding Term Loans or a Revolving Loan Commitment hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.11, 2.12, 3.6, 5.5, 12.6, 13.1 and 13.6), which shall survive as to such Replaced Lender and (y) except in the case of the replacement of only outstanding Term Loans pursuant to this Section 2.14, the RL Percentages of the Lenders shall be automatically adjusted at such time to give effect to such replacement.
2.15.    Incremental Credit Extensions.
(a)    The Borrower may at any time or from time to time after the Closing Date (i) request one or more additional Tranches of term loans or one or more increases to an existing Tranche of Term Loans (the commitments thereof, the “Incremental Term Loan Commitments,” the loans thereunder, the “Incremental Term Loans” and a Lender making such loans, an “Incremental Term Lender”) or (ii) (A) request one or more increases in the amount of the Revolving Loan Commitments (any such increase, a “Revolving Loan Commitment Increase”) or (B) subject to Section 2.1(d), the establishment of one or more new Revolving Loan Commitments (any such new commitment, a “New Revolving Loan Commitment” and, together with Revolving Loan Commitment Increases, the “Incremental Revolving Loan Commitments” and, such loans thereunder, the “Incremental Revolving Loans” and, a Lender making such a commitment, an “Incremental Revolving Lender”); provided that:

(i)    the aggregate amount of Incremental Facilities Incurred during the term of this Agreement shall not exceed the Maximum Incremental Facilities Amount;
(ii)    the Incremental Facilities will not be guaranteed by any person that is not a Guarantor or secured by any asset that is not Collateral (except the Collateral Exclusions);
(iii)    no Event of Default (or, in the case of a Permitted Acquisition or Investment permitted hereunder, no Significant Event of Default) has occurred and is continuing or would exist after giving effect thereto at the time that any such Incremental Term Loan is made (and after giving effect thereto);
(iv)    subject to Section 1.4, at the time that any Incremental Loan is made (and after giving effect thereto), the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent already qualified by materiality, in which case, such representations and warranties shall be true and correct in all respects), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date (except to the extent already qualified by materiality, in which case, such representations and warranties shall be true and correct in all respects);
(v)    Incremental Term Loans or Incremental Revolving Loan Commitments may be denominated in any Available Currency (it being understood that any such Incremental Term Loan or Incremental Revolving Loan Commitment may be utilized in Available Currencies as and to the extent provided in the applicable Incremental Amendment);
(vi)    Incremental Facilities shall rank no greater than pari passu in right of payment and no greater than pari passu in right of security with the ~~Initial~~ Term B Loans and Initial Revolving Loans; provided that any Incremental Facility that is secured by the Collateral on a junior Lien basis to the Obligations or that is set forth in an Incremental Agreement shall be subject to an Acceptable Intercreditor Agreement;
(vii)    other than the Permitted Earlier Maturity Indebtedness Exception, (A) Incremental Term Loans shall not mature earlier than the ~~Initial~~ Term B Loan Maturity Date and shall have a Weighted Average Life to Maturity no shorter than the Weighted Average Life to Maturity of the ~~Initial~~ Term B Loans (except by virtue of amortization of or prepayment of the ~~Initial~~ Term B Loans prior to such date of determination) and (B) Incremental Revolving Loans shall not mature earlier than the Revolving Loan Maturity Date (except by virtue of termination of the Initial Revolving Loan Commitments prior to such date of determination);
(viii)    other than the Permitted Earlier Maturity Indebtedness Exception, (A) the amortization schedule applicable to any such Incremental Term Loans shall be determined by the Borrower and the applicable Incremental Term Lenders and (B) no such Incremental Revolving Loan Commitment shall have amortization or scheduled mandatory commitment reductions (other than at the maturity thereof);
(ix)    except to the extent permitted by clauses (v), (vii) and (viii) above and clauses (x) and (xi) below, the terms of such Incremental Term Loans or Incremental Revolving Loan Commitments (other than any terms (x) applicable after the Latest Maturity Date of the ~~Initial~~ Term B Loans or the Initial Revolving Loan Commitments, as applicable or (y) that are also made for the benefit of the Lenders under the ~~Initial~~ Term B Loans or the Initial Revolving Loan Commitments (including in respect of any financial covenant applicable to any Incremental Revolving Commitments), as applicable

(which will be documented in an amendment to this Agreement requiring only the consent of the Borrower and the Administrative Agent)) shall (A) be substantially identical to, or no more favorable (taken as a whole) to the lenders providing such Incremental Facility than, the ~~Initial~~ Term B Loans or the Initial Revolving Loan Commitments, as applicable, in this Agreement and each other Loan Document (as determined by the Borrower in good faith), (B) reflect market terms and conditions (as determined by the Borrower in good faith) at the time of Incurrence thereof (or obtaining of a commitment with respect thereto), or (C) be reasonably satisfactory to the Administrative Agent;
(x)    the Applicable Margin applicable to the Incremental Term Loans or Incremental Revolving Loan Commitments made hereunder shall be determined by the Borrower and the Incremental Term Lenders or the Incremental Revolving Lenders; provided that with respect to any Incremental Document in respect of Incremental Term Loans in the form of a broadly syndicated “term B facility” denominated in Dollars or Euros and secured by the Collateral on a pari passu basis with the ~~Initial~~ Term B Loans, if the Applicable Margin in respect of such Incremental Term Loans exceeds the Applicable Margin in respect of the ~~Initial~~ Term B Loans denominated in the same currency as such Incremental Term Loans by more than 1.00%, the Applicable Margin of the ~~Initial~~ Term B Loans denominated in the applicable currency shall be adjusted such that the Applicable Margin of the ~~Initial~~ Term B Loans denominated in the applicable currency equals the Applicable Margin of such Incremental Term Loans minus 1.00%, effective upon the making of such Incremental Term Loans; provided, further, that if the applicable Incremental Term Loan Facility includes an interest rate floor greater than the applicable interest rate floor under the ~~Initial~~ Term B Loans denominated in the applicable currency, such differential between the interest rate floors shall be equated to the Applicable Margin for purposes of determining whether an increase to the Applicable Margin under the applicable ~~Initial~~ Term B Loans shall be required, but only to the extent an increase in the interest rate floor in the applicable ~~Initial~~ Term B Loans would cause an increase in the interest rate then in effect thereunder; provided further that any amendments to the Applicable Margin in respect of the ~~Initial~~ Term B Loans that become effective subsequent to the Closing Date but prior to the time such Incremental Term Loans are borrowed shall also be included in such calculations; provided further that this Section 2.15(a)(x) shall not apply to the MFN Exceptions;
(xi)    Incremental Term Loans may participate (i) on a pro rata basis, greater than pro rata basis or less than pro rata basis in any voluntary prepayments of the ~~Initial~~ Term B Loans and (ii) on a pro rata basis (solely for Incremental Facilities that are secured by a Lien or the Collateral that ranks pari passu with the Liens securing the ~~Initial~~ Term B Loans and Initial Revolving Loan Commitments) or less than pro rata basis (and on a greater than pro rata basis with respect to mandatory prepayments of any such Incremental Term Loans with the proceeds of Credit Agreement Refinancing Indebtedness) with respect to any mandatory prepayments of Incremental Term Loans; and
(xii)    the Borrower may appoint any Person (or Persons) to arrange any Incremental Facility and provide such arranger (or arrangers) any titles to such Incremental Facility as it deems appropriate.
(b)    [Reserved].
(c)    Incremental Term Loans may be made, and Incremental Revolving Loan Commitments may be provided, by any existing Lender or any Additional Lender (provided that no Lender shall be obligated to make all or a portion of any Incremental Term Loan or to provide all or a portion of any Incremental Revolving Loan Commitment), in each case on terms permitted in this Section 2.15; provided that the Administrative Agent and, in respect any Incremental Revolving Loan Commitments, each Issuing Lender and the Swingline Lender shall have consented (not to be unreasonably withheld or delayed) to such Lender’s making such Incremental Term Loans or providing such Incremental Revolving Loan Commitments if such consent would be required under Section 13.4 for an assignment of Loans or Revolving Loan Commitments, as applicable, to such Lender or Additional Lender. Commitments in respect of Incremental Term Loans and Incremental Revolving Loan Commitments shall become Commitments (or in the case of a Revolving Loan Commitment Increase elected to be provided by an existing Revolving Lender, an increase in such Lender’s applicable Revolving Loan Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement or, in the case of any Incremental Term Loans or Incremental Revolving Loan Commitments that are not secured on a pari passu basis with the ~~Initial~~ Term B Loans and the Initial Revolving Loans, pursuant to separate documentation (an “Incremental Agreement” and, together with an Incremental Amendment, “Incremental Documents”) and, as appropriate, the other Loan Documents, executed by Holdings, the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Document may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15, including amendments that do not adversely affect the Lenders, which may include amendments to Sections 2.4(a) and 5.1(b). The Borrower may agree with the Issuing Lenders to increase the sublimit for Letters of Credit in Section 3.2 and may agree with the Swingline Lender to increase the Maximum Swingline Amount, in connection with any Incremental Revolving Loan Commitment. The Borrower may use the proceeds of Incremental Term Loans or Incremental Revolving Loan Commitments for any purpose not prohibited by this Agreement.
(d)    Upon each increase in the Revolving Loan Commitments pursuant to this Section 2.15, each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Loan Commitment Increase (each, a “Revolving Loan Commitment Increase Lender”) in respect of such increase, and each such Revolving Loan Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swingline Loans held by each Revolving Lender (including each such Revolving Loan Commitment Increase Lender) will equal the percentage of the Total Revolving Loan Commitment represented by such Revolving Lender’s Revolving Loan Commitment and if, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such Revolving Loan Commitment Increase either be prepaid from the proceeds of additional Revolving Loans made hereunder or assigned to a Revolving Loan Commitment Increase Lender (in each case, reflecting such increase in Revolving Loan Commitments, such that Revolving Loans are held ratably in accordance with each Revolving Lender’s pro rata share, after giving effect to such increase), which prepayment or assignment shall be accompanied by accrued interest on the Revolving Loans being prepaid. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence; provided that any existing Revolving Lender electing not to provide a Revolving Loan Commitment Increase shall not be required to fund amounts in an Alternate Currency in excess of such amounts it would otherwise be required to fund by virtue of the immediately preceding sentence.
(e)    This Section 2.15 shall supersede any provisions in Section 2.8 or 13.12 to the extent they conflict with this Section 2.15.

2.16.    Loan Modification Offers.
(a)    The Borrower may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes on the same terms to each such Lender (each Class subject to such a Loan Modification Offer, a “Specified Class”) to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower; provided that (i) any such offer shall be made by the Borrower to all Lenders with Loans with a like maturity date (whether under one or more tranches) on a pro rata basis (based on the aggregate outstanding principal amount of the applicable Loans), (ii) no Event of Default shall have occurred and be continuing at the time of any such offer, (iii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower and (iv) in the case of any Permitted Amendment relating to the Revolving Loan Commitments, each Issuing Lender and the Swingline Lender shall have approved such Permitted Amendment. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days nor more than 30 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent); provided that, notwithstanding anything to the contrary, assignments and participations of Specified Classes shall be governed by the same or, at the Borrower’s discretion, more restrictive assignment and participation provisions applicable to Loans set forth in Section 13.4. Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Specified Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Specified Class as to which such Lender’s acceptance has been made. No Lender shall have any obligation to accept any Loan Modification Offer.
(b)    A Permitted Amendment shall be effected pursuant to an amendment to this Agreement (a “Loan Modification Agreement”) executed and delivered by the Borrower, each applicable Accepting Lender and the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. No Loan Modification Agreement shall provide for any extension of a Specified Class in an aggregate principal amount that is less than (i) in the case of Revolving Loan Commitments, $10,000,000 and (ii) in the case of Term Loans or Term Loan Commitments, $75,000,000. Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to give effect to the provisions of this Section 2.16, including any amendments necessary to treat the applicable Loans or Commitments of the Accepting Lenders as a new “Class” of loans or commitments hereunder; provided that no Loan Modification Agreement may provide for (i) any Specified Class to be secured by any Collateral or other assets of any Loan Party that does not also secure the Loans and (ii) so long as any Loans are outstanding, any mandatory prepayment provisions that do not also apply to all the Loans on a pro rata basis; provided further that in the case of any Loan Modification Offer relating to Revolving Loan Commitments or Revolving Loans, except as otherwise agreed to by each Issuing Lender, (i) the allocation of the participation exposure with respect to any then-existing or subsequently issued Letter of Credit as between the commitments of such new “Class” and the remaining Revolving Loan Commitments shall be made on a ratable basis as between the commitments of such new “Class” and the remaining Revolving Loan Commitments, (ii) any new “Class” of commitments and the remaining Revolving Loan Commitments shall be subject to the provisions of Section 2.1(f) and (iii) the Revolving Loan Maturity Date may not be extended without the prior written consent of each Issuing Lender and the Swingline Lender.

(c)    Subject to Section 2.16(b), the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Loan Modification Agreement that a minimum amount (to be determined and specified in the relevant Loan Modification Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Loans of any or all applicable Classes be extended.
(d)    This Section 2.16 shall supersede any provisions in Section 2.8 or 13.12 to the contrary.
2.17.    Defaulting Lender. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender:
(a)    if any Swingline Loans are outstanding or any Letter of Credit Outstandings exist at the time when a Revolving Lender becomes a Defaulting Lender then:
(i)    all or any part of the participating risk in such Swingline Loans and Letter of Credit Outstandings shall be reallocated among the Revolving Lenders that are Non-Defaulting Revolving Lenders in accordance with their respective RL Percentage but only to the extent (x) the sum of all Revolving Extensions of Credit of all Revolving Lenders that are Non-Defaulting Revolving Lenders does not exceed the aggregate amount of all Revolving Loan Commitments of all Non-Defaulting Revolving Lenders, (y) immediately following the reallocation to a Revolving Lender that is a Non-Defaulting Lender, the Revolving Extensions of Credit of such Revolving Lender do not exceed its Revolving Loan Commitment at such time and (z) the conditions set forth in Section 7.2 are satisfied at such time;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such outstanding Swingline Loans and (y) second, Collateralize in a manner reasonably satisfactory to the applicable Issuing Lender such Defaulting Lender’s RL Percentage of all Letter of Credit Outstandings (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as such Letter of Credit Outstandings exist;
(iii)    the Borrower shall not be required to pay any Letter of Credit Fees to such Defaulting Lender pursuant to Section 4.1(b) with respect to such Defaulting Lender’s RL Percentage of Letter of Credit Outstandings;
(iv)    if the participating risk in Letter of Credit Outstandings of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.17(a), then the Letter of Credit Fees payable to the Revolving Lenders pursuant to Section 4.1(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ RL Percentages; and
(v)    if any Defaulting Lenders’ RL Percentage of Letter of Credit Outstandings is neither Collateralized nor reallocated pursuant to this Section 2.17(a), then, without prejudice to any rights or remedies of any Issuing Lender or any Revolving Lender hereunder, all Letter of Credit Fees payable under Section 4.1(b) with respect to such Defaulting Lender’s RL Percentage of Letter of Credit Outstandings shall be payable to each Issuing Lender until such portion of such Letter of Credit Outstandings is Collateralized or reallocated.

(b)    Notwithstanding anything to the contrary contained in Section 2.1(d) or Section 3, so long as any Revolving Lender is a Defaulting Lender (i) the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless the related exposure will be 100% covered by the Revolving Loan Commitments of the Non-Defaulting Lenders or collateral has been provided by the Borrower in accordance with Section 2.17(a), and (ii) participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among Revolving Lenders that are Non-Defaulting Lenders in a manner consistent with Section 2.17(a) (and Defaulting Lenders shall not participate therein).
(c)    In the event that the Administrative Agent, the Borrower, each Issuing Lender and the Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Revolving Lender to be a Defaulting Lender, then (i) the risk participations in Swingline Loans and Letter of Credit Outstandings of the Revolving Lenders shall be readjusted to reflect the inclusion of such Revolving Lender’s Revolving Loan Commitments and on such date such Revolving Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Revolving Loans in accordance with its RL Percentage and (ii) so long as no Event of Default then exists, all funds held as Cash Collateral pursuant to the Letter of Credit Back-Stop Arrangements shall thereafter be promptly returned to the Borrower. If the Revolving Loan Commitments have been terminated, all other Obligations have been paid in full and no Letters of Credit are outstanding, then, so long as no Event of Default then exists, all funds held as Cash Collateral pursuant to the Letter of Credit Back-Stop Arrangements and the Swingline Back-Stop Arrangements shall thereafter be promptly returned to the Borrower.
(d)    Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 13.2 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to each Issuing Lender or the Swingline Lender hereunder; third, to Cash Collateralize each Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.17(a)(ii); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.17(a)(ii); sixth, to the payment of any amounts owing to the Lenders, each Issuing Lender or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, Issuing Lender or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or reimbursement obligations with respect to Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7.2 were satisfied and waived, such payment shall be applied solely to pay the Loans of, and reimbursement obligations with respect to Letters of Credit owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or reimbursement obligations with respect to Letters of Credit owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit and Swingline Loans are held by the Lenders pro rata in accordance with the applicable Commitments without giving effect to Section 2.17(a)(i). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(d)(i) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(ii)    No Defaulting Lender shall be entitled to receive any fee pursuant to Section 4.1(a) or (b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender); provided that such Defaulting Lender shall be entitled to receive fees pursuant to Section 4.1(b) for any period during which that Lender is a Defaulting Lender only to extent allocable to its pro rata share of the Stated Amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.17(a).
(iii)    With respect to any fees not required to be paid to any Defaulting Lender pursuant to clause (ii) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to Section 2.17(a)(i), (y) pay to each Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to each Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(e)    If the Borrower, the Administrative Agent and the Swingline Lender and each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the applicable Commitments (without giving effect to Section 2.17(a)(i)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
2.18.    Refinancing Amendment.
(a)    At any time after the Closing Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Debt in respect of (a) all or any portion of any Tranche of Term Loans then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans) or (b) all or any portion of the Revolving Loans (or unused Revolving Loan Commitments) under this Agreement (which for purposes of this clause (b) will be deemed to include any then outstanding Other Revolving Loans and Other Revolving Commitments), in the form of (x) Other Term Loans or Other Term Commitments or (y) Other Revolving Loans or Other Revolving Commitments, as the case may be, in each case pursuant to a Refinancing Amendment; provided that the effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 7.2 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates or reaffirmation agreements consistent with those delivered on the Closing Date under Section 7.1. Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrower or any Restricted Subsidiary of Holdings, pursuant to any Other Revolving Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit under the Revolving Loan Commitments and subject to the approval of the Issuing Lender.
(b)    The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Debt incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Revolving Loans, Other Revolving Commitments or Other Term Commitments).
(c)    Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement, any Acceptable Intercreditor Agreement or effect a replacement of any Acceptable Intercreditor Agreement with another Acceptable Intercreditor Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.18. In addition, if so provided in the relevant Refinancing Amendment and with the consent of the Issuing Lender, participations in Letters of Credit expiring on or after the Revolving Loan Maturity Date shall be reallocated from Lenders holding Revolving Loans Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided that such participation interests shall, upon receipt thereof by the relevant Lenders holding revolving commitments, be deemed to be participation interests in respect of such revolving commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.
(d)    Notwithstanding anything to the contrary in this Agreement, this Section 2.18 shall supersede any provisions in Sections 2.8 and 13.12 to the contrary and the Borrower and the Administrative Agent may amend Section 2.8 to implement any Refinancing Amendment.
SECTION 3.

LETTERS OF CREDIT
3.1.    Letters of Credit.
(a)    Subject to and upon the terms and conditions set forth herein, the Borrower may request that an Issuing Lender issue, at any time and from time to time on and after the Closing Date and before sixty (60) days prior to the Revolving Loan Maturity Date, for the account of the Borrower and for the benefit of (x) any Person, an irrevocable standby letter of credit, in a form customarily used by such Issuing Lender or in such other form as is reasonably acceptable to such Issuing Lender, and (y) sellers of goods to the Borrower or any of its Restricted Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such letter of credit, together with each Existing Letter of Credit, a “Letter of Credit” and, collectively, the “Letters of Credit”). All Letters of Credit shall be denominated in Dollars or an Alternate Currency and shall be issued on a sight basis only. All Existing Letters of Credit shall be deemed to be issued hereunder in the name of the Borrower for the benefit of the Borrower or any of its Restricted Subsidiaries in whose name such Existing Letter of Credit is outstanding immediately prior to the Closing Date and shall constitute Letters of Credit subject to the terms hereof.
(b)    Subject to and upon the terms and conditions set forth herein, each Issuing Lender agrees that it will, at any time and from time to time on and after the Closing Date and prior to the 60th day prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for account of the Borrower, one or more Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default; provided that:
(i)    no Issuing Lender shall be under any obligation to issue any Letter of Credit if:
(A)    the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance, unless the Required Revolving Lenders have approved such expiry date or such Letter of Credit shall have been Collateralized or otherwise backstopped in a manner satisfactory to the applicable Issuing Lender;
(B)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing the Letter of Credit, or any Requirement of Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Lender in good faith deems material to it;
(C)    such Issuing Lender shall have received from the Borrower, any other Loan Party or the Required Lenders prior to the issuance of such Letter of Credit notice of the type described in the third sentence of Section 3.3(b);
(D)    the issuance of the Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit generally;
(E)    the Letter of Credit is to be denominated in a currency other than Dollars or an Alternate Currency;
(F)    in any instance in which a Revolving Lender is at that time a Defaulting Lender, after giving effect to any automatic reallocation to cover such Defaulting Lender’s Fronting Exposure in accordance with the provisions set forth in Section 2.17(a)(i), such Fronting Exposure is not eliminated; or
(G)    the Letter of Credit contains any provisions for automatic reinstatement of the Stated Amount after any drawing thereunder;
(ii)    no Issuing Lender shall amend any Letter of Credit if such Issuing Lender would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof;
(iii)    no Issuing Lender shall be under any obligation to amend any Letter of Credit if (A) such Issuing Lender would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit; and
(iv)    each Issuing Lender shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such Issuing Lender shall have all of the benefits and immunities (A) provided to the Administrative Agent in Section 12 with respect to any acts taken or omissions suffered by such Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and issuer documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Section 12 included such Issuing Lender with respect to such acts or omissions, and (B) as additionally provided herein with respect to such Issuing Lender.
(c)    Existing Letters of Credit. The parties hereto agree that the Existing Letters of Credit shall be deemed Letters of Credit for all purposes under this Agreement, without any further action by the Borrower.
3.2.    Maximum Letter of Credit Outstandings; Final Maturities. Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $30,000,000 (based on the Dollar Equivalent thereof) or (y) when added to the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding and (II) the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the Total Revolving Loan Commitment at such time; provided that if at any time following one or more fluctuations in the Spot

Currency Exchange Rate of any Alternate Currency against the Dollar at any Revaluation Date, the issuance, amendment, renewal or extension of a Letter of Credit would cause the Letter of Credit Outstandings to exceed the amounts set forth in subclauses (x) or (y) above, respectively, then (A) if such excess is in an aggregate amount that is greater than or equal to $1,000,000, within two Business Days of notice thereof from the Administrative Agent, (B) if such excess is an aggregate amount that is less than $1,000,000 and such excess continues to exist in an aggregate amount less than $1,000,000 for at least five Business Days, within two Business Days of notice thereof from the Administrative Agent, or (iii) if any Event of Default has occurred and is continuing, the Borrower shall immediately (A) make the necessary payments or repayments to reduce the applicable Obligations to an amount necessary to eliminate such excess or (B) Collateralize such Letters of Credit to the extent necessary to eliminate such excess (which Cash Collateral shall, unless the applicable Issuing Lender or the Administrative Agent shall have requested that such Cash Collateral be provided in Dollars, be denominated in the currency of the applicable Letter of Credit); provided further that, if the Borrower provides Cash Collateral in Dollars to secure obligations related to Letters of Credit that are denominated in an Alternate Currency and, as a result of fluctuations in the applicable Spot Currency Exchange Rate between Dollars and such Alternate Currency, the Cash Collateral held by the Administrative Agent is less than the specified amount of Cash Collateral so required to be maintained by the Borrower, the Borrower shall, promptly following a request therefor by the Administrative Agent, deposit additional Cash Collateral equal to such shortfall to be held as Cash Collateral; (ii) no Issuing Lender shall be required to issue Letters of Credit with an aggregate Stated Amount in excess of such Issuing Lender’s pro rata share of the L/C Sublimit, determined in accordance with the respect Revolving Loan Commitments of each Revolving Lender on the Closing Date as set forth on Schedule I; and (iii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs twelve (12) months after the date of the issuance thereof or such later date as may be acceptable to the applicable Issuing Lender (although any such standby Letter of Credit may be extendible for successive periods of up to twelve (12) months or such later date as may be acceptable to the Issuing Lender, but, in each case, not beyond the third Business Day prior to the Revolving Loan Maturity Date, on terms acceptable to such Issuing Lender) and (y) three Business Days prior to the Revolving Loan Maturity Date.
3.3.    Letter of Credit Requests; Minimum Stated Amount.
(a)    Whenever the Borrower desires that a Letter of Credit be issued for its account, an Authorized Officer of the Borrower shall give the Administrative Agent and the respective Issuing Lender (prior to 1:00 P.M. (New York City time)) at least five (5) Business Days’ (or such shorter period as is acceptable to such Issuing Lender) (including by way of facsimile or other electronic means, including pdf) written notice thereof. Each notice shall be in the form of Exhibit K, appropriately completed (each, a “Letter of Credit Request”).
(b)    The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower to the Lenders that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.2. Unless the respective Issuing Lender has received notice from the Borrower, any other Loan Party or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 7.2 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 3.2, then such Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Lender’s usual and customary practices. Upon the issuance of or modification or amendment to any Letter of Credit, each Issuing Lender shall promptly notify the Borrower and the Administrative Agent, in writing of such issuance, modification or amendment and such notice shall be accompanied by a copy of such Letter of Credit or the respective modification or amendment thereto, as the case may be. Promptly after receipt of such notice the Administrative Agent shall notify the L/C Participants, in writing, of such issuance, modification or amendment (and if such notification relates to the issuance of a Letter of Credit denominated in an Alternate Currency, such notice will include the Dollar Equivalent of the Stated Amount of such Letter of Credit). On the first Business Day of each month, each Issuing Lender shall furnish the Administrative Agent with a written (including via facsimile) report of the daily aggregate outstandings of Letters of Credit issued by such Issuing Lender for the immediately preceding month. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Lender Default exists with respect to any Revolving Lender, no Issuing Lender shall be required to issue, renew, extend or amend any Letter of Credit, unless such Issuing Lender has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Lender’s risk with respect to each Defaulting Lender’s participation in Letters of Credit issued by such Issuing Lender (which arrangements are hereby consented to by the Lenders), including by Collateralizing each Defaulting Lender’s RL Percentage of the Letter of Credit Outstandings with respect to such Letters of Credit (such arrangements, the “Letter of Credit Back-Stop Arrangements”).
(c)    The initial Stated Amount of each Letter of Credit shall not be less than $100,000 (or, in the case of Letters of Credit denominated in an Alternate Currency, the Dollar Equivalent thereof) or such lesser amount as is acceptable to the respective Issuing Lender.
3.4.    Letter of Credit Participations.
(a)    Immediately upon the issuance by an Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each L/C Participant, and each L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such L/C Participant’s RL Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the Lenders pursuant to Section 2.14 or 13.4, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 3.4 to reflect the new RL Percentages of the assignor and assignee Lender, as the case may be.
(b)    In determining whether to pay under any Letter of Credit, no Issuing Lender shall have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an Issuing Lender under or in connection with any Letter of Credit issued by it shall not create for such Issuing Lender any resulting liability to the Borrower, any other Loan Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).
(c)    In the event that an Issuing Lender makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 3.5(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each L/C Participant of such failure, and each L/C Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such L/C Participant’s RL Percentage of such unreimbursed payment in Dollars (or, in respect of Letters of Credit denominated in an Alternate Currency, such

Alternate Currency or the Dollar Equivalent) and in Same Day Funds. If the Administrative Agent so notifies, prior to 12:00 Noon (New York City time) on any Business Day, any L/C Participant required to fund a payment under a Letter of Credit, such L/C Participant shall make available to the respective Issuing Lender in Dollars (or, in respect of Letters of Credit denominated in an Alternate Currency, such Alternate Currency or the Dollar Equivalent) such L/C Participant’s RL Percentage of the amount of such payment on such Business Day in Same Day Funds. If and to the extent such L/C Participant shall not have so made its RL Percentage of the amount of such payment available to respective Issuing Lender, such L/C Participant agrees to pay to such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the Overnight Rate for the first three (3) days and at the interest rate applicable to Revolving Loans that are maintained as Base Rate Loans for each day thereafter. The failure of any L/C Participant to make available to an Issuing Lender its RL Percentage of any payment under any Letter of Credit issued by such Issuing Lender shall not relieve any other L/C Participant of its obligation hereunder to make available to such Issuing Lender its RL Percentage of any payment under any Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to such Issuing Lender such other L/C Participant’s RL Percentage of any such payment.
(d)    Whenever an Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the L/C Participants pursuant to clause (c) above, such Issuing Lender shall pay to each such L/C Participant which has paid its RL Percentage thereof, in Dollars (or, in respect of Letters of Credit denominated in an Alternate Currency, such Alternate Currency or the Dollar Equivalent) and in Same Day Funds, an amount equal to such L/C Participant’s share (based upon the proportionate aggregate amount originally funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.
(e)    Upon the request of any L/C Participant, each Issuing Lender shall furnish to such L/C Participant copies of any standby Letter of Credit issued by it and such other documentation as may reasonably be requested by such L/C Participant.
(f)    The obligations of the L/C Participants to make payments to each Issuing Lender with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:
(A)    any lack of validity or enforceability of this Agreement or any of the other Loan Documents or any reduction or termination of the Revolving Loan Commitments;
(B)    the existence of any claim, setoff, defense or other right which Holdings or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any L/C Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between Holdings or any Subsidiary of Holdings and the beneficiary named in any such Letter of Credit);

(C)    any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(D)    the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or
(E)    the occurrence of any Default or Event of Default.
3.5.    Agreement to Repay Letter of Credit Drawings.
(a)    The Borrower agrees to reimburse each Issuing Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Lender under any Letter of Credit issued by it (each such amount, so paid until reimbursed by the Borrower, an “Unpaid Drawing”), not later than (x) one (1) Business Day following receipt by the Borrower of notice of such payment or disbursement if such notice is received on or prior to 11:00 A.M. (New York City time) or (y) two (2) Business Days following receipt by the Borrower of notice of such payment or disbursement if such notice is received after 11:00 A.M. (New York City time) (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 11.1(f) shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (New York City time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin as in effect from time to time for Revolving Loans that are maintained as Base Rate Loans; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York City time) on the date that is three (3) Business Days following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 11.1(f), interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the Borrower) at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin for Revolving Loans that are maintained as Base Rate Loans as in effect from time to time plus 2%, with such interest to be payable on demand. Each Issuing Lender shall give the Borrower prompt written notice of each Drawing under any Letter of Credit issued by it; provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower’s obligations hereunder. In the case of a Letter of Credit denominated in Dollars, the Borrower shall reimburse the applicable Issuing Lender in Dollars. In the case of a Letter of Credit denominated in an Alternate Currency, the Borrower shall reimburse applicable the Issuing Lender in such Alternate Currency, unless (x) such Issuing Lender (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (y) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified such Issuing Lender promptly following receipt of the notice of drawing that the Borrower will reimburse such Issuing Lender in Dollars. In the case of any such reimbursement in Dollars of a drawing as of the applicable Revaluation Date under a Letter of Credit denominated in an Alternate Currency, the applicable Issuing Lender shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof.
(b)    The obligations of the Borrower under this Section 3.5 to reimburse each Issuing Lender with respect to drafts, demands and other presentations for payment under Letters of Credit issued by it

(each, a “Drawing”) (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    waiver by the Issuing Lender of any requirement that exists for the Issuing Lender’s protection and not the protection of the Borrower or any waiver by the Issuing Lender which does not in fact materially prejudice the Borrower;
(v)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)    any payment made by the Issuing Lender in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
(vii)    any payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(viii)    any adverse change in the relevant exchange rates or in the availability of the relevant Alternate Currency to the Borrower or any Subsidiary or in the relevant currency markets generally; or
(ix)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries;
provided that the Borrower shall not be obligated to reimburse any Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

3.6.    Increased Costs. If at any time after the Closing Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any L/C Participant with any request or directive by the NAIC or by any such Governmental Authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Lender or participated in by any L/C Participant, or (ii) impose on any Issuing Lender or any L/C Participant any cost or other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Lender or any L/C Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Lender or any L/C Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon the delivery of the certificate referred to below to the Borrower by any Issuing Lender or any L/C Participant (a copy of which certificate shall be sent by such Issuing Lender or such L/C Participant to the Administrative Agent), the Borrower agrees to pay to such Issuing Lender or such L/C Participant such additional amount or amounts as will compensate such Issuing Lender or such L/C Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Lender or any L/C Participant, upon determining that any additional amounts will be payable to it pursuant to this Section 3.6, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Lender or such L/C Participant (a copy of which certificate shall be sent by such Issuing Lender or such L/C Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such L/C Participant. The certificate required to be delivered pursuant to this Section 3.6 shall, absent manifest error, be final and conclusive and binding on the Borrower. This Section 3.6 shall not apply to any Indemnified Taxes or Other Taxes (each of which are provided for in Section 5.5) or any Excluded Taxes.
3.7.    Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Issuing Lender and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, no Issuing Lender shall be responsible to the Borrower for, and no Issuing Lender’s rights or remedies against the Borrower shall not be impaired by, any action or inaction of such Issuing Lender required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Requirement of Law or any order of a jurisdiction where the Issuing Lender or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
SECTION 4.

COMMITMENT FEES; FEES; REDUCTIONS OF COMMITMENTS
4.1.    Fees.
(a)    The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Revolving Lender a commitment fee for the period from and including the Closing Date to and including the Revolving Loan Maturity Date (or such earlier date on which the Total Revolving Loan Commitment has been terminated) computed at a rate per annum equal to 0.35% of the daily Unutilized Revolving Loan Commitment in respect of such Non-Defaulting Revolving Lender’s Revolving Loan Commitment as in effect from time to time (“Commitment Fees”). From and after the delivery by the Borrower to the Administrative Agent of financial statements required by Section 8.1(a) or (b), as applicable, for the first full fiscal quarter after the Closing Date, the Commitment Fees shall be reduced to a rate per annum equal to (x) 0.30% of the daily Unutilized Revolving Loan Commitment if the Total Net First Lien Leverage Ratio is less than or equal to 2.85 to 1.00, but greater than 2.60 to 1.00 and (y) 0.25% of the daily Unutilized Revolving Loan Commitment if the Total Net First Lien Leverage Ratio is less than or equal to 2.60 to 1.00. Accrued Commitment Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Loan Commitment is terminated. For purposes of computing Commitment Fees only, outstanding Swingline Loans shall not count as a utilization of Revolving Loan Commitments and shall otherwise be disregarded.
(b)    The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Revolving Lender (based on each such Revolving Lender’s respective RL Percentage) a fee in respect of each Letter of Credit (the “Letter of Credit Fee”) for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin as in effect from time to time during such period with respect to Revolving Loans that are maintained as Term SOFR Loans on the daily Stated Amount of each such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.
(c)    The Borrower agrees to pay to each Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by it (the “Facing Fee”) for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to 0.125% or such other amount as may be agreed by the applicable Issuing Lender on the daily Stated Amount of such Letter of Credit. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.
(d)    The Borrower agrees to pay to each Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit issued by it, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.
(e)    The Initial Term Loans made on the Closing Date shall be net funded with an original issue discount of 0.125% of the aggregate principal amount thereof.
(f)    The Borrower agrees to pay to the Administrative Agent such fees as may be agreed to in writing from time to time by Holdings or any of its Subsidiaries and the Administrative Agent (including, without limitation, all amounts owing under the Fee Letters).
(g)    The Borrower agrees to pay to the Joint Lead Arrangers and the Amendment No. 2 Lead Arrangers such fees as may be separately agreed to in writing by Holdings or any of its Subsidiaries (including, without limitation, all amounts owing under the Fee Letters and the Amendment No. 2 Engagement Letter).

4.2.    Voluntary Termination of Unutilized Revolving Loan Commitments.
(a)    Upon at least three (3) Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty to terminate the Total Unutilized Revolving Loan Commitment in whole, or reduce it in part, pursuant to this Section 4.2(a), in an integral multiple of $1,000,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment; provided that each such reduction shall apply proportionately to permanently reduce the applicable Revolving Loan Commitment of each Revolving Lender. If such notice of termination indicates that such termination is being made in connection with a Refinancing of the Facility or in the context of a transaction involving a Change of Control or other contingent transaction, such notice of termination may be revoked if such Refinancing or transaction is not consummated, subject to payment of any costs referred to in Section 2.12 resulting therefrom.
(b)    In the event of the refusal by a Lender to consent to a Proposed Modification with respect to such Lender’s Revolving Loan Commitments, the Borrower shall have the right upon five (5) Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Revolving Loan Commitment of such Lender (but not any other Commitments or Loans of such Lender that are not proposed to be modified by such Proposed Modification), so long as all Revolving Loans, together with accrued and unpaid interest, Fees and all other amounts owing to such Lender (including all amounts, if any, owing pursuant to Section 2.12) are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts) and such Lender’s RL Percentage of all outstanding Letters of Credit is Collateralized in a manner satisfactory to the Administrative Agent and the respective Issuing Lenders, and at such time, unless the respective Lender continues to have outstanding Loans or commitments in respect of Loans hereunder, such Lender shall no longer constitute a “Lender” for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 2.11, 2.12, 3.6, 5.5, 12.6, 13.1 and 13.6), which shall survive as to such repaid Lender.
4.3.    Mandatory Reduction of Commitments.
(a)    The ~~Initial~~Additional Term B Loan Commitment of each Lender shall terminate in its entirety on the ~~Closing~~Amendment No. 2 Effective Date (after giving effect to the incurrence of ~~Initial~~ Term B Loans on such date).
(b)    The Total Revolving Loan Commitment shall terminate in its entirety on, as applicable, (i) the Revolving Loan Maturity Date, (ii) the Incremental Revolving Loan Maturity Date or (iii) the Maturity Date for any Other Revolving Loan set forth in the Refinancing Amendment applicable thereto. Each reduction to, or termination of, the Total Revolving Loan Commitment pursuant to this Section 4.3 shall be applied to proportionately reduce or terminate, as the case may be, the Revolving Loan Commitment of each Lender with a Revolving Loan Commitment.

SECTION 5.

PREPAYMENTS; PAYMENTS; TAXES
5.1.    Voluntary Prepayments.
(a)    The Borrower may at any time and from time to time prepay the Loans, in whole or in part, in each case, without premium or penalty, subject to the requirements of Section 5.1(b), upon irrevocable notice, in a form reasonably acceptable to the Administrative Agent, delivered to the Administrative Agent no later than 11:00 A.M. (New York City time) three (3) Business Days prior thereto (and with respect to any Alternate Currency Loan (other than SONIA Rate Loans), four (4) Business Days prior thereto, and with respect to any SONIA Rate Loans, five (5) Business Days prior thereto), in the case of Fixed Rate Loans, and no later than 11:00 A.M. (New York City time) on the date of such payment, in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment, whether the prepayment is of Term Loans or Revolving Loans and whether the prepayment is of Fixed Rate Loans, SONIA Rate Loans or Base Rate Loans; provided that if a Fixed Rate Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.12; provided further that if such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a Refinancing of the Facility or in the context of a transaction involving a Change of Control or other contingent transaction, such notice of prepayment may be revoked if such Refinancing or transaction is not consummated, subject to payment of any costs referred to in Section 2.12. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Swingline Loans (other than in connection with a repayment of all Loans)) accrued interest to such date on the amount prepaid. Prepayments shall be accompanied by Prepayment Fees required by Section 5.1(b), if any, and accrued interest. Partial prepayments of Term B Loans shall be in an aggregate principal amount of $2,000,000 and integral multiples of $1,000,000 in excess of that amount. Partial prepayments of Revolving Loans shall be in an aggregate principal amount of $250,000 (or, in the case of Revolving Loans denominated in an Alternate Currency, the Dollar Equivalent thereof) and integral multiples of $100,000 (or, in the case of Revolving Loans denominated in an Alternate Currency, the Dollar Equivalent thereof) in excess of that amount. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $250,000 and in integral multiples of $100,000 in excess of that amount.
(b)    If the Borrower (x) repays, prepays, refinances, substitutes or replaces any ~~Initial~~ Term B Loans in connection with a Repricing Transaction or (y) effects any amendment, waiver, consent or modification of this Agreement resulting in a Repricing Transaction, then the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Lenders, (I) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the ~~Initial~~ Term B Loans so repaid, prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable ~~Initial~~ Term B Loans outstanding immediately prior to such amendment, waiver, consent or modification. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction (as applicable, the “Prepayment Fees”). If all or any portion of the ~~Initial~~ Term B Loans held by any Lender are repaid, prepaid, refinanced, substituted or replaced pursuant to Section 2.14 or 5.1(c) as a result of, or in connection with, such Lender not agreeing or otherwise consenting to any waiver, consent or amendment referred to in clause (y) above (or otherwise in connection with a Repricing Transaction), such repayment, prepayment, refinancing, substitution or replacement will be made at 101.0% of the principal amount so repaid, prepaid, refinanced, substituted or replaced. The Borrower shall be subject to the requirements of this Section 5.1(b) only until but including, ~~April 29~~December 11, ~~2022~~2024.
(c)    In the event of the refusal by a Lender to consent to a Proposed Modification with respect to such Lender’s Revolving Loans or Term Loans, as applicable, the Borrower may, upon five (5) Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), repay all such Revolving Loans or Term Loans, as applicable (but, for the avoidance of doubt, not any other Loans (or Tranches) of such Lender that are not proposed to be modified by such Proposed Modification), including all amounts, if any, owing pursuant to Section 2.11, together with accrued and unpaid interest, Fees and all other amounts then owing to such Lender so long as in the case of the repayment of Revolving Loans of any Lender pursuant to this clause (c), (x) the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 4.2(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (y) such Lender’s RL Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the respective Issuing Lenders. Each prepayment of Term Loans pursuant to this Section 5.1(c) shall reduce the then remaining scheduled repayments of the respective Tranche of Term Loans on a pro rata basis (based upon the then remaining principal amount of each such scheduled repayment of the respective Tranche after giving effect to all prior reductions thereto).
(d)    All voluntary prepayments of Term Loans in accordance with this Section 5.1 shall be applied as directed (which may be on a non-pro rata basis among the Term Loans) by the Borrower, and shall be applied within each such Tranche to the remaining amortization payments thereunder as directed by the Borrower (or, if the Borrower has not made such designation, in direct order of maturity); provided that if a Default or Event of Default has occurred and is continuing such voluntary prepayments shall be made on pro rata basis among the Term Loans.
5.2.    Mandatory Repayments.
(a)    If any Indebtedness shall be incurred by Holdings or any of its Restricted Subsidiaries (other than any Indebtedness permitted to be incurred in accordance with Section 9.4), concurrently with, and as a condition to closing of such transaction, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans as set forth in this Section 5.2.
(b)    If, for any Excess Cash Flow Period, there shall be Excess Cash Flow, an amount equal to (i) the applicable ECF Percentage of such Excess Cash Flow minus (ii) the sum of:
(A)    to the extent not funded with the proceeds of long-term Indebtedness (other than revolving loans), the aggregate amount of all Purchases by any Permitted Eligible Assignee pursuant to a Dutch Auction or open market purchases (in each case, determined by the par value of the Loans purchased by such Permitted Eligible Assignee) and the aggregate amount of all optional prepayments of Term Loans or optional prepayments of Revolving Loans (other than in respect of any Revolving Loans to the extent there is not an equivalent permanent reduction in commitments thereunder), Incremental Loans, Incremental Revolving Loans (other than in respect of any Incremental Revolving Loans to the extent there is not an equivalent permanent reduction in commitments thereunder), Indebtedness incurred pursuant to Section 9.4(b)(ii), 9.4(b)(iv), 9.4(b)(vii) or any other Indebtedness that is secured by a Lien on the Collateral on a pari passu basis with the Facilities (collectively, “Applicable Indebtedness”), including, in each case, the aggregate amount of any premium, make-whole or penalty payments actually paid in cash in connection therewith, in each case to the extent actually made during such Excess Cash Flow Period (or, at the option of the Borrower, after the end of such Excess Cash Flow Period if made prior to the Excess Cash Flow Application Date, provided that no such amount shall be credited against any payments due pursuant to this Section 5.2(b) in the subsequent Excess Cash Flow Period); plus
(B)    to the extent not funded with proceeds of Indebtedness (other than revolving loans), the aggregate amount actually paid by the Borrower and its Restricted Subsidiaries in cash during such Excess Cash Flow Period (or, at the option of the Borrower, after the end of such Excess Cash Flow Period if paid prior to the Excess Cash Flow Application Date, provided that no such amount shall be credited against any payments due pursuant to this Section 5.2(b) in the subsequent Excess Cash Flow Period) on account of Consolidated Capital Expenditures, intellectual property development and software development costs; plus
(C)    to the extent not funded with proceeds of Indebtedness (other than revolving loans), the aggregate amount actually paid by the Borrower and its Restricted Subsidiaries in cash during such Excess Cash Flow Period (or, at the option of the Borrower, after the end of such Excess Cash Flow Period if paid prior to the Excess Cash Flow Application Date, provided that no such amount shall be credited against any payments due pursuant to this Section 5.2(b) in the subsequent Excess Cash Flow Period) on account of Permitted Acquisitions; plus
(D)    to the extent not funded with proceeds of Indebtedness (other than revolving loans) and not deducted in arriving at Consolidated Net Income for such Excess Cash Flow Period, the aggregate amount of all Investments (other than those of the type set forth in clause (a) or clause (b) of the definition of “Permitted Investments”) made in cash during such Excess Cash Flow Period (or, at the option of the Borrower, after the end of such Excess Cash Flow Period if made prior to the Excess Cash Flow Application Date, provided that no such amount shall be credited against any payments due pursuant to this Section 5.2(b) in the subsequent Excess Cash Flow Period); plus
(E)    to the extent not funded with the proceeds of Indebtedness (other than revolving loans) and not deducted in arriving at Consolidated Net Income for such Excess Cash Flow Period, Restricted Payments permitted hereunder and actually made in cash during such Excess Cash Flow Period (or, at the option of the Borrower, after the end of such Excess Cash Flow Period if made prior to the Excess Cash Flow Application Date, provided that no such amount shall be credited against any payments due pursuant to this Section 5.2(b) in the subsequent Excess Cash Flow Period); plus
(F)    to the extent not funded with proceeds of Indebtedness (other than revolving loans) and not deducted in arriving at Consolidated Net Income for such Excess Cash Flow Period, at the option of the Borrower, the aggregate consideration reasonably estimated by the Borrower to be paid by the Borrower and its Restricted Subsidiaries in respect of Consolidated Capital Expenditures and software development and capitalized development costs and Investments and Restricted Payments in each case that is planned by the Borrower to be paid within 365 days after the date on which the

Financial Statements Certificate referred to in Section 8.2(c) for the applicable fiscal year is (or is required to be) delivered(provided that (x) no such amount shall be credited against any payments due pursuant to this Section 5.2(b) in the subsequent Excess Cash Flow Period and (y) amounts deducted pursuant to this clause (F) and not actually paid in such 365-day period shall be added to the amount determined in accordance with Section 5.2(b) in the subsequent Excess Cash Flow Period); plus
(G)    cash Restructuring Charges made prior to the relevant Excess Cash Flow Application Date (provided that no such amount shall be credited against any payments due pursuant to this Section 5.2(b) in the subsequent Excess Cash Flow Period); plus
(H)    the greater of (x) $35,000,000 and (y) 7.5% of LTM EBITDA, shall, on the relevant Excess Cash Flow Application Date, be applied toward the prepayment of the Term Loans as set forth in this Section 5.2; provided that to the extent any amounts pursuant to clause (ii) above reduce the required prepayments with respect to any Excess Cash Flow Period to an amount less than $0, such amounts in excess of $0 may be credited against the applicable percentage of Excess Cash Flow for any subsequent Excess Cash Flow Period in which the required prepayments under this Section 5.2(b) exceed $0 until such excess amount has been fully applied. Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than ten (10) Business Days after the date on which the Financial Statements Certificate referred to in Section 8.2(c) for the fiscal year with respect to which such prepayment is made is required to be delivered.
(c)    If, on any date, Holdings or any of its Restricted Subsidiaries shall receive Net Cash Proceeds from any Asset Sale made pursuant to Section 9.5(a) or any Recovery Event, in each case in respect of Collateral, resulting in Net Cash Proceeds, in each case, in excess of an amount equal to the greater of $35,000,000 and 7.5% of LTM EBITDA (calculated at the time of determination), then 100.0% of the amount of such Net Cash Proceeds in excess of the greater of $35,000,000 and 7.5% of LTM EBITDA (calculated at the time of determination) shall be applied within five (5) Business Days of such date to prepay outstanding Term Loans in accordance with this Section 5.2; provided that the Borrower shall have the option, directly or through one or more of its Restricted Subsidiaries, to reinvest such Net Cash Proceeds within 21 months of receipt thereof (or, if later, one hundred eighty (180) days after the date the Borrower or a Restricted Subsidiary thereof has entered into a binding commitment to reinvest the Net Cash Proceeds thereof prior to the expiration of such 21-month period) in assets useful in the business of Holdings and its Restricted Subsidiaries or in connection with a Permitted Acquisition or other similar Investment permitted hereunder; provided, further, that the Borrower may elect to deem expenditures that otherwise would be permissible reinvestments or non-Guarantor Indebtedness prepayments that occur less than 12 months prior to receipt of such Net Cash Proceeds to have been reinvested in accordance with the immediately preceding proviso; provided, further, that all such Net Cash Proceeds not so reinvested within such period must be applied in accordance with this Section 5.2; provided, further, that the percentage of Net Cash Proceeds so applied pursuant to this Section 5.2(c) shall be reduced to (i) fifty percent (50.0%) if the Total Net First Lien Leverage Ratio is less than or equal to 2.85 to 1.00 but greater than 2.35 to 1.00 and (ii) zero percent (0%) if the Total Net First Lien Leverage Ratio is less than or equal to 2.35 to 1.00, in each case, determined on a Pro Forma Basis for such Asset Sale or Recovery Event, as of the last day of the most recent Test Period at the time any such application is made (this proviso, the “Asset Sale Stepdown Provisions”).

(d)    If Holdings or any of its Restricted Subsidiaries shall receive Net Cash Proceeds from any Designated Sale Leaseback Transaction, then an amount equal to 50.0% of such Net Cash Proceeds shall be applied within five (5) Business Days of the later of (i) the date on which such Sale Leaseback Transaction is designated as a Designated Sale Leaseback Transaction and (ii) the date on which Holdings or any of its Restricted Subsidiaries receives such Net Cash Proceeds to prepay outstanding Term Loans in accordance with this Section 5.2.
(e)    All amounts to be applied in connection with prepayments made pursuant to this Section 5.2 shall be applied, first to accrued interest and Fees due on the amount of prepayment of ~~the~~each Tranche of Term B Loans and any Incremental Term Loans (as applicable), second to the remaining scheduled installments (other than at final maturity) of principal of each Tranche of Term B Loans and any Incremental Term Loans (as applicable) in direct order of maturity or as otherwise directed by the Borrower, third to the final installment of principal of each Tranche of Term B Loans and any Incremental Term Loans and Other Term Loans (as applicable) that are secured by a Lien on the Collateral that is pari passu with the Lien on the Collateral securing the Term Loans at maturity on a pro rata basis, fourth at any time after each Tranche of Term B Loans and any Incremental Term Loans and Other Term Loans (as applicable) that are secured by a Lien on the Collateral that is pari passu with the Lien on the Collateral securing the Term B Loans have been repaid or prepaid in full, to prepay any outstanding Revolving Loans (without reducing the Revolving Loan Commitments) and fifth as otherwise directed by the Borrower; provided that, at the Borrower’s option, amounts to be applied in prepayment pursuant to Sections 5.2(b), (c) and (d) (the “Specified Amounts”) may be applied to prepay outstanding Indebtedness incurred pursuant to Section 9.4 (to the extent secured by a Lien on the Collateral that is a pari passu basis with a Lien on the Collateral securing (and is pari passu in right of payment with) the Term B Loans) (collectively, “Other Applicable Indebtedness”); provided further that any such Specified Amounts may be applied to Other Applicable Indebtedness only to (and not in excess of) the extent to which a mandatory prepayment in respect of such Excess Cash Flow, Asset Sale, Recovery Event or Designated Sale Leaseback Transaction is required under the terms of such Other Applicable Indebtedness (with any remaining Specified Amounts applied to prepay outstanding Term B Loans in accordance with the terms hereof) unless, other than in respect of Other Applicable Indebtedness that is Permitted Earlier Maturity Indebtedness, such application would result in the holders of Other Applicable Indebtedness receiving in excess of their pro rata share (determined on the basis of the aggregate outstanding principal amount of Term B Loans and Other Applicable Indebtedness at such time) of such Specified Amounts relative to Term Lenders, in which case such Specified Amounts may only be applied to Other Applicable Indebtedness on a pro rata basis with outstanding Term B Loans; provided further that to the extent the holders of Other Applicable Indebtedness decline to have such Indebtedness repurchased, repaid or prepaid with any such Specified Amounts, the declined amount of such Specified Amounts shall promptly (and, in any event, within ten (10) Business Days after the date of such rejection) be applied to prepay Term B Loans in accordance with the terms hereof (to the extent such Specified Amounts would otherwise have been required to be applied if such Other Applicable Indebtedness was not then outstanding).
(f)    The Borrower shall deliver to the Administrative Agent (who will notify each Lender) notice of each prepayment required under this Section 5.2 other than clause (a) hereof not less than three (3) Business Days prior to the date such prepayment shall be made (each such date, a “Mandatory Prepayment Date”). Such notice shall set forth (i) the Mandatory Prepayment Date, (ii) the principal amount of each Loan (or portion thereof) to be prepaid and (iii) the Type of each Loan being prepaid. The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 5.2, a certificate signed by an Authorized Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Lender holding Term Loans of the contents of the Borrower’s repayment notice and of such Lender’s pro rata share of any repayment. Each such Lender may reject all or a portion of its pro rata share of any mandatory repayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to Section 5.2(b), Section 5.2(c) or Section 5.2(d) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 P.M. (New York City time) one Business Day prior to the Mandatory Prepayment Date. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver such Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans to which such Lender is otherwise entitled. Any Declined Proceeds may be retained by Holdings and its Restricted Subsidiaries (subject to any prepayment obligations it may have with respect to other Indebtedness, “Retained Declined Proceeds”) and may be used for any purposes permitted under this Agreement.
(g)    Notwithstanding the foregoing, if the Borrower reasonably determines in good faith that any amounts attributable to Foreign Subsidiaries of Holdings that are required to be prepaid pursuant to Sections 5.2(b) and (c) would result in material adverse tax consequences or violate local law in respect of upstreaming proceeds (including financial assistance and corporate benefit restrictions and fiduciary and statutory duties of the relevant directors), in each case as set forth in a certificate delivered by an Authorized Officer of the Borrower to the Administrative Agent, then the Borrower and its Restricted Subsidiaries shall not be required to prepay such amounts as required under Sections 5.2(b) and (c) until such material tax consequences or local law violation no longer exist; provided that the Borrower and its Restricted Subsidiaries shall take commercially reasonable actions to permit repatriation of the proceeds subject to such prepayments in order to effect such prepayments without violating local law or incurring material adverse tax consequences.
(h)    With respect to each repayment of Loans required by this Section 5.2, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Fixed Rate Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which such Fixed Rate Loans were made; provided that: (i) repayments of Fixed Rate Loans pursuant to this Section 5.2 may only be made on the last day of an Interest Period applicable thereto unless all Fixed Rate Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Fixed Rate Loans made pursuant to a single Borrowing shall reduce the outstanding Fixed Rate Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, (x) in the case of Term SOFR Loans, such Borrowing shall be automatically converted into a Borrowing of Base Rate Loans and (y) in the case of Alternate Currency Loans, such Borrowing shall be repaid at the end of the then current Interest Period; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.
(i)    Notwithstanding anything to the contrary herein, at the Borrower’s option, prepayments required pursuant to Section 5.2(b) or 5.2(c) may, at the Borrower’s option, be made on the last day of the applicable Interest Period.
5.3.    Repayment of Revolving Excess, etc. In the event the aggregate amount of outstanding Revolving Loans, L/C Obligations then outstanding (calculated, in the case of Revolving Loans and L/C

Obligations denominated in an Alternate Currency, at the Dollar Equivalent thereof) and outstanding Swingline Loans exceeds (the “Revolving Excess”) the Total Revolving Loan Commitments then in effect, the Borrower shall immediately repay Swingline Loans and Revolving Loans and Collateralize Letters of Credit, as applicable, to the extent necessary to remove such Revolving Excess; provided that if such Revolving Excess results from fluctuations in the Dollar Equivalent of Revolving Loans or Letters of Credit denominated in an Alternate Currency and such Revolving Excess exceeds 5.0% of the Total Revolving Loan Commitments at such time, such obligation to repay Loans and Collateralize Letters of Credit shall not be effective until five (5) Business Days after the date such Revolving Excess first commenced in an amount greater than 5.0% of the Total Revolving Loan Commitments (and shall not be required to the extent such Revolving Excess has ceased to exist as a result of fluctuations in currency values).
5.4.    Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement and under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 1:00 P.M. (New York City time) on the date when due and shall be made in Dollars (or, in respect of Obligations denominated in an Alternate Currency, in such Alternate Currency) in immediately available funds at the Payment Office. The Administrative Agent will promptly distribute to each Lender its pro rata share in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s lending office. All payments received by the Administrative Agent after 1:00 P.M. (New York City time) may in the Administrative Agent’s discretion be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (provided that payments stated to be due on any Maturity Date, if stated to be due on a day which is not a Business Day, shall be deemed to be due on the next preceding Business Day) and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.
5.5.    Net Payments.
(a)    All payments made by or on behalf of the Borrower or any Guarantor under this Agreement or under any other Loan Document will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any Taxes with respect to such payments, unless required by applicable law. If any such Taxes are so levied or imposed, the applicable withholding agent shall pay, or withhold and remit, to the applicable Governmental Authority the full amount of such Taxes, and if the Tax in question is an Indemnified Tax or an Other Tax, the applicable Loan Party shall pay such additional amounts as may be necessary so that, after any required deductions or withholdings have been made (including any deductions or withholdings attributable to any payments required to be made under this Section 5.5) each Lender (or in the case of a payment made to the Administrative Agent for its own account, such Administrative Agent) receives on the due date a net sum equal to what it would have received had such Indemnified Taxes or Other Taxes not been levied or imposed. The Borrower or Guarantors, if applicable, will furnish to the Administrative Agent within forty-five (45) days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts or other evidence reasonably satisfactory to the Administrative Agent evidencing such payment by the Borrower or Guarantor. The Borrower or Guarantors, jointly and severally, agree to indemnify and hold harmless the Administrative Agent and each Lender, and to reimburse such Person upon its written request within twenty (20) days of demand therefor, for the amount of any Indemnified Taxes or Other Taxes so levied or imposed and paid by such Person (including any Indemnified Taxes or Other Taxes imposed on or attributable to amounts payable under this Section 5.5), whether or not such Taxes were correctly or legally imposed or asserted; provided that if the Administrative Agent or any Lender requests indemnification more than 90 days after the earlier of (1) the date on which the Administrative Agent or the applicable Lender received written demand for payment of the applicable Indemnified Taxes or Other Taxes from the relevant Governmental Authority or (2) the date on which the Administrative Agent or the applicable Lender paid the applicable Indemnified Taxes or Other Taxes, the Administrative Agent or the applicable Lender shall not be indemnified to the extent that such failure or delay results in prejudice to the Borrower or any Guarantor. A certificate setting forth the amount of such payment or liability and the manner in which such amount was determined, prepared in good faith and delivered by the Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(b)    Without limiting the generality of Section 5.5(c), each Lender (1) that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes (each, a “Foreign Lender”) agrees to deliver to the Borrower and the Administrative Agent on or prior to the date it becomes a party to this Agreement, whichever of the following is applicable: (i) two accurate and complete original signed copies of IRS Form W-8ECI (or successor forms), (ii) two accurate and complete original signed copies of IRS Form W-8BEN or W-8BEN-E (or successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 (any such Exhibit L certificate, a “Non-Bank Certificate”) and (y) two accurate and complete original signed copies of IRS Form W-8BEN or W-8BEN-E (or successor form), (iv) to the extent that a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), two accurate and complete original signed copies of IRS Form W-8IMY (or successor form) of the Foreign Lender, accompanied by a Form W-8ECI, Form W-8BEN, W-8BEN-E, a certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9 or other documents from each beneficial owner, as applicable, that would be required under this Section 5.5(b) if such beneficial owner were a Lender; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a certificate substantially in the form of Exhibit L-4 (in lieu of a certificate substantially in the form of Exhibit L-2 or Exhibit L-3) on behalf of each such direct or indirect partner(s), and (v) two accurate and complete original signed copies of any other form prescribed by applicable U.S. federal income tax laws (including the Treasury regulations) as a basis for claiming complete exemption from, or reduction in, U.S. federal withholding tax on any payments to such Lender under any Loan Document or (2) that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes, agrees to deliver to the Borrower and the Administrative Agent on or prior to the date it becomes a party to this Agreement, two accurate and complete original signed copies of IRS Form W-9 certifying to such Lender’s exemption from U.S. federal backup withholding. The Administrative Agent shall provide to the Borrower two accurate and complete original signed copies of whichever of the following is applicable: (1) if the Administrative Agent is a United States person (as such term is defined in Section 7701(a)(30) of the Code), IRS Form W-9 certifying to such Administrative Agent’s exemption from U.S. federal backup withholding or (2) if the Administrative Agent is not a United States person (as such term is defined in Section 7701(a)(30) of the Code), (i) IRS Form W-8ECI with respect to payments received for its own account and (ii) IRS Form W-8IMY (together with all required accompanying documentation) assuming primary responsibility for U.S. federal income tax withholding with respect to payments received by it on behalf of the Lenders. Notwithstanding anything to the contrary in this Section 5.5(b), the Administrative Agent shall not be required to deliver any documentation that such Administrative Agent is not legally eligible to deliver as a result of a Change in Tax Law after the Closing Date. Each Lender authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 5.5.
(c)    If any Lender is entitled to an exemption from or reduction in any applicable withholding Tax with respect to payments under this Agreement or any other Loan Document, then such Lender agrees to deliver to the Borrower and the Administrative Agent, at such times as are reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, each Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous documentation obsolete, expired or inaccurate in any respect (including the IRS forms and certificates described in Section 5.5(b)), it will deliver to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or it shall immediately notify the Borrower and the Administrative Agent of its legal ineligibility to deliver any such documentation. Notwithstanding anything to the contrary in Section 5.5(b), (c) or (d), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.
(d)    If a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their FATCA obligations, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and to determine the amount, if any, to deduct and withhold from such payment. For purposes of this Section 5.5(d), the term “FATCA” shall include any amendments thereof or successor provisions thereto.
(e)    If the Borrower or any Guarantor pays any Indemnified Taxes or Other Taxes under this Section 5.5 to a Lender or the Administrative Agent and such Lender or the Administrative Agent determines in its sole discretion (exercised reasonably) that it has actually received any refund of any Indemnified Taxes or Other Taxes in respect of which it has received additional payments under this Section 5.5 (a “Tax Benefit”), such Lender or the Administrative Agent shall pay to the Borrower or such Guarantor, as the case may be, the amount of such Tax Benefit, net of all out-of-pocket expenses of such Lender or the Administrative Agent (including any Taxes imposed with respect to such Tax Benefit) and without interest (other than any interest paid by the relevant Governmental Authority); provided, however, that (i) any Lender or the Administrative Agent may determine, in its sole discretion consistent with its policies, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Lender or the Administrative Agent as a result of a disallowance or reduction of any Tax Benefit with respect to which such Lender or the Administrative Agent has made a payment to the Borrower or a Guarantor pursuant to this Section 5.5(e) (and any interest or penalties or other charges imposed thereon) shall be treated as a Tax for which the Borrower or such Guarantor, as the case may be, is obligated to indemnify such Lender or the Administrative Agent pursuant to this Section 5.5 without any exclusions or defenses; (iii) nothing in this Section 5.5(e) shall require any Lender or the Administrative Agent to disclose any confidential information to the Borrower or any Guarantor (including, without limitation, its Tax returns) or any other Person; and (iv) no Lender or the Administrative Agent shall be required to pay any amounts pursuant to this Section 5.5(e) (A) at any time that a Default or Event of Default exists (provided that such amounts shall be credited against amounts otherwise owed under this Agreement by the Borrower or any Guarantor) or (B) the payment of which would place such Lender or the Administrative Agent in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.
(f)    If one or more Guarantors hereunder are required to make any payment with respect to the Guaranteed Obligations that would be subject to any withholding of Tax (whether or not it would result in any Loan Party being required to pay additional amounts or indemnity payments under this Agreement), the Administrative Agent, the Lenders and the Loan Parties shall cooperate with each other in good faith in order to eliminate or minimize the effects of such withholding of Tax; provided that none of the Administrative Agent or any Lender shall be required to take any action that would subject it to any unreimbursed cost or expense or would otherwise be disadvantageous to it.
(g)    In addition to the payments by a Loan Party required by Section 5.5(a) (and without duplication thereof), the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(h)    For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 5.5, include any Issuing Lender and any Swingline Lender.
SECTION 6.

REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Loan Parties hereby jointly and severally represent and warrant to the Administrative Agent and each Lender on the Closing Date and on each date on which any extension of credit is made (including the Amendment No. 2 Effective Date and excluding any date on which a Fixed Rate Loan is continued pursuant to Section 2.7) that:
6.1.    Financial Condition.
(a)    The unaudited consolidated balance sheet at June 30, 2021 and the related unaudited consolidated statements of income and cash flows of Ithacalux Topco S.C.A. and its consolidated Subsidiaries for the fiscal quarter ended June 30, 2021 present fairly in all material respects the consolidated financial condition of Holdings and its consolidated Subsidiaries as at such date (in the case of the balance sheet) or for such period (in the case of the statements of income and cash flows). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved.
(b)    The audited consolidated balance sheet at December 31, 2020 and the related audited consolidated statements of income and cash flows, in each case reported on by and accompanied by an unqualified report as to going concern or scope of audit from Ernst & Young LLP, present fairly in all material respects the consolidated financial condition of Ithacalux Topco S.C.A. and its consolidated Subsidiaries as at December 31, 2020 (in the case of the balance sheet) and for the fiscal year ended December 31, 2020 (in the case of the statements of income and cash flows). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with

GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).
(c)    No Loan Party or Restricted Subsidiary of Holdings has, as of the Closing Date, after giving effect to the Transactions, and excluding obligations under the Loan Documents, any material Guarantee Obligations, contingent liabilities or any long term leases or unusual forward or long term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivative, which are required in conformity with GAAP to be disclosed therein and which are not reflected in the most recent financial statements referred to in paragraphs (a) and (b) of this Section 6.1.
6.2.    No Change. Since December 31, 2020, there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.
6.3.    Existence; Compliance with Law. Each Loan Party (a) is duly organized or incorporated, validly existing and in good standing (to the extent such concept exists) under the laws of the jurisdiction of its organization or incorporation, (b) has the power, capacity and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing (to the extent such concept exists) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to be so qualified or in good standing (to the extent such concept exists) would not reasonably be expected to result in a Material Adverse Effect and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
6.4.    Power; Authorization; Enforceable Obligations. Subject to any matters which are set out as qualifications or reservations as to matters of law of general application in the legal opinions provided pursuant to Section 7.1(f), each Loan Party has the power, capacity and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational or corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement and to authorize the other Transactions. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, examinership, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
6.5.    Consents. No Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) Governmental Approvals, consents, authorizations, filings and notices that have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 6.19. No Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the consummation of the Transactions (excluding the Loan Documents), except (i) Governmental Approvals, consents, authorizations, filings and notices that have been obtained or made and are in full force and effect, (ii) the filings referred to in Section 6.19 and (iii) those, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.
6.6.    No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any material Requirement of Law, any Contractual Obligation of any Loan Party that is material to Holdings and its Restricted Subsidiaries, taken as a whole, or the Organizational Documents of any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law, any such Organizational Documents or any such Contractual Obligation (other than the Liens created by the Security Documents). The consummation of the Transactions (excluding the Loan Documents) will not (a) violate (x) any Requirement of Law or any Contractual Obligation of any Loan Party, except as would not reasonably be expected to have a Material Adverse Effect or (y) the Organizational Documents of any Loan Party and (b) will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law, any such Organizational Documents or any such Contractual Obligation (other than the Liens created by the Security Documents).
6.7.    Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Loan Party, threatened by or against any Loan Party or Restricted Subsidiary of Holdings or against any of their respective properties, assets or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that would reasonably be expected to have a Material Adverse Effect.
6.8.    No Default. No Default or Event of Default has occurred and is continuing.
6.9.    Ownership of Property; Liens. Each Loan Party and each Restricted Subsidiary of Holdings has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 9.7 and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
6.10.    Intellectual Property. Except as would not reasonably be expected to have a Material Adverse Effect, the Loan Parties and the Restricted Subsidiaries of Holdings own, or are licensed to use, all Intellectual Property used in the conduct of the business (which shall include, for the avoidance of doubt, Intellectual Property that Holdings or its Restricted Subsidiaries license to their customers) of Holdings and its Restricted Subsidiaries as currently conducted. No claim has been asserted and is pending by any Person challenging or questioning any use by any Loan Party or by a Restricted Subsidiary of Holdings of any Intellectual Property or the validity or effectiveness of any Intellectual Property of any Loan Party or of any Restricted Subsidiary of Holdings or alleging that the conduct of business by any Loan Party or by any Restricted Subsidiary of Holdings infringes or violates the rights of any Person, nor does Holdings know of any valid basis for any such claim, except for such claims or allegations that would not reasonably be expected to have a Material Adverse Effect on the operations of the business conducted by Holdings and its Restricted Subsidiaries.
6.11.    Taxes. Each Restricted Subsidiary of Holdings, each Loan Party and the Borrower has filed or caused to be filed all Tax returns that are required to be filed and has paid all Taxes due and payable (including in its capacity as a withholding agent), whether or not shown on such returns, and any assessments made against it or any of its property and all other Taxes imposed on it or any of its property by any Governmental Authority (other than any such Taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Restricted Subsidiary, Loan Party or Borrower) except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. No Tax assessment, deficiency or other claim has been filed, and, to the knowledge of any of the Loan Parties and the Borrower, is being threatened in writing, with respect to any Taxes that has had or could reasonably be expected to have a Material Adverse Effect.
6.12.    Federal Regulations. No Loan Party or Restricted Subsidiary of Holdings is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for any purpose that violates the provisions of the Regulation U or X of the Board.
6.13.    Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Loan Party or Restricted Subsidiary of Holdings pending or, to the knowledge of any Loan Party, threatened; (b) hours worked by and payment made to employees of each Loan Party and each Restricted Subsidiary of Holdings have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Loan Party or Restricted Subsidiary of Holdings on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Loan Party or Restricted Subsidiary of Holdings, as applicable.
6.14.    ERISA.
(a)    Except as, individually or in the aggregate, would not reasonably be expected to result in Material Adverse Effect, (i) neither a Reportable Event nor a failure to meet the minimum funding standards of Section 412 or 430 of the Code or Section 302 or 303 of ERISA with respect to any Single Employer Plan or a failure to make a required contribution to a Multiemployer Plan has occurred during the six-year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur, (ii) no Single Employer Plan has applied for or received a waiver of the minimum funding standard or an extension of any amortization period within the meaning of Section 412 of the Code or Section 302 or 304 of ERISA, (iii) each Single Employer Plan has complied and is in compliance in form and operation with its terms and with the applicable provisions of ERISA and the Code (including without limitation the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations, (iv) no determination has been made that any Single Employer Plan is, or is expected to be, considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA, (v) all contributions required to have been made with respect to a Single Employer Plan have been timely made or have been reflected on the most recent consolidated balance sheet filed prior to the Closing Date or accrued in the accounting records of the Borrower and (vi) no termination of a Single Employer Plan has occurred or is reasonably expected to occur, no proceedings have been, or are reasonably expected to be, instituted to terminate or appoint a trustee to administer any Single Employer Plan, and no Lien in favor of the PBGC or a Single Employer Plan has arisen. There exists no material Unfunded Pension Liability with respect to any Single Employer Plan in excess of $20,000,000. Neither the Borrower, any Restricted Subsidiary nor any Commonly Controlled Entity has had, or reasonably expects to have, a complete or partial withdrawal (including under Section 4062(e) of

ERISA) from any Single Employer Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and none of Holdings, the Borrower, any Restricted Subsidiary or any Commonly Controlled Entity would become subject to any material liability under ERISA if Holdings, the Borrower, any such Restricted Subsidiary or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. To the knowledge of Holdings, the Borrower, any Restricted Subsidiary or any Commonly Controlled Entity, except as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, no Multiemployer Plan is Insolvent and none of Holdings, the Borrower, any Restricted Subsidiary or any Commonly Controlled Entity has received any notice, and no Multiemployer Plan has received from Holdings, the Borrower, any Restricted Subsidiary or any Commonly Controlled Entity any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA. None of Holdings, the Borrower, any Restricted Subsidiary or any Commonly Controlled Entity has engaged in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to a Single Employer Plan that has resulted or could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, and none of Holdings, the Borrower, any Restricted Subsidiary nor any Commonly Controlled Entity has incurred or reasonably expects to incur any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA), except as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(b)    In respect of each Single Employer Plan, there are no actions, suits or claims pending against or involving a Single Employer Plan (other than routine claims for benefits) or, to the knowledge of Holdings, the Borrower, any Restricted Subsidiary or any Commonly Controlled Entity, threatened, which would reasonably be expected to be asserted successfully and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to result in a Material Adverse Effect.
(c)    Each Non-U.S. Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except as would not reasonably be expected to result, individually or the aggregate, in a Material Adverse Effect. Except as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, all contributions required to have been made by Holdings, the Borrower or any Restricted Subsidiary with respect to a Non-U.S. Plan have been timely made. The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan, determined as of the end of Holdings’ most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not materially exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities.
6.15.    Investment Company Act; Other Regulations. No Loan Party is an “investment company” as such quoted term is defined in the Investment Company Act of 1940, as amended. Neither Holdings nor any of its Subsidiaries is subject to regulation under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.
6.16.    Subsidiaries. As of the Closing Date and after giving effect to the Transactions, Schedule 6.16 sets forth the name and jurisdiction of organization of each Material Subsidiary directly owned by a Loan Party and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by a Loan Party.

6.17.    Environmental Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect:
(a)    Materials of Environmental Concern have not been released, generated, treated, stored or disposed of at, on or under any real properties currently owned, leased or operated by any Loan Party or any Restricted Subsidiary of Holdings (the “Properties”), or transported or disposed of from the Properties or any real property formerly owned, leased or operated by any Loan Party or any Restricted Subsidiary of Holdings, in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;
(b)    (i) no judicial proceeding, governmental or administrative action, or notice of violation is pending or, to the knowledge of any Loan Party, threatened, under any Environmental Law to which any Loan Party or any Restricted Subsidiary of Holdings is or will be named as a party with respect to the Properties or the business operated by any Loan Party or any Restricted Subsidiary of Holdings (collectively, “Environmental Proceedings”); (ii) there are no consent decrees, consent orders, administrative orders, or other orders or decrees outstanding under any Environmental Law with respect to the Properties or the business operated by any Loan Party or any Restricted Subsidiary of Holdings (collectively, “Environmental Orders”); and (iii) to the knowledge of any Loan Party, there are no past or present actions, activities, circumstances, conditions, events or incidents with respect to the Properties or the business operated by any Loan Party or any Restricted Subsidiary of Holdings, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that could form the basis of any such Environmental Proceeding or Environmental Order against any Loan Party or any Restricted Subsidiary of Holdings or against any person or entity whose liability for any such Environmental Proceeding or Environmental Order any Loan Party or any Restricted Subsidiary of Holdings has retained or assumed either contractually or by operation of law; and
(c)    the Properties and all operations at the Properties are in compliance with all applicable Environmental Laws.
6.18.    Accuracy of Information, etc. No written statement or information (other than the projections specified below and information of a general economic or general industry nature) concerning any Loan Party or Restricted Subsidiary of Holdings contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not materially misleading. The projections and pro forma financial information, taken as a whole, contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made and as of the Closing Date (with respect to such projections and pro forma financial information delivered prior to the Closing Date), it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact, forecasts and projections are subject to uncertainties and contingencies, actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and no assurance can be given that any forecast or projections will be realized. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects.

6.19.    Security Documents. Subject to any matters which are set out as qualifications or reservations as to matters of law of general application in the legal opinions provided pursuant to Section 7.1(f), each of the Security Documents is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. The Foreign Security has or will have the ranking in priority that it is expressed to have in the Foreign Security Documents. In the case of (i) the Capital Stock described in the U.S. Security Agreement and the U.S. Pledge Agreement that are securities represented by stock certificates or otherwise constituting certificated securities within the meaning of Section 8-102(a)(15) of the UCC (the “Certificated Securities”), when certificates representing such Capital Stock are delivered to the Collateral Agent (provided that, in the case of an issuer of such Certificated Securities that is located in a jurisdiction outside the United States, applicable law provides for perfection of a Lien on such Certificated Securities by delivery of such Certificated Securities to a Secured Party), and (ii) the other Collateral not described in clause (i) constituting personal property described in the U.S. Security Agreement and the U.S. Pledge Agreement, when financing statements and other filings, agreements and actions specified on Schedule 6.19 in appropriate form are executed and delivered, performed or filed in the offices specified on Schedule 6.19, as the case may be, the Collateral Agent, for the benefit of the Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except, in the case of Permitted Liens). Other than as set forth on Schedule 6.19, as of the Closing Date, none of the Capital Stock of the Borrower or any Subsidiary Guarantor that is a limited liability company or partnership (organized under the laws of a jurisdiction in the United States) is a Certificated Security.
6.20.    Solvency. As of the Closing Date, Holdings and its Subsidiaries on a consolidated basis, are, and after giving effect to the Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith and the other transactions contemplated hereby and thereby, will be, Solvent.
6.21.    Patriot Act; FCPA; OFAC; Anti-Corruption Laws and Sanctions.
(a)    To the extent applicable, each of Holdings and its Restricted Subsidiaries is in compliance, in all material respects, with the Patriot Act.
(b)    No part of the proceeds of the Loans will be used, directly nor, to the knowledge of Holdings and its Restricted Subsidiaries, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or to the knowledge of the Borrower, any other applicable Anti-Corruption Laws.
(c)    The Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by Holdings, the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with applicable Sanctions, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and other applicable Anti-Corruption Laws, and Holdings, the Borrower, its Subsidiaries and their respective officers and directors and, to the knowledge of Holdings or the Borrower, their respective employees and agents, are in compliance in all material respects with applicable Sanctions, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and other applicable Anti-Corruption Laws. None of (a) Holdings, the Borrower, any Restricted Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of Holdings or the Borrower, any agent, or other representative of Holdings, the Borrower or any Subsidiary, is a Sanctioned Person, nor is Holdings, the Borrower or any Subsidiary located, organized or resident in a Sanctioned Country.
(d)    Neither Holdings nor any of its Restricted Subsidiaries and, to their knowledge, none of their respective agents is any of the following:
(i)    a Person that is listed in the annex to, or is otherwise the subject of the provisions of, Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 (the “Executive Order”);
(ii)    a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise the subject of the provisions of, the Executive Order;
(iii)    a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any laws with respect to terrorism or money laundering; or
(iv)    a Person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.
6.22.    Status as Senior Indebtedness. The Obligations under the Facilities constitute “senior debt,” “senior indebtedness,” “guarantor senior debt,” “senior secured financing” and “designated senior indebtedness” (or any comparable term) for all Junior Indebtedness.
6.23.    Centre of Main Interests and Establishments. In respect of any Loan Party whose jurisdiction of incorporation is in a member state of the European Union, its “centre of main interests” (as that term is used in Article 3(1) of The Council of the European Union Regulation No. 2015/848 on Insolvency Proceedings (the “Regulation”)) is situated in its jurisdiction of incorporation.
SECTION 7.

CONDITIONS PRECEDENT
7.1.    Conditions to Initial Extension of Credit. The effectiveness of this Agreement and the agreement of each Lender to make the extensions of credit requested to be made by it under this Agreement on or after the Closing Date is subject to the satisfaction of each of the Lenders, prior to or concurrently with the Closing Date, of the following conditions precedent:
(a)    The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Borrower, Holdings, each Subsidiary Guarantor and each Person listed on Schedule I, (ii) the U.S. Security Agreement and the U.S. Pledge Agreement, each executed and delivered by each Loan Party party thereto, (iii) each other Security Document listed on Schedule 6.19 executed and delivered by each Loan Party party thereto and (iv) a Notice of Borrowing executed and delivered by the Borrower in accordance with the requirements hereof.
(b)    A Qualified Public Offering shall have been or, substantially concurrently with the effectiveness of this Agreement shall be, consummated.
(c)    Substantially concurrently with the effectiveness of this Agreement, the Refinancing shall have been consummated.

(d)    On the Closing Date, the Joint Lead Arrangers, the Administrative Agent and the Lenders shall have received (to the extent a reasonably detailed invoice has been delivered to the Borrower at least three (3) Business Days prior to the Closing Date), all outstanding costs, fees, expenses (including without limitation legal fees and expenses) and other compensation to the extent required by the Commitment and Engagement Letter, the Fee Letter or this Agreement.
(e)    The Administrative Agent shall have received:
(i)    in respect of a U.S. Loan Party and Canadian Holdco, a certificate of each such Loan Party, dated the Closing Date, with appropriate insertions and attachments, including organizational authorizations, incumbency certifications, the certificate of incorporation or other similar organizational document of each such Loan Party, certified by the relevant authority of the jurisdiction of organization of such Loan Party, and bylaws or other similar organizational document of each such Loan Party certified by an Authorized Officer as being in full force and effect on the Closing Date and (ii) a good standing certificate (or its local equivalent) for each U.S. Loan Party and Canadian Holdco from its jurisdiction of organization;
(ii)    in respect of a Luxembourg Guarantor or an Irish Loan Party, the items set forth on Schedule 7.1(e), as applicable.
(f)    The Administrative Agent shall have received a customary legal opinion of (i) Fried, Frank, Harris, Shriver & Jacobson, LLP, New York counsel to the Loan Parties, and (ii) each local counsel listed on Schedule 7.1(f), which opinions, in each case, shall be in form and substance reasonably satisfactory to the Administrative Agent.
(g)    The Collateral Agent shall have received (i) the Certificated Securities pledged pursuant to the U.S. Security Agreement, the U.S. Pledge Agreement, the Irish share charges and all other Security Documents (and all items required to be delivered thereunder), together with an undated stock power for each such Certificated Security executed in blank by a duly Authorized Officer of the pledgor thereof, (ii) each promissory note, if any, required to be pledged to the Collateral Agent pursuant to the U.S. Security Agreement and the U.S. Pledge Agreement, endorsed in blank or accompanied by an executed transfer form in blank by the pledgor thereof and (iii) all other items specified on Schedule 7.1(g).
(h)    The Administrative Agent shall have received all customary lien searches in the relevant jurisdictions (including UCC, tax and judgment lien searches and searches of the United States Patent and Trademark Office and the United States Copyright Office (or any successor office or any similar office in any other country)) as of a recent date. All UCC financing statements (and all other equivalent financial statements in all applicable jurisdictions) and short form intellectual property security agreements required to be filed or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described in the U.S. Security Documents, as applicable, shall have been delivered to the Collateral Agent and be in proper form for filing.
(i)    The Administrative Agent shall have received a solvency certificate from the chief financial officer of Holdings or the Borrower in the form of Exhibit M, which demonstrates that Holdings and its Subsidiaries on a consolidated basis, are, and after giving effect to the Transactions and the other transactions contemplated hereby, will be, Solvent.

(j)    The Joint Lead Arrangers shall have received, at least three Business Days prior to the Closing Date, all documentation and information as is reasonably requested in writing by the Joint Lead Arrangers at least ten Business Days prior to the Closing Date about Holdings and its Subsidiaries that is required by U.S. Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act and the Beneficial Ownership Regulation.
(k)    The Specified Representations shall be true and correct in all material respects as of the Closing Date (or true and correct in all material respects as of a specified date, if earlier) or in all respects, if qualified as to materiality.
(l)    The Joint Lead Arrangers and the Administrative Agent shall have received: (a)(i) the audited consolidated balance sheet of Ithacalux Topco S.C.A. and its subsidiaries and the related audited consolidated statements of income and cash flows, each as of the last day of the fiscal year ended December 31, 2020 and (ii) the unaudited consolidated balance sheet of Ithacalux Topco S.C.A. and its subsidiaries and the related unaudited consolidated statements of income and cash flows for the fiscal quarters ended March 31, 2021 and June 30, 2021.
Each borrowing by, and each issuance, renewal, extension, increase or amendment of a Letter of Credit on behalf of, the Borrower hereunder on the Closing Date shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 7.1 have been satisfied.
Without limiting the generality of the provisions of the last paragraph of Section 12.2, for purposes of determining compliance with the conditions specified in this Section 7.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
7.2.    Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (other than any date on which a Fixed Rate Loan is continued pursuant to Section 2.7) is subject to the satisfaction of the following conditions precedent (in each case subject to the provisions of Section 2.15(c)):
(a)    Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent already qualified by materiality, in which case, such representations and warranties shall be true and correct in all respects), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date (except to the extent already qualified by materiality, in which case, such representations and warranties shall be true and correct in all respects).
(b)    No Default. No Default or Event of Default shall have occurred and be continuing on such date (immediately prior to giving effect to the extensions of credit requested to be made) or would result after giving effect to the extensions of credit requested to be made on such date.
(c)    Notice. The Administrative Agent shall have received (as and to the extent required by Section 2 or 3, as applicable) a Notice of Borrowing, a notice with respect to the incurrence of Swingline Loans or a Letter of Credit Request, as applicable.
Each borrowing by, and each issuance, renewal, extension, increase or amendment of a Letter of Credit on behalf of, the Borrower hereunder after the Closing Date shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 7.2 have been satisfied.
SECTION 8.

AFFIRMATIVE COVENANTS
Canadian Holdco, Holdings and the Borrower hereby jointly and severally agree that, until all Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than (i) contingent indemnification and reimbursement obligations for which no claim has been made, (ii) Cash Management Obligations not then due and owing or as to which arrangements reasonably satisfactory to the providers thereof have been made and (iii) obligations under Specified Swap Agreements not then due and owing or as to which arrangements reasonably satisfactory to the Qualified Counterparties have been made) and all Letters of Credit have been canceled, have expired or have been Collateralized, each of Canadian Holdco, Holdings and the Borrower shall, and Holdings and the Borrower shall cause each of the Restricted Subsidiaries to:
8.1.    Financial Statements. Furnish to the Administrative Agent (who shall promptly furnish to each Lender):
(a)    as soon as available, but in any event within one hundred and twenty (120) days after the end of each fiscal year of Holdings, a copy of the audited consolidated balance sheet of Holdings and its Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year (provided, that if Holdings elects to change its fiscal year end pursuant to Section 9.11, such prior year comparative figures included in the first audited financial statements to be delivered subsequent to such election may be unaudited) reported on without a “going concern” statement or like qualification or exception, or qualification relating to the scope of the audit (in each case other than with respect to or resulting from (i) the upcoming maturity of any Indebtedness, (ii) any potential inability to satisfy any financial covenant, including the Financial Covenant, on a future date or for a future period or (iii) any financial covenant breach under any Indebtedness or (iv) the activities of any Unrestricted Subsidiaries), by Ernst & Young LLP or other independent certified public accountants of internationally recognized standing; and
(b)    as soon as available, but in any event not later than forty-five (45) days after the end of each fiscal quarter of Holdings (limited to the first three fiscal quarters of any fiscal year),

the unaudited consolidated balance sheet of Holdings and its Subsidiaries at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by an Authorized Officer as fairly stating in all material respects the financial position of Holdings and its Subsidiaries in accordance with GAAP for the periods covered thereby (subject to normal year end audit adjustments and the absence of footnotes).
Notwithstanding the foregoing, the time-periods set forth in clauses (a) and (b) of this Section 8.1 may be extended (x) by an additional 30 days if a material acquisition or Disposition has occurred during the period covered by such financial statements, (y) as permitted by the SEC pursuant to the rules and regulations promulgated under the Securities Exchange Act and (z) otherwise, with the consent of the Administrative Agent.
Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 8.1 and clause (e) of Section 8.2 shall be deemed satisfied with (i) the filing of Form 10-K or Form 10-Q, as applicable, with the SEC by Holdings or a direct or indirect parent thereof, as applicable or (ii) the delivery of financial statements of a direct or indirect parent of Holdings (so long as such parent does not conduct any material business or operations other than the ownership of shares of Capital Stock of Holdings and any matters incidental to its ownership of such Capital Stock; provided that such parent may engage in transactions in which Holdings may engage pursuant to Section 9.13(b), mutatis mutandis); provided that within 5 Business Days of the delivery of the financial statements, Holdings shall provide unaudited consolidating information that explains in reasonable detail the differences between the information relating to Holdings or such direct or indirect parent of Holdings, on the one hand, and the information relating to Holdings and its Subsidiaries on a standalone basis, on the other hand.
All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except to the extent any such inconsistent application of GAAP has been approved by such accountants or an Authorized Officer, as the case may be, and disclosed in reasonable detail therein).
8.2.    Certificates; Other Information. Furnish to the Administrative Agent (other than in the case of clause (f) below, who shall promptly furnish to each Lender):
(a)    In connection with the delivery of any financial statements or other information pursuant to Section 8.1 or this Section 8.2, confirmation of whether such statements or information contain any Private Lender Information. Holdings, the Borrower and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information within the meaning of any United States federal and applicable state securities laws with respect to Holdings, the Borrower, their respective Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to Section 8.1 or this Section 8.2 or otherwise are being distributed through IntraLinks, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that the Borrower has indicated contains Private Lender Information shall not be posted on that portion of the Platform designated for such public-side Lenders. Each of Holdings and the

Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of Holdings or the Borrower which is suitable to make available to “public-side” Lenders. If the Borrower has not indicated whether a document or notice delivered pursuant to Section 8.1 or this Section 8.2 contains Private Lender Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material non-public information within the meaning of any United States federal and applicable state securities laws with respect to the Borrower, Holdings, their respective Subsidiaries and their respective securities;
(b)    within 5 Business Days of the delivery of any financial statements pursuant to Section 8.1, (i) a Financial Statements Certificate of an Authorized Officer, which shall, among other things, state that such Authorized Officer has obtained no knowledge of any Default or Event of Default except as specified in such Financial Statements Certificate and (ii) (x) to the extent that compliance with the Financial Covenant was required on the last day of the period covered by such financial statements, a compliance certificate in the form of Exhibit B to the Financial Statements Certificate containing all information and calculations necessary for determining compliance by Holdings with the Financial Covenant as of the last day of the respective fiscal quarter or fiscal year of Holdings, as the case may be and (y) to the extent not previously disclosed to the Administrative Agent, a description in each Financial Statements Certificate of any change in the jurisdiction of organization of any Loan Party;
(c)    within 5 Business Days of the delivery of any financial statements pursuant to Section 8.1(a), a Financial Statements Certificate of an Authorized Officer (i) certifying a list of names of all Immaterial Subsidiaries, whether or not each such Restricted Subsidiary is a guarantor, that each such Restricted Subsidiary satisfies the 5% Test, and whether or not the 20% Test is satisfied, (ii) certifying a list of names of all Unrestricted Subsidiaries and (iii) setting forth the amount, if any, of Excess Cash Flow for such fiscal year (commencing with the financial statements delivered in respect of the fiscal year ending December 31, 2022) together with the calculation thereof in reasonable detail;
(d)    within five (5) Business Days of the delivery of any financial statements pursuant to Section 8.1(b), a certification by an Authorized Officer stating that the applicable financial statements fairly state in all material respects the financial position of the Borrower and its Subsidiaries in accordance with GAAP for the periods covered thereby (subject to normal year end audit adjustments and the absence of footnotes);
(e)    within 5 Business Days of the delivery of any financial statements pursuant to Section 8.1(a) or (b), a narrative report or management’s discussion and analysis prepared with respect to the period covered by such financial statements as compared to the corresponding period in the prior fiscal year (or the prior fiscal quarter in the case of financial statements delivered pursuant to Section 8.1(b));
(f)    promptly following any Lender’s request therefor (through the Administrative Agent), all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under 1) applicable “know your customer” and anti-money laundering or terrorist financing rules and regulations, including the Patriot Act and (ii) the Beneficial Ownership Regulation;

(g)    as promptly as reasonably practicable from time to time following the Administrative Agent’s request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent may reasonably request; and
(h)    while any Subsidiary is designated as an Unrestricted Subsidiary, within 5 Business Days of the delivery of any financial statements pursuant to Section 8.1, consolidating information that explains in reasonable detail the differences between the information relating to the Borrower and its Subsidiaries, on the one hand, and the information relating to the Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand (which need not be audited).
Notwithstanding anything to the contrary set forth herein, nothing in this Agreement or in any other Loan Document shall require any Loan Party to provide information (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure is prohibited by applicable law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) the disclosure of which is restricted by binding agreements not entered into primarily for the purpose of qualifying for the exclusion in this clause (iv); provided that (x) the Loan Parties shall use commercially reasonable efforts not to enter into confidentiality or similar agreements that will conflict with their disclosure obligations under this Agreement and (y) in the event that any Loan Party does not provide information in reliance on this sentence, to the extent permitted under applicable Law and reasonably feasible, such Loan Party shall provide notice to the Administrative Agent that such information is being withheld and shall use its commercially reasonable efforts to communicate, to the extent feasible, the applicable information in a way that would not violate the applicable obligation or risk waiver of such privilege and none of the foregoing shall be construed to limit any of the representations and warranties of the Loan Parties set forth in the Loan Documents.
8.3.    Payment of Taxes. Pay and discharge all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon any properties except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that Holdings, the Borrower and their Subsidiaries shall not be required to pay any such Tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.
8.4.    Maintenance of Existence; Compliance. (a) (i) Other than permitted by Section 9.8, preserve, renew and keep in full force and effect its organizational existence and registration in the jurisdiction of its incorporation and (ii) take all reasonable action to maintain or obtain all Governmental Approvals and all other rights, privileges and franchises, in each case necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted hereunder and except, in the case of clause (i) (in respect of Restricted Subsidiaries of Holdings that are not Loan Parties) and (ii) above, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; (b) comply with all Requirements of Law (including Environmental Laws) except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; (c) comply with all Governmental Approvals except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (d) maintain in effect and enforce policies and procedures reasonably designed to ensure compliance in all material respects by each of the Borrower, their Subsidiaries and their respective directors, officers, employees and agents with applicable Sanctions, the U.S. Foreign Corrupt Practices Act of 1977, as amended, or, to the knowledge of the Borrower, other applicable Anti-Corruption Laws.
8.5.    Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted, except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect, (b) maintain all the rights, licenses, permits, privileges, patents, copyrights, trademarks and trade names used in the conduct of its business (which shall include, for the avoidance of doubt, licenses in connection with Intellectual Property that Holdings or its Restricted Subsidiaries license to their customers), except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect, and (c) maintain with financially sound and reputable insurance companies (which may include customary self-insurance), insurance with respect to its properties and businesses in a manner consistent with industry practice for companies similarly situated owning similar properties and engaged in Similar Businesses. Each such policy of insurance shall (i) name the Collateral Agent, for the benefit of the Secured Parties, as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent, for the benefit of the Secured Parties, as the loss payee thereunder and that is otherwise reasonably satisfactory to the Administrative Agent.
8.6.    Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which entries full, true and correct in all material respects in conformity with all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and from which financial statements conforming with GAAP can be derived and (b) permit, at the Borrower’s expense, representatives of the Administrative Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours, upon reasonable prior notice, and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Holdings and its Restricted Subsidiaries with employees of Holdings and its Restricted Subsidiaries and with the independent certified public accountants of Holdings and its Restricted Subsidiaries; provided that (i) in no event shall there be more than one such visit for the Administrative Agent and its representatives as a group per calendar year, except during the continuance of an Event of Default and (ii) the Borrower shall have the right to be present during any discussions with accountants.
8.7.    Notices. Upon actual knowledge thereof by an Authorized Officer, within 3 Business Days, give notice to the Administrative Agent (who shall promptly furnish to each Lender) of:
(a)    the occurrence of any Default or Event of Default;
(b)    any litigation, investigation or proceeding that may exist at any time involving Holdings or any Restricted Subsidiary of Holdings, that (i) would reasonably be expected to have a Material Adverse Effect or (ii) which relates to any Loan Document;
(c)    any change in fiscal year end of Holdings or the Borrower; and
(d)    any development or event that has had or would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 8.7 shall be accompanied by a statement of an Authorized Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the relevant Person proposes to take with respect thereto.
8.8.    Additional Collateral, etc.
(a)    Subject to and consistent with the Security and Guarantee Principles, with respect to any property (other than Excluded Assets) acquired (including any acquisition pursuant to Division) at any time after the Closing Date by any Loan Party (other than any property described in paragraph (b) below) as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected Lien, will promptly (and in no event later than ninety (90) days (or such longer period as the Administrative Agent may agree)) (i) execute and deliver to the Collateral Agent such amendments to the Security Documents or execute all such documents or do all such acts as the Collateral Agent reasonably deems necessary to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest (subject to Permitted Liens) in such property, including (where applicable) the filing of UCC financing statements in such United States jurisdictions (or equivalent financing statements in any Canadian jurisdiction) as may be required by the U.S. Security Agreement, the U.S. Pledge Agreement or by law or as may reasonably be requested by the Collateral Agent.
(b)    Subject to and consistent with the Security and Guarantee Principles, with respect to (A) any Restricted Subsidiary (other than a Non-Guarantor Subsidiary) that is established, created or acquired after the Closing Date by any Loan Party (including upon the consummation of a Division), (B) any Restricted Subsidiary of a Loan Party (regardless of when established, created or acquired) that ceases to be a Non-Guarantor Subsidiary or (C) any Restricted Subsidiary that becomes a Co-Borrower, will promptly (and in no event later than ninety (90) days after the Guarantor Trigger Date (or such longer period as the Administrative Agent may agree)) (i) execute and deliver to the Collateral Agent such amendments to this Agreement and the Security Documents or execute all such documents or do all such acts as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such Restricted Subsidiary (to the extent of a type included in the definition of “Collateral”) that is owned by any Loan Party, (ii) deliver to the Collateral Agent the certificates representing such Capital Stock (if any), together with undated stock powers, in blank, executed and delivered by a duly Authorized Officer of the relevant Loan Party and (iii) cause such Restricted Subsidiary (a) to execute and deliver to the Collateral Agent (x) a Guarantor Joinder Agreement or such comparable documentation requested by the Collateral Agent to become a Subsidiary Guarantor or Co-Borrower, (y) a joinder agreement to the U.S. Security Agreement, substantially in the form annexed thereto, or additional Foreign Security Documents, to the extent applicable, substantially in the same form as the Foreign Security Documents governed by the laws of such Restricted Subsidiary’s jurisdiction of organization and executed and delivered by other Loan Parties pursuant to this Agreement and (z) a counterpart of the Global Intercompany Note, (b) to take such actions reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Collateral described in the U.S. Security Documents or Foreign Security Documents, as applicable, with respect to such Restricted Subsidiary, including (where applicable) the filing of UCC financing statements in such jurisdictions as may be required by the U.S. Security Agreement, the U.S. Pledge Agreement or such other filings as may be required by U.S. Security Documents, the Foreign Security Documents or by law or as may be requested by the Collateral Agent and (c) to deliver to the Collateral Agent (i) a certificate of such Restricted Subsidiary, substantially in the form of Exhibit D, with appropriate insertions and attachments and (ii) if reasonably requested by the Collateral Agent, a legal opinion from counsel to such Restricted Subsidiary in form and substance satisfactory to the Collateral Agent.
(c)    Subject to and consistent with the Security and Guarantee Principles, with respect to any Non-Guarantor Subsidiary established, created or acquired after the Closing Date by any Loan Party (including upon the consummation of a Division) to the extent the Capital Stock of such entity is not an Excluded Asset will use commercially reasonable efforts to promptly (and in no event later than ninety (90) days (or such longer period as the Administrative Agent may agree)) (i) execute and deliver to the Collateral Agent such amendments to this Agreement, any U.S. Security Document or any Foreign Security Document as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest (subject to Permitted Liens) in the Capital Stock of such Non-Guarantor Subsidiary that is owned by any Loan Party and (ii) deliver to the Collateral Agent the certificates representing such Capital Stock (if any), together with undated stock powers, in blank, executed and delivered by a duly Authorized Officer of the relevant Loan Party.
(d)    In the event that the 20% Test is not satisfied as of the last day of any Specified Test Period, within 20 Business Days of the date on which Financial Statements Certificate was (or was required to be) delivered pursuant to Section 8.2(c), as applicable, in respect of such Specified Test Period, the Borrower shall designate in writing to the Administrative Agent sufficient Restricted Subsidiaries (excluding Excluded Subsidiaries) (the “Additional Material Subsidiaries”) as Material Subsidiaries to satisfy the 20% Test. Additional Material Subsidiaries shall no longer constitute Immaterial Subsidiaries under this Agreement.
(e)    If the Borrower has failed to comply with Section 8.8(d), the Administrative Agent may designate Restricted Subsidiaries (excluding Excluded Subsidiaries) as Additional Material Subsidiaries to satisfy the 20% Test.
(f)    At its option in its sole discretion, upon written notice to the Administrative Agent, the Borrower may, from time to time, release the designation of one or more Restricted Subsidiaries as Additional Material Subsidiaries (and as result of such release, such Restricted Subsidiaries shall be Immaterial Subsidiaries to the extent the 5% Test is satisfied) and include other Restricted Subsidiaries as Additional Material Subsidiaries, so long as after such revised designations the 20% Test continues to be satisfied.
(g)    Notwithstanding anything to the contrary herein, the Administrative Agent may in its reasonable discretion (and without the consent of any Lender or other Secured Party) make exceptions and waive compliance with any requirement under this Section 8.8 if and to the extent the Borrower and the Administrative Agent reasonably agree that the cost associated with such compliance would be excessive in relation to the value afforded thereby to the Secured Parties.
8.9.    Credit Ratings. Use commercially reasonable efforts to maintain at all times a public credit rating (but not a specific rating) by any two of S&P, Fitch and Moody’s (as selected by the Borrower) in respect of the Facilities provided for under this Agreement and a public corporate rating or public corporate family rating, as applicable (but not a specific rating), by any two of S&P, Fitch and Moody’s (as selected by the Borrower).
8.10.    Further Assurances. At any time or from time to time upon the written request of the Administrative Agent (which may be by email), at the expense of the Borrower, promptly execute,

acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents. In furtherance and not in limitation of the foregoing, the Loan Parties shall take such actions as the Administrative Agent may reasonably request in writing (including by email) from time to time (including the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, stock powers, financing statements and other documents, the filing or recording of any of the foregoing, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession, in each case to the extent required by the applicable Loan Documents) to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets (other than those assets specifically excluded by the terms of this Agreement and the other Loan Documents) of such Loan Parties on a first priority basis (subject to Permitted Liens).
8.11.    Designation of Unrestricted Subsidiaries. Holdings may at any time designate any Restricted Subsidiary of Holdings as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing or would otherwise result therefrom and (ii) such designation complies with Section 9.2, and if such designation is made after the Closing Date, also with Section 9.4 and Section 9.7. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the applicable Loan Party therein at the date of designation in an amount equal to the fair market value of the applicable Loan Party’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (x) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time, and (y) a return on any Investment by the applicable Loan Party in such Unrestricted Subsidiary pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of such Loan Party’s Investment in such Subsidiary (but in no event greater than the original principal amount of such Loan Party’s Investment in such Subsidiary (as measured immediately prior to such designation)). Notwithstanding the foregoing, neither the Borrower nor any Intermediate Holding Company shall be permitted to be an Unrestricted Subsidiary.
8.12.    Post-Closing Matters. Cause to be delivered or performed the documents and other agreements and actions set forth on Schedule 8.12 within the time frames specified on such Schedule 8.12 (as may be extended or waived by the Administrative Agent in its reasonable discretion).
8.13.    ERISA. Holdings and the Borrower shall, and shall cause each Commonly Controlled Entity to (i) maintain all Single Employer Plans that are presently in existence or may, from time to time, come into existence, in compliance with the terms of any such Single Employer Plan, ERISA, the Code and all other applicable laws and (ii) make or cause to be made contributions to all Single Employer Plans and Multiemployer Plans in a timely manner and, with respect to Single Employer Plans, in a sufficient amount to comply with the requirements of Sections 302 and 303 of ERISA and Sections 412 and 430 of the Code, in each case except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.
8.14.    Use of Proceeds.
(a)    The Borrower shall use the proceeds of the ~~Initial~~ Term B Loans on the ~~Closing~~Amendment No. 2 Effective Date solely to finance the Amendment No. 2 Transactions ~~and for other general corporate purposes~~.

(b)    Holdings and its Subsidiaries shall use the proceeds of the Revolving Loans and the Letters of Credit for working capital, Consolidated Capital Expenditures and for other general corporate purposes (including any transactions permitted under Section 9).
8.15.    Centre of Main Interest and Establishments. In respect of any Loan Party whose jurisdiction of incorporation is in a member state of the European Union, such Loan Party shall not deliberately change its “centre of main interests” (as that term is used in Article 3(1) of the Regulation).
8.16.    Transactions with Affiliates. Holdings and the Borrower shall, and shall cause their Restricted Subsidiaries to, directly or indirectly, cause all transactions or contracts (including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees) with or for the benefit of any Affiliate involving aggregate consideration in excess of the greater of $35,000,000 and 7.5% of LTM EBITDA (calculated at the time of determination), to be on terms that are not materially less favorable to Holdings or its relevant Restricted Subsidiary when taken as a whole than those that would have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis (as reasonably determined by the Borrower), except:
(a)    (i) transactions between or among Holdings or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and (ii) any transaction permitted under Section 9.8 to the extent such transaction is solely among Holdings, one or more Restricted Subsidiaries of Holdings or one or more non-operating companies (without any material assets or liabilities) for purposes of a restructuring or other corporate reorganization;
(b)    any Restricted Payment permitted by Section 9.2 and the Investments constituting Permitted Investments;
(c)    the payment of reasonable and customary fees, compensation, benefits and incentive arrangements paid or provided to, and indemnities and reimbursements and employment and severance arrangements provided to or on behalf of, or for the benefit of, future, present or former employees, officers, directors, managers or consultants (or their respective Control Investment Affiliates or Family Related Parties) of the Borrower, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;
(d)    the sale or issuance of Equity Interests (other than Disqualified Stock) of Holdings or any contribution to the capital of Holdings or any Restricted Subsidiary;
(e)    the Transactions and the payment of all fees and expenses related thereto;
(f)    any agreement, instrument or arrangement as in effect as of the Closing Date and set forth on Schedule 8.16 or any transaction contemplated thereby, or any amendment or replacement agreement, instrument or arrangement thereto (so long as any such amendment is not materially disadvantageous to the Lenders when taken as a whole as compared to the applicable agreement as in effect on the Closing Date); provided that any such agreement, instrument, transaction or arrangement shall be required to be described on Schedule 8.16 only to the extent that such agreement, instrument, transaction or arrangement exceeds $10,000,000;
(g)    transactions between Holdings or any Restricted Subsidiary and any Person that is an Affiliate of Holdings or any Restricted Subsidiary solely because a director of such Person is also a director of Holdings or any direct or indirect parent of Holdings; provided that such director abstains from voting as a director of Holdings or any direct or indirect parent, as the case may be, on any matter involving such other Person;
(h)    payments by Holdings or any of its Restricted Subsidiaries to, and agreements with, any Investor or any of its Affiliates for any financial advisory or consulting services, financing, mergers and acquisitions advisory, insurance brokerage, hedging arrangements, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions, divestitures or joint ventures, and customary indemnities related thereto, pursuant to agreements in effect on the Closing Date or which are approved by a majority of the board of directors of the Borrower in good faith;
(i)    a transaction with a Person who was not an Affiliate of Holdings before the transaction but becomes an Affiliate solely as a result of such transaction;
(j)    the sale or issuance of Equity Interests (other than Disqualified Stock) of the Borrower or any contribution to the capital of the Borrower or any Restricted Subsidiary and the granting and performing of reasonable and customary registration rights to any direct or indirect parent company or to any Investor or to any former, present or future director, manager, officer, employee or consultant (or any Affiliate of any of the foregoing) of the Borrower or any of its Subsidiaries or any direct or indirect parent company;
(k)    the entering into of any tax sharing agreement or arrangement or group payment arrangement (provided that, for the avoidance of doubt, any payment under any such agreement or arrangement shall not be permitted to the extent it would not expressly be permitted under Section 9.2) or the making of and any payment permitted by Section 9.2(b)(xi)(A) or (B);
(l)    transactions in which Holdings or any of its Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from a nationally recognized investment bank or valuation firm stating that such transaction is fair to Holdings or such Restricted Subsidiary from a financial point of view;
(m)    the existence of, or the performance by Holdings or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders or similar agreement (including any registration rights agreement or purchase agreement related thereto) to which it (or any direct or indirect parent company of Holdings) is a party as of the Closing Date set forth on Schedule 8.16 and any amendment thereto or similar agreements, transactions or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by Holdings or any of its Restricted Subsidiaries of obligations under any future amendment or replacement agreement to any such existing agreement or under any similar agreement, transaction or arrangement entered into after the Closing Date shall only be permitted by this clause (m) to the extent that the terms of any such amendment or new agreement, transaction or arrangement are not otherwise materially disadvantageous to the Lenders when taken as a whole;
(n)    any non-recourse pledge of Equity Interests of an Unrestricted Subsidiary to support the Indebtedness of such Unrestricted Subsidiary;
(o)    (i) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise permitted hereunder, which are fair to Holdings and its Restricted Subsidiaries, in the reasonable determination of the board of directors of Holdings or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (ii) payments to and from, and transactions with, joint venture partners or joint ventures (including pursuant to joint venture agreements), in each case, existing on the Closing Date, entered into in the ordinary course of business (including, without limitation, any cash management activities related thereto);
(p)    payments, loans, advances or guarantees (or cancellation of payments, loans, advances or guarantees) to any future, present or former employees, officers, directors, managers or consultants of Holdings, any of its direct or indirect parent companies or any of its Restricted Subsidiaries, and any employment agreements, stock option, benefit, incentive or retirement plans and other similar arrangements with such employees, officers, directors, managers or consultants which, in each case, are approved by Holdings in good faith;
(q)    transactions with Affiliates solely in their capacity as holders of, or interests in, Indebtedness or Equity Interests of Holdings or any of its Subsidiaries, so long as (i) such transaction is with all holders of such class (and there are such non-Affiliate holders) and (ii) such Affiliates are treated no more favorably than all other holders of such class generally;
(r)    any Guarantee by any parent company of Holdings of Indebtedness of Holdings or any Restricted Subsidiary;
(s)    the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Borrower or any direct or indirect parent of the Borrower or of a Restricted Subsidiary of the Borrower, as appropriate, in good faith;
(t)    transactions permitted pursuant to Section 9.5; and
(u)    (i) Investments by any Investor in securities of the Borrower or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by such Investor in connection therewith) so long as the Investment is being generally offered to other non-Affiliate investors in a bona fide offering on the same or more favorable terms, and (ii) payments to, and transactions with, Investors in respect of securities of the Borrower or any Restricted Subsidiary contemplated in the foregoing clause (i) or securities of the Borrower or any Restricted Subsidiary that were acquired from Persons other than the Borrower or its Restricted Subsidiaries, in each case, in compliance with the terms of such securities.
8.17.    Anti-Corruption.
(a)    The Borrower will not request any Borrowing or Letter of Credit, Holdings and the Borrower shall not use, and shall procure that their Restricted Subsidiaries and their respective directors, officers and employees not use, and shall use reasonable best efforts to procure that its agents, all to the extent acting on behalf of Holdings, the Borrower or their Subsidiaries, not use, the proceeds of any Borrowing or Letter of Credit directly, or to the knowledge of the Borrower, indirectly, (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or, to the knowledge of the Borrower, other applicable Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any

Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
(b)    Only with respect to any Loan Party that is organized or domiciled in the United Kingdom or any member state of the European Union, any provision of this Section 8.17 or Sections 6.21 or 8.4(d) shall not apply to or in favor of any Person if and to the extent that it would result in a breach, by or in respect of that Person, of any applicable Blocking Law.
SECTION 9.

NEGATIVE COVENANTS
Canadian Holdco, Holdings and the Borrower hereby jointly and severally agree that, until all Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than (i) contingent indemnification and reimbursement obligations for which no claim has been made, (ii) Cash Management Obligations as to which arrangements reasonably satisfactory to the providers thereof have been made and (iii) obligations under Specified Swap Agreements to which arrangements reasonably satisfactory to the Qualified Counterparties have been made) and all Letters of Credit have been canceled, have expired or have been Collateralized, each of Canadian Holdco, Holdings and the Borrower shall, and Holdings and the Borrower shall cause each of the Restricted Subsidiaries to, comply with this Section 9.
9.1.    Financial Covenant. Without the written consent of the Required Revolving Lenders, Holdings shall not permit the Total Net First Lien Leverage Ratio, on a Pro Forma Basis, to exceed 6.25 to 1.00 as at the last day of any fiscal quarter of Holdings (but only if the last day of such fiscal quarter constitutes a Compliance Date).
9.2.    Limitations on Restricted Payments.
(a)    Holdings and the Borrower shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly:
(i)    declare or pay any dividend or make any payment or distribution on account of Holdings’ or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:
(A)    dividends, payments or distributions by Holdings payable solely in Equity Interests (other than Disqualified Stock) of Holdings; or
(B)    dividends, payments or distributions by a Restricted Subsidiary of Holdings so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not a Wholly Owned Subsidiary of Holdings, Holdings or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities; provided that no such dividends, payments or distributions shall be made on account of any voting Equity Interests held by Canadian Holdco;

(ii)    purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of Holdings or any direct or indirect parent of Holdings, including pursuant to a Division or in connection with any merger or consolidation;
(iii)    make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value or give any irrevocable notice of redemption with respect thereto, in each case, prior to any scheduled repayment, sinking fund payment, mandatory payment or maturity, any Junior Indebtedness, other than:
(A)    Indebtedness permitted under Sections 9.4(b)(xi) and (xii); or
(B)    the purchase, repurchase or other acquisition of Junior Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or
(C)    the giving of an irrevocable notice of redemption with respect to the transactions described in Sections 9.2(b)(ii) and (iii); or
(iv)    make any Restricted Investment;
(v)    (all such payments and other actions set forth in clauses (i) through (iv) above being, collectively, referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:
(A)    no Significant Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
(B)    [reserved]; and
(C)    such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdings and its Restricted Subsidiaries after the Closing Date (including Restricted Payments pursuant to Section 9.2(b)(i), but excluding all other Restricted Payments permitted by Section 9.2(b)), is less than the sum of (without duplication):
(1)    the greater of (x) 50% of the Consolidated Net Income for the period (taken as one accounting period) beginning July 1, 2019 to the end of Holdings’ most recently completed Test Period and (y) 100% of Retained Excess Cash Flow; provided, that the cumulative amount available under this Section 9.2(a)(C)(1) shall not be less than zero; plus
(2)    100% of the aggregate Net Cash Proceeds and the fair market value of marketable securities or other property received by Holdings since immediately after the Closing Date from the sale of:
(i)    Qualified Equity Interests of Holdings or, to the extent contributed to Holdings, any direct or indirect parent company of Holdings, including Treasury Capital Stock (as defined below), but excluding (i) cash proceeds and the fair market value of marketable securities or other property received from the sale of Equity Interests to any future, present or former employees, directors or consultants of Holdings, any direct or indirect parent company of Holdings and Holdings’ Subsidiaries after the Closing Date to the extent such amounts have been applied to Restricted Payments made in accordance with Section 9.2(b)(iv) and (ii) cash proceeds from the Qualified Public Offering occurring on the Closing Date; or
(ii)    Indebtedness or Disqualified Stock of the Borrower or a Restricted Subsidiary of Holdings that has been converted into or exchanged for such Equity Interests of Holdings or any other direct or indirect parent of Holdings; provided that this clause (2) shall not include the proceeds (w) from Equity Interests or convertible debt securities of Holdings or any direct or indirect parent company of Holdings, the Borrower or any Restricted Subsidiary sold to Holdings, the Borrower or a Restricted Subsidiary, as the case may be, (x) from Disqualified Stock or Indebtedness that has been converted into Disqualified Stock, (y) from Excluded Contributions or Specified Equity Contributions or (z) to the extent used to incur Indebtedness pursuant to Section 9.4(b)(xxvii); plus
(3)    100% of the aggregate amount of cash and the fair market value of marketable securities or other property or assets contributed to the capital of Holdings following the Closing Date (other than (i) by a Restricted Subsidiary, (ii) any Excluded Contribution, (iii) any Specified Equity Contribution and (iv) to the extent used to incur Indebtedness pursuant to Section 9.4(b)(xxvii)); plus
(4)    100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by means of:
(i)    the sale or other disposition (other than to Holdings or a Restricted Subsidiary) of, or other returns on Investments from, Investments (other than in Holdings or a Restricted Subsidiary) made by Holdings or its Restricted Subsidiaries and repurchases and redemptions of such Investments from Holdings or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Investments (other than in Holdings or a Restricted Subsidiary) by Holdings or its Restricted Subsidiaries, in each case after the Closing Date; or
(ii)    the sale (other than to Holdings or a Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary or any Person other than a Subsidiary in which Holdings or any Restricted Subsidiary owns any Equity Interest or a dividend, distribution or other returns from an Unrestricted Subsidiary or any Person other than a Subsidiary in which Holdings or any Restricted Subsidiary owns any Equity Interest after the Closing Date; plus
(5)    in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or a merger or consolidation or transfer of all or substantially all of the assets of an Unrestricted Subsidiary with or into Holdings or one of its Restricted Subsidiaries after the Closing Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, merger, consolidation or transfer, other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment; plus
(6)    the cumulative amount of any Retained Declined Proceeds since the Closing Date; plus
(7)    the cumulative amount of any Retained Asset Sale Proceeds since the Closing Date; plus
(8)    the greater of $240,000,000 and 50.0% of LTM EBITDA (calculated at the time of determination); minus
(9)    the (x) amount of Indebtedness Incurred pursuant to Section 9.4(b)(xxvii) so long as such Indebtedness remains outstanding and (y) the amount of Restricted Payments previously made using the Available Amount;
(the aggregate amount available pursuant to this clause (a), the “Available Amount”).
(b)    The foregoing provisions shall not prohibit:
(i)    the payment of any dividend or distribution or the consummation of any redemption within sixty (60) days after the date of declaration thereof or the giving of the redemption notice, as applicable, if at the date of declaration or notice such payment would have complied with the provisions of this Agreement;
(ii)    (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests of Holdings or any of its direct or indirect parent companies (“Treasury Capital Stock”) or Junior Indebtedness of a Loan Party in exchange for, or out of the proceeds of a sale (other than to a Restricted Subsidiary) within sixty (60) days thereof of, Equity Interests of Holdings or any direct or indirect parent of Holdings to the extent contributed to Holdings (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”); provided that the amount of any proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clauses (2) and (3) of the preceding paragraph and shall not increase the amount available for Restricted Payments pursuant to Section 9.2(b)(xii) or the amount of Indebtedness permitted pursuant to Section 9.4(b)(xxvii) and (B) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary or to an employee stock ownership plan or any trust established by Holdings or any direct or indirect parent of Holdings or any of their Restricted Subsidiaries) of Refunding Capital Stock;

(iii)    so long as no Significant Event of Default shall have occurred and be continuing or could otherwise result therefrom, the redemption, repurchase, retirement, defeasance or other acquisition of (A) Junior Indebtedness of a Loan Party made in exchange for, or out of the proceeds of, a sale within sixty (60) days thereof of, new Indebtedness of a Loan Party or Disqualified Stock of a Loan Party, or (B) Disqualified Stock of a Loan Party made in exchange for, or out of the proceeds of a sale within sixty (60) days thereof of Disqualified Stock of a Loan Party, in each case, which is incurred in compliance with Section 9.4, so long as:
(A)    the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Junior Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium paid (including reasonable tender premiums) and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock;
(B)    such new Indebtedness is subordinated to Loans or the applicable Guarantee at least substantially to the same extent as such Junior Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;
(C)    such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the earlier of (i) the final scheduled maturity date of the Junior Indebtedness or Disqualified Stock being so redeemed, repurchased, acquired or retired or (ii) the date that is 91 days after the Latest Maturity Date of the Loans;
(D)    such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Junior Indebtedness being so redeemed, repurchased, acquired or retired; and
(E)    the terms and conditions of such Indebtedness (excluding pricing, fees, rate floors and optional prepayment or redemption terms) are either (i) not materially less favorable (taken as a whole) to the Borrower than (x) the terms and conditions of this Agreement (taken as a whole) or (y) the terms and conditions of the Indebtedness being refinanced (taken as a whole) or (ii) customary for the issuance of Junior Indebtedness (as determined by the Borrower in good faith) (it being agreed that such Indebtedness may be in the form of notes or a credit agreement);
(iv)    a Restricted Payment to pay for the repurchase, retirement or other acquisition of Equity Interests of Holdings (or any of its direct or indirect parent companies) held by any future, present or former employee, officer, director, manager or consultant of Holdings, any of its Subsidiaries or any of its direct or indirect parent companies (or any of their Affiliates) or their estates or the beneficiaries of their respective estates, heirs, spouses or former spouses; provided, that the aggregate Restricted Payments made under this clause (b)(iv) during any calendar year does not exceed the greater of $142,500,000 and 30.0% of LTM EBITDA (calculated at the time of determination); provided further, that (x) unused amounts in any calendar year may be carried over and used in subsequent calendar years and (y) such amount may be increased by an amount not to exceed the sum of the following items:

(A)    the cash proceeds from the sale of Equity Interests (other than Disqualified Stock or Specified Equity Contributions) of Holdings or, to the extent contributed to Holdings, any of its direct or indirect parent companies to any future, present or former employees, officers, directors, managers or consultants of Holdings, any of its direct or indirect parent companies or any of its Subsidiaries that occurs after the Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of Section 9.2(a)(v) or clause (i) of the definition of “Permitted Investments” and have not been designated as Excluded Contributions or used to incur Indebtedness pursuant to Section 9.4(b)(xxvii); plus
(B)    the cash proceeds of key man life insurance policies received by Holdings, any of its direct or indirect parent companies (to the extent contributed to Holdings) or its Restricted Subsidiaries after the Closing Date; less
(C)    the amount of prior Restricted Payments made pursuant to clauses (A) and (B) of this clause (b)(iv);
provided that cancellation of Indebtedness owing to Holdings or any Restricted Subsidiary from any future, present or former employees, officers, directors, managers or consultants and employees of Holdings or any of its direct or indirect parent companies or any Restricted Subsidiary (or any of their Affiliates), or their estates or the beneficiaries of such estates, in connection with a repurchase of Equity Interests of Holdings or any of its direct or indirect parent companies from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;
(v)    the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Holdings or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary, in each case, issued in accordance with Section 9.4 to the extent such dividends are included in the definition of “Consolidated Interest”;
(vi)    repurchases of Equity Interests deemed to occur upon exercise or vesting of stock options, warrants or similar rights, settlement of restricted stock units or vesting of restricted Capital Stock if such Equity Interests (A) represent all or a portion of the exercise price of such options or warrants or (B) are surrendered in connection with satisfying any federal, state or local income tax obligation (including any withholding in respect thereof) incurred in connection with such exercise, vesting or settlement;
(vii)    the repurchase, redemption or other acquisition for value of Equity Interests of Holdings or any direct or indirect parent of Holdings representing fractional shares of such Equity Interests in connection with a stock dividend, split or combination or any merger, consolidation, amalgamation or other combination involving Holdings or any direct or indirect parent of Holdings;
(viii)    the redemption, repurchase, retirement or other acquisition, in each case for nominal value per right, of any rights granted to all holders of Equity Interests of Holdings or any direct or indirect parent company pursuant to any stockholders’ rights plan adopted for the purpose of protecting stockholders from unfair takeover tactics; provided that any such redemption, repurchase, retirement or other acquisition of such rights shall not be for the purpose of evading the limitations described under this Section 9.2;

(ix)    distributions to dissenting stockholders pursuant to applicable law in connection with a merger, consolidation or transfer of all or substantially all of Holdings’ property or assets that complies with this Agreement;
(x)    the declaration and payment of Restricted Payments following the Qualified Public Offering (or the payment of Restricted Payments to any direct or indirect parent of Holdings to fund a payment of Restricted Payments by such parent) of up to the sum of 7.0% per annum of the market capitalization of Holdings or its direct or indirect parent plus 7.0% per annum of the net proceeds received by or contributed to Holdings in or from the Qualified Public Offering on the Closing Date and subsequent primary Qualified Public Offerings, in each case, other than any public sale constituting an Excluded Contribution;
(xi)    the declaration and payment of dividends or distributions by Holdings, or the making of loans to, its direct parent company or any indirect parent of Holdings, in amounts sufficient for any direct or indirect parent company of Holdings to pay:
(A)    for any taxable period for which Holdings or any of its Subsidiaries is a member of a consolidated, combined, unitary or similar income tax group of which a direct or indirect parent entity of Holdings is the common parent (the “Common Parent”), payments to the Common Parent to pay U.S. federal, state, local or foreign income or similar taxes imposed on the Common Parent attributable to the income of Holdings or its applicable Subsidiaries; provided that (i) the amount paid or distributed pursuant to this clause (A) to enable such Common Parent to pay income taxes at any time shall not exceed the income tax liability that would have been payable by Holdings and its Subsidiaries, as applicable, if Holdings or such Subsidiaries had been a stand-alone corporate taxpayer (or stand-alone corporate tax group) for all applicable periods and (ii) dividends or other distributions in respect of the income of an Unrestricted Subsidiary shall be permitted only to the extent payments were made by such Unrestricted Subsidiary to Holdings or any Restricted Subsidiary for such purpose;
(B)    without duplication of clause (A) above, Holdings may make Restricted Payments to any of its direct or indirect parents the proceeds of which shall be used to pay franchise and similar taxes, and other fees and expenses, required to maintain the corporate existence of any direct or indirect parent of Holdings;
(C)    obligations in respect of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributes of any of the foregoing) relating to their acquisition of, or exercise of options relating to, Capital Stock of Holdings;
(D)    customary salary, bonus, severance and other benefits payable to employees, officers, directors, managers or consultants of any direct or indirect parent company of Holdings to the extent such salaries, bonuses, severances and other benefits are attributable to the direct or indirect ownership or operation of Holdings and the Restricted Subsidiaries;
(E)    general corporate operating overhead, legal, accounting, and other professional fees and expenses of any direct or indirect parent company of Holdings

(including indemnification claims made by directors or officers of any direct or indirect parent company of Holdings) and, following the first Public Offering of any direct or indirect parent company of Holdings, listing fees and other costs and expenses attributable to being a publicly traded company, to the extent such expenses are attributable to the direct or indirect ownership or operation of Holdings and the Restricted Subsidiaries;
(F)    reasonable fees and expenses incurred by such direct or indirect parent company of Holdings in connection with any debt or equity offering by such parent company, Holdings or a Restricted Subsidiary of Holdings or any acquisition, disposition or other non-ordinary course transaction by Holdings or a Restricted Subsidiary in each case, whether or not successful;
(G)    cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of any direct or indirect parent company of Holdings;
(H)    interest or principal on Indebtedness the proceeds of which have been contributed to Holdings or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, Holdings or any of its Restricted Subsidiaries incurred in accordance with Section 9.4; provided that any such Indebtedness shall be deemed to be Consolidated Total Debt for all purposes under this Agreement; and
(I)    amounts which are applied to finance Investments that would otherwise be permitted to be made pursuant to this Section 9.2 if made by Holdings; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such direct or indirect parent company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the capital of Holdings or one of its Restricted Subsidiaries or (2) the merger or amalgamation of the Person formed or acquired into Holdings or one of its Restricted Subsidiaries (to the extent not prohibited by Section 9.8) in order to consummate such Investment, (C) such direct or indirect parent company and its Affiliates (other than the Borrower or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent Holdings or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Agreement, (D) any property received by Holdings shall not increase amounts available for Restricted Payments pursuant to Section 9.2(a)(iii)(C) and (E) such Investment shall be deemed to be made by Holdings or such Restricted Subsidiary pursuant to another provision of this Section 9.2 (other than pursuant to Section 9.2(b)(xii)) or pursuant to the definition of “Permitted Investments” (other than clause (i) thereof);
(xii)    Restricted Payments that are made in an amount equal to the amount of Excluded Contributions (other than Specified Equity Contributions);
(xiii)    so long as no Default or Event of Default shall have occurred and be continuing or would otherwise result therefrom, (A) Holdings and its Restricted Subsidiaries may pay reasonable fees to the Sponsors for any financial, advisory financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, in each case, to the extent permitted under Section 8.16(h); (B) Holdings or any of its Restricted Subsidiaries may reimburse the Sponsors for the out-of-pocket costs and expenses incurred by the Sponsors and their Affiliates in connection with the Transactions; and (C) Holdings and its Restricted Subsidiaries may pay the out-of-pocket costs and expenses incurred by the Sponsors and their Affiliates in respect of advisory and similar services that are performed for the benefit of Holdings and its Restricted Subsidiaries by third party Persons that are not Affiliates of the Sponsors, Holdings or their respective Subsidiaries to such third party Persons; provided that the payments described in clauses (B) and (C) above shall accrue and may be paid once the Default or Event of Default is no longer continuing;
(xiv)    so long as no Event of Default shall have occurred and be continuing or would otherwise result therefrom, Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (b)(xiv) not to exceed the greater of $120,000,000 and 25.0% of LTM EBITDA (calculated at the time of determination);
(xv)    Restricted Payments in an amount not to exceed 50.0% of the Net Cash Proceeds received in respect of Designated Sale Leaseback Transactions; provided that the Total Net Leverage Ratio would be less than 3.10 to 1.00, determined on a Pro Forma Basis as of the most recently ended Test Period;
(xvi)    so long as no event of Default shall have occurred and be continuing or would otherwise result therefrom, Restricted Payments such that the Total Net Leverage Ratio at the time of determination based on the most recently completed Test Period, on a Pro Forma Basis, would be less than or equal to 2.60 to 1.00;
(xvii)    so long as no Event of Default shall have occurred and be continuing or would otherwise result therefrom, prepayments, redemptions, repurchases or otherwise acquisitions or retirements for value of any Junior Indebtedness such that the Total Net Leverage Ratio at the time of determination based on the most recently completed Test Period, on a Pro Forma Basis, would be less than or equal to 2.85 to 1.00;
(xviii)    so long as no Event of Default shall have occurred and be continuing or would otherwise result therefrom, the redemption, repurchase, defeasance, exchange, retirement or other acquisition of any Junior Indebtedness, taken together with all other redemptions, repurchases, defeasances, retirements or other acquisitions of any Junior Indebtedness pursuant to this clause (xviii), in an amount not to exceed the greater of $71,500,000 and 15.0% of LTM EBITDA (calculated at the time of determination) during the term of this Agreement;
(xix)    the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by Holdings after the Closing Date; provided that the amount of dividends paid pursuant to this clause (a) shall not exceed the aggregate amount of cash actually contributed to Holdings from the sale of such Designated Preferred Stock; (b) the declaration and payment of dividends to any direct or indirect parent company of Holdings, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by such parent company after the Closing Date, provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to Holdings from the sale of such Designated Preferred Stock; or (c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to Section 9.2(b)(ii); provided that in the case of each of clauses (a), (b) and (c) of this clause (xix), for the most recently ended Test Period immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a Pro Forma Basis, Holdings and its Restricted Subsidiaries on a consolidated basis would have had a Cash Interest Coverage Ratio of at least 2.00 to 1.00;
(xx)    any Restricted Payment made in connection with the Transactions and the fees, payments and expenses related thereto or used to fund amounts owed to Investors in connection therewith (including dividends to any direct or indirect parent of Holdings to permit payment by such parent of such amount), in each case to the extent permitted by Section 8.16 and disclosed in Holdings’ Form S-1/A filed with the SEC;
(xxi)    the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to Holdings or a Restricted Subsidiary by Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash or Cash Equivalents); and
(xxii)    distribution or payments of fees in connection with a Permitted Receivables Financing.
9.3.    Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
(a)    Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:
(ii)    pay dividends or make any other distributions to Holdings or any of the Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (B) pay any Indebtedness owed to Holdings or any of the Restricted Subsidiaries;
(ii)    make loans or advances to Holdings or any of the Restricted Subsidiaries of Holdings; or
(iii)    sell, lease or transfer any of its properties or assets to Holdings or any of the Restricted Subsidiaries of Holdings;
(b)    except (in each case) for such encumbrances or restrictions existing under or by reason of:
(i)    contractual encumbrances or restrictions in effect on the Closing Date;
(ii)    [reserved];
(iii)    purchase money obligations for property acquired in the ordinary course of business and capital leases or operating leases that impose restrictions of the nature discussed in Section 9.3(a)(iii) on the property so acquired;
(iv)    applicable law or any applicable rule, regulation or order;

(v)    any agreement or other instrument of a Person acquired by or merged or consolidated with or into Holdings or any of its Restricted Subsidiaries, or of an Unrestricted Subsidiary that is designated as a Restricted Subsidiary, or assumed in connection with an acquisition of assets from such Person, in each case, that is in existence at the time of such acquisition, merger or consolidation (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated;
(vi)    contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of Holdings pursuant to an agreement that has been entered into for the sale or disposition of some or all of the Capital Stock or assets of such Subsidiary, such as restrictions on distributions by that Subsidiary pending its sale or other Disposition;
(vii)    Indebtedness secured by a Lien otherwise permitted to be incurred pursuant to Section 9.4 and Section 9.7 that limit the right of the debtor to dispose of the assets securing such Indebtedness or place any restriction on Holdings’ or its Restricted Subsidiaries’ use of the assets securing such Indebtedness;
(viii)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or arising in connection with any Permitted Lien;
(ix)    existing under, by reason of or with respect to customary provisions in joint venture agreements or arrangements, limited liability company agreements, partnership agreements, shareholder agreements, operating agreements, asset sale agreements, stock sale agreements, Sale Leaseback Transactions and other similar agreements or arrangements;
(x)    restrictions that arise in connection with a Permitted Receivables Financing; provided that such restrictions apply only to the receivables that are subject to the Permitted Receivables Financing;
(xi)    customary provisions contained in leases, sub-leases, licenses, grants, sub-licenses or similar agreements, including with respect to Intellectual Property, or provisions that restrict the assignment of such agreements or any rights thereunder, in each case, entered into in the ordinary course of business;
(xii)    protective Liens filed in connection with a Sale Leaseback Transaction permitted under this Agreement;
(xiii)    any other agreement governing Indebtedness, Disqualified Stock or Preferred Stock entered into after the Closing Date that contains encumbrances and restrictions that are either (A) not materially more restrictive taken as a whole with respect to Holdings or any Restricted Subsidiary of Holdings than those in effect on the Closing Date or (B) ordinary and customary in light of the type of Indebtedness being incurred and the jurisdiction of the obligor and will not materially affect the Borrower’s or any Guarantor’s obligations hereunder or under the other Loan Documents;
(xiv)    any Restricted Payment permitted under Section 9.2;
(xv)    arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Holdings or any Restricted Subsidiary thereof in any manner material to Holdings or any Restricted Subsidiary thereof;
(xvi)    existing under, by reason of or with respect to Refinancing Indebtedness; provided that the encumbrances and restrictions contained in the agreements governing such Refinancing Indebtedness either (A) are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced or (B) are ordinary and customary in light of the type of Refinancing Indebtedness being incurred and the jurisdiction of the obligor and will not materially affect the Borrower’s or any Guarantor’s obligations hereunder or under the other Loan Documents;
(xvii)    in the case of the provision described in clause (ii) of Section 9.3(a) hereof: that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;
(xviii)    restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which Holdings or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of Holdings or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of Holdings or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary; and
(xix)    any encumbrances or restrictions of the type referred to in Section 9.3(a)(i), (ii) and (iii) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xviii) of this Section 9.3(b); provided that either (A) such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing or (B) such encumbrance and other restrictions are customary in light of the type of amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings and the jurisdiction of the obligor and will not materially affect the Borrower’s or any Guarantor’s obligations hereunder or under the other Loan Documents.
For purposes of determining compliance with this Section 9.3, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed an encumbrance or restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to Holdings or a Restricted Subsidiary to other Indebtedness incurred by Holdings or any such Restricted Subsidiary shall not be deemed an encumbrance or restriction on the ability to make loans or advances.
9.4.    Limitations on the Incurrence of Indebtedness and Issuance of Disqualified Stock or Preferred Stock.
(a)    Holdings and the Borrower shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “Incur” and collectively, an “Incurrence”) with respect to any Indebtedness and Holdings shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock.
(b)    The limitations set forth in Section 9.4(a) shall not apply to:
(i)    Indebtedness Incurred pursuant to this Agreement or any other Loan Document;
(ii)    Indebtedness, Disqualified Stock or Preferred Stock in an unlimited amount if, on a Pro Forma Basis after giving effect to the Incurrence thereof and the intended use of proceeds thereof, as of the last day of the most recently ended Test Period, (A) with respect to amounts secured by a Lien on the Collateral on a pari passu basis with the Term Loans and the Revolving Loans, the Total Net First Lien Leverage Ratio is less than or equal to 3.10 to 1.00, (B) with respect to amounts secured by a Lien on the Collateral on a junior basis to the Term Loans and the Revolving Loans, either (I) the Total Net Secured Leverage Ratio is less than or equal to 4.60 to 1.00 or (II) the Cash Interest Coverage Ratio is greater than or equal to 2.00 to 1.00, and (C) with respect to amounts that are unsecured or secured by assets that are not Collateral, either (I) the Total Net Secured Leverage Ratio is less than or equal to 5.10 to 1.00 or (II) the Cash Interest Coverage Ratio is greater than or equal to 2.00 to 1.00; provided that any Indebtedness that may be Incurred or any Disqualified Stock or Preferred Stock that may be issued by Restricted Subsidiaries that are not Loan Parties pursuant to this clause (ii) shall not exceed the Non-Guarantor Debt Cap; provided, further, that if such Indebtedness, Disqualified Stock or Preferred Stock is secured by the Collateral, a Senior Representative acting on behalf of the holders of such Indebtedness has become party to an Acceptable Intercreditor Agreement;
(iii)    Indebtedness of Holdings and its Restricted Subsidiaries in existence on the Closing Date and set forth on Schedule 9.4 (other than Indebtedness described in clause (i) of this Section 9.4(b)); provided that any such Indebtedness shall be required to be described on Schedule 9.4(b) only to the extent that such Indebtedness exceeds $10,000,000;
(iv)    (A) First Priority Credit Agreement Refinancing Debt and (B) Junior Priority Credit Agreement Refinancing Debt;
(v)    Unsecured Credit Agreement Refinancing Debt;
(vi)    Indebtedness Incurred in respect of joint ventures in an aggregate principal amount, not to exceed at any time outstanding (together with any Refinancing Indebtedness in respect thereof) the greater of (x) $50,000,000 and (y) 10.0% of LTM EBITDA (calculated at the time of determination);
(vii)    Indebtedness, Disqualified Stock or Preferred Stock that complies with the Applicable Requirements; provided that any Indebtedness that may be Incurred or any Disqualified Stock or Preferred Stock that may be issued by Restricted Subsidiaries that are not Loan Parties pursuant to this clause (vii) shall not exceed the Non-Guarantor Debt Cap; provided, further, that the aggregate principal amount of such Indebtedness, Disqualified Stock or Preferred Stock shall not exceed, at any date of determination, the sum of:
(A)    an unlimited amount if, on a Pro Forma Basis after giving effect to the Incurrence of such Indebtedness or issuance of such Disqualified Stock or Preferred Stock and the intended use of proceeds thereof (assuming in the case of any Incremental Revolving Loan Commitments established substantially concurrently with the Indebtedness Incurred hereunder, that such Incremental Revolving Loan Commitments are fully borrowed), as of the last day of the most recently ended Test Period, (i) with respect to amounts secured by a Lien on the Collateral on a pari passu basis with the Term Loans and the Revolving Loans, the Total Net First Lien Leverage Ratio is less than or equal to either (A) 3.10 to 1.00 or (B) to the extent the proceeds thereof are used to finance a Permitted Acquisition or other Investment permitted hereunder, the greater of (x) 3.10 to 1.00 and (y) the Total Net First Lien Leverage Ratio immediately prior to giving effect to the incurrence of such Indebtedness or issuance of such Disqualified Stock or Preferred Stock and the consummation of such Permitted Acquisition or other Investment permitted hereunder, (ii) with respect to amounts secured by a Lien on the Collateral on a junior basis to the Term Loans and the Revolving Loans, either (I) the Total Net Secured Leverage Ratio is less than or equal to either (A) 4.60 to 1.00 or (B) to the extent the proceeds thereof are used to finance a Permitted Acquisition or other Investment permitted hereunder, the greater of (x) 4.60 to 1.00 and (y) the Total Net Secured Leverage Ratio immediately prior to giving effect to the incurrence of such Indebtedness or issuance of such Disqualified Stock or Preferred Stock and the consummation of such Permitted Acquisition or other Investment permitted hereunder or (II) the Cash Interest Coverage Ratio is greater than or equal to either (A) 2.00 to 1.00 or (B) to the extent the proceeds thereof are used to finance a Permitted Acquisition or other Investment permitted hereunder, the lesser of (x) 2.00 to 1.00 and (y) the Cash Interest Coverage Ratio immediately prior to giving effect to the incurrence of such Indebtedness or issuance of such Disqualified Stock or Preferred Stock and the consummation of such Permitted Acquisition or other Investment permitted hereunder, and (iii) with respect to amounts that are unsecured, either (I) the Total Net Leverage Ratio is less than or equal to either (A) 5.10 to 1.00 or (B) to the extent the proceeds thereof are used to finance a Permitted Acquisition or other Investment permitted hereunder, the greater of (x) 5.10 to 1.00 and (y) the Total Net Leverage Ratio immediately prior to giving effect to the incurrence of such Indebtedness or issuance of such Disqualified Stock or Preferred Stock and the consummation of such Permitted Acquisition or other Investment permitted hereunder or (II) the Cash Interest Coverage Ratio is greater than or equal to either (A) 2.00 to 1.00 or (B) to the extent the proceeds thereof are used to finance a Permitted Acquisition or other Investment permitted hereunder, the lesser of (x) 2.00 to 1.00 and (y) the Cash Interest Coverage Ratio immediately prior to giving effect to the incurrence of such Indebtedness or issuance of such Disqualified Stock or Preferred Stock and the consummation of such Permitted Acquisition or other Investment permitted hereunder; provided that the net cash proceeds actually received (or contemplated to be received) in respect of any such Indebtedness or Disqualified Stock or Preferred Stock shall not be included as cash or Cash Equivalents for purposes of determining the Total Net First Lien Leverage Ratio, the Total Net Secured Leverage Ratio or the Total Net Leverage Ratio, as applicable, plus
(B)    in the case of any such Indebtedness that serves to effectively extend the maturity or effect the repricing of any Class under any Specified Indebtedness, an amount equal to the portion of the Specified Indebtedness that will be replaced by such Indebtedness plus any related fees, costs and expenses, including OID and upfront fees and prepayment penalties and premium; provided that if such Indebtedness is secured by a lien on the Collateral that is junior to the lien securing the Obligations or is unsecured, such Incremental Facility shall be secured by a lien on the Collateral that is junior to the lien securing the Obligations or unsecured, as applicable, plus

(C)    all voluntary prepayments and debt buybacks (which shall include, for the avoidance of doubt, any redemption, open market purchase and offer to purchase including pursuant to any “yank-a-bank” provision), without duplication (including with respect to this Section 9.4(b)(vii)(C)) (i) with respect to Indebtedness that is secured by a lien on the Collateral that is pari passu with the lien securing the Obligations, within any Class of Specified Indebtedness secured by a lien on the Collateral that is pari passu with the lien securing the Obligations, (ii) with respect to Indebtedness that is secured by a lien on the Collateral that is junior to the lien securing the Obligations, within any class of Specified Indebtedness secured by a lien on the Collateral that is pari passu with or junior to the lien securing the Obligations, and (iii) with respect to Indebtedness that is unsecured, within any Class of Specified Indebtedness secured by a lien on the Collateral that is pari passu with or junior to the lien securing the Obligations or unsecured (with, in the case of any Revolving Facilities, a corresponding reduction of commitments thereunder), in each case made prior to the date of any such incurrence, with credit given to the par value of such buybacks, and voluntary commitment reductions of any Revolving Facilities made prior to the date of any such incurrence, in each case except to the extent financed with proceeds of long-term Indebtedness (other than a revolving facility), plus,
(D)    the sum of (x) the greater of $476,000,000 and 100.0% of LTM EBITDA (calculated at the time of determination) determined on a Pro Forma Basis plus (y) at the option of the Borrower, unused amounts then available under Section 9.4(b)(xvi), minus the sum of (A) the aggregate principal amount of Incremental Term Loans or Incremental Revolving Loan Commitments Incurred under clause (d) of the definition of “Maximum Incremental Facilities Amount” pursuant to Section 2.15(a) prior to such date and (B) the aggregate principal amount of Indebtedness, Disqualified Stock and Preferred Stock issued or Incurred pursuant to this Section 9.4(b)(vii)(D) prior to such date (in each case, without duplication)), which shall be available at all times and not subject to any ratio test;
provided that (x) the Borrower may Incur such Indebtedness under any of clauses (a), (b), (c), (d)(x) or (d)(y) above in such order as it may elect in its sole discretion, (y) if the Borrower intends to Incur Incremental Facilities under clause (a) above, on the one hand, and under clauses (b), (c), (d)(x) or (d)(y) above, on the other hand, in a single transaction or series of substantially simultaneous and related transactions, (I) the Incurrence of the portion of such Incremental Facilities to be incurred under clause (a) above shall first be calculated without giving effect to any portion of such Incremental Facilities to be incurred under clauses (b), (c), (d)(x) or (d)(y) above (but giving pro forma effect to the use of proceeds of all such Incremental Facilities to be Incurred in connection with such transaction or series of substantially simultaneous and related transactions and (II) thereafter, the Incurrence of the portion of such Incremental Facilities to be incurred under clauses (b), (c), (d)(x) or (d)(y) above shall be calculated and (z) any portion of any Incremental Facilities incurred under clauses (b), (c), (d)(x) or (d)(y) above shall be automatically reclassified as Incurred under the applicable ratio test set forth in clause (a) above if at such time such ratio test set forth in clause (a) above would be satisfied on a Pro Forma Basis (after giving effect to such reclassification) on the last day of the most recently ended Test Period.
(viii)    Indebtedness (including Capital Lease Obligations) incurred or Disqualified Stock and Preferred Stock issued by Holdings or any of its Restricted Subsidiaries to finance or refinance the acquisition, purchase, lease, rental, construction, installation, development, design, repair, replacement or improvement of property (real or personal), plant or equipment (including software) or other assets that are used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount, not to exceed at any time outstanding the greater of (x) $166,000,000 and (y) 35.0% of LTM EBITDA (calculated at the time of determination) (together with any Refinancing Indebtedness in respect thereof);
(ix)    Indebtedness Incurred by Holdings or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit or similar instruments issued or created in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, unemployment insurance and other types of social security or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided that upon the drawing of such letters of credit, such obligations are reimbursed within sixty (60) days following such drawing;
(x)    Indebtedness arising from agreements of Holdings or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;
(xi)    Indebtedness of Holdings to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Guarantee of the Obligations by Holdings on the terms set forth in Exhibit C-3; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such other Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Holdings or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (b)(xi);
(xii)    Indebtedness of a Restricted Subsidiary to Holdings or another Restricted Subsidiary; provided that if a Loan Party incurs such Indebtedness to a Restricted Subsidiary that is not a Loan Party, such Indebtedness is expressly subordinated in right of payment to the Loans or Commitments hereunder or the Guarantee of the Obligations of any Guarantor on the terms set forth in Exhibit C-3; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such other Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to Holdings or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (b)(xii);
(xiii)    Shares of Preferred Stock of a Restricted Subsidiary issued to Holdings or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such other Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to Holdings or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (b)(xiii);
(xiv)    Indebtedness in respect of Swap Agreements that are entered into to hedge or manage risks to which Holdings or any Restricted Subsidiary of Holdings has exposure and, at the time such Swap Agreements are entered into, are not for speculative purposes;

(xv)    Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees, import and export custom and duty guaranties and similar obligations, or obligations in respect of letters of credit, bank guarantees, bank acceptances, warehouse receipts or similar instruments and reinvestment obligations related thereto, in each case provided in the ordinary course of business;
(xvi)    Indebtedness or Disqualified Stock of Holdings and Indebtedness, Disqualified Stock or Preferred Stock of Holdings or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (b)(xvi), together with any Refinancing Indebtedness in respect thereof, does not at any one time outstanding exceed the greater of (x) $285,000,000 and (y) 60.0% of LTM EBITDA (calculated at the time of determination) (minus the sum of (A) the aggregate principal amount of Incremental Facilities Incurred pursuant to clause (d)(y) of the definition of “Maximum Incremental Facilities Amount” prior to the date of determination and (B) the aggregate principal amount of Indebtedness Incurred and Disqualified Stock and Preferred Stock issued pursuant to Section 9.4(b)(vii)(D)(y) prior to such date);
(xvii)    the Incurrence by Holdings or any Restricted Subsidiary of Holdings of Indebtedness, Disqualified Stock or Preferred Stock that serves to refund, replace or refinance any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under Sections 9.4(b)(ii), (iii), (vi), (vii), (viii), (xvi), (xix), (xxi), (xxiv), (xxv), (xxvii), (xxviii), (xxxv), and this clause (b)(xvii) or any Indebtedness, Disqualified Stock or Preferred Stock issued to so refund, replace or refinance such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided that such Refinancing Indebtedness:
(A)    has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced;
(B)    has a stated maturity that is no earlier than the earlier of (i) the stated maturity of the Indebtedness being refunded or refinanced and (ii)(x) in respect of Indebtedness secured by the Collateral on a pari passu basis with the Facilities, the Latest Maturity Date and (y) in respect of all other Indebtedness, Disqualified Stock or Preferred Stock, the date that is 91 days after the Latest Maturity Date;
(C)    to the extent such Refinancing Indebtedness refinances Indebtedness subordinated in right of payment to the Loans and Commitments hereunder, such Refinancing Indebtedness is subordinated in right of payment to the Loans and Commitments hereunder at least to the same extent as the Indebtedness being refinanced or refunded;
(D)    (1) to the extent Liens securing such Indebtedness being modified, refinanced, refunded, renewed or extended are subordinated to Liens securing the Obligations, the Liens, if any, securing such modification, refinancing, refunding, renewal or extension are subordinated to the Liens securing the Obligations pursuant to an Acceptable Intercreditor Agreement, and (2) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is unsecured, the Refinancing Indebtedness in respect of such Indebtedness shall be unsecured;
(E)    is Incurred in an aggregate principal amount (or if issued with original issue discount an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced plus (y) the amount of premium, fees and expenses Incurred in connection with such Refinancing;
(F)    the terms and conditions of such Indebtedness (excluding pricing, fees, rate floors and optional prepayment or redemption terms) are either (i) not materially less favorable (taken as a whole) to the Borrower than (x) the terms and conditions of this Agreement (taken as a whole) or (y) the terms and conditions of the Indebtedness being refinanced (taken as a whole) or (ii) reflect market terms and conditions (as determined by the Borrower in good faith) at the time of Incurrence thereof (or obtaining of a commitment with respect thereto); and
(G)    shall not include:
(1)    Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of Holdings that is not the Borrower or a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or a Guarantor; or
(2)    Indebtedness, Disqualified Stock or Preferred Stock of Holdings or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;
(xviii)    Indebtedness or Disqualified Stock assumed in connection with Permitted Acquisitions so long as such Indebtedness is not Incurred and such Disqualified Stock is not issued to finance or in contemplation of any such acquisition;
(xix)    Indebtedness or Disqualified Stock Incurred in connection with Permitted Acquisitions and other Investments permitted hereunder in an amount equal to the sum of (I) the greater of (x) $240,000,000 and (y) 50.0% of LTM EBITDA (calculated at the time of determination) and (II) an unlimited amount if, on a Pro Forma Basis after giving effect to the Incurrence of such Indebtedness or issuance of Disqualified Stock and the intended use of proceeds thereof, as of the last day of the most recently ended Test Period (assuming in the case of Incremental Revolving Loan Commitments established substantially concurrently with the Indebtedness Incurred hereunder, that such Incremental Revolving Loan Commitments are fully borrowed), (i) with respect to amounts secured by a Lien on the Collateral on a pari passu basis with the Term Loans and the Revolving Loans, the Total Net First Lien Leverage Ratio is less than or equal to either (A) 3.10 to 1.00 or (B) the greater of (x) 3.10 to 1.00 and (y) the Total Net First Lien Leverage Ratio immediately prior to giving effect to the Incurrence of such Indebtedness or issuance of such Disqualified Stock and the consummation of such Permitted Acquisition or other Investment permitted hereunder, (ii) with respect to amounts secured by a Lien on the Collateral on a junior basis to the Term Loans and the Revolving Loans, the Total Net Secured Leverage Ratio is less than or equal to either (A) 4.60 to 1.00 or (B) the greater of (x) 4.60 to 1.00 and (y) the Total Net Secured Leverage Ratio immediately prior to giving effect to the Incurrence of such

Indebtedness or issuance of such Disqualified Stock and the consummation of such Permitted Acquisition or other Investment permitted hereunder, and (iii) with respect to amounts that are unsecured or secured by assets that are not Collateral, the Total Net Leverage Ratio is less than or equal to either (A) 5.10 to 1.00 or (B) the greater of (x) 5.10 to 1.00 and (y) the Total Net Leverage Ratio immediately prior to giving effect to the Incurrence of such Indebtedness or issuance of such Disqualified Stock and the consummation of such Permitted Acquisition or other Investment permitted hereunder; provided that any Indebtedness that may be Incurred or any Disqualified Stock that may be issued by Restricted Subsidiaries that are not Loan Parties pursuant to this clause (xix) shall not exceed the Non-Guarantor Debt Cap; provided, further, that if such Indebtedness or Disqualified Stock is secured by the Collateral, a Senior Representative acting on behalf of the holders of such Indebtedness has become party to an Acceptable Intercreditor Agreement;
(xx)    Cash Management Obligations and Guarantee Obligations in respect thereof, and other Indebtedness in respect of employee credit card programs, netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts;
(xxi)    Indebtedness Incurred by Foreign Subsidiaries in an aggregate principal amount, not to exceed at any time outstanding (together with any Refinancing Indebtedness in respect thereof) the greater of (x) $71,500,000 and (y) 15.0% of LTM EBITDA (calculated at the time of determination);
(xxii)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;
(xxiii)    (A) any Guarantee by Holdings or a Restricted Subsidiary of Holdings of Indebtedness or other obligations of any Restricted Subsidiary of Holdings so long as the Incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Agreement; or (B) any Guarantee by a Restricted Subsidiary of Indebtedness of Holdings; provided that such Guarantee is Incurred in accordance with Section 9.2;
(xxiv)    Indebtedness pursuant to a Permitted Receivables Financing;
(xxv)    Indebtedness Incurred by Restricted Subsidiaries that are not Loan Parties in an aggregate principal amount, not to exceed at any time outstanding (together with any Refinancing Indebtedness in respect thereof) the greater or (x) $120,000,000 and (y) 25.0% of LTM EBITDA (calculated at the time of determination);
(xxvi)    Indebtedness of Holdings or any of its Restricted Subsidiaries consisting of (w) the financing of insurance premiums, (x) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business, and any Refinancings thereof, (y) customer deposits and advance payments received in the ordinary course of business from customers for goods and services, in each case incurred in the ordinary course of business or (z) obligations to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services so long as such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the Incurrence of the related obligations) in the ordinary course of business;
(xxvii)    so long as no Significant Event of Default shall have occurred and be continuing, Indebtedness, together with any Refinancing Indebtedness thereof, in an amount equal to the Available Amount;

(xxviii)    Indebtedness of the Borrower or any of its Restricted Subsidiaries, which, when aggregated with all other Indebtedness then outstanding that was incurred pursuant to this clause (b)(xxviii) (and together with any Refinancing Indebtedness thereof) does not exceed an amount equal to 200.00% of the Net Cash Proceeds received by Holdings since immediately after the Closing Date from the issue or sale of its Equity Interests or from contributions to the capital of Holdings (other than proceeds from Disqualified Stock or Specified Equity Contributions, from sales to any Restricted Subsidiary of Holdings, or that have been applied to make Restricted Payments pursuant to Section 9.2 or to make Permitted Investments, pursuant to the definition hereof);
(xxix)    Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;
(xxx)    Indebtedness consisting of obligations under deferred compensation, purchase price, earn outs or other similar arrangements incurred by such Person in connection with Permitted Acquisitions and other Investments permitted hereunder;
(xxxi)    Indebtedness issued by Holdings or any of its Restricted Subsidiaries (A) to any future, present or former employees, officers, directors, managers or consultants thereof, their respective estates or the beneficiaries of their respective estates, heirs, or their respective spouses or former spouses to finance the purchase or redemption of Capital Stock of Holdings (or any direct or indirect parent thereof) permitted by Section 9.2 or (B) as a result of the inability of Holdings to purchase or redeem its Capital Stock as a result of the restrictions set forth in Section 9.2;
(xxxii)    guarantees (a) by Holdings and its Restricted Subsidiaries in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors and licensees or (b) otherwise constituting Investments permitted under this Agreement;
(xxxiii)     Indebtedness representing deferred compensation to employees of Holdings (or any direct or indirect parent of Holdings) and its Restricted Subsidiaries incurred in the ordinary course of business;
(xxxiv)    Indebtedness of Holdings or any of its Restricted Subsidiaries supported by a letter of credit or bank guarantee in a principal amount not in excess of the Stated Amount of such letter of credit or bank guarantee;
(xxxv)    Indebtedness (including any Refinancing Indebtedness thereof) in respect of Sale Leaseback Transactions;
(xxxvi)    Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of Holdings and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of Holdings and its Restricted Subsidiaries;
(xxxvii)    Indebtedness consisting of obligations owing under any customer or supplier incentive, supply, license or similar agreements entered into in the ordinary course of business;
(xxxviii)    Indebtedness in respect of any letter of credit or bank guarantee issued in favor of any Issuing Lender to support any Defaulting Lender’s participation in Letters of Credit issued hereunder;

(xxxix)    Indebtedness arising as a result of the re-characterization as a loan of any transaction permitted under Section 9.5;
(xl)    unfunded pension fund and other employee benefit plan obligations and liabilities incurred in the ordinary course of business to the extent that the unfunded amounts are permitted to remain unfunded under applicable Law and would not otherwise cause an Event of Default under Section 11.1(g); and
(xli)    all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in this Section 9.4.
(c)    For purposes of determining compliance with this Section 9.4, reborrowings of amounts previously repaid pursuant to “cash sweep” provisions or any similar provisions in respect of any Indebtedness that provide that Indebtedness is deemed to be repaid daily (or otherwise periodically) shall only be deemed for purposes of this Section 9.4 to have been Incurred on the date such Indebtedness was first Incurred and not on the date of any subsequent reborrowing thereof; provided that any such repaid amounts shall continue to be considered outstanding for all purposes under this Agreement.
(d)    Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 9.4. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 9.4.
(e)    Holdings and any Restricted Subsidiary may Incur Indebtedness or issue Disqualified Stock, and any Restricted Subsidiary may issue Preferred Stock, permitted by this Section 9.4 (including through use of the same basket or other exception used to originally incur the Indebtedness being satisfied and discharged), to satisfy and discharge Indebtedness evidenced by an indenture and permitted to be incurred hereunder, at the same time as such Indebtedness is outstanding, so long as the net proceeds of such Indebtedness, Disqualified Stock or Preferred Stock, as applicable, are promptly deposited with the trustee to satisfy and discharge such Indebtedness in accordance with the indenture governing such Indebtedness.
9.5.    Asset Sales.
(a)    Holdings and the Borrower shall not, and shall not permit any of their Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale in respect of Collateral, unless:
(i)    Holdings or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined by the Borrower in good faith) of the assets or Equity Interests issued or sold or otherwise disposed of;
(ii)    except in the case of a Permitted Non-Core Asset Sale, immediately before and after giving effect to such Asset Sale, no Significant Event of Default has occurred and is continuing or would result therefrom;

(iii)    except in the case of a Permitted Asset Swap or Permitted Non-Core Asset Sale, at least 75% of the consideration therefor received by Holdings or such Restricted Subsidiary, as the case may be, is in the form of (w) any securities publicly-traded on a national securities exchange, (x) cash or Cash Equivalents, (y) Replacement Assets or (z) any combination of the consideration specified in clauses (w), (x) and (y); provided that the amount of:
(A)    any liabilities (as shown on Holdings’ or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of Holdings or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Obligations and that are assumed by the transferee of any such assets;
(B)    any securities, notes or other obligations received by Holdings or such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale; and
(C)    any Designated Non-Cash Consideration received by Holdings or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received since the date of this Agreement pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (x) $120,000,000 and (y) 25.0% LTM EBITDA (calculated at the time of determination) (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value);
shall be deemed to be cash or Cash Equivalents for purposes of this provision and for no other purpose; and
(iv)    after the Borrower’s or Restricted Subsidiary’s receipt of the Net Cash Proceeds of any such Asset Sale, the Borrower or such Restricted Subsidiary shall apply the Net Cash Proceeds from such Asset Sale if and to the extent required by Section 5.2(c); provided, that the limitations set forth in clause (a) above shall not apply to (x) any Asset Sale that does not exceed the greater of $35,000,000 and 7.5% of LTM EBITDA (calculated at the time of determination) and (y) Asset Sales that do not exceed the greater of $71,500,000 and 15.0% of LTM EBITDA (calculated at the time of determination) for such Asset Sales during any fiscal year.
(b)    Holdings and its Restricted Subsidiaries shall be permitted to make Asset Sales in respect of assets not constituting Collateral so long as Holdings or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined by the Borrower in good faith) of the assets sold or otherwise disposed of.
9.6.    [Reserved].
9.7.    Liens. Holdings and the Borrower shall not, and shall not permit any of their Restricted Subsidiaries to, create or Incur any Lien (other than Permitted Liens) on any asset or property of Holdings, the Borrower or any of their Restricted Subsidiaries.

9.8.    Fundamental Changes.
(a)    The Borrower shall not consolidate or merge with or into (or be consolidated or merged with or into) or wind up into (or be wound up into) (whether or not the Borrower is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:
(i)    the Borrower is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited liability company or similar entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof or any other jurisdiction reasonably acceptable to the Administrative Agent (such Person, as the case may be, being herein called the “Successor Borrower”);
(ii)    the Successor Borrower, if other than the Borrower, expressly assumes all the obligations of the Borrower under this Agreement pursuant to a Guarantor Joinder Agreement and the other Loan Documents pursuant to a supplement or other agreement in form and substance reasonably satisfactory to the Administrative Agent;
(iii)    immediately after such transaction, no Default or Event of Default exists;
(iv)    immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable Test Period, the Cash Interest Coverage Ratio of the Successor Borrower would be greater than or equal to either (A) 2.00 to 1.00 or (B) the Cash Interest Coverage Ratio of the Borrower immediately prior to giving effect to such transactions;
(v)    unless the Borrower is the surviving person, each Guarantor, unless it is the other party to the transactions described above, in which case Section 9.8(b)(ii) shall apply, shall have by a Guarantor Joinder Agreement confirmed that its Guarantee shall apply to such Person’s obligations under this Agreement;
(vi)    the Borrower shall have delivered to the Administrative Agent a certificate of an Authorized Officer stating that such consolidation, merger or transfer and such Guarantor Joinder Agreements, if any, comply with this Agreement; and
(vii)    unless the Borrower is the surviving person, the Administrative Agent shall have received all documentation and other information about the Successor Borrower to the extent reasonably requested in writing that any Lender, Issuing Lender or the Administrative Agent shall have reasonably determined is required by regulatory authorities under applicable “know your customer,” sanctions and anti-money laundering rules and regulations, including without limitation, the Patriot Act and the Beneficial Ownership Regulation and such Lender, Issuing Lender, or the Administrative Agent, as applicable, shall be reasonably satisfied that its review of such documentation and information delivered complies with such applicable “know your customer,” sanctions and anti-money laundering rules and regulations.
(b)    The Successor Borrower shall succeed to, and be substituted for the Borrower, as the case may be, under this Agreement. Notwithstanding clauses (iii) and (iv) of Section 9.8(a):

(i)     any Restricted Subsidiary may consolidate with or merge into (or be consolidated or merged with or into) or transfer all or part of its properties and assets to the Borrower; and
(ii)    the Borrower may merge (or be merged) with an Affiliate of the Borrower solely for the purpose of reincorporating the Borrower in a State of the United States so long as the amount of Indebtedness of the Borrower and its Restricted Subsidiaries is not increased thereby.
(c)    Holdings may not consolidate or merge with or into or wind up into (whether or not Holdings is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:
(i)    Holdings is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a European Company (Societas Europaea) or a corporation, partnership, limited liability company or similar entity organized or existing under the laws of the jurisdiction of organization of the United States, any state thereof, the District of Columbia, or any territory thereof, any member state of the European Union (to the extent not limiting the Guarantee or Collateral provided by Holdings) or any other jurisdiction reasonably acceptable to the Administrative Agent (such Person, as the case may be, being herein called the “Successor Holdings”);
(ii)    the Successor Holdings, if other than Holdings, expressly assumes all the obligations of Holdings under this Agreement pursuant to a Guarantor Joinder Agreement;
(iii)    immediately after such transaction, no Default or Event of Default exists;
(iv)    immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable Test Period, the Cash Interest Coverage Ratio of the Successor Holdings would be greater than or equal to either (A) 2.00 to 1.00 or (B) the Cash Interest Coverage Ratio of Holdings immediately prior to giving effect to such transactions; and
(v)    Holdings shall have delivered to the Administrative Agent a certificate of an Authorized Officer stating that such consolidation, merger or transfer and such Guarantor Joinder Agreements, if any, comply with this Agreement and that such Guarantor Joinder Agreement (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Holdings.
(d)    The Successor Holdings shall succeed to, and be substituted for Holdings, as the case may be, under this Agreement. Notwithstanding clauses (iii) and (iv) of Section 9.8(b):
(i)    the Borrower or any Restricted Subsidiary may consolidate with or merge into (or be consolidated or merged with or into) or transfer all or part of its properties and assets to Holdings; and
(ii)    Holdings may merge with an Affiliate of Holdings solely for the purpose of reincorporating Holdings as a European Company (Societas Europaea) or under the laws of the jurisdiction of organization of the United States, any state thereof, the District of Columbia, any member state of the European Union (to the extent not limiting the Guarantee or Collateral provided by Holdings) or any territory thereof or any other jurisdiction reasonably acceptable to the Administrative Agent, so long as the amount of Indebtedness of Holdings and its Restricted Subsidiaries is not increased thereby.

(e)    No Guarantor (other than Holdings) shall, and no Borrower shall permit any Guarantor (other than Holdings) to, consolidate or merge with or into (or be consolidated or merged with or into) or wind up into (or be wound up into) (whether or not the Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:
(i)    such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a European Company (Societas Europaea), corporation, partnership, limited partnership, limited liability company or trust or similar entity organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of any member of the European Union (to the extent not limiting the Guarantee or Collateral provided by such Guarantor), the United States, any state thereof, the District of Columbia, or any territory thereof or jurisdiction of incorporation or formation of such Guarantor (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);
(ii)    the Successor Person, if other than a Guarantor, expressly assumes all the obligations of such Guarantor under this Agreement pursuant to a Guarantor Joinder Agreement;
(iii)    immediately after such transaction, no Default or Event of Default exists; and
(iv)    if the Successor Person is a Person other than a Guarantor, the Borrower shall or shall cause the Successor Person to have delivered to the Administrative Agent a certificate of an Authorized Officer stating that such consolidation, merger or transfer and such Guarantor Joinder Agreement, if any, complies with this Agreement; provided, however, that transactions where a Guarantor is liquidated and all or substantially all of its assets (if any) are acquired by a Loan Party shall be permitted.
(f)    In the case of Section 9.8(e)(i), the Successor Person shall succeed to, and be substituted for, such Guarantor under this Agreement. Notwithstanding anything to the contrary herein, any Guarantor may merge into (or be merged into), liquidate into or transfer all or part of its properties and assets to another Guarantor or the Borrower.
(g)    Canadian Holdco will not conduct, transact or otherwise engage in any business or operations, incur Indebtedness or Liens, own or acquire any material assets, dispose of any assets or incur any liabilities (other than liabilities permitted under this paragraph (g), liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and business and activities permitted by this Agreement), other than (i) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (ii) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and its Subsidiaries, (iii) the performance of its obligations under and in connection with the Transactions, (iv) making any Restricted Payment to a Loan Party, (v) the incurrence of Liens in favor of any Loan Party, (vi) making Investments in Restricted Subsidiaries of Holdings, including any such Investments in existence on the Closing Date (provided that any Investment made by Canadian Holdco in any Restricted Subsidiary of Holdings shall be pledged to the Administrative Agent for the benefit of the Secured Parties to the extent required hereunder), (vii) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (viii) dispositions of Investments to the extent permitted hereunder; provided that (A) dispositions of Investments in any Restricted Subsidiary of Holdings shall only be made to a Loan Party and (B) the conversion of any Investment as a result of which such Investment ceases to exist shall be permitted, and (ix) activities incidental to the businesses or activities described in clauses (i) to (viii) of this paragraph.
(h)    Neither the Borrower nor any Subsidiary Guarantor shall consummate a Division as the Dividing Person, except that any Subsidiary Guarantor that is a LLC may consummate a Division as the Dividing Person if, immediately upon the consummation of the Division, the assets of the applicable Dividing Person are held by one or more Restricted Subsidiaries at such time or, with respect to assets not so held by one or more Restricted Subsidiaries, such Division, in the aggregate, would otherwise result in a disposition of assets permitted by Section 9.5(a); provided that each Division Successor shall also become a Subsidiary Loan Party to the extent required by and in accordance with Section 8.8.
9.9.    [Reserved].
9.10.    Changes in Fiscal Periods. Holdings shall not permit the fiscal year of Holdings to end on a day other than December 31 or change Holdings’ method of determining fiscal quarters; provided, that Holdings shall be permitted to change its fiscal-year end (and make related changes to its fiscal quarters) on one occasion after the Closing Date.
9.11.    Negative Pledge Clauses. Holdings and the Borrower shall not, and shall not permit any of their Restricted Subsidiaries to, enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of Holdings or any Restricted Subsidiary of Holdings to incur any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents, (b) any agreements evidencing or governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) customary restrictions on the assignment of leases, licenses and contracts entered into in the ordinary course of business, (d) any agreement of a Person in effect at the time such Person becomes a Restricted Subsidiary of Holdings; provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary of Holdings, (e) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary of Holdings (or the assets of a Restricted Subsidiary of Holdings) pending such sale; provided such restrictions and conditions apply only to the Restricted Subsidiary of Holdings that is to be sold (or whose assets are to be sold) and such sale is permitted hereunder), (f) restrictions and conditions existing on the Closing Date identified on Schedule 9.12 and any amendments or modifications thereto so long as such amendment or modification does not expand the scope of any such restriction or condition in any material respect (provided that any such arrangements shall be required to be described on Schedule 9.12 only to the extent that such arrangements exceed $10,000,000), (g) restrictions under agreements evidencing or governing or otherwise relating to Indebtedness of Subsidiaries of Holdings that are not Subsidiary Guarantors to the extent such Indebtedness is permitted under Section 9.4; provided that such Indebtedness is only with respect to the assets of Subsidiaries of Holdings that are not Subsidiary Guarantors, (h) customary provisions in joint venture agreements, limited liability company operating agreements, partnership agreements, stockholders agreements and other similar agreements, (i) agreements evidencing or governing Indebtedness permitted under Sections 9.4 (b)(ii), (b)(iii), (b)(iv), (b)(v), (b)(vi), (b)(vii), (b)(xvi), (b)(xix), (b)(xx), (b)(xxi), (b)(xxiv), (b)(xxvii), (b)(xxviii), (b)(xxix) (b)(xxxv) and any Refinancing of any such Indebtedness, and (j) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of the business of Holdings and its Restricted Subsidiaries.

9.12.    Lines of Business. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to enter into any material business, either directly or through any Restricted Subsidiary of the Borrower, except for Similar Businesses.
SECTION 10.

GUARANTEE
10.1.    The Guarantee. Each Guarantor hereby jointly and severally guarantees, as a primary obligor and not as a surety, to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of (1) the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy Code or any similar law of any other jurisdiction) on (i) the Loans made by the Lenders, (ii) the Incremental Term Loans and the Incremental Revolving Loans made by the Incremental Term Lenders and the Incremental Revolving Lenders, (iii) the Other Term Loans and Other Revolving Loans made by the applicable Term Lenders and applicable Revolving Lenders and (iv) the Notes held by each Lender and (2) all other Obligations from time to time owing to the Secured Parties (including reimbursement and other obligations in respect of Letters of Credit) (such obligations being herein called the “Guaranteed Obligations”); provided that subject to the limitations set forth in Section 10.7, with respect to the Borrower or any Co-Borrower in its capacity as a Guarantor hereunder, this Guarantee shall apply to all Guaranteed Obligations. Each Guarantor hereby jointly and severally agrees that, if the Guaranteed Obligations shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), such Guarantor will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
10.2.    Obligations Unconditional. The obligations of the Guarantors under Section 10.1, respectively, shall constitute a guaranty of payment (and not of collection) and to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety by any Guarantor, as applicable (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall, in each case, remain absolute, irrevocable and unconditional under any and all circumstances as described above:
(a)    at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
(b)    any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c)    the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
(d)    any Lien or security interest granted to, or in favor of, any Issuing Lender or any Lender or the Administrative Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or
(e)    the release of any other Guarantor pursuant to Section 10.8, or otherwise.
Each of the Guarantors hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, any defenses it may now or hereafter acquire in any way relating to any law, regulation, decree or order of any jurisdiction, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. Each of the Guarantors waives any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this guarantee made under this Section 10 (this “Guarantee”) or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Secured Parties and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrower, any other Loan Party or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the applicable Secured Parties, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.
10.3.    Reinstatement. The obligations of the Guarantors under this Section 10 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or any Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.
10.4.    No Subrogation. Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations (other than contingent indemnification and reimbursement obligations for which no claim has been made) and the expiration and termination of the Commitments under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 10.1, whether by subrogation, right of contribution or otherwise, against the Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.
10.5.    Remedies. Each Guarantor jointly and severally agrees that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 11 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11) for purposes of Section 10.1, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower or any Guarantor and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable, or the circumstances occurring where Section 11 provides that such obligations shall become due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 10.1.
10.6.    Continuing Guarantee. The Guarantee made by the Guarantors in this Section 10 is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.
10.7.    General Limitation on Guaranteed Obligations. In any action or proceeding involving any federal, state, provincial or territorial, corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, examinership, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 10.1 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 10.1, then, notwithstanding any other provision to the contrary, the amount of such liability of such Guarantor shall, without any further action by such Guarantor, any Loan Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 10.9) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. This Guaranty shall not apply to any liability of an Irish Subsidiary Guarantor to the extent that it would result in this Guaranty constituting unlawful financial assistance within the meaning of Section 82 of the Irish Companies Act 2014 (as amended).
10.8.    Release of Guarantors and Pledges. A Subsidiary Guarantor shall be automatically released from its obligations hereunder and all Liens granted by such Subsidiary Guarantor shall be automatically released in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of to a Person other than a Loan Party or such Subsidiary Guarantor shall be liquidated in a transaction permitted by Section 9. Upon written notice of the Borrower to the Administrative Agent, if, except pursuant to a transaction not permitted by this Agreement, a Subsidiary Guarantor becomes a Non-Guarantor Subsidiary, such Subsidiary shall be automatically released from its obligations hereunder and all Liens granted by such Subsidiary Guarantor shall be automatically released. Upon written notice of the Borrower to the Administrative Agent, if, except pursuant to a transaction not permitted by this Agreement, (i) any Guarantor becomes a Non-Guarantor Subsidiary, then the Equity Interests of such Guarantor shall be automatically released from the security interests created by the Loan Documents to the extent such Equity Interests constitute Excluded Assets or (ii) any Restricted Subsidiary that is a CFC (other than a Covered Jurisdiction CFC) or a CFC Holdco ceases to be directly owned by a Loan Party, then the Equity Interests of such Subsidiary shall be automatically released from any security interests created by the Loan Documents. In connection with any such release of a Guarantor or security interest, the Administrative Agent shall execute and deliver to such Guarantor, at such Guarantor’s expense, all UCC termination statements and other documents that such Guarantor shall reasonably request to evidence such release.
10.9.    Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 10.4. The provisions of this Section 10.9 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent and the other Secured Parties, and each Guarantor shall remain liable to the Collateral Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.
10.10.    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by any other Loan Party hereunder to honor all of such Loan Party’s obligations under this Section 10 in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.10, or otherwise under this Section 10, as it relates to such Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 10 shall remain in full force and effect until the Obligations shall have been indefeasibly paid in full and the Revolving Loan Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Qualified ECP Guarantor intends that this Section 10.10 constitute, and this Section 10.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the CEA.
10.11.    Specific Limitations for Luxembourg Guarantors.
(a)    Notwithstanding any other provision to the contrary in this Agreement, the guarantee granted by any Luxembourg Guarantor under this Section 10 (Guarantee) for the obligations of any Loan Party or third party security exposure of any Luxembourg Guarantor for obligations of a Loan Party that is not a direct or indirect subsidiary of such Luxembourg Guarantor or any similar guarantee and security exposure obligations of such Luxembourg Guarantor arising under or in connection with any other Finance Documents and the Senior Notes Documents (collectively the “Debt Documents”), be limited at any time to an aggregate amount not exceeding the higher of:
(i)    ninety five percent (95%) of such Luxembourg Guarantor’s own funds (capitaux propres) (as referred to in article 34 of the Luxembourg law dated 19 December 2002 on the commercial register and annual accounts, as amended (the “2002 Law”)) and as implemented by the Grand-Ducal regulation dated 18 December 2015 setting out the form and the content of the presentation of the balance sheet and profit and loss account (the “Grand Ducal Regulation”) determined as at the date on which the guarantee is called or a security interest is enforced, increased by the amount of any Intra-Group Liabilities; and
(ii)    ninety five percent (95%) of such Luxembourg Guarantor’s own funds (capitaux propres) (as referred to in article 34 of the 2002 Law) determined as at the date of this Agreement, increased by the amount of any Intra-Group Liabilities.

(iii)    For the purposes of determining the amount of the own funds (capitaux propres) under this Section 10.11 (and by derogation of the rules contained in the 2002 Law and the Grand Ducal Regulation), the assets of the Luxembourg Guarantor will be valued at their market value rather than their book value.
(b)    For the purpose of this Section 10.11, “Intra-Group Liabilities” shall mean any amounts owed by the Luxembourg Guarantor to any other Loan Party and that have not been financed (directly or indirectly) by a borrowing under the Debt Documents.
(c)    In addition, the above limitation shall not apply to (i) any amounts (if any) borrowed directly or indirectly by or made available by whatever means to that Luxembourg Guarantor or any of its direct or indirect subsidiaries under or in connection with the Debt Documents and (ii) any amounts borrowed under or in connection with the Debt Documents and on-lent to the Luxembourg Guarantor or any of its direct or indirect subsidiaries (in any form whatsoever).
SECTION 11.

EVENTS OF DEFAULT
11.1.    Events of Default. An “Event of Default” shall occur if any of the following events shall occur and be continuing; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied (any such event, an “Event of Default”):
(a)    the Borrower shall fail to pay any principal of any Loan or Unpaid Drawing when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Unpaid Drawing, or any other amount payable hereunder or under any other Loan Document within five (5) Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or
(b)    any representation or warranty made or deemed made by Holdings or its Restricted Subsidiaries herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect (except where such representation or warranty is already qualified by materiality, in which case such representation or warranty shall prove to have been inaccurate in any respect) on or as of the date made or deemed made (or if any representation or warranty is expressly stated to have been made as of a specific date, inaccurate in any material respect as of such specific date (except where such representation or warranty is already qualified by materiality, in which case such representation or warranty shall prove to have been inaccurate in any respect)), and, in each case, such inaccuracy (to the extent capable of remedy) shall continue unremedied for a period of thirty (30) days after notice to the Borrower from the Administrative Agent or the Required Lenders; or
(c)    any Loan Party shall default in the observance or performance of (i) any agreement contained in Section 8.4(a) (with respect to Holdings and the Borrower only), Section 8.7(a) or Section 9 (other than Section 9.1); or (ii) Section 9.1; provided that an Event of Default under this clause (ii) is subject to cure pursuant to Section 11.3; provided further that an Event of Default under this clause (ii) shall not constitute an Event of Default for purposes of any Facility other than the Revolving Facility unless and until the Required Revolving Lenders have terminated the Revolving Loan Commitments and declared all outstanding obligations under the Revolving Facility to be immediately due and payable in accordance with Section 11.2(b); or
(d)    any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 11.1), and such default shall continue unremedied for a period of thirty (30) days after notice to the Borrower from the Administrative Agent or the Required Lenders; or
(e)    Holdings or any of its Restricted Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation in respect of Indebtedness, but excluding the Loans) on the scheduled or original due date with respect thereto; (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to (x) cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable or (y) to cause, with the giving of notice if required, Holdings or any of its Subsidiaries to purchase or redeem or make an offer to purchase or redeem such Indebtedness prior to its stated maturity; provided that a default, event or condition described in clause (i), (ii) or (iii) of this Section 11.1(e) shall not at any time constitute an Event of Default (A) unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this Section 11.1(e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds the Threshold Amount, (B) in the case of any Indebtedness if the sole remedy or option of the holder thereof in the event of the non-payment of such Indebtedness or the non-payment or non-performance of obligations related thereto is to elect to convert such Indebtedness into Qualified Equity Interests and cash in lieu of fractional shares, (C) in the case of Indebtedness which the holder thereof may elect to convert into Qualified Equity Interests, such Indebtedness from and after the date, if any, on which such conversion has been effected, or (D) the applicable failure has been remedied or waived by the holders of the applicable Indebtedness; provided further, that clause (iii) of this Section 11.1(e) shall not apply to secured Indebtedness that becomes due as a result of the voluntary Disposition of the property or assets securing such Indebtedness, if such Disposition is permitted hereunder and such Indebtedness that becomes due is paid upon such Disposition; or
(f)    (i) Holdings, the Borrower or any Significant Restricted Subsidiary, shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, examinership, insolvency, reorganization or relief of debtors or relief of debtors including any plan of compromise or arrangement or other corporate proceeding involving or affecting its creditors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, examiner, receiver-manager, trustee, custodian, conservator, monitor or other similar official for it or for all or any substantial part of its assets, or Holdings, the Borrower or any Material Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Borrower or any Material Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against Holdings, the Borrower or any Material Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) Holdings, the Borrower or any Material Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Holdings, the Borrower or any Material Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or
(g)    (i) any Person shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Single Employer Plan, (ii) any Single Employer Plan has failed to meet the minimum funding standards of Section 412 or 430 of the Code or Section 302 or 303 of ERISA, whether or not waived or any Lien in favor of the PBGC or a Single Employer Plan shall arise on the assets of Holdings, the Borrower, any Restricted Subsidiary, or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) Holdings, the Borrower, any Restricted Subsidiary or any Commonly Controlled Entity shall incur liability in connection with a withdrawal from (including under Section 4062(e) of ERISA), or the Insolvency of, a Single Employer Plan or Multiemployer Plan, (vi) a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA, (vii) any contribution or payment required to be made with respect to a Single Employer Plan, Multiemployer Plan or Non-U.S. Plan has not been timely made or (viii) a Single Employer Plan has an Unfunded Pension Liability; and in each case in clauses (i) through (viii)) above, such event or condition, together with all other such events or conditions, if any, has had, or would reasonably be expected to have, a Material Adverse Effect; or
(h)    one or more judgments or decrees shall be entered against Holdings or any of its Restricted Subsidiaries involving in the aggregate a liability (not (x) paid or covered by insurance as to which the relevant insurance company has been notified of the claim and has not denied coverage or (y) covered by valid third party indemnification obligation from a third party which is Solvent) in excess of the Threshold Amount, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or
(i)    any material Security Document shall cease, for any reason, to be in full force and effect, other than pursuant to the terms hereof or thereof, or any Loan Party shall so assert in writing, or any Lien created by any such Security Document shall cease to be enforceable and of the same effect and priority purported to be created thereby, except to the extent that (x) any such loss of perfection or priority results solely from (A) the Collateral Agent no longer having possession of certificates actually delivered to it representing securities pledged under any Security Document or (B) a Uniform Commercial Code filing having lapsed because a Uniform Commercial Code continuation statement (or similar statements or filings in other jurisdictions)

was not filed in a timely manner and (y) the Loan Parties take such action as the Administrative Agent may reasonably request to remedy such loss of perfection or priority; or
(j)    any material Guarantee of any Guarantor contained in Section 10 shall cease, for any reason, to be in full force and effect, other than as provided for in Section 10.8, or any Loan Party or any Affiliate of any such Loan Party shall so assert; or
(k)    a Change of Control shall occur.
Notwithstanding anything to the contrary in this Agreement, any Default or Event of Default shall be deemed not to “exist” or be “continuing” (or other similar expression with respect thereto) if (x) the events, acts or conditions that gave rise to such Default or Event of Default have been remedied or cured (including by payment, notice, taking of any action or omitting to take any action) or have ceased to exist or (y) such Default or Event of Default shall have been waived; provided however that a Default or Event of Default (an “Initial Default”) may not be remedied or cured (i) if the taking of any action by Canadian Holdco, Holdings or any of the Restricted Subsidiaries that is not permitted during, and as a result of, the continuance of such Initial Default directly results in the cure of such Initial Default and Canadian Holdco, Holdings or the applicable Restricted Subsidiary had actual knowledge at the time of taking any such action that the Initial Default had occurred and was continuing, (ii) in the case of an Event of Default pursuant to clauses (i) or (j) of the immediately preceding paragraph that directly results in material impairment of the rights and remedies of any Secured Party under the Loan Documents, (iii) in the case of an Event of Default under clause (d) of the immediately preceding paragraph arising due to the failure to perform or observe its obligations under Section 8.5 that results in a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document or (iv) in the case of an Initial Default for which (i) Holdings or the Borrower fails to promptly give note to the Administrative Agent of such Initial Default in accordance with Section 8.7 and (ii) Holdings or the Borrower had actual knowledge of such failure to promptly give such notice.
Notwithstanding anything to the contrary in this Agreement, if any Default or Event of Default occurs resulting from any action or the occurrence of any event regarding which notice has been given by the Borrower to the Administrative Agent and the Lenders pursuant to Section 8.7(a), and the Administrative Agent and the Lenders do not commence any remedial action under the terms of this Agreement or any other Loan Document during the two year period following the date of such notice (an “Uncalled Default”), then none of the Administrative Agent or any Lender shall be permitted to take any remedial action solely arising out of such Uncalled Default after the expiration of such two year period.
11.2.    Action in Event of Default.
(a)    Upon any Event of Default specified in Section 11.1(f) in respect of the commencement of any case, proceeding or other action under the laws of the United States, the Commitments shall immediately terminate automatically and the Loans (with accrued interest thereon) and all other Obligations owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall automatically immediately become due and payable and, except as otherwise provided in Section 11.2(b) below, if any other Event of Default under Section 11.1 occurs, any or all of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Revolving Loan Commitments to be terminated forthwith, whereupon the Revolving Loan Commitments shall immediately terminate; (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other Obligations owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable; and (iii) the Administrative Agent, in its capacity as Collateral Agent, may enforce all Liens and security interests created pursuant to the Security Documents. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon and all amounts drawn thereunder have been reimbursed in full and all other Obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full (other than contingent indemnification and reimbursement obligations for which no claim has been made), the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section 11.2, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.
(b)    Notwithstanding anything to the contrary herein, but subject to Section 11.3, upon the occurrence of an Event of Default under Section 11.1(c)(ii) (a “Financial Covenant Event of Default”) that is uncured or unwaived, the Required Revolving Lenders may (i) declare that such breach constitutes a Default for purposes of Section 7.2 and (ii) on the date that is fifteen (15) Business Days after the date on which financial statements are required to be delivered for the applicable fiscal quarter if the Borrower has provided a Notice of Intent to Cure with respect to such breach and, otherwise, immediately upon such breach, either (x) terminate the Revolving Loan Commitment or (y) take the actions specified in Section 11.2(a) in respect of the Revolving Loan Commitments and the Revolving Loans. In respect of a Financial Covenant Event of Default that is continuing, the Required Lenders may take the actions specified in Section 11.2(a) on or after the date that the Required Revolving Lenders terminate the Revolving Loan Commitment or accelerate all Obligations in respect of the Revolving Loan Commitment; provided that the Required Lenders may not take such actions if either (i) the Revolving Loans have been repaid in full (other than contingent indemnification and reimbursement obligations for which no claim has been made) and the Revolving Loan Commitments have been terminated or (ii) the Financial Covenant Event of Default has been waived by the Required Revolving Lenders.
(c)    Notwithstanding anything to the contrary herein or in any other Loan Document, no less than five (5) days’ prior notice shall be given by the Collateral Agent to the applicable Loan Party prior to the exercise of any remedies with respect to the Collateral after an Event of Default has occurred and is continuing.

11.3.    Right to Cure.
(a)    Solely to the extent the Borrower is required to comply with the Financial Covenant for the most recent Test Period and solely for purposes of determining such compliance, after the end of such Test Period and on or prior to the day that is fifteen (15) Business Days after the day on which financial statements are required to be delivered pursuant to Section 8.1 for such Test Period (the “Equity Cure Period”), one or more of the Investors shall have the right to make, or cause one or more other Persons to make, an equity investment (which equity shall be common equity or qualified preferred equity) in Holdings in cash, which Holdings shall subsequently contribute to the Borrower on or prior to the expiration of the Equity Cure Period for such fiscal quarter, and such cash will, if so designated by the Borrower, be included in the calculation of Consolidated EBITDA for the purposes of determining compliance with the Financial Covenant at the end of such fiscal quarter and the subsequent three fiscal quarters (any such equity contribution so included in the calculation of Consolidated EBITDA, a “Specified Equity Contribution”); provided that (a) no Lender shall be required to make any extensions of credit to the Borrower during the fifteen (15) Business Day period referred to above unless Holdings has received proceeds of such Specified Equity Contributions, (b) there shall be no more than two (2) quarters in each four (4) consecutive fiscal quarter period in respect of which a Specified Equity Contribution is made, (c) the amount of any Specified Equity Contribution shall be no more than the amount required to cause the Borrower to be in compliance with the Financial Covenant on a Pro Forma Basis, (d) no more than five (5) Specified Equity Contributions shall be made during the term of this Agreement, (e) all Specified Equity Contributions shall be disregarded for purposes of any financial ratio determination under this Agreement other than for determining compliance with the Financial Covenant (and will not be credited as an addition to the builder basket provided for in Section 9.2(a)(v)) and (f) there shall be no reduction in Indebtedness with the proceeds of such Specified Equity Contribution for determining compliance with the Financial Covenant for the fiscal quarter for which such Specified Equity Contribution was made.
(b)    Upon receipt by the Administrative Agent of a Notice of Intent to Cure prior to the last day of the Equity Cure Period, neither the Administrative Agent nor any Lender shall exercise any rights or remedies under this Section 11 (or any rights and remedies under any other Loan Document that are available during the continuance of an Event of Default) on the basis of any failure to comply with the Financial Covenant until the expiration of the Equity Cure Period.
11.4.    Application of Proceeds. If an Event of Default shall have occurred and be continuing, the Administrative Agent may apply, at such time or times as the Administrative Agent may elect, all or any part of the proceeds constituting Collateral in payment of the Obligations (and in the event the Loans and other Obligations are accelerated pursuant to Section 11.2, the Administrative Agent shall, from time to time, apply the proceeds constituting Collateral, and all other amounts received on account of the Obligations), in the following order:
(a)    First, to the payment of all costs and expenses of any sale, collection or other realization on the Collateral, including reimbursement for all costs, expenses, liabilities and advances made or incurred by the Administrative Agent and Collateral Agent in connection therewith (including, without limitation, all reasonable costs and expenses of every kind incurred in connection with any action taken pursuant to any Loan Document or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the other Secured Parties hereunder, reasonable attorneys’ fees and disbursements and any other amount required by any provision of law (including, without limitation, Section 9-615(a)(3) of the UCC)), and all amounts for which Administrative Agent and Collateral Agent are entitled to indemnification hereunder and under the other Loan Documents and all advances made by the Administrative Agent and the Collateral Agent hereunder and thereunder for the account of any Loan Party (excluding principal and interest in respect of any Loans extended to such Loan Party), and to the payment of all costs and expenses paid or incurred by the Administrative Agent or the Collateral Agent in connection with the exercise of any right or remedy hereunder or under this Agreement or any other Loan Document and to the payment or reimbursement of all indemnification obligations, fees, costs and expenses owing to the Administrative Agent hereunder or under this Agreement or any other Loan Document, all in accordance with the terms hereof or thereof;
(b)    Second, to the payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including reasonable fees and disbursement of counsel payable under Section 13.1 and amounts payable under Section 2.11 and Section 5.5) payable to the Administrative Agent or the Collateral Agent in its capacity as such;
(c)    Third, to the payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, Cash Management Obligations and Obligations under Specified Swap Agreements) payable to the Lenders (including reasonable fees and disbursement of counsel payable under Section 13.1 and amounts payable under Section 2.11 and Section 5.5), ratably among them in proportion to the amounts described in this clause (c) payable to them;
(d)    Fourth, for application by it pro rata to (i) repay the Swingline Lender for any then outstanding Swingline Loans to the extent Revolving Lenders have not funded their obligations to acquire participations therein, (ii) cure any Lender Default that has occurred and is continuing at such time and (iii) repay the Issuing Lender for any amounts not paid by L/C Participants pursuant to Section 3.4;
(e)    Fifth, to the payment of that portion of all Obligations constituting accrued and unpaid interest and fees on the Loans, Commitments, Letters of Credit and Drawings, and any fees, premiums and scheduled periodic payments due under Cash Management Obligations or Specified Swap Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause (e) payable to them;
(f)    Sixth, to the payment of that portion of the Obligations constituting unpaid principal of the Loans and Drawings (including to Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit), and any breakage, termination or other payments under Cash Management Obligations or Specified Swap Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause (f) held by them;
(g)    Seventh, to the payment of all other Obligations of the Borrower that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
(h)    Eighth any balance of such proceeds remaining after all of the Obligations shall have been satisfied by payment in full in immediately available funds (or in the case of Letters of

Credit, terminated or Collateralized) and the Commitments shall have been terminated, be paid, subject to any Acceptable Intercreditor Agreement over to or upon the order of the applicable Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
Notwithstanding the foregoing, amounts received from any Guarantor shall not be applied to any Excluded Swap Obligation of such Guarantor.
SECTION 12.

ADMINISTRATIVE AGENT
12.1.    Appointment; Nature of Duties. The Lenders and each Issuing Lender hereby irrevocably designate and appoint JPM as Administrative Agent (for purposes of this Section 12, Section 11.4 and Section 13, the term “Administrative Agent” also shall include JPM in its capacity as Collateral Agent pursuant to the Security Documents, along with one or more Affiliates or branches, if applicable under the relevant Security Documents) to act as specified herein and in the other Loan Documents. Each Lender and each Issuing Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its respective duties hereunder by or through its officers, directors, agents, employees, affiliates or Related Persons. In performing its functions and duties hereunder, the Administrative Agent shall act solely as an agent of the Lenders and each Issuing Lender and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 12.1 and of Section 12.6 shall apply to any of the Affiliates or Related Persons of the Administrative Agent and shall apply to their respective activities in connection with the syndication of the Facilities provided for herein as well as activities of the Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 12.1 and of Section 12.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (a) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Loan Parties and the Lenders, (b) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) may be modified or amended with the consent of the Administrative Agent (and without the consent of such sub-agent), and (c) such sub-agent shall only have obligations to the Administrative Agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent. Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers listed on the cover page hereof or the Amendment No. 2 Lead Arrangers shall have any other powers, duties or responsibilities under this Agreement or any other Loan Document, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder. The provisions of this Section 12 are solely for the benefit of the Administrative Agent, the Lenders and each Issuing Lender, and neither the Borrower, Holdings nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
12.2.    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, Holdings or any of the Affiliates of the Borrower or of Holdings that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(d)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.2 and 13.12) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Lender.
(e)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Section 7 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(f)    The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.
12.3.    Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, or any other Lender, or any of their Related Persons, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Loan Document or the financial condition of Holdings or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of Holdings or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.
12.4.    Certain Rights of the Administrative Agent. If the Administrative Agent requests instructions from the Required Lenders or the Required Revolving Lenders, as the case may be, with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders or the Required Revolving Lenders, as the case may be; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders or the Required Revolving Lenders, as the case may be.

12.5.    Reliance. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of any Loan, or the issuance, extension, renewal or increase of a Letter of Credit that by its terms must be fulfilled to the satisfaction of a Lender or any Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or any Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower or Holdings), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
12.6.    Indemnification. To the extent the Administrative Agent, the Issuing Lender and the Swingline Lender (or any Affiliate or Related Person thereof) is required to be reimbursed or indemnified by the Borrower and has not been reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent (and any affiliate thereof), including without limitation in its capacity as Collateral Agent under the Loan Documents, in proportion to their respective “percentage” as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).
12.7.    The Administrative Agent in Its Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender,” “Required Lenders,” “Required Revolving Lenders” or any similar terms shall, unless the context clearly indicates otherwise, include the Administrative Agent in its respective individual capacities. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Loan Party or any Affiliate of any Loan Party (or any Person engaged in a Similar Business with any Loan Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party or any Affiliate of any Loan Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.
12.8.    Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent and recorded in the Register. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.
12.9.    Resignation by the Administrative Agent.
(a)    The Administrative Agent may resign from the performance of all its respective functions and duties hereunder or under the other Loan Documents at any time by giving fifteen (15) Business Days’ prior written notice to the Lenders and the Borrower. Any such resignation by an Administrative Agent hereunder shall also constitute its resignation as a Swingline Lender, in which case the resigning Administrative Agent (x) shall not be required to make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Swingline Lender and with respect to any Swingline Loans made by it prior to the date of such resignation, including the right to require Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.1(e). Upon such resignation of the Administrative Agent pursuant to this Section 12.9, all duties and obligations of the Administrative Agent under this Agreement and any other Loan Document shall be discharged. Upon the giving of such notice of resignation by the Administrative Agent pursuant to this Section 12.9(a) and until a successor Administrative Agent shall have been appointed pursuant to this Section 12.9, all communications or notices to any Lender required to be given pursuant to this Agreement or any other Loan Document shall be sent to each Lender individually. Such resignation shall take effect pursuant to clauses (b), (c), (d) and (e) below or as otherwise provided below; provided that, until a successor Administrative Agent is so appointed by the Required Lenders or the Administrative Agent, any collateral security held by Administrative Agent in its role as Collateral Agent on behalf of the Lenders or Issuing Lenders under any of the Loan Documents shall continue to be held by the retiring Collateral Agent as nominee until such time as a successor Collateral Agent is appointed.
(b)    Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower’s approval shall not be required if a Significant Event of Default then exists).
(c)    If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed; provided that the Borrower’s consent shall not be required if a Significant Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.
(d)    If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the date that is twenty (20) Business Days after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.
(e)    Upon a resignation of the Administrative Agent pursuant to this Section 12.9, the successor Administrative Agent shall become vested with all powers, rights, privileges and duties as the Administrative Agent who has resigned in accordance with this Section 12.9.

(f)    Upon a resignation of the Administrative Agent pursuant to this Section 12.9, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Loan Documents and the provisions of this Section 12 (and the analogous provisions of the other Loan Documents) shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.
(g)    Resignation by an Issuing Lender.
(i)    An Issuing Lender may resign from the performance of all its respective functions and duties hereunder and under the other Loan Documents at any time by giving fifteen (15) Business Days’ prior written notice to the Lenders and the Borrower. Any resigning Issuing Lender (x) shall not be required to issue any further Letters of Credit hereunder and (y) shall maintain all of its rights as Issuing Lender with respect to any Letters of Credit issued by it prior to the date of such resignation. Such resignation shall take effect pursuant to clauses (ii) and (iii) below or as otherwise provided below.
(ii)    Upon any such notice of resignation by an Issuing Lender, the Required Lenders shall appoint a successor Issuing Lender hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower’s approval shall not be required if a Significant Event of Default then exists). Any such successor Issuing Lender appointed pursuant to this Section 12.9(g) shall be a Lender other than a Defaulting Lender for all purposes of this Agreement.
(iii)    If a successor Issuing Lender shall not have been so appointed within such 15 Business Day period, the resigning Issuing Lender, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed; provided that the Borrower’s consent shall not be required if a Significant Event of Default then exists), shall then appoint a successor Issuing Lender who shall serve as Issuing Lender hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Issuing Lender as provided above.
(iv)    Upon a resignation of an Issuing Lender pursuant to this Section 12.9(g), such Issuing Lender shall remain indemnified to the extent provided in this Agreement and the other Loan Documents and the provisions of this Section 12 (and the analogous provisions of the other Loan Documents) shall continue in effect for the benefit of such Issuing Lender for all of its actions and inactions while serving as an Issuing Lender.
(v)    Upon the resignation of any Issuing Lender and the appointment of a successor Issuing Lender pursuant to this Section 12.9(g), such Issuing Lender shall succeed to and become vested with all of the rights, privileges and duties of the resigning Issuing Lender.
(vi)    After the resignation of an Issuing Lender hereunder, the retiring Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of such Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such resignation but shall not be required to issue additional Letters of Credit.
(vii)    Upon the appointment of a successor Issuing Lender pursuant to this Section 12.9(g), such successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the resigning Issuing Lender to effectively assume the obligations of such resigning Issuing Lender with respect to such Letters of Credit.

12.10.    Collateral Matters.
(a)    Each Secured Party authorizes and directs the Collateral Agent to enter into the Security Documents and any Acceptable Intercreditor Agreement contemplated by this Agreement and other intercreditor arrangements or collateral trust arrangements contemplated by this Agreement on behalf of and for the benefit of the Lenders and the other Secured Parties named therein and agrees to be bound by the terms of each Security Document and any Acceptable Intercreditor Agreement and other agreements or documents. Each Lender hereby agrees, and each holder of any Note and each other Secured Party by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to create, perfect or maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.
(b)    The Secured Parties hereby authorize the Collateral Agent, and the Collateral Agent hereby agrees, to subordinate or release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments, termination or expiration of all Letters of Credit and payment and satisfaction in full of all of the Obligations (other than (x) contingent indemnification and reimbursement obligations for which no claim has been made and (y) Obligations in respect of any Swap Agreement, Cash Management Obligations and other contingent obligations, in each case not then due and owing) at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of (to a person that is not a Loan Party) upon the sale or other disposition thereof in compliance with Section 9.5, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 13.12), (iv) constituting an Excluded Asset or (v) as otherwise may be expressly provided in the relevant Security Documents. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 12.10.
(c)    The Collateral Agent shall have no obligation whatsoever to the Secured Parties or to any other Person to assure that the Collateral exists or is owned by any Secured Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 12.10 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).
(d)    The Administrative Agent and the Collateral Agent shall be authorized, without the consent of any Secured Party, to enter into or execute the Security Documents on or prior to the Closing Date, and, from time to time, to execute or to enter into amendments of, and amendments and restatements of, the Security Documents, any Acceptable Intercreditor Agreement and any additional and replacement Acceptable Intercreditor Agreements in each case in order to effect the subordination of and to provide for certain additional rights, obligations and limitations in respect of, any Liens required by the terms of this Agreement to be Liens junior to or pari passu with the Liens securing the Obligations, that are, in each case, incurred in accordance with Section 9, and to establish certain relative rights as between the holders of the Obligations and the holders of the Indebtedness secured by such Liens.
(e)    Subject to Section 13.12, without further written consent or authorization from any Secured Party, the Administrative Agent or the Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) in connection with a sale or Disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other Disposition of assets or to which Required Lenders (or such other Lenders as may be required to give such consent under Section 13.12) have otherwise consented or (ii) release any Guarantor from the Guarantee pursuant to Section 10.8 or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 13.12) have otherwise consented.
(f)    [Reserved].
(g)    Each Secured Party hereby authorizes the Collateral Agent (whether or not by or through employees or agents) to (i) exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Collateral Agent under the Security Documents together with such powers and discretions as are reasonably incidental thereto and (ii) take such action on its behalf as may from time to time be authorized under or in accordance with the Security Documents. At the request of the Collateral Agent, each Secured Party shall provide the Collateral Agent with a separate written power of attorney for the purposes of executing any agreements or document or otherwise acting on their behalf.
(h)    [Reserved].
(i)    Each Secured Party hereby ratifies and approves all acts and declarations previously done by the Collateral Agent (or representative acting for and on its behalf) on such Secured Party’s behalf (including, but not limited to, for the avoidance of doubt, the declarations made by the Collateral Agent as representative without power of attorney in relation to the creation of any pledge on behalf and for the benefit of any Secured Party as future pledgee or otherwise).
(j)    Anything contained in any of the Loan Documents to the contrary notwithstanding, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee or take any other action under any Loan Document, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Collateral Agent may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.
(k)    No Swap Agreement or agreement in respect of Cash Management Obligations will create (or be deemed to create) in favor of any Qualified Counterparty or provider of Cash Management Obligation, as applicable, that is a party to such Swap Agreement or agreement in respect of Cash Management Obligations, as applicable, any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Loan Documents except as expressly provided in Section 13.12(a)(7). By accepting the benefits of the Collateral, each Qualified Counterparty and provider of Cash Management Obligations shall be deemed to have appointed the Collateral Agent as its agent and agreed to be bound by the Loan Documents as a Secured Party, subject to the limitations set forth in this clause (k).
(l)    Notwithstanding any other provision of this Section 12 to the contrary, the Administrative Agent and the Collateral Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Swap Agreements with a Qualified Counterparty or in respect of Cash Management Obligations. The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Secured Parties for any failure to monitor or maintain any portion of the Collateral.
(m)    Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than (i) contingent indemnification and reimbursement obligations for which no claim has been made and (ii) Obligations in respect of any Swap Agreement, Cash Management Obligations and other contingent obligations, in each case not then due and owing) have been paid indefeasibly in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any party to any Swap Agreement or provider of Cash Management Obligations) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Swap Agreements or Cash Management Obligations. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if, after such release, any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.
(n)    In each case as specified in this Section 12.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under any Security Document or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guarantee, in each case in accordance with the terms of the Loan Documents and this Section 12.10.

12.11.    Covenant to Pay the Collateral Agent. Notwithstanding any other provision of this Agreement, each Loan Party shall, by way of an independent payment obligation, pay to the Collateral Agent, as creditor in its own right and not as representative of the other Secured Parties, sums equal to and in the currency of each amount payable by such Loan Party owing from time to time to each of the Secured Parties under each of the Loan Documents, Specified Swap Agreements and any document relating to Cash Management Obligations or otherwise in respect of the Obligations (the “Principal Debt Obligation”) as and when that amount falls due for payment under the relevant Loan Document, Specified Swap Agreement and any document relating to Cash Management Obligations or would have fallen due but for any discharge from failure of another Secured Party to take appropriate steps, in insolvency proceedings affecting that Loan Party, to preserve its entitlement to be paid that amount (the “Parallel Debt Obligation”).
12.12.    Delivery of Information. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from any Loan Party, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Loan Document except (i) as specifically provided in this Agreement or any other Loan Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only to the extent permitted hereunder and in accordance with such specific request.
12.13.    Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax. If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding Tax from such payment, such Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days of demand therefor, all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all related losses, claims, liabilities and expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred by or asserted against the Administrative Agent. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 12.13. The agreements in this Section 12.13 shall survive the resignation or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 12.13, include any Issuing Lender and any Swingline Lender.
12.14.    Intercreditor Agreement. The Administrative Agent is authorized to enter into each Acceptable Intercreditor Agreement contemplated by this Agreement or any other intercreditor agreement contemplated hereunder (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any

Loan Party of any Indebtedness of such Loan Party that is permitted to be secured pursuant to Sections 9.3(b) and 9.4 of this Agreement (with such priority as may be designated by such Loan Party, to the extent such priority is permitted by the Loan Documents)), and the parties hereto acknowledge that any Acceptable Intercreditor Agreement or any other intercreditor agreement contemplated hereunder (if entered into) will be binding upon them. Each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any Acceptable Intercreditor Agreement (if entered into) and (b) hereby authorizes and instructs the Administrative Agent to enter into each Acceptable Intercreditor Agreement or any other intercreditor agreement contemplated hereunder (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Loan Party of any Indebtedness of such Loan Party that is permitted to be secured pursuant to Sections 9.3(b) and 9.4 of this Agreement (with such priority as may be designated by such Loan Party, to the extent such priority is permitted by the Loan Documents)), and to subject the Liens on the Collateral securing the Obligations to the provisions thereof.
12.15.    Administrative Agent May File Proofs of Claim; Credit Bidding.
(a)    In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lender and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lender and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lender and the Administrative Agent under Sections 4.1(a) and (d), 12.6 and 13.1) allowed in such judicial proceeding;
(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
(iii)    and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lender, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.9 and 11.4.
(b)    Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the Issuing Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or the Issuing Lender or in any such proceeding; and

(c)    The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations (as defined in any applicable Security Document) pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Section 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (i) of Section 13.12 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.
12.16.    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Issuing Lender, the Collateral Agent, the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
12.17.    Erroneous Payments.
(a)    (iii) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 12.17(a) shall be conclusive, absent manifest error.
(ii)    Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(iii)    The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided, that this Section 12.17 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Loans and interest thereon relative to the amount (and/or timing for payment) thereof that would have been payable had such erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply to the extent any such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such erroneous Payment.
(iv)    Each party’s obligations under this Section 12.17(a) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
SECTION 13.

MISCELLANEOUS
13.1.    Payment of Expenses; Limitation on Liability, etc. The Borrower hereby agrees to: (i) subject to the limitations set forth in the Commitment and Engagement Letter and the Amendment No. 2 Engagement Letter (to the extent they are applicable), pay all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Issuing Lenders, the Swingline Lender, the Collateral Agent, the Joint Lead Arrangers and the Amendment No. 2 Lead Arrangers (limited in respect of legal costs and expenses to the reasonable fees and disbursements of a single counsel selected by the Administrative Agent and of a single local and special counsel to the Administrative Agent, the Issuing Lenders, the Swingline Lender,

the Collateral Agent, the Joint Lead Arrangers and the Amendment No. 2 Lead Arrangers in each relevant jurisdiction) (and, in the case of an actual or perceived conflict of interest, a single additional counsel in each relevant jurisdiction to the affected parties, taken as a whole) in connection with the syndication of the Facilities or preparation, execution, delivery and administration of this Agreement, any Letters of Credit issued hereunder, and the other Loan Documents and the documents and instruments referred to herein and therein and any amendment, waiver, modification, maintenance or protection of any security interest or consent relating hereto or thereto and enforcement or protection of rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 13.1, of the Administrative Agent, the Issuing Lenders, the Swingline Lender, the Joint Lead Arrangers, the Amendment No. 2 Lead Arrangers and their respective Affiliates in connection with its or their syndication efforts with respect to this Agreement and, after the occurrence and during the continuance of an Event of Default, of the Administrative Agent, the Collateral Agent, each of the Issuing Lenders, the Swingline Lender and each of the other Lenders in connection with the enforcement of this Agreement, any Loans or Letters of Credit issued hereunder, and the other Loan Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings (limited in respect of legal costs and expenses to, in each case, the reasonable out-of-pocket costs and expenses of one special counsel and one local counsel in each relevant jurisdiction for the Administrative Agent and, after the occurrence and during the continuance of an Event of Default, for the group of Issuing Lenders and the group of Lenders (and, solely in the case of any actual or potential conflict of interest as determined by the affected Issuing Lender or Lender, one additional counsel for the affected parties, taken as a whole)); and (ii) pay and hold the Administrative Agent, the Collateral Agent, the Swingline Lender, the Joint Lead Arrangers, the Amendment No. 2 Lead Arrangers and each of the Issuing Lenders and each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save the Administrative Agent, the Collateral Agent, the Swingline Lender, the Joint Lead Arrangers, Amendment No. 2 Lead Arrangers and each of the Issuing Lenders and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent, the Collateral Agent, the Swingline Lender, such Issuing Lender or such Lender) to pay such taxes. The Borrower hereby agrees to indemnify the Joint Lead Arrangers, the Amendment No. 2 Lead Arrangers, the Administrative Agent, the Collateral Agent, the Swingline Lender, each Issuing Lender, each Lender and each of their respective Related Persons (each, an “Indemnified Person”) from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims (including any claims brought against any Indemnified Person by a third party, a Loan Party, any Affiliate or equity holder of a Loan Party or any director or officer or creditor thereof), actions, judgments, suits, investigations, costs, expenses and disbursements (including any prospective claim, suit, action or investigation) (limited in respect of legal costs and expenses to reasonable and documented out-of-pocket fees for a single firm of counsel for all Indemnified Persons, taken as a whole, and if necessary, one single local and special counsel in each appropriate jurisdiction and, in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction for the affected parties, taken as a whole) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding related to the entering into or performance of this Agreement or any other Loan Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of the Transactions or any other transactions contemplated herein or in any other Loan Document or the exercise of any of their rights or remedies provided herein or in the other Loan Documents or (b) the actual or alleged presence of Materials of Environmental Concern at any Property; the generation, storage, transportation, handling or disposal of Materials of Environmental Concern by Holdings, the Borrower or any of its Subsidiaries at any location; the non-compliance with or liability under any Environmental Law (including applicable permits thereunder) relating to Holdings, its Subsidiaries or any Property; or any related claim asserted against Holdings, the Borrower any of its Subsidiaries or any Property; provided that no Indemnified Person will be indemnified under this Section 13.1 for (i) any cost, expense or liability to the extent determined by a court of competent jurisdiction in a final and non-appealable decision to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Person or any of its controlled Affiliates or controlling Persons and their respective officers, directors, employees, managers or members and in the case of an agent, representative or advisor, such Person was acting at the instruction of such Indemnified Person, a material breach under this Agreement or any other Loan Document by any such Persons or disputes between and among Indemnified Persons (other than disputes against the Joint Lead Arrangers, the Amendment No. 2 Lead Arrangers, the Administrative Agent, the Collateral Agent, the Swingline Lender or any Issuing Lender in such capacity or involving any act or omission by Holdings or any of its Affiliates), (ii) any settlement entered into by such Person without the Borrower’s written consent (such consent not to be unreasonably withheld, conditioned or delayed), but if settled with the Borrower’s consent, or if there is a judgment against an Indemnified Person in any such claim, investigation, litigation or proceeding, the Borrower agrees to indemnify and hold harmless each Indemnified Person in the manner set forth above, (iii) without limiting any other provision of this Agreement (including Section 5.5), any Taxes, other than any Taxes that represent losses or damages arising from any non-Tax claim and (iv) any increased costs, compensation or net payments incurred by or owed to any Indemnified Person that are provided for in Section 2.11. To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, any Issuing Lender or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. For clarity, the term “Administrative Agent” as used in this Section 13.1 shall include the Administrative Agent acting in its capacity as Collateral Agent under the Loan Documents.
To the full extent permitted by applicable law, each Loan Party, Subsidiary and Lender-Related Person shall not assert, and hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential, punitive or incidental damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing contained in this sentence shall limit the Loan Parties’ indemnification obligations to the extent such special, indirect, consequential and punitive damages are included in any third party claim in connection with which such Indemnified Person is entitled to indemnification hereunder. Each Loan Party, Subsidiary and Lender-Related Person shall not be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent the liability of such party results from such party’s gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision); provided that nothing contained in this sentence shall limit the Loan Parties’ indemnification obligations to the extent such damages are included in any third-party claim in connection with which any Indemnified Person is entitled to indemnification hereunder. As used herein, “Lender-Related Person” means the Administrative Agent, the Collateral Agent, the Joint Lead Arrangers, the Swingline Lender, each Issuing Bank and each Lender and their respective Related Persons.

This Section 13.1 shall not apply in respect of the matters addressed in Sections 2.11, 2.12, 3.6 and 5.5, which shall be the sole remedy in respect of matters addressed in such sections.
13.2.    Right of Setoff.
(a)    In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, each Issuing Lender and each Lender (or any Affiliate of such Lender) is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent, such Issuing Lender or such Lender (or any Affiliate of such Lender) (including, without limitation, by branches and agencies of the Administrative Agent, such Issuing Lender or such Lender (or any Affiliate of such Lender) wherever located) to or for the credit or the account of Holdings or any of its Subsidiaries against and on account of the Obligations and liabilities of the Loan Parties to the Administrative Agent, such Issuing Lender or such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.4, and all other claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not the Administrative Agent, such Issuing Lender or such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Sections 2.17(d) and (e) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, each Issuing Lender, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff; provided further that:
(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section 13.2 shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.17, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swingline Loans to any assignee or participant, other than an assignment to Holdings, the Borrower or any Subsidiary thereof (as to which the provisions of this Section 13.2 shall apply).
(b)    Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

13.3.    Notices.
(a)    Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile or overnight courier) and mailed, telefaxed or delivered: if to any Loan Party, at the address specified opposite its signature below or in the other relevant Loan Documents; if to any Lender, to the address, facsimile number, electronic mail address or telephone number specified in an Administrative Questionnaire substantially in the form of Exhibit O (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower or Holdings); and if to the Administrative Agent, at the Notice Office; or, as to any Loan Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telefaxed or sent by overnight courier, be effective when deposited in the mails or overnight courier, as the case may be, or sent by telefax, except that notices and communications to the Administrative Agent and the Borrower (or Holdings, as applicable) shall not be effective until received by the Administrative Agent or the Borrower (or Holdings, as applicable), as the case may be.
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent, Holdings and each Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    Each Loan Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.
(d)    The Platform and any electronic communications are provided “as is” and “as available.” Neither the Administrative Agent nor any of its respective officers, directors, employees, agents, advisors or representatives warrant the accuracy, adequacy, or completeness of the electronic communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the electronic communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Administrative Agent nor any of its respective officers, directors, employees, agents, advisors or representatives in connection with the Platform or the electronic communications. In no event shall the Administrative Agent or any of its Related Persons (collectively, the “Agent Parties”) have any liability to Holdings, the Borrower, any Lender, any Issuing Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Loan Documents, Finance Documents or other documentation, information or notices through the Platform, any other electronic messaging service, or through the Internet, except to the extent caused by the willful misconduct or gross negligence of the Agent Parties, as determined by a final, non-appealable judgment of a court of competent jurisdiction.
(e)    Each Loan Party, each Lender and each Issuing Lender and each other party thereto agrees that Administrative Agent may, but shall not be obligated to, store any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, Lenders or Issuing Lenders by means of electronic communications pursuant to this Section 13 on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.
(f)    Any notice of Default or Event of Default may be provided by telephone if confirmed promptly thereafter by delivery of written notice thereof.
(g)    Each of Holdings, the Borrower, the Administrative Agent, the Issuing Lender and the Swingline Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the Issuing Lender and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each “public-side” Lender agrees to cause at least one individual at or on behalf of such “public-side” Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such “public-side” Lender or its delegate, in accordance with such “public-side” Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to documentation and information that are not made available through the “public-lender information” portion of the Platform and that may contain material non-public information with respect to the Borrower, Holdings or its securities for purposes of United States federal or state securities laws. In the event that any “public-side” Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such “public-side” Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither the Borrower nor the Administrative Agent has any responsibility for such “public-side” Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Loan Documents.
(h)    The Administrative Agent, the Issuing Lender and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Letter of Credit Requests and Notices of Borrowing purportedly given by or on behalf of Holdings or the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, the Issuing Lender, each Lender and the Related Persons of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Holdings or the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
(i)    The Borrower agrees to notify the Administrative Agent of any update to the list of Disqualified Lenders in writing at the following address: JPMDQ_Contact@jpmorgan.com.
13.4.    Benefit of Agreement; Assignments; Participations.
(a)    (iv) Assignments. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of any Issuing Lender that issues any Letter of Credit), except that (subject to Section 13.27(b)) neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (b) of this Section and, to the extent expressly contemplated hereby, the Related Persons of each of the Administrative Agent, the Collateral Agent, the Joint Lead Arranger, each Issuing Lender, the Swingline Lender and the other Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
Subject to the conditions set forth in paragraph (a)(ii) below, any Lender may assign to one or more Eligible Assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it and the Note or Notes (if any) held by it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    with respect to an assignment of any Term Loan or any Term Loan Commitment, the Borrower; provided that such consent shall be deemed to have been given if the Borrower has not responded within ten (10) Business Days after notice by the Administrative Agent or the respective assigning Lender; provided further that no such consent of the Borrower shall be required (x) for assignments to a Lender, an Affiliate of a Lender, or an Approved Fund or (y) if a Significant Event of Default has occurred and is continuing;
(B)    the Administrative Agent; and
(C)    with respect to any proposed assignment of all or a portion of any Revolving Loan or Revolving Loan Commitment, (x) the Borrower (provided that no such consent of the Borrower shall be required if a Significant Event of Default has occurred and is continuing), (y) the Swingline Lender and (z) each Issuing Lender.
(ii)    Assignment Conditions. Assignments shall be subject to the following additional conditions:

(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Class, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than (i) with respect to Term Loans, $1,000,000 and (ii) with respect to Revolving Loans and Revolving Loan Commitments, $2,500,000 (provided, in each case, that simultaneous assignments to or by two or more Approved Funds shall be aggregated for purposes of determining such amount) unless the Administrative Agent and the Borrower otherwise consent; provided that the conditions in this clause (A) shall not be applicable to transfers by the Administrative Agent pursuant to Section 12.15(e)(iii);
(B)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided that the conditions in this clause (B) shall not be applicable to transfers by the Administrative Agent pursuant to Section 12.15(e)(iii); and
(C)    the Assignee, if it is not already a Lender hereunder, shall deliver to the Administrative Agent an administrative questionnaire and any applicable IRS forms described in Section 5.5(b) (including the Non-Bank Certificate, as applicable) and any documentation described in Section 5.5(c) or (d) (if applicable), and all other documents requested by the Administrative Agent pursuant to “know your customer” laws and anti-money laundering rules and regulations.
This Section 13.4(a) shall not prohibit any Lender from assigning all or any portion of its rights and obligations among separate Facilities on a non-pro rata basis.
(iii)    Assignments to Permitted Eligible Assignees. Each Lender acknowledges that each Permitted Eligible Assignee is an Eligible Assignee hereunder and may purchase or acquire Term Loans hereunder from Lenders from time to time pursuant to (x) Dutch Auctions open to all Lenders of one or more Classes on a pro rata basis, subject to the limitations set forth in the definition of “Dutch Auction” or (y) open market purchases, in each case, in accordance with the terms of this Agreement (including this Section 13.4), subject to the restrictions set forth in the definitions of “Eligible Assignee” and the following further limitations:
(A)    each Permitted Eligible Assignee agrees that, notwithstanding anything herein or in any of the other Loan Documents to the contrary, with respect to any Auction Purchase or other acquisition of Term Loans, (1) under no circumstances, whether or not any Loan Party is subject to a bankruptcy or other insolvency proceeding, shall such Permitted Eligible Assignee be permitted to exercise any voting rights or other privileges with respect to any Term Loans and any Term Loans that are assigned to such Permitted Eligible Assignee shall have no voting rights or other privileges under this Agreement and the other Loan Documents and shall not be taken into account in determining any required vote or consent and (2) such Permitted Eligible Assignee shall not receive information provided solely to Lenders by the Administrative Agent or any Lender and

shall not be permitted to attend or participate in meetings attended solely by Lenders and the Administrative Agent and their advisors; rather, all Loans held by any Permitted Eligible Assignee shall be automatically Cancelled immediately upon the purchase or acquisition thereof in accordance with the terms of this Agreement (including this Section 13.4);
(B)    at the time any Permitted Eligible Assignee is making purchases of Loans pursuant to a Dutch Auction or open market purchase it shall enter into an Assignment and Assumption;
(C)    immediately upon the effectiveness of each Auction Purchase or other acquisition of Term Loans, a Cancellation (it being understood that such Cancellation shall not constitute a voluntary repayment of Loans for purposes of this Agreement) shall be automatically irrevocably effected with respect to all of the Loans and related Obligations subject to such Auction Purchase or other acquisition, with the effect that such Loans and related Obligations shall for all purposes of this Agreement and the other Loan Documents no longer be outstanding, and the Borrower and the Guarantors shall no longer have any Obligations relating thereto, it being understood that such forgiveness and cancellation shall result in the Borrower and the Guarantors being irrevocably and unconditionally released from all claims and liabilities relating to such Obligations which have been so cancelled and forgiven, and the Collateral shall cease to secure any such Obligations which have been so cancelled and forgiven;
(D)    at the time of such Purchase Notice and Auction Purchase or open market purchase, no Significant Event of Default shall have occurred and be continuing or would result therefrom; and
(E)    in connection with each Auction Purchase or open market purchase, such Auction Purchase or open market purchase is not funded with the proceeds of Revolving Loans.
Notwithstanding anything to the contrary herein, this Section 13.4(a)(iii) shall supersede any provisions in Sections 2.8 and 13.6 to the contrary.
(iv)    Assignments to Affiliated Lenders. Any Lender may, at any time, assign all or a portion of its rights and obligations with respect to Term Loans to an Affiliated Lender (including Affiliated Investment Funds) through (1) Dutch Auctions open to all Lenders of one or more Classes on a pro rata basis, subject to the limitations set forth in the definition of “Dutch Auction” or (2) open market purchases, in each case in accordance with the terms of this Agreement (including this Section 13.4), subject to the restrictions set forth in the definitions of “Eligible Assignee” and the following further limitations:
(A)    notwithstanding anything in Section 13.12 or the definition of “Required Lenders” to the contrary, (x) for purposes of determining whether the Lenders have (1) consented to any amendment, waiver or modification of any Loan Document (including such modifications pursuant to Section 13.12), (2) otherwise acted on any matter related to any Loan Document, (3) directed or required the Administrative Agent, the Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, or (4) subject to Section 2.14, voted on any plan of reorganization pursuant to Title 11 of the United States Code, that in either case does not require the consent of each Lender or each affected Lender or does not adversely affect such Restricted Affiliated Lender disproportionately in its capacity as a Lender in any material respect as compared to other Lenders, Term Loans held by Restricted Affiliated Lenders will be disregarded and (y) Affiliated Investment Funds may not in the aggregate account for more than 49.9% of the amounts set forth in the calculation of Required Lenders;
(B)    Restricted Affiliated Lenders shall not receive (x) information provided solely to Lenders by the Administrative Agent or any Lender and shall not be permitted to attend or participate in meetings or conference calls attended solely by Lenders and the Administrative Agent and their advisors, other than the right to receive notices of Borrowings, notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Section 2 and (y) advice of counsel to the Lenders or the Administrative Agent or challenge the attorney-client privilege afforded to such Persons;
(C)    and shall not make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Administrative Agent;
(D)    any Term Loans acquired by an Affiliated Lender may, with the consent of the Borrower, be contributed to Holdings (whether through any of its direct or indirect parent entities or otherwise) and exchanged for Indebtedness or Capital Stock of Holdings (or any of its direct or indirect parent entities); provided that any such Term Loans so contributed to Holdings shall be immediately Cancelled;
(E)    the aggregate principal amount of all Term Loans which may be purchased by Restricted Affiliated Lenders through Dutch Auctions or assigned to the Restricted Affiliated Lenders through open market purchases shall in no event exceed, as calculated at the time of the consummation of any aforementioned Purchases or assignments, 25.0% of the aggregate principal amount of the Term Loans then outstanding; and
(F)    no Significant Event of Default shall have occurred and be continuing or would otherwise result therefrom.
In connection with any assignment to or by an Affiliated Lender, such Affiliated Lender shall identify itself in the applicable Assignment and Assumption as a Restricted Affiliated Lender or an Affiliated Investment Fund, as applicable.
Notwithstanding anything to the contrary herein, this Section 13.4(a)(iv) shall supersede any provisions in Sections 2.8 and 13.6 to the contrary.
(b)    Novation. Subject to Section 13.4(a)(vi) and the acceptance and recording thereof pursuant to Section 13.4(a)(vii) below, from and after the effective date specified in each Assignment and Assumption, the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and

Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.12, 5.5 and 13.1). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.4 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations if such transaction complies with the requirements of this Section 13.4.
(c)    Each Lender and the Luxembourg Guarantors hereby expressly reserve and agree to the preservation of (or any action to preserve) the Guarantee in case of assignment, novation, amendment or any other transfer of any Lender’s rights and obligations under this Agreement in accordance with any applicable law, including, in respect of Luxembourg law, the provisions of article 1278 of the Luxembourg Civil Code.
(d)    Acceptance and Register. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), together with (x) any processing and recordation fee and (y) any written consents to such assignment required by this Section 13.4, the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(i)    Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations in respect of Term Loan Commitments, Revolving Loan Commitments, Term Loans or Revolving Loans to one or more banks or other entities (other than a natural person, a Defaulting Lender, any of the Sponsors (or their respective Affiliates), Holdings, the Borrower and their respective Subsidiaries or a Disqualified Lender) (a “Participant”) in all or a portion of such Lender’s rights and obligations with respect thereto; provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) each Borrower, the Administrative Agent, each Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.6 without regard to the existence of any participation. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender pursuant to Section 13.12(a) and (2) directly affects such Participant. Each Lender that sells a participation shall, acting solely for U.S. federal income tax purposes as the agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the commitment of, and the principal amounts (and stated interest) of, each Participant’s interest in the Loans, L/C Obligations or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, L/C Obligations or its other obligations under any Loan Document) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan, L/C Obligation or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by the IRS, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the IRS. The entries in the Participant Register shall be conclusive and binding absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(ii)    The Borrower agrees that (x) each Participant shall be entitled to the benefits of Sections 2.11, 2.12 and 3.6 (subject to the requirements of those sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.4(a) and (y) each Participant shall be entitled to the benefits of Section 5.5 and subject to the requirements and limitations of Section 5.5 to the same extent as if it were a Lender that had acquired its interest by assignment pursuant to Section 13.4(a) (and for the purposes of the definitions of Excluded Taxes, Indemnified Taxes and Taxes, such Participant shall be treated as if it were a Lender), it being understood that any forms required to be delivered pursuant to Section 5.5(b), (c) or (d) shall be delivered to the participating Lender; provided that such Participant agrees to be subject to the provisions of Sections 2.13 and 2.14 as if it had acquired its interest by assignment pursuant to Section 13.4(a). Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.14 with respect to any Participant. Notwithstanding the foregoing, no Participant shall be entitled to receive any greater payment under Section 2.11, 3.6 or 5.5 than the applicable participating Lender would have been entitled to receive in respect of the amount of the participation transferred by such participating Lender to such Participant had no such participation occurred, except to the extent such entitlement to receive a greater payment results from a Change in Tax Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.2.
(iii)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 13.4 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.
(iv)    The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in this Section 13.4.
(v)    Each Lender, upon succeeding to an interest in Commitments or Loans, as the case may be, represents and warrants as of the effective date of the applicable Assignment and Assumption that it is an Eligible Assignee.
Notwithstanding the foregoing provisions of this Section 13.4 or any other provision of this Agreement, if the Borrower shall have consented thereto in writing in its sole discretion, the Administrative Agent shall have the right, but not the obligation, to effectuate assignments of Loans and Commitments via an electronic settlement system acceptable to the Administrative Agent and the Borrower as designated in writing from time to time to the Lenders by the Administrative Agent (the “Settlement Service”). At any time when the Administrative Agent elects, in its sole discretion, to implement such Settlement Service, each such assignment shall be effected by the assigning Lender and proposed Assignee pursuant to the procedures then in effect under the Settlement Service, which procedures shall be subject to the prior written approval of the Borrower and shall be consistent with the other provisions of this Section 13.4.

Each assigning Lender and proposed Assignee shall comply with the requirements of the Settlement Service in connection with effecting any assignment of Loans and Commitments pursuant to the Settlement Service. Assignments and assumptions of Loans, and Commitments shall be effected by the provisions otherwise set forth herein until the Administrative Agent notifies Lenders of the Settlement Service as set forth herein. The Borrower may withdraw its consent to the use of the Settlement Service at any time upon notice to the Administrative Agent, and thereafter assignments and assumptions of the Loans, and Commitments shall be effected by the provisions otherwise set forth herein.
For the avoidance of doubt, none of the Holdings, the Borrower, the Sponsors or any of their respective affiliates shall be required under this Section 13.4 to make any representation as to such entity’s possession of “material non-public information” or similar information in connection with any purchase or sale of Term Loans.
13.5.    No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Borrower or any other Loan Party and the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Loan Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender would otherwise have. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender to any other or further action in any circumstances without notice or demand.
13.6.    Payments Pro Rata.
(a)    Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, the Administrative Agent shall distribute such payment to the Lenders entitled thereto (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata (or in accordance with Section 11.4, as applicable) based upon their respective shares, if any, of the Obligations with respect to which such payment was received.
(b)    Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Fees or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Loan Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such

Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
(c)    Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.6(a) and (b) shall be subject to the express provisions of this Agreement which (i) require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders and (ii) permit disproportionate payments with respect to the Loans as, and to the extent, expressly provided herein.
(d)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (i) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent, each Issuing Lender, Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (ii) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
13.7.    Acknowledgement Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support,” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions in this Section 13.7 applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States), in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
13.8.    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.
(a)    THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY OTHER PARTY HERETO OR ANY RELATED PARTY THEREOF IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN), IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER, HOLDINGS OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(b)    EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) IN ANY COURT REFERRED TO IN CLAUSE (A) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN), THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY BUT EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
(d)    IN ADDITION TO THE FOREGOING, EACH NON-U.S. LOAN PARTY HEREBY IRREVOCABLY APPOINTS THE BORROWER (THE “PROCESS AGENT”) WITH AN OFFICE ON THE ~~CLOSING~~AMENDMENT NO. 2 EFFECTIVE DATE AT 2000-2100 SEAPORT BLVD., REDWOOD CITY, CA 94063, AS ITS AGENT TO RECEIVE ON BEHALF OF SUCH NON-U.S. LOAN PARTY AND ITS PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO SUCH NON-U.S. LOAN PARTY IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT’S ABOVE ADDRESS, AND SUCH NON-U.S. LOAN PARTY HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. EACH NON-U.S. LOAN PARTY COVENANTS AND AGREES THAT IT SHALL TAKE ANY AND ALL REASONABLE ACTION, INCLUDING THE EXECUTION AND FILING OF ANY AND ALL DOCUMENTS, THAT MAY BE NECESSARY TO CONTINUE THE DESIGNATION OF THE PROCESS AGENT ABOVE IN FULL FORCE AND EFFECT, AND TO CAUSE THE PROCESS AGENT TO CONTINUE TO ACT AS SUCH.
13.9.    Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent. Delivery of an executed counterpart by facsimile or electronic transmission shall be as effective as delivery of an original executed counterpart. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include any electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record, and deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar State laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.
13.10.    Effectiveness. This Agreement became effective on the Closing Date.

13.11.    Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
13.12.    Amendment or Waiver; etc.
(a)    Subject to Section 2.11(g) and this Section 13.12, neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by the respective Loan Parties party hereto or thereto and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions), and Subsidiaries of Holdings may be released from, the Guarantee and the Security Documents without the consent of the Required Lenders or all of the Lenders, as set forth below, in accordance with the provisions hereof and thereof that otherwise permit such release) (with a copy of all amendments provided to the Administrative Agent) (other than with respect to any amendment, change, waiver, discharge or termination contemplated in clauses (i) through (v) in the first proviso below and clauses (1) through (7) in the second proviso which shall only require the consent of the Lenders, Administrative or Collateral Agent, as applicable, specified therein); provided that no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender adversely affected thereby (other than, except with respect to following clause (i), a Defaulting Lender) (i)(x) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Maturity Date or (y) reduce the rate or extend the time of payment of interest, premium or Fees thereon or of any scheduled repayment of the Term Loans (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce (or forgive) the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 1.5(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)) or of any scheduled repayment of the Term Loans, (ii) release all or substantially all of the Collateral or value of the Guarantees under all the Security Documents or this Agreement, respectively, (iii) amend, modify or waive the pro rata requirement provisions of Section 13.6 and any provision of this Section 13.12(a) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Term Loans and the Revolving Loan Commitments on the Closing Date), (iv) reduce the “majority” voting threshold specified in the definition of “Required Lenders” (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Closing Date) or (v) amend or modify the currency in which any Commitment, Loan or Note is denominated; provided further that no such amendment, change, waiver, discharge or termination shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment or a mandatory repayment of Loans shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (2) without the consent of each Issuing Lender, amend, modify or waive any provision of Section 3 or alter its rights or obligations with respect to Letters of Credit, (3) without the consent of the Swingline Lender, alter the Swingline Lender’s rights or obligations with respect to Swingline Loans, (4) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of the Administrative Agent, (5) without the consent of Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (6) reduce the percentage contained in the definition of the term “Required Revolving Lenders” without the prior written consent of each Lender under the applicable Revolving Facility or (7) amend, modify or waive this Agreement or the Security Documents so as to alter the ratable treatment of Obligations arising under the Loan Documents and Obligations arising under Swap Agreements or the definition of “Specified Swap Agreement,” “Qualified Counterparty,” “Swap Agreement,” “Obligations,” or “Secured Obligations” (as defined in any applicable Security Document) in each case in a manner adverse to any Qualified Counterparty with Obligations then outstanding without the written consent of any such Qualified Counterparty.
(b)    Notwithstanding the provisions of Section 13.12(a), only the consent of the (x) Required Revolving Lenders shall be necessary to (i) amend, waive or modify the terms and provisions of Section 9.1 and the first sentence of Section 11.2(b) (and related definitions as used in such Sections, but not as used in other Sections of this Agreement) and no such amendment, waiver or modification of any such terms or provisions (and related definitions as used in such Sections, but not as used in other Sections of this Agreement) shall be permitted without the consent of the Required Revolving Lenders, (ii) amend, modify or waive any condition precedent set forth in Section 7.2 with respect to the making of Revolving Loans, Swingline Loans or the issuance of Letters of Credit or (iii) except for any amendment, waiver or modification that would require the consent of each Revolving Lender adversely affected thereby pursuant to the first proviso of Section 13.12(a), amend, modify or waive any provision of this Agreement that solely affects the Revolving Lenders in respect of any Revolving Facility, including the final scheduled maturity, interest, Fees, prepayment penalties and voting in respect of the Revolving Facility and (y) Required Term Lenders shall be necessary to, except for any amendment, waiver or modification that would require the consent of each Term Lender adversely affected thereby pursuant to the first proviso of Section 13.12(a), amend, modify or waive any provision of this Agreement that solely affects the Term Lenders in respect of any Term Facility, including the final scheduled maturity, interest, Fees, prepayment penalties and voting in respect of the Term Facility.
(c)    Notwithstanding the provisions of Section 13.12(a) (other than clause (1) of the second proviso in Section 13.12(a)), this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement or to increase the amount of the existing facilities under this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof, (ii) to permit any such additional credit facility that is a term loan facility or any such increase in the Term Facility to share ratably in prepayments with the Term Loans, (iii) to permit any such additional credit facility that is a revolving loan facility or any such increase in the Revolving Facility to share ratably in prepayments with the Revolving Facility and (iv) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
(d)    Notwithstanding the provisions of Section 13.12(a), this Agreement and the other Loan Documents may be amended in connection with any Permitted Amendment pursuant to a Loan Modification Offer in accordance with Section 2.16 (and the Administrative Agent and the Borrower may effect such amendments to this Agreement, any intercreditor agreement that is an Acceptable Intercreditor Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the terms of such Permitted Amendment).
(e)    Notwithstanding the provisions of Section 13.12(a) (other than clause (1) of the second proviso in Section 13.12(a)), this Agreement and the other Loan Documents may be amended or amended and restated as contemplated by Section 2.15 in connection with any Incremental Amendment and any related increase in or new Commitments or Loans, with the consent of the Borrower, the Administrative Agent (in its respective capacities as both administrative agent and collateral agent) and the Incremental Term Lenders or Incremental Revolving Lenders (as applicable) providing such increased or new Commitments or Loans (in each case, such consent not to be unreasonably withheld or delayed). If any Incremental Term Loans or Incremental Revolving Lenders are intended to have rights to share in the Collateral (either on a pari passu basis or on a second lien, subordinated basis to the Obligations), then the Administrative Agent may enter into an Acceptable Intercreditor Agreement (or amend, supplement or modify any existing Acceptable Intercreditor Agreement) as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the terms of any such Incremental Term Loans or Incremental Revolving Loan Commitments.
(f)    Notwithstanding the provisions of Section 13.12(a), this Agreement and the other Loan Documents may be amended or amended and restated as contemplated by Section 2.18 in connection with any Refinancing Amendment and the Lenders providing the Other Term Loans and Other Revolving Loans. In addition, the Administrative Agent may enter into an Acceptable Intercreditor Agreement (or amend, supplement or modify and existing Acceptable Intercreditor Agreement) as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the terms of any Other Term Loans and Other Revolving Loan.
(g)    [Reserved].
(h)    Notwithstanding anything to the contrary contained in this Section 13.12, (x) Guarantor Joinder Agreements, Security Documents (including any Additional Security Documents) and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and such documents and this Agreement may be amended, supplemented and waived with the consent of the Administrative Agent and the Borrower without the need to obtain the consent of any other Person if such amendment, supplement or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such Security Document or other document to be consistent with this Agreement and the other Loan Documents and (y) if (A), the Administrative Agent and any Loan Party shall have jointly identified an ambiguity, inconsistency, obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents (other than the Security Documents) then the Administrative Agent and the Loan Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents or (B) the Borrower and the Administrative Agent have agreed to add any terms or conditions for the benefit of the Lenders (or any Class thereof), then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents.
(i)    Notwithstanding the provisions of Section 13.12(a), the Administrative Agent may amend an intercreditor agreement (or enter into a replacement thereof), Additional Security Documents or replacement Security Documents (including a collateral trust agreement) in connection with the incurrence of (i) any Indebtedness permitted under Section 2.15 or 9.2 to provide that a Senior Representative acting on behalf of the holders of such Indebtedness shall become a party thereto and shall have rights to share in the Collateral on a pari passu basis with the Obligations and (ii) any Indebtedness permitted under Section 2.15 or 9.2 to provide that a Senior Representative acting on behalf of the holders of such Indebtedness shall become a party thereto and shall have rights to share in the Collateral on a second lien, subordinated basis to the Obligations and the obligations in respect of any Indebtedness described in clause (a) above; provided that no such Additional Security Document or replacement

Security Document (including any collateral trust agreement) shall adversely affect the priority of the security interests securing the Obligations or otherwise materially and adversely affect the interests of the Secured Parties.
(j)    Notwithstanding anything to the contrary in this Section 13.12:
(i)    In connection with any determination as to whether the requisite Lenders have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, any Term Lender (other than (x) any Lender that is a Regulated Bank and (y) any Revolving Lender) or any of Affiliate of such Lender with which such Lender is acting in concert (other than Affiliates that (I) make independent investment decisions, (II) have customary information screens in place (that apply to the Borrower), and (III) have investment policies that are not directed by, and whose investment decisions are not influenced by, the holder or a common Affiliate acting in concert with the holder) that, as a result of such Lender’s or any of its Affiliates’ interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position that is at least 5% short with respect to any Term Loans (each, a “Net Short Lender”) shall, unless the Borrower otherwise elects (in its sole discretion), have no right to vote any of its Term Loans and shall be deemed to have voted its interest as a Lender in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders.
(ii)    In connection with any such determination, each Term Lender (other than any Lender that is a Regulated Bank and any Revolving Lender) that votes in connection with any such amendment or waiver, otherwise acts on any such matter or makes such a direction shall be deemed to have represented and warranted to the Borrower and the Administrative Agent that it is not a Net Short Lender, in each case, unless such Lender shall have notified the Borrower and the Administrative Agent prior to taking such action that it constitutes a Net Short Lender (it being understood and agreed that the Borrower and the Administrative Agent shall be entitled to rely on each such representation and deemed representation). The Administrative Agent (and its sub-agents) shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, any other Lender’s compliance with the provisions hereof relating to Net Short Lenders. Without limiting the generality of the foregoing, the Administrative Agent (and its sub-agents), in such capacity and not in its capacity as a Lender, if applicable, shall not be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Assignee or Participant is a Net Short Lender.
(iii)    For purposes of determining whether a Term Lender (other than any Lender that is a Regulated Bank and any Revolving Lender) has a “net short position” on any date of determination: (A) derivative contracts with respect to the Term Loans and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in Dollars, (B) notional amounts in other currencies shall be converted to the Dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (C) derivative contracts in respect of an index that includes any of the Borrower or any other Loan Party or any instrument issued or guaranteed by the Borrower or any other Loan Party shall not be deemed to create a short position with respect to the Term Loans, so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Borrower and the other Loan Parties and any instrument issued or guaranteed by any of the Borrower or any other Loan Party, collectively, shall represent less than 15% of the components of such index, (D) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Term Loans if such Lender is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Term Loans are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the Term Loans would be a “Deliverable Obligation” under the terms of such derivative transaction, or (z) any of the Borrower or any other Loan Party (or its successor) is designated as a “Reference Entity” under the terms of such derivative transactions, and (E) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to the Term Loans if such transactions are functionally equivalent to a transaction that offers the Lender protection in respect of the Term Loans, or as to the credit quality of any of the Borrower or any other Loan Party other than, in each case, as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Borrower and the other Loan Parties and any instrument issued or guaranteed by any of the Borrower or any other Loan Party, collectively, shall represent less than 15% of the components of such index.
13.13.    Survival. All indemnities set forth herein including, without limitation, in Sections 2.11, 2.12, 3.6, 5.5, 12.6 and 13.1 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.
13.14.    Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 2.11, 2.12, 3.6 or 5.5 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes in any applicable law, treaty, government rule, regulation, guideline or order, or in the official interpretation thereof, after the date of the respective transfer).
13.15.    Register. The Borrower hereby designates the Administrative Agent to serve as its non-fiduciary agent (and such agency being solely to the extent required for tax purposes), solely for purposes of this Section 13.15, to maintain a register (the “Register”) on which it will record from time to time the name and address of each Lender and each Issuing Lender, the Commitments, the principal amounts (and related interest amounts) of the Loans, L/C Obligations and any other obligations under the Loan Documents, and the amounts of stated interest due thereon, owing to each Lender and each Issuing Lender pursuant the terms hereof and any Note. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Loans, L/C Obligations or other obligations under the Loan Documents. With respect to any Lender or Issuing Lender, the transfer of the Commitments of such Lender or Issuing Lender and the rights to the principal of, and interest on, any Loans, L/C Obligations and any other obligations under the Loan Documents owing to such Lender or Issuing Lender shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans, L/C Obligations and other obligations under the Loan Documents shall remain owing to the transferor. The registration of assignment or transfer of all or part of any

Commitments, Loans, L/C Obligations or other obligations under the Loan Documents shall be recorded by the Administrative Agent on the Register upon and only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption pursuant to Section 13.4. The entries in the Register shall be conclusive (absent manifest error) and upon such acceptance and recordation, the assignee specified therein shall be treated as a Lender or Issuing Lender for all purposes of this Agreement, notwithstanding any notice to the contrary. The Register shall be available for inspection by the Borrower, as to entries pertaining to it, and any Lender or Issuing Lender, at any reasonable time and from time to time upon reasonable prior written notice. Coincident with the delivery of such an Assignment and Assumption to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assignee or transferee Lender at the request of any such Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15 to the same extent that the Administrative Agent is otherwise indemnified pursuant to Section 13.1 or Section 12.6.
13.16.    Confidentiality.
(a)    Subject to the provisions of clause (b) of this Section 13.16, each Lender, each Issuing Lender, Swingline Lender, the Administrative Agent and the Collateral Agent (each, a “Lender Party”) agrees that it will not disclose without the prior consent of Holdings (other than to its employees, auditors, advisors, agents, representatives or counsel or to another Lender Party if such Lender Party or such Lender Party’s holding or parent company or other affiliate (other than affiliates that are engaged primarily as private equity investors (other than a limited number of senior employees who are required, in accordance with industry regulations or the Lender Party’s internal policies and procedures, to act in a supervisory capacity and the Lender Party’s internal legal, compliance, risk management, credit and investment committee members)) in its sole discretion determines that any such party should have access to such information; provided that such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender Party) any information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Loan Document; provided that any Lender Party may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Lender Party, (ii) upon the request or demand of any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender Party or to the Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process, (iv) to the Administrative Agent or the Collateral Agent, (v) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 13.16 or substantially similar terms, (vi) to any prospective or actual transferee or Participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender; provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 13.16 or substantially similar terms (it being understood that the list of Disqualified Lenders may be disclosed to any prospective or actual transferee or Participant, in reliance on this clause (vi)), (vii) to any rating agency when required by it or the CUSIP Service Bureau or any similar agency in connection with the issuance or monitoring of CUSIP numbers or other market identifiers with respect to the credit provided hereunder; provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to Loan Parties received by it from the Administrative Agent or any Lender, (viii) in connection with the exercise of any remedies hereunder or under any other Loan Document, (ix) to market data collectors, similar services providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents and (x) to the extent such information becomes available to any Lender Party, or any Affiliates or any Related Persons of such Lender Parties, on a non-confidential basis from a source other than the Borrower or its Affiliates, other than by virtue of a breach of any confidentiality obligation owed by such Person to the Borrower or its Affiliates.
(b)    Each of Holdings and the Borrower hereby acknowledges and agrees that each Lender Party may share with any of its affiliates, and such affiliates may share with such Lender Party, any information related to Holdings or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of Holdings and its Subsidiaries); provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender Party.
(c)    Each Lender Party acknowledges that (i) the information with respect to Holdings or any of its Subsidiaries furnished pursuant to this Agreement or any other Loan Document may include material non-public information concerning Holdings or any of its Subsidiaries, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable law, including United States federal and state securities laws.
13.17.    Patriot Act(a)    . Each Lender subject to the Patriot Act hereby notifies Holdings and the Borrower that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Holdings, the Borrower and the other Loan Parties and other information that will allow such Lender to identify Holdings, the Borrower and the other Loan Parties in accordance with the Patriot Act.
13.18.    Interest Rate Limitation(a)    . Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
13.19.    Judgment Currency.
(a)    The Loan Parties’ obligations hereunder and under the other Loan Documents to make payments in the respective Available Currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such Lender under this Agreement or the other Loan Documents. If for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the applicable Alternate Currency Equivalent or the Dollar Equivalent thereof, as the case may be, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day on which the judgment is given (such day being hereinafter referred to as the “Judgment Currency Conversion Date”).
(b)    If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.
(c)    For purposes of determining the Dollar Equivalent or the applicable Alternate Currency Equivalent or any other rate of exchange for this Section 13.19, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.
13.20.    Luxembourg Matters. In this Agreement as far as it relates to a Luxembourg Guarantor, a reference to (i) a winding-up, administration or dissolution, administration or reorganization, composition includes, without limitation, bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de faillite), moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), (ii) receiver, administrative receiver, administrator includes any commissaire, juge-commissaire, curateur, liquidateur or similar officer, (iii) a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements), (iv) a security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention and any type of real security or agreement or arrangement having a similar effect and any transfer of title by way of security, (v) by-laws or constitutional documents includes its up-to-date (restated) articles of association (statuts coordonnés) and (vi) a director or a manager includes a gérant or an administrateur.
13.21.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such

Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
13.22.    Electronic Execution. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Notices of Borrowing, Notices of Conversion/Continuation, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
13.23.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Joint Lead Arrangers and the Lenders are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers and the Lenders, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Joint Lead Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Joint Lead Arrangers nor any Lender has any obligation to any Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Joint Lead Arrangers, the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent, the Joint Lead Arrangers nor any Lender has any obligation to disclose any of such interests to any Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Joint Lead Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
13.24.    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
13.25.    Integration. This Agreement, the other Loan Documents, the provisions of the Commitment and Engagement Letter that, by its terms, survive the execution of the Loan Documents and the Fee Letter represent the agreement of the parties hereto and thereto with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any such parties relative to subject matter hereof and thereof not expressly set forth or referred to herein, therein or in the other Loan Documents. It is expressly agreed and confirmed that the provisions of the Engagement Letter that, by its terms, survive the execution of the Loan Documents and the Fee Letter shall survive the execution and delivery of the Loan Documents, the occurrence of the Closing Date and shall continue in effect thereafter in accordance with their terms.
13.26.    Financing Statement Authorization. The Collateral Agent is hereby authorized to file one or more financing statements (including fixture filings), continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by each Guarantor, without the signature of any Guarantor, and naming any Guarantor or the Guarantors as debtors and the Collateral Agent as secured party. Each Guarantor authorizes the Collateral Agent to use the collateral description “all assets,” “all personal property, whether now existing or hereafter acquired,” “all of the debtor’s assets, whether now owned or hereafter acquired” or words of similar effect in any such financing statements filed or other filings for the purpose of perfecting, confirming, continuing, enforcing or protecting any security interest granted by such Guarantor under any Loan Document.
13.27.    Co-Borrowers.
(a)    Without limiting their obligations as Guarantors, Holdings may, in its sole discretion, in accordance with the provisions of this Section 13.27, designate one or more of its direct or indirect Wholly Owned Restricted Subsidiaries organized in the United States (or another jurisdiction reasonably acceptable to the Administrative Agent and the Revolving Lenders) to join this Agreement as co-borrowers under any Facility (each such Wholly Owned Restricted Subsidiary, a “Co-Borrower”) hereunder and under all other Loan Documents, jointly and severally liable with respect to all Obligations as primary obligors and not merely as sureties.
(b)    In order to so designate a Co-Borrower, Holdings shall, upon not less than 10 Business Days’ notice from Holdings to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), request that any such Wholly Owned Restricted Subsidiary (an “Applicant Borrower”) become a Co-Borrower to receive, or become obligated with respect to, Loans under the applicable Facility by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each applicable Lender) a duly executed notice and agreement in substantially the form of Exhibit P (a “Co-Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming a Co-Borrower hereunder, (i) the obligations with respect to such Applicant Borrower becoming a Co-Borrower set forth in Section 8.8 and this Section 13.27 shall have been satisfied and (ii) for any Applicant Borrower, the Administrative Agent and the applicable Lenders shall have received (x) not more than 5 Business Days after Holdings’ initial notice required above, the documentation and other information that are required by regulatory authorities under applicable “know-your-customer” rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation and (y) such supporting resolutions, incumbency certificates, opinions of counsel, Security Documents and other documents or information, in form and substance reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Required Revolving Lenders (in the case of a Revolving Facility) or the Required Term Lenders (in the case of a Term Facility) in their reasonable discretion, and Notes signed by such new Co-Borrower to the extent any Lenders so require (the requirements set forth in the foregoing clauses (i) and (ii), the “Co-Borrower Requirements”). If the Co-Borrower Requirements are met, the Administrative Agent shall send a notice in substantially the form of Exhibit Q (a “Co-Borrower Notice”) to Holdings and the applicable Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Co-Borrower for purposes hereof, whereupon each of the applicable Lenders agrees to permit such Co-Borrower to receive, or become obligated with respect to, Loans under the applicable Facility, on the terms and conditions set forth herein, and each of the parties agrees that such Co-Borrower otherwise shall be a Borrower for all purposes of this Agreement (and the term “Borrower” shall be deemed to include such Co-Borrower unless the context otherwise requires); provided that no Notice of Borrowing or Letter of Credit Request may be submitted by or on behalf of such Co-Borrower until the date five (5) Business Days after such effective date unless the Administrative Agent otherwise consents.
(c)    The Obligations of the Borrower and each Co-Borrower shall be joint and several in nature. Each Subsidiary that becomes a Co-Borrower pursuant to this Section 13.27 hereby irrevocably appoints the Borrower as its agent for all purposes relevant to this Agreement, each of the other Loan Documents and all other documents and electronic platforms entered into in connection herewith, including (i) the giving and receipt of notices and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by the Borrower and all Co-Borrowers, or by the Borrower or each Co-Borrower acting singly, shall be valid and effective if given or taken only by the Borrower, whether or not any such other Co-Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Borrower in accordance with the terms of this Agreement shall be deemed to have been delivered to each Co-Borrower.
(d)    A Co-Borrower may elect to terminate its eligibility to request Borrowings and to cease to be a Co-Borrower hereunder upon the occurrence of, and such resignation shall effective upon, such resigning Co-Borrower having delivered to the Administrative Agent a notice of resignation in form and substance reasonably satisfactory to the Administrative Agent upon not less than 15 Business Days’ notice (or such shorter period as may be agreed by the Administrative Agent in its sole discretion); provided, however, that (i) there are no outstanding Loans payable by such Co-Borrower, or other amounts payable by such Co-Borrower on account of any Loans made to it, as of the effective date of such termination and (ii) unless such Person is also released as a Guarantor in accordance with the terms of this Agreement, such resignation shall not, to the extent applicable, have any impact on such Person’s obligations as a Subsidiary Guarantor and such obligations, to the extent applicable, shall continue to be effective in accordance with this Agreement and the other provisions and undertakings hereunder related thereto. The Administrative Agent will promptly notify the Lenders of any such termination of a Co-Borrower’s status.
(e)    Any Lender may, with notice to the Administrative Agent and Holdings, fulfill its Commitment hereunder in respect of any Loans requested to be made by such Lender to a Co-Borrower not organized under the laws of the United States or any State thereof, by causing an Affiliate or branch of such Lender to act for such Lender to make such Loans to such Co-Borrower in the place and stead of such Lender; provided that in no event shall the Lender’s exercise of such option increase the costs or expenses or otherwise increase or change the obligations of the Borrower or the Co-Borrowers under this Agreement.
(f)    Holdings may not designate a Co-Borrower in any jurisdiction (other than the United States, any state thereof or the District of Columbia) in which any Lender under the applicable Facility is not legally permitted to make Loans or other credit extensions.
(g)    To the extent any Co-Borrower is designated hereunder, notwithstanding anything to the contrary in this Agreement, Holdings and the Administrative Agent shall be permitted to make such amendments to this Agreement and the other Loan Documents (without the consent of any Lender or any other party) as they reasonably deem necessary in order to effectuate the inclusion of such Co-Borrower.
13.28.    [Reserved].
13.29.    Luxembourg Matters. Without prejudice to the generality of any provision of this Agreement, in this Agreement, where it relates to a Luxembourg entity, a reference to:
(a)    a winding-up, administration, reorganization, insolvency or dissolution includes, without limitation, bankruptcy (faillite), judicial liquidation (liquidation judiciaire), composition with creditors (concordat préventif de la faillite), moratorium or suspension of payments (sursis de paiement), controlled management (gestion contrôlée);
(b)    a receiver, administrative receiver, administrator or similar officer includes, without limitation, a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur;
(c)    a person being unable to pay its debts includes that person being in a state of cessation de paiements;
(d)    by-laws or constitutional documents includes its up-to-date (restated) articles of association (statuts coordonnés); and
(e)    a director or a manager includes an administrateur and a gérant.
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